As filed with the Securities and Exchange Commission on July 20, 2020

No. 333-239684

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FORUM ENERGY TECHNOLOGIES, INC.*

(Exact name of registrant as specified in its charter)

Delaware	3533	61-1488595
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10344 Sam Houston Park Drive, Suite 300

Houston, Texas 77064

(713) 351-7900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John C. Ivascu

Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Forum Energy Technologies, Inc.

10344 Sam Houston Park Drive, Suite 300

Houston, Texas 77064

(713) 351-7900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Julian J. Seiguer, P.C. Bryan D Flannery Kirkland & Ellis LLP 609 Main St. Suite 4700 Houston, Texas 77002 (713) 836-3600	Tull R. Florey Gibson, Dunn & Crutcher LLP 811 Main Street Suite 3000 Houston, Texas 77002 (346) 718-6600

Approximate date of commencement of proposed sale to the public: The exchange will occur as soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

*	Includes certain subsidiaries of Forum Energy Technologies, Inc. identified on the following page

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
9.00% Convertible Senior Secured Notes due 2025	$376,335,877	$100%	$376,335,877	$48,849(4)
Common stock, par value $0.01 par value	(2)	(2)	(2)	(2)
Guarantees	(3)	(3)	(3)	(3)

(1)   Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee. The price per $1,000 original principal amount of the 9.00% Convertible Senior Secured Notes due 2025 is based on the principal amount of the currently outstanding 6.250% Senior Notes due 2021 as of July 2, 2020. Includes $48,191,877 principal amount of such notes that represents the maximum amount of notes that may be issued as payment-in-kind interest under the terms of the notes through maturity.

(2)   There is being registered hereunder the offer and sale of an indeterminate number of shares of common stock that may be issued upon conversion of a portion of the 9.00% Convertible Senior Secured Notes covered by this registration statement. One preferred purchase right will attach to and trade with each common share. These rights are also covered by this registration statement and the value attributed to them, if any, is reflected in the market price of the common shares. No additional consideration shall be received for the common stock upon conversion of the securities and therefore no additional registration fee is required pursuant to Rule 457(i) under the Securities Act. Pursuant to Rule 416 under the Securities Act, the number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or other similar event.

(3)   No separate consideration will be received for the guarantees, and no separate fee is payable pursuant to Rule 457(n) under the Securities Act.

(4)   Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact name of additional registrant as specified in its charter*	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification
FET Holdings, LLC	Delaware	45-4081088
Forum Energy Services, Inc.	Delaware	90-0778250
Forum Global Holdings, LLC	Delaware	47-1635417
Forum Global Tubing LLC	Delaware	98-0534978
Forum Global Tubing LP	Delaware	98-0534974
Forum International Holdings, Inc.	Delaware	03-0585021
Forum Us, Inc.	Delaware	26-3748750
Global Flow Technologies, Inc.	Delaware	56-2520657
Global Tubing, LLC	Delaware	20-8937890
Houston Global Heat Transfer LLC	Delaware	81-4999345
Z Explorations, Inc.	Delaware	93-0450795
Z Resources, Inc.	Delaware	93-0789523
Zy-Tech Global Industries, Inc.	Delaware	93-0919913

* Except for Global Flow Technologies, Inc., Z Explorations, Inc., Z Resources, Inc. and Zy-Tech Global Industries, Inc., the address for the principal executive office of each registrant is 10344 Sam Houston Park Drive, Suite 300 Houston, Texas 77064 and the telephone number for each registrant’s principal executive office is (713) 351-7900. The address for the principal executive office of each of Global Flow Technologies, Inc., Z Explorations, Inc., Z Resources, Inc. and Zy-Tech Global Industries, Inc. is 12735 Dairy Ashford, Stafford, Texas 77477 and the telephone number for each of these entities is (281) 637-2000.

, 2020

Dear Forum Noteholder:

Forum Energy Technologies, Inc. (“Forum,” “we,” or the “Company”) has developed a restructuring plan that we believe offers the best path for the future of our company. As a key component of this plan, we are making an offer to you to exchange the 6.250% Senior Notes due 2021 (the “Old Notes”) that you own for our newly issued 9.00% Convertible Senior Secured Notes due 2025 (the “New Notes”).

We are soliciting your support for our exchange offer, which will allow Forum to restructure out of bankruptcy court.

In conjunction with our exchange offer, we are soliciting your consent to certain proposed amendments to the indenture governing the Old Notes. The exchange offer and consent solicitation are described in detail in the enclosed preliminary prospectus, which we encourage you to read fully.

Pursuant and subject to the terms of an Exchange and Support Agreement, by and among us and certain holders of Old Notes that hold in aggregate approximately 66.14% of the outstanding principal amount thereof, all Old Notes held by such parties will be tendered in the exchange offer. As these holders represent a majority of the Old Notes outstanding, we expect that the amendment to the indenture governing the Old Notes will receive the required consents.

The Exchange Offer

We are offering $1,000 principal amount of New Notes for each $1,000 principal amount of Old Notes that you own and to pay you in cash for all accrued but unpaid interest on your Old Notes to, but not including, the settlement date of the exchange offer, if you tender your Old Notes at or prior to July 31, 2020.

In addition to the consideration above, we are also offering you an additional payment if you decide to tender your Old Notes at or prior to July 31, 2020. For the collective benefit of holders of Old Notes who tender at or prior to that time, we will pay an aggregate cash payment in the amount of $3,500,000, to be paid on a pro rata basis based on the amount of Old Notes tendered by each holder.

For the exchange offer to be successful, we need to satisfy several conditions, including receiving the tenders (which are not validly withdrawn) from approximately 95% of the outstanding principal amount of Old Notes.

Restructuring

We believe that there are advantages to restructuring our indebtedness out-of-court. We believe that the successful consummation of our exchange offer out-of-court would, among other things:

•	enable us to continue operating our business without the negative impact that a bankruptcy could have on our relationships with our customers, suppliers, employees and others; and

•	allow us to complete our restructuring in less time, with less expenses than any in-court alternatives.

If we have to resort to bankruptcy relief, among other things, we expect that your ability to recover all or a portion of your investment would likely be diminished to a greater degree than if our exchange offer is completed.

Deadline for Participating

THE DEADLINE FOR PARTICIPATING IN THE EXCHANGE OFFER IS JULY 31, 2020 unless extended or earlier terminated. Tenders of Old Notes in the exchange offer may be validly withdrawn at any time prior to the expiration of the exchange offer, unless extended, but will thereafter be irrevocable. In order to allow sufficient time for processing, you must contact your broker, dealer, bank, trust company or other nominee significantly in advance of that date and request them to tender your Old Notes in the Exchange Offer.

None of the Company, the dealer managers, the trustees with respect to the Old Notes and the New Notes, the information and exchange agent or any affiliate of any of them makes any recommendation as to whether you should participate in the exchange offer, and no one has been authorized by any of them to make such a recommendation. You must make your own decision as to whether you tender Old Notes and, if so, the principal amount of the Old Notes to tender.

We urge you to carefully read the accompanying prospectus in its entirety, including the discussion of risks, uncertainties and other issues that you should consider with respect to the exchange offer described in the section entitled “Risk Factors.”

THE EXCHANGE OFFER AND THE CONSENT SOLICITATION ARE CONDITIONED UPON THE VALID TENDER OF OLD NOTES (WHICH ARE NOT VALIDLY WITHDRAWN) IN AN AGGREGATE PRINCIPAL AMOUNT OF AT LEAST 95% OF THE AGGREGATE PRINCIPAL AMOUNT OUTSTANDING OF SUCH OLD NOTES. Holders of Old Notes may not tender Old Notes in the exchange offer without delivering the related consents to the indenture amendments, and holders of Old Notes may not deliver consents without tendering the related Old Notes. The exchange offer and consent solicitation may be amended, extended or terminated by Forum at its sole option.

Questions

If you have any questions or need any assistance in connection with the exchange offer, please contact D.F. King & Co., Inc., the Exchange Agent and Solicitation and Information Agent, at (866) 864-7961.

We are respectfully requesting your consideration and thank you in advance for your support of this important transaction.

Sincerely,

C. Christopher Gaut
President, Chief Executive Officer and Chairman of the Board

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

Subject to Completion, Dated July 20, 2020

PROSPECTUS

Forum Energy Technologies, Inc.

Offer to Exchange any and all of its 6.250% Senior Notes due 2021 for

New 9.00% Convertible Senior Secured Notes due 2025

and

Solicitation of Consents in respect of the Indenture governing the Old Notes

THE EXCHANGE OFFER (AS DEFINED BELOW) AND CONSENT SOLICITATION (AS DEFINED BELOW) WILL EXPIRE IMMEDIATELY AFTER 11:59 P.M., NEW YORK CITY TIME, ON JULY 31, 2020 UNLESS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION TIME”). TO BE ELIGIBLE TO RECEIVE THE TOTAL EXCHANGE CONSIDERATION (AS DEFINED BELOW), INCLUDING THE CONSENT PAYMENT AS DESCRIBED BELOW, HOLDERS MUST TENDER AND NOT VALIDLY WITHDRAW THEIR OLD NOTES (AS DEFINED BELOW) AT OR PRIOR TO IMMEDIATELY AFTER 11:59 P.M., NEW YORK CITY TIME, ON JULY 31, 2020 (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “CONSENT TIME”). TO BE ELIGIBLE TO RECEIVE THE EARLY PARTICIPATION PAYMENT (AS DEFINED BELOW), HOLDERS MUST TENDER AND NOT VALIDLY WITHDRAW THEIR OLD NOTES AT OR PRIOR TO IMMEDIATELY AFTER 11:59 P.M., NEW YORK CITY TIME, ON JULY 31, 2020 (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “EARLY TENDER TIME”). TENDERED OLD NOTES MAY BE VALIDLY WITHDRAWN PRIOR TO THE EXPIRATION TIME (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “WITHDRAWAL DEADLINE”) BUT NOT THEREAFTER, SUBJECT TO LIMITED EXCEPTIONS, UNLESS SUCH TIME IS EXTENDED BY US AT OUR SOLE DISCRETION.

IF WE ARE UNABLE TO COMPLETE THE EXCHANGE OFFER AND CONSENT SOLICITATION, AND TO EXTEND THE UPCOMING MATURITIES OF OUR DEBT OBLIGATIONS, WE WILL CONSIDER OTHER RESTRUCTURING ALTERNATIVES AVAILABLE TO US AT THAT TIME. THOSE ALTERNATIVES MAY INCLUDE SEEKING ASSET DISPOSITIONS, ENTERING INTO JOINT VENTURES, ISSUING ADDITIONAL DEBT, AND OBTAINING RELIEF UNDER THE U.S. BANKRUPTCY CODE, ALL OF WHICH INVOLVE UNCERTAINTIES, POTENTIAL DELAYS, SIGNIFICANT COSTS, AND OTHER RISKS. EVEN IF WE ARE SUCCESSFUL WITH THE EXCHANGE OFFER, AVOIDANCE OF AN IN-COURT RESTRUCTURING UNDER THE U.S. BANKRUPTCY CODE IN THE FUTURE IS NOT GUARANTEED AND WE EXPECT TO CONTINUE TO RESTRUCTURE OUR REMAINING OBLIGATIONS AND WILL LIKELY ATTEMPT TO UNDERTAKE OTHER FINANCING AND REFINANCING ALTERNATIVES, THE SUCCESS OF WHICH CANNOT BE PREDICTED AT THIS TIME.

IF YOU ELECT NOT TO PARTICIPATE IN THE EXCHANGE OFFER AND FORUM SUBSEQUENTLY FILES FOR BANKRUPTCY, YOUR RECOVERY WITH RESPECT TO ANY OLD NOTES THAT REMAIN OUTSTANDING MAY BE DIMINISHED SIGNIFICANTLY, AS THE OLD NOTES WILL RANK JUNIOR TO ALL OF THE NEW NOTES AND OUR OTHER SECURED DEBT TO THE EXTENT OF THE VALUE OF THE COLLATERAL SECURING SUCH DEBT.

Forum Energy Technologies, Inc. (“Forum,” “we,” “our,” “us,” the “Issuer” or the “Company”) is offering to all holders (each a “Holder” and together, the “Holders”) of its 6.250% Senior Notes due 2021 (the “Old Notes”), upon the terms and subject to the conditions set forth in this Prospectus, to exchange (the “Exchange Offer”) their Old Notes for newly issued 9.00% Convertible Senior Secured Notes due 2025 (the “New Notes”).

		Per $1,000 Principal Amount of Old Notes Tendered(1)
CUSIP Number or ISIN	Principal Amount of Old Notes Outstanding	Consent Payment	Exchange Consideration	Aggregate Early Participation Payment(2)
34984V AB6; US34984VAB62	$328,144,000	$50 principal amount of New Notes	$950 principal amount of New Notes	$3,500,000

(1)     Excludes accrued and unpaid interest, which will be paid in addition to the Exchange Consideration.

(2)     For the benefit of Holders of Old Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Time, on a pro rata basis based on the principal amount of Old Notes so tendered.

The New Notes will have the terms as described in “Description of the New Notes.” The New Notes and the related guarantees will be secured by (i) a second-priority security interest in the ABL Priority Collateral (as defined in “Description of the New Notes”), which will consist of the assets described in the definition of ABL Priority Collateral set forth in “Description of the New Notes—Certain Definitions” and (ii) a first-priority security interest in the Notes Priority Collateral and Notes Separate Collateral (each as defined in “Description of the New Notes”), which will consist of the assets described in “Description of the New Notes—Security.” All Old Notes remaining outstanding following the completion of the Exchange Offer will be effectively subordinated to all New Notes issued in the Exchange Offer to the extent of the value of the assets securing the New Notes.

On the Settlement Date (as defined below), the New Notes will be guaranteed, jointly and severally, by each subsidiary of the Company that is a guarantor under the Old Notes Indenture (as defined below) and our Third Amended and Restated Credit Agreement, dated October 30, 2017, by and among Forum, Forum Canada ULC, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto (the “Credit Agreement”).

The New Notes will mature on August 4, 2025, provided, that if more than $16.5 million of Old Notes remain outstanding as of June 30, 2021, the New Notes will mature on June 30, 2021. Interest on the New Notes will be payable semi-annually in arrears on each October 1 and April 1, beginning on October 1, 2020. Interest on the New Notes will accrue from (and including) the Settlement Date. At the election of the Issuer, interest may be paid (i) by paying 9.00% per annum entirely in cash (“Cash Interest”) or (ii) by paying 6.25% per annum in cash and 2.75% per annum by increasing the principal amount of the outstanding New Notes or by issuing additional New Notes (“PIK Interest”), as further described in “Description of the New Notes.”

Holders who validly tender (and do not validly withdraw) their Old Notes at or prior to the Consent Time will be eligible to receive $1,000 principal amount of New Notes for each $1,000 principal amount of Old Notes tendered for exchange (the “Total Exchange Consideration”), which includes additional consideration in the amount of $50 in principal amount of New Notes per $1,000 principal amount of Old Notes tendered for exchange (the “Consent Payment”). Holders tendering Old Notes after the Consent Time and prior to the Expiration Time will not be eligible to receive the Consent Payment and will only receive $950 principal amount of New Notes for each $1,000 principal amount of Old Notes tendered for exchange (the “Exchange Consideration” and, together with the Total Exchange Consideration, the “Settlement Consideration”). Subject to the conditions described herein, the Issuer will pay an aggregate cash payment in the amount of $3,500,000 (the “Aggregate Early Participation Payment”) for the benefit of Holders of Old Notes who validly tender (and do not validly withdraw) their Old Notes at or prior to the Early Tender Time, on a pro rata basis based on the principal amount of Old Notes so tendered. Each Holder’s pro rata portion of the Aggregate Early Participation Payment is hereinafter referred to as the “Early Participation Payment.” Holders who tender their Old Notes at or prior to the Early Tender Time will be eligible to receive the Early Participation Payment in addition to the applicable Settlement Consideration. Holders must tender their Old Notes at or prior to the Early Tender Time in order to be eligible to receive the Early Participation Payment.

In addition, payment of accrued and unpaid interest on the Old Notes accepted for exchange will be made in cash on the settlement date, which will occur promptly after the Expiration Time (such date, the “Settlement Date”). We currently expect the Settlement Date to be August 4, 2020.

In conjunction with the Exchange Offer, we are soliciting consents (the “Consent Solicitation”) from Holders of Old Notes (“Consents”) to certain proposed amendments to the indenture governing the Old Notes, dated as of October 2, 2013 (the “Old Notes Indenture”), by and among the Issuer, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Old Notes Trustee”), to eliminate substantially all of the restrictive covenants and certain of the default provisions contained in the Old Notes Indenture (the “Proposed Amendments”). We must receive Consents by Holders representing a majority of the outstanding principal amount of the Old Notes to adopt the Proposed Amendments (the “Requisite Consents”). Any Old Notes owned by the Issuer or any of its affiliates will be disregarded in determining whether Holders of the required principal amount of Old Notes have consented to the Proposed Amendments. If the Requisite Consents are delivered, we, the guarantors and the Old Notes Trustee will enter into a supplemental indenture (the

“Supplemental Indenture”) to give effect to the Proposed Amendments; provided, however, that the Proposed Amendments will not become operative until the Settlement Date. Holders of Old Notes may not tender Old Notes in the Exchange Offer without delivering the related Consents, and Holders of Old Notes may not deliver Consents without tendering the related Old Notes. See “Proposed Amendments.”

The Exchange Offer and the Consent Solicitation are conditioned upon the valid tender of Old Notes (which are not validly withdrawn) in an aggregate principal amount constituting at least 95% of the aggregate principal amount outstanding of such Old Notes (the “Minimum Tender Condition”).

Pursuant to the terms of an Exchange and Support Agreement, dated as of July 6, 2020, by and among the Issuer and certain Holders that hold in aggregate approximately 66.14% of the outstanding principal amount of Old Notes (collectively, the “Supporting Parties,” and such agreement, the “Exchange and Support Agreement”), the Supporting Parties have agreed, subject to the terms and conditions set forth therein, to tender (and not withdraw) at or prior to the Early Tender Time all Old Notes held by the Supporting Parties in the Exchange Offer and to deliver Consents in respect of all such Old Notes. Pursuant to the Exchange and Support Agreement, subject to certain exceptions, the Issuer has agreed to not waive any conditions to the Exchange Offer and Consent Solicitation without the consent of the Supporting Parties. As the Supporting Parties represent a majority of the Old Notes, the Issuer expects to receive the Requisite Consents in the Consent Solicitation.

If the Exchange Offer is consummated, we have agreed to pay a fee (the “Soliciting Broker Fee”) equal to $2.50 for each $1,000 principal amount of Old Notes that are validly tendered and accepted for exchange pursuant to the Exchange Offer to soliciting retail brokers that are appropriately designated by their clients to receive this fee. See “General Terms of the Exchange Offer and Consent Solicitation—Soliciting Broker Fees.”

Validly tendered Old Notes may not be withdrawn subsequent to the Withdrawal Deadline, subject to limited exceptions. If, after the Withdrawal Deadline, the Issuer (i) reduces the principal amount of Old Notes subject to the Exchange Offer, (ii) reduces the Aggregate Early Participation Payment, the Total Exchange Consideration or the Exchange Consideration for the Old Notes, or (iii) is otherwise required by law to permit withdrawals, then previously tendered Old Notes may be validly withdrawn within a reasonable period under the circumstances after the date that notice of such reduction or permitted withdrawal is first published or given or sent to holders of the Old Notes by the Issuer.

The Issuer will issue up to $328,144,000 in aggregate principal amount of New Notes in the Exchange Offer and Consent Solicitation. The Issuer will issue the New Notes in denominations of integral multiples of $1.00. Holders who tender less than all of their Old Notes must continue to hold Old Notes in the minimum authorized denomination of $2,000 principal amount.

See “General Terms of the Exchange Offer and Consent Solicitation” and “Acceptance of Notes; Accrual of Interest.”

We reserve the right, subject to applicable law, to amend or extend the Exchange Offer and the Consent Solicitation at any time or to amend or modify the Minimum Tender Condition, the Aggregate Early Participation Payment, the Total Exchange Consideration or the Exchange Consideration or any other terms applicable to the Old Notes. The Exchange Offer and the Consent Solicitation are subject to the satisfaction or waiver of certain conditions set forth in this Prospectus. Subject to applicable law, the Issuer may terminate the Exchange Offer and the Consent Solicitation if any of the conditions described under “Conditions of the Exchange Offer” are not satisfied or waived by the Expiration Time.

None of the Issuer, the Dealer Managers (as defined below), the Information and Exchange Agent (as defined below), the Old Notes Trustee, U.S. Bank National Association, as trustee for the New Notes (the “New

Notes Trustee”) or the collateral agent for the New Notes or any affiliate of any of them makes any recommendation as to whether any holder of Old Notes should tender or refrain from tendering all or any portion of the principal amount of such holder’s Old Notes for New Notes in the Exchange Offer. No one has been authorized by any of them to make such a recommendation. You must make your own decision whether to tender Old Notes in the Exchange Offer and, if so, the amount of Old Notes as to which such action is to be taken.

The Exchange Offer cannot be consummated until the registration statement of which this Prospectus forms a part is declared effective.

If we are unable to complete the Exchange Offer and Consent Solicitation and to extend the upcoming maturities of our debt obligations, we will consider other restructuring alternatives available to us at that time. Those alternatives may include seeking asset dispositions, entering into joint ventures, issuing additional debt and obtaining relief under the U.S. Bankruptcy Code, all of which involve uncertainties, potential delays, significant costs and other risks. Even if we are successful with the Exchange Offer, avoidance of an in-court restructuring under the U.S. Bankruptcy Code in the future is not guaranteed and we expect to continue to restructure our remaining obligations and will likely attempt to undertake other financing and refinancing alternatives, the success of which cannot be predicted at this time.

If you elect not to participate in the Exchange Offer and Forum subsequently files for bankruptcy, your recovery with respect to any Old Notes that remain outstanding may be diminished, as the Old Notes will rank junior to all of the New Notes and our other secured debt to the extent of the value of the collateral securing such debt.

Neither we nor the Dealer Managers have authorized any other person to provide you with different or additional information other than information that is contained in this Prospectus, and we take no responsibility for, and can provide no assurances as to the reliability of, any different or additional information any other person may give you. We are not making an offer to exchange these securities in any jurisdiction where the exchange, offer or sale is not permitted. You should assume that the information in this Prospectus is accurate as of the date appearing on the front cover of this Prospectus only, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since that date, including as a result of the continued impact of the novel strain of the coronavirus identified in late 2019.

This Prospectus is part of a registration statement that we have filed with the SEC. Before making any decision on the Exchange Offer and Consent Solicitation, you should read this Prospectus and any prospectus supplement, together with the documents incorporated by reference in this Prospectus, any prospectus supplement, the registration statement, the exhibits thereto and the additional information described in the section “Where You Can Find More Information.”

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

You should carefully consider the risks set forth under “Risk Factors” beginning on page 21 of this Prospectus before you decide whether to participate in the Exchange Offer.

Sole Lead Dealer Manager and Solicitation Agent

BofA Securities

Co-Dealer Managers

Wells Fargo Securities	Citigroup	J.P. Morgan

The date of this Prospectus is             , 2020.

IMPORTANT DATES

Please take note of the following important dates and times in connection with the Exchange Offer and the Consent Solicitation. We reserve the right to extend any of these dates.

Date	Calendar Date	Event

Launch Date	July 6, 2020.	Commencement of the Exchange Offer and the Consent Solicitation.

Consent Time	Immediately after 11:59 p.m., New York City time, on July 31, 2020.	The deadline for Holders to validly tender (and not validly withdraw) their Old Notes in order to be eligible to receive the Total Exchange Consideration, including the Consent Payment.

Early Tender Time	Immediately after 11:59 p.m., New York City time, on July 31, 2020.	The deadline for Holders to validly tender (and not validly withdraw) their Old Notes in order to be eligible to receive the Early Participation Payment in addition to the applicable Settlement Consideration.

Withdrawal Deadline	Immediately after 11:59 p.m., New York City time, on July 31, 2020.	The deadline for Holders who validly tender their Old Notes to validly withdraw tenders of their Old Notes. A valid withdrawal of tendered Old Notes will constitute the concurrent valid revocation of such Holder’s related Consent.

Expiration Time	Immediately after 11:59 p.m., New York City time, on July 31, 2020.	The deadline for Holders to validly tender (and not validly withdraw) their Old Notes in order to be eligible to receive the Exchange Consideration.

Settlement Date	Promptly after the Expiration Time. We currently expect the Settlement Date to be August 4, 2020.	The date on which the Aggregate Early Participation Payment and the Settlement Consideration, as applicable, will be paid to Holders in exchange for Old Notes validly tendered (and not validly withdrawn) in the Exchange Offer at or prior to the Expiration Time.

i

IMPORTANT INFORMATION

This Prospectus does not constitute an offer to participate in the Exchange Offer to any person in any jurisdiction where it is unlawful to make such an offer or solicitations. The Exchange Offer is being made on the basis of this Prospectus and is subject to the terms described herein and those that may be set forth in any amendment or supplement thereto or incorporated by reference herein. Any decision to participate in the Exchange Offer should be based on the information contained in this Prospectus or any amendment or supplement thereto or specifically incorporated by reference herein. In making an investment decision or decisions, prospective investors must rely on their own examination of us and the terms of the Exchange Offer and the securities being offered and the terms of the amendments being sought, including the merits and risks involved. Prospective investors should not construe anything in this Prospectus as legal, business or tax advice. Each prospective investor should consult its advisors as needed to make its investment decision and to determine whether it is legally permitted to participate in the Exchange Offer under applicable legal investment or similar laws or regulations.

Each prospective investor must comply with all applicable laws and regulations in force in any jurisdiction in which it participates in the Exchange Offer or possesses or distributes this Prospectus and must obtain any consent, approval or permission required by it for participation in the Exchange Offer under the laws and regulations in force in any jurisdiction to which it is subject, and neither we nor any of our respective representatives shall have any responsibility therefor.

For prospective investors in Canada, prior to the distribution of this Prospectus, we distributed to certain Holders of Old Notes an Eligibility Letter confirming that each such Holder is an “accredited investor,” as that term is defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and a permitted client, as that term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Only Holders who have completed and returned an Eligibility Letter, available from the Information and Exchange Agent, may receive and review this Prospectus or participate in the Exchange Offer. Prospective investors in Canada should carefully read the information set forth under “Procedures for Tendering Notes and Delivering Consents—Notice to Canadian Holders.”

No action with respect to the Exchange Offer has been or will be taken in any jurisdiction (except the United States) that would permit a public offering of the offered securities, or the possession, circulation or distribution of this Prospectus or any material relating to the Company or the offered securities where action for that purpose is required. Accordingly, the Old Notes and New Notes, as applicable, may not be offered, sold or exchanged, directly or indirectly, and neither this Prospectus nor any other offering material or advertisement in connection with the Exchange Offer may be distributed or published, in or from any such jurisdiction, except in compliance with any applicable rules or regulations of any such jurisdiction.

This Prospectus contains summaries believed to be accurate with respect to certain documents, but reference is made to the actual documents for complete information. All of those summaries are qualified in their entirety by this reference. Copies of documents referred to herein will be made available to prospective investors upon request to us at the address and telephone number set forth under “Where You Can Find More Information and Incorporation by Reference.”

This Prospectus incorporates important business and financial information about the Company that is not included in or delivered with this document. This information is available without charge to security holders upon written or oral request to the Company, which may be made in writing or by phone to the following address or telephone number: 10344 Sam Houston Park Drive, Houston, TX 77064, Suite 300, Tel. (281) 949-2500, Attention: Legal Department. To obtain timely delivery of such information, security holders must request such information no later than July 24, 2020.

FORWARD-LOOKING STATEMENTS

Statements included in this Prospectus, including the information we incorporate by reference, regarding future financial performance, capital sources and results of operations and other statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are those concerning our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, and objectives of management. When used in this Prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Forward-looking statements may include, but are not limited to, statements about the following subjects:

•	the impact of the COVID-19 pandemic and its effect on our business and financial condition;

•	our business strategy;

•	our cash flows and liquidity;

•	the volatility and impact of changes in oil and natural gas prices;

•	the availability of raw materials and specialized equipment;

•	our ability to accurately predict customer demand;

•	customer order cancellations or deferrals;

•	competition in the oil and natural gas industry;

•	governmental regulation and taxation of the oil and natural gas industry, including the application of tariffs by governmental authorities;

•	environmental liabilities;

•	political, social and economic issues affecting the countries in which we do business;

•	changes in relative activities of U.S. and international operations;

•	our ability to deliver our backlog in a timely fashion;

•	our ability to implement new technologies and services;

•	the availability and terms of capital;

•	general economic conditions;

•	our ability to successfully manage our growth, including risks and uncertainties associated with integrating and retaining key employees of the businesses we acquire;

•	the benefits of our acquisitions;

•	the availability of key management personnel;

•	the availability of skilled and qualified labor;

•	operating hazards inherent in our industry;

•	the continued influence of our largest shareholder;

•	the ability to establish and maintain effective internal control over financial reporting;

•	financial strategy, budget, projections and operating results;

•	uncertainty regarding our future operating results; and

•	plans, objectives, expectations and intentions contained in this Prospectus that are not historical.

Such statements are subject to numerous risks, uncertainties and assumptions that are beyond our ability to control, including, but not limited to, the risks and uncertainties described under “Risk Factors” below, in our most recent annual report on Form 10-K, in our quarterly report on Form 10-Q for the three months ended March 31, 2020 and all quarterly reports on Form 10-Q filed subsequently hereto. Forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Undue reliance should not be placed on these forward-looking statements, which are applicable only as of the date hereof. We undertake no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date hereof or to reflect the occurrence of unanticipated events, unless required by law.

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER

The following are some of the questions you may have as a holder of the Old Notes and the answers to those questions. You should refer to the more detailed information set forth in this Prospectus for more complete information about us and the Exchange Offer.

Q:	Who is making the Exchange Offer?

A:	Forum Energy Technologies, Inc., the issuer of the Old Notes, is making the Exchange Offer.

Q:	Why are we making the Exchange Offer?

A:

We are making the Exchange Offer in order to refinance outstanding indebtedness, add equity and pay-in-kind interest components, provide collateral security to certain unsecured debt obligations, modify the restrictive covenants in the Old Notes and make other changes in such terms. We believe that refinancing our outstanding indebtedness will promote our long-term financial viability.

We continue to assess strategic alternatives to address our capital structure and the upcoming maturities of our debt obligations. If we are not successful in our efforts to restructure our debt obligations, including because the response to the Exchange Offer is too limited, or if we are otherwise unable to extend the maturities of our debt obligations, we may consider seeking relief under the U.S. Bankruptcy Code. Even if the Exchange Offer is successful, avoidance of an in-court restructuring under the U.S. Bankruptcy Code in the future is not guaranteed. We expect to continue to restructure our remaining obligations and will likely attempt to undertake other financing and refinancing alternatives, the success of which cannot be predicted at this time.

Q:	What will happen to the Company if the Exchange Offer is not completed?

A:

If we are unable to complete the Exchange Offer and Consent Solicitation and to extend the upcoming maturities of our debt obligations, we will consider other restructuring alternatives available to us at that time. Those alternatives may include seeking asset dispositions, entering into joint ventures, issuing additional debt and obtaining relief under the U.S. Bankruptcy Code, all of which involve uncertainties, potential delays, significant costs and other risks. For a more complete description of potential bankruptcy relief and the risks relating to our failure to complete the Exchange Offer, see “Risk Factors—Risks to Holders of Old Notes Not Tendered for Exchange—A long and protracted restructuring could cause us to lose key management employees and otherwise adversely affect our business.”

Q:	What will happen to the Old Notes if the Company files for bankruptcy?

A:

Your recovery with respect to any Old Notes that remain outstanding may be diminished in the event of a bankruptcy, as the Old Notes will be effectively junior to the New Notes and our other secured debt to the extent of the collateral securing the New Notes and such debt.

Q:	Why are we pursuing an out-of-court restructuring rather than an in-court restructuring?

A:

An out-of-court restructuring through the Exchange Offer and an in-court restructuring pursuant to the U.S. Bankruptcy Code provide alternative means of restructuring our liabilities and seeking to achieve the survival and long-term viability of our business. We believe that there are advantages to restructuring our indebtedness out-of-court. We believe that the successful consummation of the Exchange Offer out-of-court would, among other things:

•	enable us to continue operating our business without the negative impact that a bankruptcy could have on our relationships with our customers, suppliers, employees and others; and

•	allow us to complete our restructuring in less time, with potentially significantly less expenses than any in-court alternatives.

If we have to resort to bankruptcy relief, among other things, we expect that the ability of Holders of Old Notes to recover all or a portion of their investment would likely be diminished to a greater degree than if the Exchange Offer is completed.

Q:	When will the Exchange Offer expire?

A:

The Exchange Offer will expire immediately after 11:59 p.m., New York City time, on July 31, 2020, unless extended or earlier terminated at our sole discretion. If the Exchange Offer is extended, we will announce any extensions by press release or other permitted means no later than 9:00 a.m., New York City time, on the business day after the scheduled expiration of the Exchange Offer.

Q:	What will you receive in the Exchange Offer if you tender your Old Notes at or prior to the Consent Time and they are accepted?

A:

Subject to the conditions set forth in this Prospectus, for each $1,000 principal amount of Old Notes that we accept for exchange, you will receive $1,000 principal amount of New Notes, which includes the Consent Payment.

Q:	What will you receive in the Exchange Offer if you tender your Old Notes prior to the Early Tender Time and they are accepted?

A:

Subject to the conditions set forth in this Prospectus, Holders who validly tender (and do not validly withdraw) their Old Notes prior to the Early Tender Time will be eligible to receive the Early Participation Payment in addition to the applicable Settlement Consideration.

Q:	What will you receive in the Exchange Offer if you tender your Old Notes after the Consent Time and prior to the Expiration Time and they are accepted?

A:

Subject to the conditions set forth in this Prospectus, for each $1,000 principal amount of Old Notes that we accept for exchange, you will receive only $950 principal amount of New Notes and no Consent Payment.

Q:	When are the New Notes convertible into shares of common stock of the Company?

A:	The New Notes will be convertible, subject to the Conversion Cap (as defined below), upon certain events described under “Description of the New Notes—Conversion Rights.”

Q:	What percentage of the ownership of the Company will Holders receive or be entitled to if the Exchange Offer is completed?

A:

Subject to certain conditions, the holders of New Notes will initially be able to convert their New Notes into a maximum amount of 111,111,105 shares of our common stock, or 49.9% of our common stock outstanding on a fully diluted basis (subject to increase if PIK Interest is paid), which amount will be limited by the Conversion Cap prior to obtaining the Required Stockholder Approval (as defined below).

Q:	If the Exchange Offer is consummated but you do not tender your Old Notes, how will your rights be affected?

A:

Holders of Old Notes that remain outstanding following the consummation of the Exchange Offer will be effectively subordinated to the secured indebtedness represented by the New Notes and all existing secured indebtedness of Forum and the Guarantors (as defined in “Description of the New Notes”), in each case, to the extent of the value of the collateral securing such obligations.

To the extent that any Old Notes remain outstanding after completion of the Exchange Offer, any existing trading market for the remaining Old Notes may become further limited. The reduced outstanding principal amount may make the trading prices of the remaining Old Notes more volatile.

If the Requisite Consents are received and the Proposed Amendments become operative, such Old Notes that are not exchanged pursuant to the Exchange Offer will be subject to the Old Notes Indenture as modified by the Supplemental Indenture and will no longer have the benefit of substantially all restrictive covenants and certain events of default currently applicable to the Old Notes and certain other provisions currently contained in the Old Notes Indenture.

As the Supporting Parties represent a majority of the Old Notes, the Issuer expects to receive the Requisite Consents in the Consent Solicitation.

For a description of the consequences of failing to tender your Old Notes pursuant to the Exchange Offer, see “Risk Factors—Risks to Holders of Old Notes Not Tendered for Exchange.”

Q:	What amount of Old Notes are we seeking in the Exchange Offer?

A:	We are seeking to exchange all $328,144,000 principal amount of our outstanding Old Notes.

Q:	Will you exchange all of the Old Notes validly tendered?

A:	Yes. We will exchange all of the Old Notes validly tendered (and not validly withdrawn) pursuant to the terms of the Exchange Offer, if the Exchange Offer is consummated.

Q:	What is the minimum amount of Old Notes required to be tendered in the Exchange Offer?

A:	The Exchange Offer is conditioned upon the valid tender of Old Notes (which are not validly withdrawn) of at least 95% of the aggregate principal amount of the Old Notes outstanding.

Q:	What are the conditions to the completion of the Exchange Offer?

A:

The Exchange Offer is subject to a limited number of conditions, which we may waive in our sole discretion, subject to applicable law (except for (i) and (ii) below, which may be waived only with the consent of the Supporting Parties). Most significantly, (i) the amendment to our Credit Agreement (the “Credit Agreement Amendment”) permitting the Exchange Offer must be executed, (ii) the Minimum Tender Condition must be met, and (iii) the registration statement of which this Prospectus forms a part must be declared effective by the Securities and Exchange Commission (which may not be waived) and we must not have terminated or withdrawn the Exchange Offer, which we may do if any of the conditions to the Exchange Offer are not satisfied. If any of these conditions are not satisfied, we will not be obligated to accept and exchange any validly tendered Old Notes. Prior to the Expiration Time of the Exchange Offer, we reserve the right, subject to applicable law, to amend or extend the Exchange Offer and the Consent Solicitation at any time or to amend or modify the Minimum Tender Condition, the Aggregate Early Participation Payment, the Total Exchange Consideration or the Exchange Consideration or any other terms applicable to the Old Notes. We describe the conditions to the Exchange Offer in greater detail in the section titled “The Exchange Offer—Conditions for Completion of the Exchange Offer.” Pursuant to the Exchange and Support Agreement, subject to certain exceptions, the Issuer has agreed to not waive any conditions to the Exchange Offer and Consent Solicitation without the consent of the Supporting Parties.

Q:	Who may participate in the Exchange Offer?

A:	All Holders of the Old Notes may participate in the Exchange Offer.

Q:	Do you have to tender all of your Old Notes to participate in the Exchange Offer?

A:	No. You do not have to tender all of your Old Notes to participate in the Exchange Offer.

Q:	Will the New Notes be freely tradable?

A:

Yes. The New Notes are being simultaneously registered under the Securities Act on a registration statement of which this Prospectus forms a part. The consummation of the Exchange Offer is contingent on the Securities and Exchange Commission declaring this registration statement effective (which cannot be waived).

Q:	Will the New Notes be listed?

A:	We have not applied and do not intend to apply for listing of the New Notes on any exchange.

Q:	What risks should you consider in deciding whether to tender your Old Notes?

A:

In deciding whether to participate in the Exchange Offer, you should carefully consider the discussion of risks and uncertainties described in the section of this Prospectus titled “Risk Factors,” and the documents incorporated by reference into this Prospectus.

Q:	How do you participate in the Exchange Offer?

A:

In order to exchange Old Notes, you must tender the Old Notes through ATOP. We describe the procedures for participating in the Exchange Offer in more detail in the section titled “The Exchange Offer—Procedures for Tendering Notes and Delivering Consents.”

Q:	May you withdraw your tender of Old Notes?

A:	Yes. You may withdraw any tendered Old Notes at any time prior to the Expiration Time (the “Withdrawal Deadline”).

Q:	What happens if your Old Notes are not accepted in the Exchange Offer?

A:

If we do not accept your Old Notes for exchange for any reason, Old Notes tendered by book entry transfer into the exchange agent’s account at The Depository Trust Company will be credited to your account at DTC. Any Old Notes, otherwise tendered, but not accepted for exchange, will be promptly returned to you.

Q:	If you decide to tender your Old Notes, will you have to pay any fees or commissions to us or the Information and Exchange Agent?

A:

We will pay transfer taxes, if any, applicable to the exchange of Old Notes for New Notes issued to you pursuant to the Exchange Offer. Additionally, we will pay all other expenses related to the Exchange Offer, except any commissions or concessions of any broker or dealer.

Q:	How will you be taxed on the exchange of your Old Notes?

A:

Please see the section of this Prospectus titled “Material U.S. Federal Income Tax Considerations.” The tax consequences to you of the Exchange Offer are not entirely clear. You should consult your own tax advisor for a full understanding of the tax consequences of participating in the Exchange Offer.

Q:	Has the Board of Directors adopted a position on the Exchange Offer?

A:

Our board of directors has approved the making of the Exchange Offer. However, our board of directors does not make any recommendation as to whether you should tender Old Notes pursuant to the Exchange Offer. You must make the decision whether to tender Old Notes and, if so, how many Old Notes to tender.

Q:	How do I vote for the Proposed Amendments?

A:

If a Holder validly tenders Old Notes prior to 11:59 P.M., New York City time, on the Expiration Time, such tender will be deemed to constitute the delivery of consent to the Proposed Amendments, as a holder of Old Notes, with respect to the tendered Old Notes. See “Proposed Amendments.”

Q:	Who can you call with questions about how to tender your Old Notes?

A:

You should direct any questions regarding procedures for tendering Old Notes to D.F. King & Co., Inc., our Information and Exchange Agent. Any requests for additional copies of this prospectus or the documents incorporated by reference in this Prospectus should be directed to us. The address and telephone number for our Information and Exchange Agent is included on the back cover of this Prospectus.

SUMMARY

Except as otherwise indicated or where the context otherwise requires, in this Prospectus, “Forum,” the “Issuer,” the “Company,” “we,” “us” and “our” refer to Forum Energy Technologies, Inc. and its consolidated subsidiaries. This summary highlights selected information contained elsewhere in this Prospectus or incorporated by reference into this Prospectus.

This summary does not contain all of the information that you should consider before exchanging any of your 6.250% Senior Notes due 2021 (the “Old Notes”) for newly issued 9.00% Convertible Senior Secured Notes due 2025 (the “New Notes”). You should read the entire Prospectus and the incorporated documents carefully, including the section entitled “Risk Factors” in this Prospectus, before making a decision to participate in the offer to exchange your Old Notes for New Notes (the “Exchange Offer”).

BUSINESS OVERVIEW

Company Overview

We are a global oilfield products company, serving the drilling, downhole, subsea, completions, and production sectors of the oil and natural gas industry. We design, manufacture and distribute products and engage in aftermarket services, parts supply and related services that complement our product offering. Our product offering includes highly engineered capital equipment as well as products that are consumed in the drilling, well construction, production and transportation of oil and natural gas. Our engineered capital products are directed at drilling rig equipment for new rigs, upgrades and refurbishment projects, subsea construction and development projects, pressure pumping equipment, the placement of production equipment on new producing wells, and downstream capital projects.

Our executive offices are located at 10344 Sam Houston Park Drive, Suite 300, Houston, Texas 77064, and our telephone number is (281) 949-2500.

For a further discussion of our business, we urge you to read the information that is provided on EDGAR and incorporated by reference into this Prospectus. See “Where You Can Find More Information and Incorporation By Reference.”

Recent Developments

Credit Agreement Amendment

In connection with the Exchange Offer, we are entering into the Credit Agreement Amendment to permit the Exchange Offer. Among other changes, we are amending certain terms to implement an early maturity date to the extent the New Notes are subject to early maturity as a result of the relevant threshold of outstanding Old Notes, increase the applicable margin and commitment fee, reduce the maximum facility amount to $250.0 million, alter the trigger for testing of the fixed charge coverage ratio and add a cash sweep in excess of a threshold amount to be applied to repayment of any outstanding loans thereunder in exchange for our ability to incur additional secured indebtedness.

Support Agreement

On July 6, 2020, we entered into an Exchange and Support Agreement (the “Exchange and Support Agreement”) pursuant to which certain Holders that hold in aggregate approximately 66.14% of the outstanding Old Notes (collectively, the “Supporting Parties”) have agreed, subject to the terms and conditions set forth therein, to tender (and not withdraw) at or prior to the Early Tender Time all Old Notes held by the Supporting Parties in the Exchange Offer (and, accordingly, deliver Consents in respect of all such Old Notes).

The Supporting Parties’ obligations with respect to the Exchange and Support Agreement are conditioned upon our agreement not to waive or amend certain conditions to the consummation of the Exchange Offer set forth herein (including the execution of the Credit Agreement Amendment and the Minimum Tender Condition) without the prior written consent of the Supporting Parties in accordance with the terms of the Exchange and Support Agreement, subject to certain exceptions. All Old Notes held by Supporting Parties will be accepted for exchange on the same basis as all other Old Notes validly tendered (and not validly withdrawn) prior to the Expiration Time (as defined below).

As provided by the Exchange and Support Agreement, we intend to enter into an amendment (the “Rights Plan Amendment”) to the Rights Agreement pursuant to which neither the Supporting Holders nor any of their affiliates will be subject to the Rights Agreement as an Acquiring Person (as defined therein) so long as such Supporting Holder, together with its affiliates, does not become the beneficial owner of 20% or more of the shares of the Company’s outstanding common stock, calculated as set forth in the Rights Plan Amendment, or does not take action resulting in a 13D Event (as defined in the Rights Plan Amendment), as further described and subject to the terms set forth in the Rights Plan Amendment. Additionally, the Rights Plan Amendment provides that no Holder of the New Notes will be subject to the Rights Agreement as an Acquiring Person if such Holder becomes the beneficial owner of 20% or more of the shares of the Company’s outstanding common stock, but notwithstanding their beneficial ownership would otherwise be entitled to file a Schedule 13G, such Holder delivers to the Company a 13G Certification (as defined in the Rights Plan Amendment).

Current Oil Market and COVID-19

During the first half of 2020, the COVID-19 pandemic and associated actions taken around the world to mitigate the spread of the Coronavirus caused a significant decline in economic activity and oil demand. At the same time, the OPEC+ oil producing nations increased production in an effort to grow market share, which further exacerbated the imbalance between supply and demand. The combination of these shocks in both supply and demand caused a significant decline in oil prices during the first quarter of 2020 and created an extremely challenging market for all sub-sectors of the oil and natural gas industry throughout the second quarter of 2020.

In response to the low level of oil prices, the OPEC+ oil producing nations agreed to a significant cut in oil production and North American exploration and production companies significantly reduced supply by shutting in producing wells and significantly decreasing drilling and completion activities. Although oil demand and prices have increased from the lows reached at the beginning of the second quarter, they remain at levels that are uneconomic for many exploration and production companies. This has driven further declines in the global rig count and North America completions activities.

Due to the poor market conditions, exploration and production companies in North America are under pressure to reduce existing production and minimize capital and maintenance expenditures. As a result, we have experienced a material reduction in demand for many of our products and consequently, our revenue. We expect this to have a significant negative impact on demand for our products and results of operations over the next several quarters.

Activity levels in international regions, as well as global offshore and subsea activity, have also been impacted by COVID-19 related activity disruptions. However, international revenue for our drilling and subsea capital equipment offerings have not declined as sharply due to longer project timelines for international drilling customers and diversification of our subsea product line revenue outside of the oil and natural gas industry. Despite this, we anticipate that revenue for our international regions will continue to remain far below the level achieved during the last newbuild cycle due to lower oil demand and oversupply of relatively new or recently upgraded equipment.

Worldwide oil and natural gas industry demand for valves is driven by planned investments in refinery and petrochemical projects, as well as the construction of additional pipeline capacity. As such, revenue for our Valve Solutions product line has also been affected by lower energy prices, but to a lesser extent compared to our other product lines. The impacts of COVID-19 on the global economy have also negatively impacted demand for our valves products. In addition, revenue for our Valve Solutions product line has been under pressure due to our distribution customers’ increased focus on decreasing the amount of valves in their inventories in order to generate positive free cash flow.

In response to the decline in demand for our products and reductions in revenue, we have implemented several cost reduction actions, including lowering headcount, reducing salaries for executive officers and the broader workforce, suspension of the Company’s matching contribution to the U.S. and Canada defined contribution plans, furloughs for select employee groups and closing certain facilities.

Our manufacturing facilities and business operations have not experienced work stoppages due to COVID-19 or resulting government regulations. However, certain of our key suppliers, including for our valves and coiled tubing product offerings, are located in China which has adversely impacted our supply chain.

Risk Factors

Participating in the Exchange Offer involves substantial risk and uncertainties. See “Risk Factors” for a discussion of the factors you should consider before participating in the Exchange Offer.

SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

The summary below describes the principal terms of the Exchange Offer. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete understanding of the terms and conditions of the Exchange Offer and Consent Solicitation you should read this entire Prospectus.

Exchange Offer

We are offering to all holders (each a “Holder” and together, the “Holders”) of Old Notes to exchange New Notes for validly tendered Old Notes.

For a description of the terms of the New Notes, see “Description of the New Notes.”

Consideration

Holders who tender their Old Notes at or prior to immediately after 11:59 p.m., New York City time, on July 31, 2020 (such date and time, as the same may be extended, the “Consent Time”) will be eligible to receive $1,000 principal amount of New Notes for each $1,000 principal amount of Old Notes tendered for exchange (the “Total Exchange Consideration”), which includes additional consideration in the amount of $50 in principal amount of New Notes per $1,000 principal amount of Old Notes tendered for exchange (the “Consent Payment”). Holders tendering Old Notes after the Consent Time and at or prior to the Expiration Time will not be eligible to receive the Consent Payment and will only receive $950 principal amount of New Notes for each $1,000 principal amount of Old Notes tendered for exchange (the “Exchange Consideration” and, together with the Total Exchange Consideration, the “Settlement Consideration”).

In addition, Holders who validly tender (and do not validly withdraw) their Old Notes prior to the Early Tender Time will be eligible to receive the Early Participation Payment in addition to the applicable Settlement Consideration.

Consent Solicitation	In conjunction with the Exchange Offer, we are also soliciting consents (the “Consent Solicitation”) from Holders of Old Notes (“Consents”) to adopt certain proposed amendments that would eliminate substantially all of the restrictive covenants and certain of the default provisions (the “Proposed Amendments”) contained in the indenture governing the Old Notes, dated as of October 2, 2013 (the “Old Notes Indenture”). By tendering your Old Notes you will be deemed to have consented to the Proposed Amendments.

We must receive Consents by Holders representing a majority of the outstanding principal amount of Old Notes to adopt the Proposed Amendments (the “Requisite Consents”). Any Old Notes owned by the Issuer or any of its affiliates will be disregarded in determining whether Holders of the required principal amount of Old Notes have consented to the Proposed Amendments.

If the Requisite Consents are received on or prior to the Consent Time, we intend to execute the Supplemental Indenture promptly thereafter; provided, however, that the Proposed Amendments will not become operative until the Settlement Date (as defined below). If the Proposed Amendments become operative, Old Notes that are not tendered or are not accepted for exchange will remain outstanding but will be subject to the Old Notes Indenture as modified by the Supplemental Indenture. See “Proposed Amendments.”

As the Supporting Parties represent a majority of the Old Notes, the Issuer expects to receive the Requisite Consents in the Consent Solicitation.

Holders may not tender their Old Notes without delivering the related Consents, and Holders of Old Notes may not deliver Consents without tendering the related Old Notes.

Aggregate Early Participation Payment	Subject to the conditions described herein, the Issuer will pay an aggregate cash payment in the amount of $3,500,000 (the “Aggregate Early Participation Payment”) for the benefit of Holders of Old Notes who validly tender (and do not validly withdraw) their Old Notes at or prior to the Early Tender Time, on a pro rata basis based on the principal amount of Old Notes so tendered. Each Holder’s pro rata portion of the Aggregate Early Participation Payment is hereinafter referred to as the “Early Participation Payment.” Holders who tender their Old Notes at or prior to the Early Tender Time will be eligible to receive the Early Participation Payment in addition to the applicable Settlement Consideration. Holders must tender their Old Notes at or prior to the Early Tender Time in order to be eligible to receive the Early Participation Payment.

Denominations	The Issuer will issue up to $328,144,000 in aggregate principal amount of New Notes in this Exchange Offer and Consent Solicitation. The Issuer will issue the New Notes in denominations of integral multiples of $1.00. Holders who tender less than all of their Old Notes must continue to hold Old Notes in the minimum authorized denomination of $2,000 principal amount.

Consent Time	To receive the Total Exchange Consideration, Holders must validly tender (and not validly withdraw) their Old Notes at or prior to the Consent Time, unless extended. We may extend the Consent Time or the Early Tender Time without extending the other.

Early Tender Time	To receive the Early Participation Payment, Holders must validly tender (and not validly withdraw) their Old Notes at or prior to immediately after 11:59 p.m., New York City time, on July 31, 2020, unless extended (such date and time, as the same may be extended, the “Early Tender Time”). We may extend the Early Tender Time or the Consent Time without extending the other.

Expiration Time	The Exchange Offer will expire immediately after 11:59 p.m., New York City time, on July 31, 2020, unless extended or earlier terminated (such date and time, as the same may be extended, the “Expiration Time”).

Settlement Date	Subject to the terms and conditions of the Exchange Offer, the settlement date will occur promptly after the Expiration Time and is currently expected to occur on or about August 4, 2020 (the “Settlement Date”).

Accrued and Unpaid Interest	Holders whose Old Notes are accepted for exchange will also receive payment of accrued and unpaid interest in cash from the last interest payment date for the Old Notes to, but not including, the Settlement Date.

Conditions to Exchange Offer and Consent Solicitation

The consummation of the Exchange Offer and the Consent Solicitation is subject to the satisfaction or waiver of a number of conditions described under “Conditions of the Exchange Offer and Consent Solicitation.”

Subject to applicable law, the Issuer also has the right to waive any condition precedent to the Exchange Offer at its sole and absolute discretion.

Procedure for Tenders	If a Holder wishes to participate in the Exchange Offer, and such Holder’s Old Notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, such Holder must instruct such custodial entity (pursuant to the procedures of the custodial entity) to tender the Old Notes on such Holder’s behalf. Custodial entities that are participants in the Depository Trust Company (“DTC”) must tender Old Notes through DTC’s Automated Tender Offer Program (“ATOP”). For further information, see “Procedures for Tendering Notes and Delivering Consents.”

Withdrawal Rights	Tenders of Old Notes may be withdrawn at any time prior to the Expiration Time (such time, as the same may be extended by the Issuer from time to time at its sole discretion, the “Withdrawal Deadline”), but not thereafter, subject to limited exceptions.

Consequences of Failure to Tender

Old Notes left outstanding following the consummation of the Exchange Offer will be effectively subordinated to the secured indebtedness represented by the New Notes and all existing secured indebtedness of Forum and the Guarantors (as defined in “Description of the New Notes”), in each case, to the extent of the value of the collateral securing such obligations.

To the extent that any Old Notes remain outstanding after completion of the Exchange Offer, any existing trading market for the remaining Old Notes may become further limited. The reduced outstanding principal amount may make the trading prices of the remaining Old Notes more volatile.

If the Requisite Consents are received and the Proposed Amendments become operative, any Old Notes that are not exchanged pursuant to the Exchange Offer will be subject to the Old Notes Indenture as modified by the Supplemental Indenture and will no longer have the benefit of substantially all of the restrictive covenants and certain events of default currently applicable to the Old Notes and certain other provisions currently contained in the Old Notes Indenture.

For a description of the consequences of failing to tender your Old Notes pursuant to the Exchange Offer, see “Risk Factors—Risks to Holders of Old Notes Not Tendered for Exchange.”

Amendment; Waiver and Termination

We reserve the right, subject to applicable law, to amend or extend the Exchange Offer and the Consent Solicitation at any time or to amend or modify the Minimum Tender Condition, Aggregate Early Participation Payment, the Total Exchange Consideration, the Exchange Consideration or any other terms applicable to the Old Notes. Subject to applicable law, the Issuer may terminate the Exchange Offer and the Consent Solicitation if any of the conditions described under “Conditions of the Exchange Offer” are not satisfied or waived by the Expiration Time. In the event that the Exchange Offer is terminated or otherwise not consummated at or prior to the Settlement Date, no consideration will be paid or become payable to Holders on the Settlement Date who have validly tendered their Old Notes. In any such event, Old Notes tendered pursuant to the Exchange Offer will be promptly returned to the tendering Holders.

See “General Terms of the Exchange Offer and Consent Solicitation—Extension or Amendment.”

Exchange and Support Agreement

Pursuant to the terms of the Exchange and Support Agreement, the Supporting Parties have agreed, subject to the terms and conditions set forth therein, to tender (and not withdraw) at or prior to the Early Tender Time all Old Notes held by the Supporting Parties in the Exchange Offer (and, accordingly, Consents in respect of all such Old Notes). The Supporting Parties hold in aggregate approximately 66.14% of the outstanding principal amount of Old Notes.

The Supporting Parties’ obligations with respect to the Exchange and Support Agreement are conditioned upon our agreement not to waive or amend certain conditions to the consummation of the Exchange Offer set forth herein (including the execution of the Credit Agreement Amendment and the Minimum Tender Condition) without the prior written consent of the Supporting Parties in accordance with the terms of the Exchange and Support Agreement, subject to certain exceptions.

Soliciting Broker Fee	If the Exchange Offer is consummated, we have agreed to pay a fee (the “Soliciting Broker Fee”) equal to $2.50 for each $1,000 principal amount of Old Notes that are validly tendered and accepted for exchange pursuant to such Exchange Offer to soliciting retail brokers that are appropriately designated by their clients to receive this fee. See “General Terms of the Exchange Offer and Consent Solicitation—Soliciting Broker Fees.”

Use of Proceeds	We will not receive any cash proceeds from the Exchange Offer. The Old Notes tendered in connection with the Exchange Offer will be retired and cancelled and will not be reissued.

Taxation	For a discussion of material U.S. federal income tax consequences of the Exchange Offer and the ownership and disposition of the New Notes, see “Material U.S. Federal Income Tax Considerations.”

Lead Dealer Manager	BofA Securities, Inc. is serving as the sole lead dealer manager (the “Lead Dealer Manager”). The address and telephone numbers of the Lead Dealer Manager are listed on the back cover page of this Prospectus.

Co-Dealer Managers	Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are serving as the co-dealer managers (together with the Lead Dealer Manager, the “Dealer Managers”)

Information and Exchange Agent	D.F. King & Co., Inc. is serving as the Information Agent and Exchange Agent (the “Information and Exchange Agent”) for the Exchange Offer and Consent Solicitation. The address and telephone numbers of the Information and Exchange Agent are listed on the back-cover page of this Prospectus.

Risk Factors	See “Risk Factors” and the other information included in and incorporated by reference in this Prospectus for a discussion of factors you should carefully consider before deciding to participate in the Exchange Offer.

SUMMARY OF NEW NOTES

The summary below describes the principal terms of the New Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the New Notes” section of this Prospectus contains a more detailed description of the terms and conditions of the New Notes.

Issuer	Forum Energy Technologies, Inc.

Securities Offered	$328,144,000 aggregate principal amount of 9.00% Convertible Senior Secured Notes due 2025.

Maturity Date	August 4, 2025, provided, that if more than $16.5 million of Old Notes remain outstanding as of June 30, 2021, the New Notes will mature on June 30, 2021.

Interest	Interest on the New Notes will be payable semi-annually in arrears on each April 1 and October 1, beginning on October 1, 2020. Interest on the New Notes will accrue from (and including) the Settlement Date. At the election of the Issuer, interest may be paid (i) by paying 9.00% per annum entirely in cash (“Cash Interest”) or (ii) by paying 6.25% per annum in cash and 2.75% per annum by increasing the principal amount of the outstanding New Notes or by issuing additional New Notes (“PIK Interest”), in each case as further described in “Description of the New Notes.”

Original Issue Discount	The New Notes are expected to be issued with original issue discount (“OID”) for U.S. federal income tax purposes. In such case, in addition to the stated interest on the New Notes, a holder participating in the Exchange Offer that is subject to U.S. federal income taxation generally would be required to include the OID in gross income (as ordinary income) as it accrues on a constant yield to maturity basis for U.S. federal income tax purposes, in advance of the receipt of any cash payments attributable to such gross income and regardless of the holder’s regular method of accounting for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations” for further information.

Optional Conversion	The Applicable Percentage (as defined in “Description of the New Notes”) of (i) any New Notes called for redemption by the Issuer and (ii) all New Notes outstanding on the second trading day prior to the maturity date of the New Notes, will be convertible, at the option of each holder of such New Notes, into shares of our common stock at a conversion rate of 740.7407 shares per $1,000 principal amount of New Notes converted (equivalent to a conversion price of approximately $1.35 per share of common stock), which will be subject to customary adjustments with respect to, among other things, certain dividends and distributions, mergers and reclassifications. See “Description of the New Notes—Conversion Rights.”

Mandatory Conversion	The Applicable Percentage of all outstanding New Notes will be automatically converted into shares of our common stock at the conversion rate then in effect per $1,000 principal amount of such New Notes if the average of the Daily VWAPs of the Common Stock over any 20 consecutive Trading Day period exceeds or equals $1.50. See “Description of the New Notes—Conversion Rights.”

Applicable Percentage	An amount, expressed as a percentage, equal to (i) $150 million plus the principal amount of any PIK Interest paid in respect of the New Notes, divided by (ii) the aggregate principal amount of New Notes outstanding, subject to certain adjustments as described in the definition of “Applicable Percentage” in “Description of the New Notes.”

Conversion Cap

Prior to the approval by holders of a majority of the shares of common stock represented at a special or annual meeting of stockholders and entitled to vote on the issuance of the maximum number of shares of common stock that would be issued upon conversion of the Applicable Percentage of all outstanding New Notes (the “Required Stockholder Approval”), the amount of New Notes that may be converted into common stock shall be subject to a cap (the “Conversion Cap”) as further described in “Description of the New Notes—Certain Definitions.”

If such Required Stockholder Approval is not received by June 30, 2021, the failure to obtain such approval will result in an event of default under the New Notes. Upon such default, the New Notes will become immediately due and payable without any action by the New Notes Trustee (as defined below).

Promptly after the consummation of the Exchange Offer, the Company intends to call a special meeting of its stockholders to approve the issuance of the maximum number of shares of common stock that would be issued upon conversion of the Applicable Percentage of all outstanding New Notes.

Ranking

The New Notes will be senior secured obligations of the Company.

Accordingly, they will be:

•  pari passu in right of payment with all existing and future senior indebtedness of the Company, including all obligations under our Credit Agreement;

•  secured on a first priority basis by the Notes Priority Collateral and the Notes Separate Collateral (each as defined in the “Description of the New Notes”) and on a second priority basis by the ABL Priority Collateral (as defined in “Description of the New Notes”), in each case, subject to Permitted Liens under the indenture governing the New Notes (the “New Notes Indenture”);

•  effectively senior to all unsecured indebtedness of the Company, to the extent of the value of the collateral (after giving effect to the Liens on the ABL Priority Collateral securing our Credit Agreement and any other senior Lien on the collateral);

•  senior in right of payment to any future subordinated Indebtedness of the Company; and

•  structurally subordinated to all obligations and other liabilities of any of our non-guarantor subsidiaries.

Collateral	The New Notes and the related guarantees will be secured by (i) a first-priority security interest in the Notes Priority Collateral and the Notes Separate Collateral, which will consist of the assets described in “Description of the New Notes—Security” and (ii) a second-priority security interest in the ABL Priority Collateral, which will consist of the assets described in the definition of ABL Priority Collateral set forth in “Description of the New Notes—Certain Definitions.” The Notes Priority Collateral, together with the Notes Separate Collateral, comprises substantially all of the personal property of the Company and certain of its subsidiaries, except for the ABL Priority Collateral, and certain of the real property interests of the Company and certain of its subsidiaries.

Intercreditor Agreement	On the issue date of the New Notes, the Notes Collateral Agent, on behalf of the holders of the New Notes, will enter into an intercreditor agreement (the “Intercreditor Agreement”) with the Company, the Guarantors, and the ABL Facility Collateral Agent (as defined in “Description of the New Notes”), on behalf of the holders of the ABL Obligations (as defined in “Description of the New Notes”), which will govern the relationship between the holders of the New Notes and the holders of the ABL Obligations, with respect to collateral and certain other matters relating to the administration of security interests, exercise of remedies, certain bankruptcy-related provisions and other intercreditor matters. See “Description of the New Notes—Intercreditor Agreement.”

Guarantees

On the issue date of the New Notes, the Company’s obligations under the New Notes and the New Notes Indenture will be jointly and severally guaranteed, on a senior basis, by each of the Company’s direct and indirect Domestic Subsidiaries (as defined in “Description of the New Notes”) that guarantees any Indebtedness of the Company under the Credit Agreement. After the issue date of the New Notes, the New Notes will be unconditionally guaranteed by certain of the Company’s direct and indirect Domestic Subsidiaries other than an Excluded Subsidiary (as defined in “Description of the New Notes”). Not all of the Company’s subsidiaries will guarantee the New Notes. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Company.

As of March 31, 2020, our non-Guarantor subsidiaries accounted for approximately 27.4% of our consolidated assets and 13.6% of our consolidated liabilities. For the three months ended March 31, 2020, our non-Guarantor subsidiaries accounted for approximately 28.6% and 4.9% of our revenue and operating loss, respectively.

Optional Redemption	Subject to the rights of holders of New Notes to exercise their conversion rights, we will have the option to redeem the New Notes, in whole or in part, at any time or from time to time on or after August 4, 2022 at the redemption prices set forth in this

Prospectus under “Description of the New Notes—Optional Redemption,” together with any accrued and unpaid interest to, but not including, the date of redemption. In addition, before August 4, 2022, we may redeem the New Notes, in whole or in part, at a price equal to 100% of their principal amount, plus a make-whole premium, together with accrued and unpaid interest to, but not including, the redemption date. The Company will not be permitted to redeem any New Notes prior to obtaining the Required Stockholder Approval.

Change of Control	If a change of control event occurs and is not followed within five Business Days (as defined in the New Notes Indenture) by a ratings upgrade as described in the New Notes Indenture, we may be required to offer to purchase all New Notes at a price equal to 101% of the principal amount of New Notes plus accrued and unpaid interest to, but not including, the date of repurchase See “Description of the New Notes—Change of Control.”

Certain Covenants

The New Notes Indenture will contain covenants that, among other things, limit our ability and the ability of our subsidiaries to:

•  pay dividends on, purchase or redeem our common stock or redeem or repurchase our subordinated debt;

•  make payments of principal on certain Old Notes that are not tendered in the Exchange Offer, whether at maturity or otherwise;

•  make certain investments;

•  incur or guarantee additional indebtedness or issue certain types of equity securities;

•  create certain liens;

•  sell assets, including equity interests in our subsidiaries;

•  redeem or prepay subordinated debt;

•  restrict dividends or other payments of our subsidiaries;

•  consolidate, merge or transfer all or substantially all of our assets; and

•  engage in transactions with affiliates.

These covenants are subject to important exceptions and qualifications that are described under “Description of the New Notes” in this Prospectus.

If the New Notes achieve an investment grade rating from either Moody’s Investors Service, Inc. or Standard & Poor’s Global Ratings, and no Default or Event of Default has occurred and is then continuing, many of these covenants will be terminated.

Listing	Our common stock is traded on the New York Stock Exchange under the symbol “FET.” We do not intend to list the New Notes on any exchange.

Risk Factors	Investment in the New Notes involves risks. You should carefully consider the information under “Risk Factors” and all other information included in, or incorporated by reference into, this prospectus before investing in the New Notes.

Trustee, Paying Agent, Security Registrar and Conversion Agent	U.S. Bank National Association (the “New Notes Trustee”).

RISK FACTORS

In addition to the other information set forth and incorporated by reference in this Prospectus, including without limitation the “Risk Factors” included in our most recent annual report on Form 10-K and each quarterly report on Form 10-Q filed thereafter and prior to the Settlement Date, which are provided on EDGAR, you should carefully consider the following risk factors before deciding to participate in the Exchange Offer. If any of the risks described below or in the documents incorporated by reference actually occurs, our business, business prospects, financial condition, results of operations or cash flows could be materially adversely affected. In any such case, the value of the New Notes could decline, and you could lose all or part of your investment. The risks below and those incorporated by reference in this Prospectus are not the only ones facing us. Additional risks not currently known to us or that we currently deem immaterial may also adversely affect us. This Prospectus also contains forward-looking statements, estimates and projections that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below and in the documents incorporated by reference in this Prospectus.

Risks to Holders of Old Notes Not Tendered for Exchange

Our ability to make payments in respect of any Old Notes not tendered for exchange will be limited under the terms of the New Notes.

The New Notes Indenture will provide that we may not, and may not permit our subsidiaries to, make any payments (other than regularly scheduled interest payments) in respect of the principal amount of any outstanding Old Notes after the Settlement Date, with limited exceptions for payments made (i) in an aggregate amount after the issue date not exceeding $16.5 million, (ii) out of the proceeds of (a) debt that is unsecured or secured by liens on collateral that are junior to the liens on such collateral securing the New Notes or (b) additional New Notes, or (iii) out of the proceeds of certain concurrent equity offerings. There can be no assurance that we will be able to raise additional capital to make payments of principal on any outstanding Old Notes in compliance with the requirements of the New Notes Indenture on terms that are acceptable to us, or at all. If we are unable to raise such additional capital, and more than $16.5 million in principal amount of Old Notes remains outstanding after settlement of the Exchange Offer, we will not be permitted to repay the Old Notes in full, even if we have sufficient liquidity to make such repayment.

A long and protracted restructuring could cause us to lose key management employees and otherwise adversely affect our business.

If we fail to consummate the Exchange Offer and Consent Solicitation, any alternative we pursue, whether in or out of court, may take substantially longer to consummate than the Exchange Offer and Consent Solicitation. A protracted financial restructuring could disrupt our business and would divert the attention of our management from the operation of our business and implementation of our business plan. It is possible that such a prolonged financial restructuring or bankruptcy proceeding would cause us to lose many of our key management employees. Such losses of key management employees would likely make it difficult for us to complete a financial restructuring and may make it less likely that we will be able to continue as a viable business.

The uncertainty surrounding a prolonged financial restructuring could also have other adverse effects on us. For example, it could also adversely affect:

•	our ability to raise additional capital;

•	our ability to capitalize on business opportunities and react to competitive pressures;

•	our ability to attract and retain employees;

•	our liquidity;

•	how our business is viewed by investors, lenders, strategic partners or customers; and

•	our enterprise value.

Even if we are successful with the Exchange Offer, avoidance of an in-court restructuring under the U.S. Bankruptcy Code in the future is not guaranteed and we expect to continue to restructure our remaining obligations and will likely attempt to undertake other financing and refinancing alternatives, the success of which cannot be predicted at this time.

Claims regarding the Old Notes remaining outstanding following the completion of the Exchange Offer will be effectively subordinated to claims with respect to our secured indebtedness, including the New Notes.

The unsecured nature of the claims of the Old Notes could materially and adversely affect the value of Old Notes remaining outstanding following the completion of the Exchange Offer in the event of a bankruptcy, liquidation or insolvency of the Issuer. The New Notes will be secured by liens on the collateral (as described under “Description of the New Notes—Security”), but the Old Notes will remain unsecured. As a result, the Old Notes will be effectively subordinated to our secured indebtedness, including the New Notes as well as indebtedness under our existing Credit Agreement, in each case to the extent of the value of the collateral. In the event of our bankruptcy, liquidation or insolvency, it is possible that our unpledged assets will be insufficient to satisfy the claims of the Old Notes and our other unsecured indebtedness remaining outstanding following the completion of the Exchange Offer.

Our obligations under the New Notes will be secured by liens on the collateral. In the event we default on our outstanding debt obligations, the proceeds from certain sales of collateral will be applied first to satisfy claims made in respect of our secured indebtedness, including the New Notes. As a result, in a bankruptcy, there will be fewer assets available to satisfy our obligations under the Old Notes remaining outstanding following the completion of the Exchange Offer.

If we receive the Requisite Consents, the Old Notes Indenture as supplemented by the Supplemental Indenture will afford reduced protection to remaining Holders of Old Notes.

If the Requisite Consents are received on or prior to the Consent Time, we intend to execute the Supplemental Indenture promptly thereafter; provided, however, that the Proposed Amendments will not become operative until the Settlement Date. If the Proposed Amendments become effective and operative, certain covenants and events of default in the Old Notes Indenture will be eliminated and will afford reduced protection to Holders of Old Notes compared to the covenants and other provisions currently contained in the Old Notes Indenture. The Proposed Amendments would, among other things, eliminate the covenants relating to restricted payments, incurrence of indebtedness, asset sales, transactions with affiliates and liens.

If the Proposed Amendments are adopted, each non-exchanging holder of Old Notes will be bound by the Proposed Amendments even if that holder did not consent to the Proposed Amendments. As the Supporting Parties represent a majority of the Old Notes, the Issuer expects to receive the Requisite Consents in the Consent Solicitation. The elimination or modification of the covenants and other provisions in the Old Notes Indenture contemplated by the Proposed Amendments might adversely affect the liquidity, market price and price volatility of the Old Notes or otherwise be adverse to the interests of the Holders of the Old Notes. See “Proposed Amendments.”

Holders who fail to exchange their Old Notes may have reduced liquidity after the Exchange Offer.

If Old Notes are tendered and accepted in the Exchange Offer, the aggregate principal amount of remaining Old Notes will be reduced. This decrease could reduce the liquidity of the trading markets for the non-tendered Old Notes. We cannot assure you of the liquidity, or even the continuation, of the trading markets for the Old Notes following the Exchange Offer. Reduced liquidity could adversely affect the market price for Old Notes not tendered for exchange.

Existing ratings for the Old Notes may not be maintained after the Exchange Offer.

We cannot assure you that, as a result of the Exchange Offer, one or more rating agencies will not downgrade or negatively comment upon the ratings for the Old Notes not tendered for exchange or take action to withdraw their rating of the Old Notes. Any withdrawal, downgrade or negative comment would likely adversely affect the market price of the Old Notes.

We continuously contemplate future transactions and initiatives related to our capital structure, in light of, among other things, our substantial indebtedness and industry conditions. As a result of these transactions and initiatives, Holders of Old Notes may ultimately be in a worse position if they do not participate in the Exchange Offer.

Future transactions and initiatives that we continuously contemplate and may pursue may have significant effects on our business, capital structure, ownership, liquidity and/or results of operations. For example, we have pursued, are pursuing and may continue to pursue, from time to time, transactions and initiatives related to our capital structure. There can be no guarantee that any such transactions or initiatives would ultimately be successful or produce the desired outcome, which could ultimately affect us in a material and adverse manner. Moreover, the effects of any of these transactions or initiatives could be material and adverse to holders of our debt and could be disproportionate, and directionally different, with respect to one class or type of debt than with respect to others. As a result of these transactions and initiatives, Holders of Old Notes may ultimately be in a worse position if they do not participate in the Exchange Offer. Despite our current high debt level, we may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial debt.

We may purchase Old Notes in the future at different prices.

We may from time to time purchase any Old Notes that remain outstanding after consummation of the Exchange Offer through open market or privately negotiated transactions, one or more tender or exchange offers or otherwise, on terms that may be more or less advantageous to Holders than the terms of the Exchange Offer.

Holders who fail to exchange their Old Notes may recognize gain or loss for U.S. federal income tax purposes.

Whether the adoption of the Proposed Amendments will constitute a realization event for U.S. federal income tax purposes depends on whether such adoption is considered to result in a “significant modification” of the Old Notes. If the adoption of the Proposed Amendments results in a “significant modification” of the Old Notes, there would be a deemed exchange of the Old Notes that would result in holders who do not tender their Old Notes pursuant to the Exchange Offer recognizing gain or loss for U.S. federal income tax purposes unless that deemed exchange qualifies as a “recapitalization” for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations—Tax Consequences to Non-Exchanging Holders” for further information.

Risks Related to Participating in the Exchange Offer

The Exchange Offer and the Consent Solicitation may be cancelled, delayed or extended.

We reserve the right, subject to applicable law, to amend or extend the Exchange Offer and the Consent Solicitation at any time or to amend or modify the Minimum Tender Condition, Aggregate Early Participation Payment, the Total Exchange Consideration, the Exchange Consideration or any other terms applicable to the Old Notes. Subject to applicable law, the Issuer may terminate the Exchange Offer and the Consent Solicitation if any of the conditions described under “Conditions of the Exchange Offer” are not satisfied or waived by the Expiration Time. Even if the Exchange Offer is consummated, it may not be consummated on the schedule described in this Prospectus. Accordingly, Holders participating in the Exchange Offer may have to wait longer than expected to receive their New Notes, during which time such Holders will not be able to effect transfers or sales of their Old Notes tendered pursuant to the Exchange Offer. This could expose Holders to a risk of loss for a longer period of time, and Holders may recover less, or nothing, than if they had not participated in the Exchange Offer.

You must comply with the Exchange Offer procedures to receive New Notes.

Delivery of New Notes in exchange for Old Notes validly tendered (and not validly withdrawn) pursuant to the Exchange Offer will be made to Holders only after timely receipt by the Information and Exchange Agent at or prior to the Consent Time or the Expiration Time, as applicable, of the following:

•	book-entry confirmation of a book-entry transfer of Old Notes into the Information and Exchange Agent’s account at DTC, New York, New York as a depositary; and

•	an Agent’s Message (as defined below).

Therefore, Holders of Old Notes who would like to tender Old Notes in exchange for New Notes should be sure to allow enough time for the necessary documents to be timely received by the Information and Exchange Agent. None of the Information and Exchange Agent, the Dealer Managers or the Issuer is required to notify you of defects or irregularities in tenders of Old Notes for exchange. If you are a beneficial owner of Old Notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the Exchange Offer, you should promptly contact the person in whose name your Old Notes are registered and instruct that person to tender your Old Notes on your behalf.

The consideration to be received in the Exchange Offer does not reflect any valuation of the Old Notes or the New Notes and is subject to market volatility, and none of the Issuer, the Dealer Managers, the Information and Exchange Agent or any other person is making a recommendation as to whether you should tender your Old Notes in exchange for New Notes in the Exchange Offer.

We have not made, and will not make, any determination that the consideration to be received in the Exchange Offer represents a fair valuation of either the New Notes or the Old Notes. We have not obtained or requested a fairness opinion from any banking or other firm as to the fairness of the exchange ratios or the relative values of the Old Notes and the New Notes. We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the Holders of the Old Notes for purposes of negotiating the terms of the Exchange Offer or the New Notes. Therefore, if you tender your Old Notes, you may not receive more, or as much, value as if you chose to keep them.

None of the Issuer, the Dealer Managers, the Information and Exchange Agent or any other person is making any recommendation as to whether you should tender or refrain from tendering all or any portion of your Old Notes for exchange in the Exchange Offer. Holders of Old Notes must make their own independent decisions regarding their participation in the Exchange Offer.

The decision to tender your outstanding Old Notes in the Exchange Offer for New Notes exposes you to the risk of nonpayment for a longer period of time.

The Old Notes mature in 2021 and the New Notes mature in 2025. If, following the maturity date of the Old Notes but prior to the maturity date of the New Notes issued in exchange therefor, we were to become subject to a bankruptcy or similar proceeding, the Holders of Old Notes who did not exchange their outstanding Old Notes for New Notes could have been paid in full and there would exist a risk that Holders of outstanding Old Notes who exchanged their outstanding Old Notes for New Notes would not be paid in full, if at all. Your decision to tender your outstanding Old Notes should be made with the understanding that the lengthened maturity of the New Notes exposes you to the risk of nonpayment for a longer period of time.

We expect to recognize a significant amount of cancellation of indebtedness (“COD”) income as a result of the consummation of the Exchange Offer.

The exchange of Old Notes for New Notes pursuant to the Exchange Offer likely will result in COD income to Forum for U.S. federal income tax purposes. Because the amount of COD income recognized by Forum depends in part on the issue price of the New Notes (which generally will equal their fair market value) to be issued on the date of the exchange, the precise amount of COD income, if any, resulting from the exchange of Old Notes for New Notes cannot be determined prior to the date of the exchange. However, Forum generally anticipates that any COD income that it may recognize in connection with the Exchange Offer will be offset, at least in part, by its existing net operating losses (“NOLs”) and certain other tax attributes. To the extent that existing NOLs and other tax attributes of Forum are not sufficient to fully offset any COD income, Forum may incur a cash tax liability from such COD income.

A holder may recognize gain or loss, for U.S. federal income tax purposes, on the exchange of Old Notes for New Notes.

The exchange of Old Notes for New Notes pursuant to the Exchange Offer likely will be treated as a transaction that qualifies as a recapitalization for U.S. federal income tax purposes. However, if such exchange does not qualify as a recapitalization for U.S. federal income tax purposes, holders that tender their Old Notes in exchange for the New Notes generally would recognize gain or loss for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations” for further information.

Risks Related to the New Notes

We will have a substantial amount of indebtedness following this Exchange Offer that will continue to limit our flexibility and impose restrictions on us, and a continued downturn in economic or industry conditions may materially affect our ability to meet our future financial commitments and liquidity needs.

We have a substantial amount of indebtedness. As of March 31, 2020, after giving effect to the completion of our cash tender offer for a portion of the Old Notes on May 13, 2020, certain open market repurchases of Old Notes, this Exchange Offer and assuming full participation by Holders of the Old Notes, we would have had consolidated indebtedness of approximately $85 million outstanding that will mature prior to the New Notes. Our level of indebtedness may adversely affect our operations and limit our growth, and we may have difficulty making debt service payments on our indebtedness as such payments become due. Our level of indebtedness may affect our operations in several ways, including the following:

•	our indebtedness may increase our vulnerability to general adverse economic and industry conditions;

•	our indebtedness exposes us to the risk of increased interest costs if underlying interest rates rise;

•	our debt covenants also affect our flexibility in planning for, and reacting to, changes in the economy and in our industry;

•

any failure to comply with the financial or other covenants of our indebtedness could result in an event of default, which could result in some or all of our indebtedness becoming immediately due and payable;

•	our indebtedness could impair our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or other general corporate purposes; and

•	our business may not generate sufficient cash flow from operations to enable us to meet our debt obligations.

The New Notes will be treated as issued with original issue discount for U.S. federal income tax purposes, which amount will not be determinable prior to the exchange.

The New Notes will be treated as issued with original issue discount for U.S. federal income tax purposes to the extent that the sum of the stated principal amount of the New Notes plus the amount of any interest on the

New Notes that we may elect to pay in the form of PIK Interest exceeds the New Notes’ “issue price,” as determined under applicable U.S. Treasury regulations. The issue price of the New Notes for this purpose is expected to be based on the fair market value of the New Notes on the date of issuance. Holders subject to U.S. federal income tax will be required to include such original issue discount in gross income (as ordinary income) on a constant yield to maturity basis in advance of the receipt of the cash attributable to such original issue discount, regardless of such holders’ method of accounting for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations” for further information.

We may be unable to deduct for tax purposes the interest or original issue discount, paid or accrued on the New Notes.

No deduction is allowed for U.S. federal income tax purposes for interest paid on a disqualified debt instrument. A disqualified debt instrument generally includes any indebtedness of a corporation which is payable in equity of the issuer. The New Notes may be treated as disqualified debt instruments, in which case, we would be prohibited from deducting interest on the New Notes.

If the New Notes become rated investment grade by both Standard & Poor’s and Moody’s, certain covenants will be terminated, and you will lose the protection of these covenants permanently, even if such ratings subsequently fall back below investment grade.

Many of the covenants in the New Notes Indenture will terminate if the New Notes are rated investment grade by either Standard & Poor’s Global Ratings or Moody’s Investors Service, Inc., provided that at such time no default or event of default with respect to the New Notes has occurred and is continuing. There can be no assurance that the New Notes will ever be rated investment grade, or that if they are rated investment grade, that the New Notes will maintain such ratings. However, termination of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. See “Description of the New Notes—Covenant Termination.”

We may be unable to repurchase the New Notes in the event of a Change of Control as required by the New Notes Indenture.

Holders of the New Notes will have the right to require us to repurchase their New Notes at a repurchase price equal to 101% of the principal amount, in each case, upon the occurrence of any specified change of control event. Any change of control also would constitute a default under the Credit Agreement. Therefore, upon the occurrence of a change in control, the lenders under our Credit Agreement would have the right to accelerate the payment obligations with respect to the Credit Agreement, and if so accelerated, we would be required to pay all of our outstanding obligations under the Credit Agreement. We may not be able to repay or repurchase the New Notes at that time because we may not have available funds to repay the debt or pay the repurchase price as applicable. Any requirement to repay or to offer to purchase any outstanding New Notes may result in us having to refinance our outstanding indebtedness, which we may not be able to do. In addition, even if we were able to refinance our outstanding indebtedness, such financing may be on terms unfavorable to us.

Certain important corporate events, such as leveraged recapitalizations, that would increase the level of our indebtedness, would not constitute a change of control.

We may elect to pay interest on the New Notes in the form of PIK Interest rather than in the form of Cash Interest.

We may elect to pay a portion of the interest due on the New Notes for any interest period in PIK Interest by either increasing the principal amount of the outstanding New Notes or by issuing New Notes for the entire amount of the interest payment, thereby increasing the aggregate principal amount of the New Notes. As a result, you may receive a reduced amount of Cash Interest.

The terms of the agreements governing our indebtedness contain significant restrictions that limit our operating and financial flexibility.

The New Notes Indenture and our Credit Agreement (including, as amended to permit the Exchange Offer) contain, and any future indebtedness we incur may contain, a number of restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

•	pay dividends on, purchase or redeem our common stock;

•	make payments of principal on Old Notes that are not tendered in the Exchange Offer, whether at maturity or otherwise;

•	make certain investments;

•	incur or guarantee additional indebtedness or issue certain types of equity securities;

•	create certain liens;

•	sell assets, including equity interests in our subsidiaries;

•	redeem or prepay subordinated debt;

•	restrict dividends or other payments of our subsidiaries;

•	consolidate, merge or transfer all or substantially all of our assets;

•	engage in transactions with affiliates; or

•	execute our acquisition strategy.

Our Credit Agreement also contains covenants, which, among other things, require us in certain circumstances, on a consolidated basis, to maintain specified financial ratios or conditions. As a result of these covenants, we may be limited in the manner in which we conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs. Our ability to borrow under the Credit Agreement and comply with some of the covenants, ratios or tests contained in the New Notes Indenture and Credit Agreement may be affected by events beyond our control. If market or other economic conditions deteriorate, and there is a decrease in our accounts receivable and inventory, our ability to borrow under our Credit Agreement will be reduced and our ability to comply with these covenants, ratios or tests may be impaired. A failure to comply with the covenants, ratios or tests or any future indebtedness could result in an event of default, which, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations. Additionally, the Credit Agreement Amendment imposes additional liquidity and timing constraints, including the imposition of an anti-cash hoarding provision and an earlier-dated springing maturity to the extent that the New Notes are then due to mature June 30, 2021.

The New Notes are structurally subordinated to the existing and future liabilities of our subsidiaries that do not guarantee the New Notes to the extent of the assets of such non-guarantor subsidiaries.

Some of our subsidiaries will not guarantee the New Notes. As a result, the New Notes will be structurally subordinated to all existing and future liabilities of our subsidiaries that do not guarantee the New Notes. Therefore, our rights and the rights of our creditors to participate in the assets of any subsidiary in the event that such a subsidiary is liquidated or reorganized are subject to the prior claims of such subsidiary’s creditors. As a result, all indebtedness and other liabilities, including trade payables, of the non-guarantor subsidiaries, whether secured or unsecured, must be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us in order for us to meet our obligations with respect to the New Notes. To the extent that we may be a creditor with recognized claims against any subsidiary, our claims would still be subject to the prior claims of such subsidiary’s creditors to the extent that they are secured or senior to those held by us. Our subsidiaries may incur additional indebtedness and other liabilities.

We may in the future have additional non-guarantor subsidiaries and your ability to make a claim against such subsidiaries may also be limited. In addition, the New Notes Indenture will permit all of these non-guarantor subsidiaries to incur additional indebtedness under the Credit Agreement.

As of March 31, 2020, our non-Guarantor subsidiaries accounted for approximately 27.4% of our consolidated assets and 13.6% of our consolidated liabilities. For the three months ended March 31, 2020, our non-Guarantor subsidiaries accounted for approximately 28.6% and 4.9% of our revenue and operating loss, respectively.

The issuance of the New Notes and the granting of the liens in respect thereof could be wholly or partially voided as preferential or a fraudulent transfer or fraudulent conveyance by a bankruptcy court.

If we were to become a debtor in a case under the U.S. Bankruptcy Code within 90 days after we consummate the Exchange Offer (or, with respect to any insiders, as defined in the U.S. Bankruptcy Code, within one year after consummation of the Exchange Offer), and the court determines that we were insolvent at the time of the Exchange Offer (for preference purposes, we would be presumed to have been insolvent on and during the 90 days immediately preceding the date of filing of any bankruptcy petition), the court could find that the issuance of the New Notes, or the granting of the liens in respect thereof involved a preferential transfer. If the court determined that the Exchange Offer effected a preference, then any such preferential transfer (which may include the grant of liens to secure the New Notes), absent any of the U.S. Bankruptcy Code’s potential defenses to avoidance, may be avoided, in whole or in part, and, to the extent avoided, the value of any consideration Holders received with respect to such New Notes could be recovered from us or such Holders and possibly from subsequent transferees.

In addition, under federal bankruptcy law and comparable provisions of state fraudulent transfer or fraudulent conveyance laws, a court may avoid any transfer of an interest of a debtor in property, or any obligation incurred by a debtor, if among other things, the debtor conveyed the assets with an actual intent to hinder, delay or defraud its creditors, or the debtor received less than reasonably equivalent value or fair consideration in exchange for such transfer or obligation, and the debtor (a) was insolvent or rendered insolvent by reason of such incurrence; (b) was engaged in a business or transaction for which the debtor’s remaining assets constituted unreasonably small capital; or (c) intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts mature. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. The measures of insolvency for purposes of these fraudulent transfer or fraudulent conveyance laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer or fraudulent conveyance has occurred, such that we cannot be certain as to the standards a court would use to determine whether or not the debtor was insolvent at the relevant time. Generally, however, a debtor would be considered insolvent if (a) the sum of its debts, including contingent liabilities, was greater than the fair value of all of its assets; or (b) if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or (c) it could not pay its debts as they become due.

A court may “collapse” the component steps of the restructuring into a single set of integrated transactions to determine whether the restructuring overall effected a fraudulent transfer or fraudulent conveyance. The transfers and obligations in respect of the Exchange Offer may be subject to avoidance under state fraudulent transfer or fraudulent conveyance laws or if we become the subject of a bankruptcy proceeding if a court concludes that we issued the New Notes, or granted the liens securing such indebtedness, for less than reasonably equivalent value or fair consideration, other elements of the statutes are satisfied, and no applicable defense exists. Here, we will not receive any cash proceeds from the Exchange Offer. A court may find that the tender of the Old Notes did not constitute reasonably equivalent value or fair consideration for the interests in the New Notes (including the grant of liens to secure the New Notes).

Federal and state statutes allow courts, under specific circumstances, to void guarantees and the related security interests, and require debtholders to return payments received or prevent debtholders from receiving payments.

If we or a Guarantor becomes a debtor in a case under the U.S. Bankruptcy Code or encounter other financial difficulty, under federal bankruptcy law and comparable provisions of state fraudulent transfer or fraudulent conveyance laws, a court may void, subordinate or otherwise decline to enforce the New Notes, a guarantee may be voided, the related security interests may be voided, or claims in respect of a guarantee may be subordinated to all other debts of that Guarantor. Specifically, the guarantees may be voided as fraudulent transfers or fraudulent conveyances if the Guarantor, at the time it incurred the indebtedness evidenced by its guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the Guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

The court might also avoid such guarantee, without regard to the above factors, if it found that the subsidiary entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors. A court would also likely find that a Guarantor did not receive reasonably equivalent value or fair consideration for its guarantee and related security agreements if the Guarantor did not substantially benefit directly or indirectly from the issuance of the New Notes. Specifically, if the guarantees were legally challenged, any guarantee could be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the Guarantor, the obligations of the applicable Guarantor were incurred for less than reasonably equivalent value or fair consideration and a court could void the obligations under the guarantees (and the related security interests), subordinate them to the applicable Guarantor’s other debt or take other action detrimental to the holders of the New Notes.

The measures of insolvency for purposes of these fraudulent transfer or fraudulent conveyance laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer or fraudulent conveyance has occurred, such that we cannot be certain as to the standards a court would use to determine whether or not we or any Guarantor were insolvent at the relevant time, or, regardless of the standard that a court uses, that it would not determine that we or a Guarantor was indeed insolvent on that date; that any payments to the holders of the New Notes (including under the guarantees) did not constitute preferences, fraudulent transfers or conveyances on other grounds; or that the issuance of the New Notes and the related guarantees would not be subordinated to our or any Guarantor’s other debt. Generally, however, a Guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair value of all of its assets;

•

if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

Each guarantee contains a provision intended to limit the Guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer or fraudulent conveyance. This provision may not be effective as a legal matter to protect the guarantees from being voided under fraudulent transfer or fraudulent conveyance law, or may reduce or eliminate the Guarantor’s obligation to an amount that effectively makes the guarantee worthless.

In addition, any payment by us pursuant to the New Notes or by a Guarantor under a guarantee made at a time we or such Guarantor was found to be insolvent could be voided and required to be returned to us or such Guarantor or to a fund for the benefit of our or such Guarantor’s creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any outside party and such payment would give such insider or outsider party more than such creditors would have received in a distribution under the U.S. Bankruptcy Code in a hypothetical Chapter 7 liquidation.

We cannot assure you as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard. Sufficient funds to repay the New Notes may not be available from other sources, including Forum or the remaining Guarantors, if any. If a court avoided such guarantee or the related security interest, Forum would no longer have a claim against such subsidiary or the collateral granted by such subsidiary to secure its guarantee. In addition, the court might direct you to repay any amounts already received from such subsidiary. If the court were to avoid any guarantee, we cannot assure you that funds would be available to pay the related indebtedness from another subsidiary or from any other source.

The New Notes will have a later maturity than the Old Notes (subject to certain exceptions as described in “Description of the New Notes—Principal, Maturity and Interest”). To the extent that a holder of Old Notes exchanges Old Notes for New Notes, such holder will be exposed to the risk of nonpayment for a longer period than the Holders of Old Notes who do not exchange their Old Notes.

If the Exchange Offer is completed, the New Notes will have later maturities than the Old Notes. Holders of the New Notes will be exposed to the risk of nonpayment for a longer period than the Holders of Old Notes that remain outstanding. For example, following the maturity date of the Old Notes, but prior to the maturity dates of the New Notes, Forum may become subject to a bankruptcy or similar proceeding. If such a proceeding were to occur, Holders of Old Notes may be paid in full at maturity, while there is a risk that the holders of the New Notes would not be paid in full for subsequent distributions due on the New Notes or in connection with any bankruptcy or similar proceeding.

An active trading market may not develop for the New Notes.

The New Notes are a new issuance of securities. There is no established public trading market for the New Notes, and an active trading market may not develop. We do not intend to apply for the New Notes to be listed on any securities exchange. There may be limited liquidity on any trading market that does develop for the New Notes. In addition, the liquidity of the trading market in the New Notes, and the market prices quoted for such securities, may be adversely affected by changes in the overall market for this type of instrument and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. The Old Notes are trading at a discount and the New Notes may trade at a discount to their face value as well. As a consequence, an active trading market may not develop for the New Notes, holders may not be able to sell their securities, or, even if they can sell their securities, they may not be able to sell them at acceptable prices.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the New Notes.

Our common stock price has experienced substantial volatility in the past, and may remain volatile in the future. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, as well as divergence between our actual or anticipated financial results and published expectations of analysts, and announcements that we, our competitors, or our customers may make. A decrease in the market price of our common stock would likely adversely impact the trading price of the New Notes. The price of our common stock could also be affected by possible sales of our common stock by investors who view the New Notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading prices of the New Notes.

The New Notes could be treated as contingent payment debt instruments under the applicable U.S. Treasury regulations.

There are circumstances in which we might be required or choose to make payments on the New Notes that would increase the yield of or change the timing of payments under such New Notes, for instance, as described under “Description of the New Notes—Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales of Assets,” “Description of the New Notes—Optional Redemption,” and “Description of the New Notes—Conversion Rights.”

We intend to take the position that the possibility of such payments does not result in the New Notes being treated as contingent payment debt instruments under the applicable U.S. Treasury regulations. Our position is based on our determination that, as of the date of the issuance of the New Notes, the possibility that we might be required or choose to make payments on the New Notes that would increase the yield of or change the timing of payments is a remote or incidental contingency within the meaning of applicable U.S. Treasury regulations.

If the IRS takes a contrary position, a U.S. Holder of New Notes may be subject to adverse U.S. federal income tax consequences, including the requirement that all or a portion of the income or gain on the sale, exchange, retirement or other taxable disposition of the New Notes (including a conversion into Conversion Stock) generally would be treated as ordinary income rather than as capital gain. For further discussion of the adverse U.S. federal income tax consequences if the New Notes are treated as contingent payment debt instruments, see “Material U.S. Federal Income Tax Considerations—Ownership and Disposition of the New Notes and Conversion Stock.”

Risks Related to our Common Stock

The convertibility of the New Notes will be subject to the Conversion Cap until the Required Stockholder Approval is obtained and an event of default will occur if such approval is not obtained.

Prior to the Required Stockholder Approval, the amount of New Notes that may be converted into common stock is subject to the Conversion Cap. If the required stockholder approval of the issuance of additional shares of common stock and other related actions in connection with the Exchange Offer is not obtained promptly or at all, the convertibility of the New Notes will be delayed until such approval is obtained. If such stockholder approval is not received by June 30, 2021, the inability to obtain such approval will result in an event of default under the New Notes. Upon such default, the New Notes will become immediately due and payable without any action by the New Notes Trustee or the holders of New Notes.

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the New Notes.

In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock are reserved for issuance upon the exercise of stock options and upon conversion of the New Notes. The conversion rate for the New Notes will not be adjusted for any of these events. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the New Notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities or otherwise.

Holders of the New Notes may have to pay tax with respect to distributions on our common stock that they do not receive.

The terms of the New Notes allow for changes in the conversion rate of the New Notes in certain circumstances. An increase in the conversion rate will allow holders of New Notes to receive more shares of common stock on conversion, which may increase those holders’ proportionate interests in our earnings and profits or assets. In that case, those holders could be treated for U.S. federal income tax purposes as though they received a dividend in the form of our common stock. Such a constructive stock dividend could be taxable to such holders, although they would not actually receive any cash or other property. If you are a Non-U.S. Holder (as defined under “Material U.S. Federal Income Tax Considerations”), such constructive dividend may be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty), which may be withheld from subsequent payments on the New Notes. You should carefully consider the information under “Material U.S. Federal Income Tax Considerations” for further information.

Holders of New Notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to our common stock to the extent our conversion obligation includes shares of our common stock.

Holders of New Notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) prior to the conversion date relating to such New Notes, but holders of New Notes will be subject to all changes affecting our common stock. For example, in the event that an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder’s conversion of its New Notes, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

The market price of the New Notes could be significantly affected by the market price of our common stock, which may fluctuate significantly.

We expect that the market price of the New Notes will be significantly affected by the market price of our common stock. This may result in greater volatility in the trading value for the New Notes than would be expected for nonconvertible debt securities. Factors that could affect our common stock price include the following:

•	fluctuations in our quarterly results of operations and cash flows or those of other companies in our industry;

•	the public’s reaction to our press releases, announcements and filings with the Securities and Exchange Commission (the “SEC”);

•	additions or departures of key personnel;

•	changes in financial estimates or recommendations by research analysts;

•	changes in the amount of indebtedness we have outstanding;

•	changes in the ratings of the New Notes or our other securities;

•	changes in general conditions in the United States and international economy, financial markets or the industry in which we operate, including changes in regulatory requirements;

•	significant contracts, acquisitions, dispositions, financings, joint marketing relationships, joint ventures or capital commitments by us or our competitors;

•	developments related to significant claims or proceedings against us;

•	our dividend policy; and

•	future sales of our equity or equity–linked securities.

In recent years, stock markets, including the New York Stock Exchange (“NYSE”), have experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market prices of our common stock and the new notes.

The issuances of our common stock in connection with the conversion of the New Notes would cause substantial dilution, which could materially affect the trading price of our common stock and earnings per share.

The New Notes are, subject to certain conditions, convertible into shares of our common stock. As a result, substantial amounts of our common stock may be issued subsequent to the Exchange Offer. If the maximum number of shares of common stock initially issuable in connection with the conversion of the New Convertible Notes such shares would represent approximately 49.9% of our outstanding shares. Such issuances could result in substantial decreases to our stock price and earnings per share.

The conversion rate of the New Notes may not be adjusted for all dilutive events that may occur.

The conversion rate of the New Convertible Notes is subject to adjustment for certain events including, but not limited to, the issuance of stock dividends on our common stock and subdivisions or combinations of our common stock as described under “Description of New Convertible Notes—Adjustments to Conversion Rights.” The conversion rate will not be adjusted for other events, such as certain stock issuances for cash, which may adversely affect the trading price of the New Notes.

Risks Related to the Collateral Securing the New Notes

It may be difficult to realize the value of the collateral securing the New Notes.

No appraisals of any collateral have been prepared in connection with this offering of New Notes. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers. By its nature, some or all of the collateral may be illiquid and may have no readily ascertainable market value. In addition, a portion of the collateral includes assets that may only be usable, and thus retain value, as part of our existing operating businesses. We also cannot assure you that the fair market value of the collateral as of the date of this Prospectus exceeds the principal amount of the debt secured thereby. The value of the assets pledged as collateral for the New Notes and the related guarantees could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition, unforeseen liabilities and other future events. Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the New Notes. Any claim for the difference between the amount, if any, realized by holders of the New Notes from the sale of the collateral securing the New Notes and the related guarantees and the obligations under the New Notes will rank equally in right of payment with all of our other unsecured unsubordinated indebtedness and other unsubordinated obligations, including trade payables. Additionally, in the event that a bankruptcy or insolvency proceeding is commenced by or against us, if the value of the collateral is less than the amount of principal and accrued and unpaid interest on the New Notes and all other senior secured obligations secured on a pari passu basis with the New Notes, interest may cease to accrue on the New Notes from and after the date such proceedings are commenced or initiated and holders of the New Notes would not be entitled to receive, among other things, post-petition interest, fees, or expenses or adequate protection on account of any “undersecured” portion of their claims. Likewise, we cannot assure you that the pledged assets will be saleable or, if saleable, that there will not be substantial delays in their liquidation.

To the extent that third parties, including the lenders under the Credit Agreement, hold prior liens on the collateral securing the New Notes, such third parties may have rights and remedies with respect to the collateral subject to such liens that, if exercised, could adversely affect the value of the collateral. Additionally, the terms of the New Notes Indenture allow us to issue debt that may rank pari passu with the New Notes. The New Notes do not require that we maintain the current level of collateral or maintain a specific ratio of indebtedness to asset values. Under the New Notes Indenture, any debt incurred in accordance with the terms of the New Notes Indenture that is intended to rank pari passu with the New Notes will be entitled to the same rights and priority with respect to the collateral. Thus, the issuance of any such additional debt that is intended to rank pari passu with the New Notes may have the effect of significantly diluting your ability to recover payment in full of the New Notes from the then existing pool of collateral. Releases of collateral from the liens securing the New Notes will be permitted under certain circumstances.

In the future, the obligation to grant additional security over assets, or a particular type or class of assets, whether as a result of the acquisition or creation of future assets or subsidiaries or otherwise, is subject to the provisions of the Intercreditor Agreement. Furthermore, upon enforcement against any collateral or in insolvency, under the terms of the Intercreditor Agreement, the claims of the holders of the New Notes to the proceeds of such enforcement or insolvency will rank junior to the claims of the holders of obligations under the Credit Agreement with respect to ABL Priority Collateral. The security interest of the Notes Collateral Agent is subject to practical problems generally associated with the realization of security interests in collateral. For example, the Notes Collateral Agent may need to obtain the consent of a third party to obtain or enforce a security interest in a contract. The Notes Collateral Agent may not be able to obtain any such consent. Also, the consents of any third parties may not necessarily be given when required to facilitate a foreclosure or realization on such assets. Accordingly, the Notes Collateral Agent may not have the ability to foreclose or realize upon those assets and the value of the collateral may significantly decrease.

The imposition of certain permitted liens will cause the assets on which such liens are imposed to be excluded from the collateral securing the New Notes and the related guarantees. There are also certain other assets that are also excluded from the collateral.

The collateral securing the New Notes and the related guarantees may also be subject to liens permitted under the terms of the New Notes Indenture, whether arising on or after the date the New Notes are issued. The existence of any permitted liens could materially adversely affect the value of the collateral that could be realized by the holders of the New Notes as well as the ability of the Notes Collateral Agent to realize or foreclose on such collateral. In addition, the imposition of certain permitted liens will cause the relevant assets to become Excluded Property (as defined in “Description of the New Notes”), which will not secure the New Notes or the related guarantees. In addition, certain assets, including Excluded Property, will be excluded from collateral. See “Description of the New Notes—Security” for the definition of “Excluded Property.” The value of such assets could be material.

Lien searches may not reveal all existing liens on the collateral.

We cannot guarantee that the lien searches conducted on the collateral securing the New Notes or the related guarantees will reveal all existing liens on such collateral. Any existing undiscovered lien could be significant, could be prior in ranking to the liens securing the New Notes or the guarantees and could have an adverse effect on the ability of the Notes Collateral Agent to realize or foreclose upon such collateral. Certain statutory priority liens may also exist that cannot be discovered by lien searches.

The New Notes will be secured in part by liens that rank junior to the liens securing the Credit Agreement.

The New Notes will be secured in part by liens that rank junior in priority to the liens securing the Credit Agreement. The effect of this effective subordination is that upon a default in payment on, or the acceleration of, any obligations under the Credit Agreement, or in the event of our bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding, the proceeds on the sale of the collateral securing the New Notes on a second-priority basis will be available to pay holders of the New Notes only after all obligations under the Credit Agreement have been paid in full. As a result, if the value of the proceeds on the sale of such collateral is less than the value of the claims of the holders of the New Notes, those claims may not be satisfied in full. Additionally, in the event that a bankruptcy or insolvency proceeding is commenced by or against us, if the value of the collateral securing the Credit Agreement (after taking into account the amount of principal and accrued and unpaid interest on the Credit Agreement) is less than the amount of principal and accrued and unpaid interest on the New Notes, interest may cease to accrue on the New Notes from and after the date such proceedings are commenced or initiated.

Security interests over certain collateral may not be in place by the issue date of the New Notes or may not be perfected by the issue date of the New Notes. Creation or perfection of such security interests after the issue date of the New Notes increases the risk that the liens granted by those security interests could be avoided.

Certain security interests in favor of the Notes Collateral Agent may not be in place or perfected as of the issue date of the New Notes. To the extent any liens on or security interest in the collateral securing the New Notes are not perfected on or prior to such date, we will use our commercially reasonable efforts to have all such security interests perfected, to the extent required by the New Notes Indenture and the Security Documents, within a period of time to be agreed between the Issuer and the Notes Collateral Agent. Under U.S. bankruptcy law, to the extent a security interest in certain collateral is granted or perfected after the date which is 30 days following the date this offering closes, that security interest would remain at risk of being voided as a preferential transfer by the pledgor (as debtor in possession) or by its trustee in bankruptcy if we were to file for bankruptcy within 90 days after the grant or after perfection (or, under certain circumstances, a longer period).

Your rights in the collateral may be adversely affected by the failure to perfect security interests in collateral.

Applicable law provides that a security interest in certain tangible and intangible assets can be properly perfected and its priority retained only through certain actions undertaken by the secured party. There can be no assurance that the administrative agent on behalf of the lenders under the Credit Agreement or the Notes Collateral Agent on behalf of the holders of the New Notes, as applicable, has taken all actions necessary to create properly perfected security interests in the collateral securing the Credit Agreement or the New Notes, respectively. In addition, applicable law provides that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate and certain proceeds, can only be perfected at the time such property and rights are acquired and identified. We and the Guarantors have limited obligations to perfect the Notes Collateral Agent’s security interest in specified collateral. There can be no assurance that the Notes Collateral Agent or the administrative agent for the Credit Agreement, as applicable, will monitor the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. Neither the Notes Collateral Agent nor the administrative agent for the Credit Agreement has any obligation to monitor the acquisition of additional property or rights that constitute collateral or to monitor or continue the perfection of any security interest. Such failure may result in the loss of the security interest in the collateral or the priority of the security interest in favor of the New Notes against third parties. Even if the Notes Collateral Agent or the administrative agent for the Credit Agreement does properly perfect liens on collateral acquired in the future, such liens may potentially be avoidable as a preference in any bankruptcy proceeding under certain circumstances. See “—Any future pledge of collateral might be avoidable in bankruptcy.”

There are circumstances, other than repayment or discharge of the New Notes, under which the collateral securing the New Notes and the related guarantees will be released automatically, without your consent or the consent of the relevant trustee.

Subject to applicable law, the New Notes Indenture and the Security Documents provide that the liens on the collateral securing the New Notes and related guarantees will automatically and without the need for any further action by any person be released:

•         in whole or in part, as applicable, as to all or any portion of the property subject to such liens which has been taken by eminent domain, condemnation or other similar circumstances in accordance with the terms of the New Notes Indenture;

•         in whole upon:

•         payment in full of the principal of, together with accrued and unpaid interest, if any, on the New Notes and all other obligations under the New Notes Indenture, the related guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, if any, are paid;

•         satisfaction and discharge of the New Notes Indenture as set forth below under “Description of the New Notes—Satisfaction and Discharge”; or

•         a legal defeasance or covenant defeasance of the New Notes Indenture as set forth below under “Description of the New Notes—Legal Defeasance and Covenant Defeasance”;

•         in part, as to any property that (a) is sold, transferred, leased or otherwise disposed of by Forum or any Guarantor (other than to Forum or another Guarantor) in a transaction not prohibited by the New Notes Indenture at the time of such sale, transfer or disposition, including, without limitation, as a result of a transaction of the type permitted under “Description of the New Notes—Certain Covenants—Limitation on Asset Sales” or under “Description of the New Notes—Certain Covenants—Limitation on Mergers, Consolidations, Etc.” or (b) is owned or at any time acquired by a Guarantor that has been released from its guarantee in accordance with the New Notes Indenture, concurrently with the release of such guarantee;

•         as to property that constitutes (i) less than all or substantially all of the collateral securing the New Notes, with the consent of the holders of at least a majority of the aggregate principal amount of New Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, New Notes), and (ii) all or substantially all of the collateral securing the New Notes, with the consent of the holders of at least 66 2/3% of the aggregate principal amount of the New Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, New Notes); and

•         in part, in accordance with the applicable provisions of the Security Documents, the New Notes Indenture and the Intercreditor Agreement.

The collateral is subject to casualty risks.

Although we maintain insurance policies to insure against losses, there are certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, it is possible that the insurance proceeds will not compensate us fully for our losses in the event of a catastrophic loss. We cannot assure you that any insurance proceeds received by us upon the total or partial loss of the pledged collateral will be sufficient to satisfy all of our secured obligations, including the New Notes.

In the event of a total or partial loss to any of the pledged collateral, certain items such as equipment, fixtures and other improvements and inventory may not be easily replaced. Accordingly, even though there may be insurance coverage, the extended period needed to manufacture or construct replacement of such items could cause significant delays.

If we become the subject of a bankruptcy proceeding, bankruptcy laws may limit your ability to realize value from the collateral.

The right of the Notes Collateral Agent to foreclose upon, repossess, and dispose of the collateral upon the occurrence of an event of default under the New Notes Indenture is likely to be significantly impaired (or at a minimum delayed) by the U.S. Bankruptcy Code if a bankruptcy case were to be commenced by or against us or a Guarantor before the Notes Collateral Agent repossessed and disposed of the collateral. Upon the commencement of a case under the U.S. Bankruptcy Code, a secured creditor such as the Notes Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security previously repossessed from such debtor, without prior bankruptcy court approval, which may not be given under the circumstances. Moreover, the U.S. Bankruptcy Code permits the debtor to continue to retain and use cash and other collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral as of the commencement of the bankruptcy case and may include cash payments or the granting of additional or replacement security if and at such times as the bankruptcy court in its discretion determines that the value of the secured creditor’s interest in the collateral is declining during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures.

In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary power of a bankruptcy court, it is impossible to predict:

•	whether or when payments under the New Notes could be made following the commencement of a bankruptcy case, or the length of any delay in making such payments;

•	whether or when the Notes Collateral Agent could or would repossess or dispose of the collateral;

•	the value of the collateral at the time of the bankruptcy petition; or

•	whether or to what extent holders of the New Notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.”

Any disposition of the collateral during a bankruptcy case would also require permission from the bankruptcy court (which may not be given under the circumstances). Furthermore, in the event a bankruptcy court determines the value of the collateral is not sufficient to repay all amounts due on debt which is to be paid first out of the proceeds of the collateral, the holders of the New Notes would hold a secured claim only to the extent of the value of the collateral to which the holders thereof are entitled and unsecured claims with respect to any shortfall. The U.S. Bankruptcy Code only permits the payment and accrual of post-petition interest, costs, expenses, and attorneys’ fees or “adequate protection” to a secured creditor during a debtor’s bankruptcy case to the extent the value of its collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the collateral.

Also, the Intercreditor Agreement will provide that, in the event of a bankruptcy, the holders of the New Notes will be subject to certain restrictions with respect to their ability to object to a number of important matters or to take other actions following the filing of a bankruptcy petition with respect to the collateral prior to the discharge of the obligations under the Credit Agreement. See “Description of the New Notes—Intercreditor Agreement.”

In the event of a bankruptcy, holders of the New Notes may be deemed to have an unsecured claim to the extent that our obligations in respect of the New Notes exceed the fair market value of the collateral.

In any bankruptcy proceeding with respect to us or any of the Guarantors, it is possible that the bankruptcy trustee, the debtor-in-possession or competing creditors will assert that the fair market value of the collateral with respect to the New Notes on the date of the bankruptcy filing was less than the then current principal amount of the New Notes. Upon a finding by the bankruptcy court that the New Notes are under-collateralized, the claims in the bankruptcy proceeding with respect to such New Notes would be bifurcated between a secured claim and an unsecured claim. The unsecured claims would not be entitled to the benefits of security in the collateral. In such event, the secured claims of the holders of the New Notes would be limited to the value of the collateral.

The consequences of a finding of under-collateralization would include, among other things, a lack of entitlement on the part of the holders of the New Notes to receive post-petition interest, fees, or expenses and a lack of entitlement on the part of the unsecured portion of such New Notes to receive “adequate protection” under federal bankruptcy laws. In addition, if any payments of post-petition interest had been made at the time of such a finding of under-collateralization, those payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the New Notes.

The security over the collateral will not be granted directly to the holders of the New Notes.

The security interests in the collateral that will secure the obligations of us and the Guarantors under the New Notes will not be granted directly to the holders of such indebtedness but will be granted only in favor of the Notes Collateral Agent on behalf of the holders of the New Notes. As a consequence, the holders of the New Notes will not be entitled to take enforcement action in respect of the collateral, except through the Notes Collateral Agent.

We will, in most cases, have control over the collateral, and the sale of particular assets by us could reduce the pool of assets securing the New Notes.

Subject to the terms of the Intercreditor Agreement and the New Notes Indenture, the Security Documents allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the collateral securing the New Notes and any future guarantees. For example, so long as no default or event of default under the New Notes Indenture would result therefrom, we may, among other things, without any release or consent by the New Notes Trustee, conduct ordinary course activities with respect to collateral, such as selling, factoring, abandoning or otherwise disposing of collateral and making ordinary course cash payments (including repayments of indebtedness).

USE OF PROCEEDS

We will not receive any cash proceeds from the Exchange Offer. The Old Notes validly tendered (and not validly withdrawn) in the Exchange Offer will be thereafter retired and cancelled and will not be reissued.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2020:

(1)	on a historical basis;

(2)	on an as adjusted basis, after giving effect to certain repurchases of Old Notes; and

(3)

on a further adjusted basis, after giving effect to the Exchange Offer, assuming full participation in the Exchange Offer at or prior to the Consent Time (without giving effect to any expenses related to the Exchange Offer).

You should read this table in conjunction with “Risk Factors” included elsewhere in this Prospectus, as well as the historical consolidated financial statements and related notes incorporated by reference into this Prospectus. See “Where You Can Find More Information and Incorporation by Reference” located at the end of this Prospectus for more information.

(in thousands)	As of March 31, 2020
	Actual (unaudited)	Adjusted For Repurchases (1)	Adjusted For Exchange Offer (2)
Cash and cash equivalents	108,949	114,697	111,197
Long-term debt (including current maturities)
Credit Agreement	55,000	85,000	85,000
Old Notes	389,150	328,144	—
New Notes	—	—	328,144
Other debt	2,854	2,854	2,854

Total debt	447,004	415,998	415,998
Stockholders’ equity	442,062	478,816	475,316

Total capitalization	$889,066	$894,814	$891,314

(1) Reflects the following transactions from the second quarter of 2020: (a) the repurchase of $58,255 in aggregate principal amount of Old Notes for $23,302 of cash consideration resulting from our May 2020 cash tender offer; (b) open market repurchases of $2,751 in aggregate principal amount of Old Notes for $950 of cash consideration; and (c) a $30,000 draw on our Credit Agreement.

(2) Reflects exchange of all Old Notes for New Notes and $3,500 early participation payment.

SELECTED CONSOLIDATED FINANCIAL DATA

The following selected historical consolidated financial data should be read in conjunction with our Annual Report on Form 10-K, including Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes appearing in Item 8 “Financial Statements and Supplementary Data” thereof, and our consolidated financial statements and related notes appearing in each Quarterly Report on Form 10-Q published thereafter, which are incorporated by reference herein, to fully understand the factors that may affect the comparability of the information presented below.

The selected historical financial data as of and for the three months ended March 31, 2020 and 2019 and as of and for the years ended December 31, 2019, 2018, 2017, 2016 and 2015 are derived from our unaudited and audited consolidated financial statements and related notes thereto, respectively, that are included herein. Our historical results are not necessarily indicative of our results to be expected in any future period.

	For the Three Months Ended March 31,(1)		Year Ended December 31,
(in thousands, except per share information)	2020	2019	2019	2018	2017	2016	2015
Income Statement Data:
Revenues	$182,632	$271,842	$956,533	$1,064,219	$818,620	$587,635	$1,073,652
Total operating expenses	238,039	266,696	1,492,361	1,461,357	961,215	718,411	1,202,199
Earnings (loss) from equity investment	—	(849)	(318)	140	1,000	1,824	14,824

Operating income (loss)	(55,407)	4,297	(536,146)	(396,998)	(141,595)	(128,952)	(113,723)

Total other expense (income)	(3,913)	10,458	32,725	(7,244)	(86,316)	9,047	20,600

Loss before income taxes	(51,494)	(6,161)	(568,871)	(389,754)	(55,279)	(137,999)	(134,323)
Income tax expense (benefit)	(14,350)	1,727	(1,814)	(15,674)	4,121	(56,051)	(14,939)

Net loss	(37,144)	(7,888)	(567,057)	(374,080)	(59,400)	(81,948)	(119,384)
Less: Income (loss) attributable to noncontrolling interest	—	—	—	—	—	30	(31)

Net loss attributable to common stockholders	(37,144)	(7,888)	(567,057)	(374,080)	(59,400)	(81,978)	(119,353)

Weighted average shares outstanding
Basic	111,173	109,643	110,100	108,771	98,689	91,226	89,908
Diluted	111,173	109,643	110,100	108,771	98,689	91,226	89,908
Loss per share
Basic	$(.33)	$(.07)	$(5.15)	$(3.44)	$(0.60)	$(0.90)	$(1.33)
Diluted	$(.33)	$(.07)	$(5.15)	$(3.44)	$(0.60)	$(0.90)	$(1.33)

	As of March 31,		As of December 31,
(in thousands)	2020	2019	2019	2018	2017	2016	2015
Balance Sheet Data:
Cash and cash equivalents	$108,949	$29,694	$57,911	$47,241	$115,216	$234,422	$109,249
Net property, plant and equipment	136,451	173,172	154,836	177,358	197,281	152,212	186,667
Total assets	1,145,492	1,850,170	1,159,997	1,829,652	2,195,228	1,835,192	1,886,042
Long-term debt	444,936	487,916	398,862	517,544	506,750	396,747	396,016
Total stockholders’ equity	442,062	1,031,059	486,039	1,030,126	1,409,016	1,235,202	1,257,020

	For the Three Months Ended March 31,		Year ended December 31,
(in thousands)	2020	2019	2019	2018	2017	2016	2015
Other financial data:
Net cash provided by (used in) operating activities	$1,567	$17,887	$104,144	$2,407	$(40,033)	$64,742	$155,913
Capital expenditures for property and equipment	(958)	(3,687)	(15,102)	(24,043)	(26,709)	(16,828)	(32,291)
Proceeds from the sale of equity investment, business, property and equipment	37	134	43,237	9,258	1,971	9,763	1,821

	For the Three Months Ended March 31,		Year ended December 31,
(in thousands)	2020	2019	2019	2018	2017	2016	2015
Acquisition of businesses, net of cash acquired	—	—	—	(60,622)	(162,189)	(4,072)	(60,836)
Net cash provided by (used in) investing activities	(921)	(3,553)	28,135	(75,407)	(187,968)	(11,137)	(91,306)
Net cash provided by (used in) financing activities	51,104	(32,036)	(122,191)	6,522	100,563	86,195	(26,937)

(1) The interim financial data as of and for the three months ended March 31, 2020 and 2019 is unaudited. In the opinion of management, the interim financial data includes all adjustments, consisting only of normal recurring adjustments, necessary to a fair statement of the results for the interim periods.

GENERAL TERMS OF THE EXCHANGE OFFER AND CONSENT SOLICITATION

General

Forum is offering to each Holder of Old Notes, upon the terms and subject to the conditions set forth in this Prospectus, to exchange its Old Notes for New Notes.

The New Notes will have the terms as described in “Description of the New Notes.”

The consummation of the Exchange Offer and Consent Solicitation are subject to the satisfaction or waiver of a number of conditions as set forth in this Prospectus. See “Conditions of the Exchange Offer and Consent Solicitation.”

Validly tendered Old Notes may not be withdrawn subsequent to the Withdrawal Deadline, subject to limited exceptions. If, after the Withdrawal Deadline, the Issuer (i) reduces the principal amount of Old Notes subject to the Exchange Offer, (ii) reduces the Aggregate Early Participation Payment, the Total Exchange Consideration or the Exchange Consideration for the Old Notes or (iii) is otherwise required by law to permit withdrawals, then previously tendered Old Notes may be validly withdrawn within a reasonable period under the circumstances after the date that notice of such reduction or permitted withdrawal is first published or given or sent to Holders of the Old Notes by the Issuer. Subject to the consent of the Supporting Holders.

All Old Notes validly tendered in accordance with the procedures set forth under “Procedures for Tendering Notes and Delivering Consents” and not validly withdrawn or revoked in accordance with the procedures set forth under “Withdrawal of Tenders” at or prior to the Expiration Time, will, upon the terms and subject to the conditions hereof, be accepted by the Issuer.

In the event of a termination of the Exchange Offer prior to the Settlement Date, no Settlement Consideration will be delivered on the Settlement Date, and the Old Notes tendered pursuant to the Exchange Offer will be promptly returned to the tendering Holders.

From time to time after the Expiration Time, we or our affiliates may acquire any Old Notes that are not tendered in the Exchange Offer through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemption or otherwise, upon such terms and at such prices as we may determine, which may be more or less than the consideration to be received by participating Holders in the Exchange Offer and, in either case, could be for cash or other consideration. There can be no assurance as to which, if any, of these alternatives or combinations thereof we or our affiliates may choose to pursue in the future.

In conjunction with the Exchange Offer, we are soliciting Consents for the Proposed Amendments. We must receive Consents by Holders representing a majority of the outstanding principal amount of the Old Notes to adopt the Proposed Amendments. Any Old Notes owned by the Issuer or any of its affiliates will be disregarded in determining whether holders of the required principal amount of Old Notes have consented to the Proposed Amendments. If the Requisite Consents are delivered, we, the guarantors and the Old Notes Trustee, will enter into the Supplemental Indenture to give effect to the Proposed Amendments; provided, however, that the Proposed Amendments will not become operative until the Settlement Date. Holders of Old Notes may not tender Old Notes in the Exchange Offer without delivering the related Consents, and Holders of Old Notes may not deliver Consents without tendering the related Old Notes in the Exchange Offer. Old Notes may not be withdrawn from the Exchange Offer and the related Consents may not be revoked from the Consent Solicitation after the Withdrawal Deadline, subject to applicable law and certain other exceptions. See “Proposed Amendments.” As the Supporting Parties represent a majority of the Old Notes, the Issuer expects to receive the Requisite Consents in the Consent Solicitation.

The Exchange Offer and the Consent Solicitation are conditioned upon the valid tender of Old Notes (which are not validly withdrawn) in an aggregate principal amount of at least 95% of the aggregate principal amount outstanding of such Old Notes.

Consideration; Early Participation Payment

Holders who validly tender (and do not validly withdraw) their Old Notes at or prior to the Consent Time will be eligible to receive the Total Exchange Consideration, which includes the Consent Payment. Holders tendering Old Notes after the Consent Time and prior to the Expiration Time will not be eligible to receive the Consent Payment and will only receive the Exchange Consideration.

Subject to the conditions described herein, the Issuer will pay an aggregate cash payment in the amount of $3,500,000 for the benefit of Holders of Old Notes who validly tender (and do not validly withdraw) their Old Notes at or prior to the Early Tender Time, on a pro rata basis based on the principal amount of Old Notes so tendered. Holders who tender their Old Notes at or prior to the Early Tender Time will be eligible to receive the Early Participation Payment in addition to the applicable Settlement Consideration. Holders must tender their Old Notes at or prior to the Early Tender Time in order to be eligible to receive the Early Participation Payment.

On the Settlement Date the Company will issue the New Notes and pay the Early Participation Payment to Holders who have validly tendered (and not validly withdrawn) their Old Notes in the Exchange Offer at or prior to the Early Tender Time. Holders whose Old Notes are accepted for exchange will also receive payment of accrued and unpaid interest on such Old Notes to, but not including, the Settlement Date, as set forth under “Acceptance of Notes; Accrual of Interest—Accrued Interest.”

Exchange and Support Agreement

Pursuant to the terms of the Exchange and Support Agreement, certain Holders that hold in aggregate approximately 66.14% of the aggregate principal amount of outstanding Old Notes have agreed, subject to the terms and conditions set forth therein, to tender (and not withdraw) at or prior to the Early Tender Time all Old Notes held by the Supporting Parties in the Exchange Offer (and, accordingly, deliver Consents in respect of all such Old Notes). As the Supporting Parties represent a majority of the Old Notes, the Issuer expects to receive the Requisite Consents in the Consent Solicitation.

The Supporting Parties’ obligations with respect to the Exchange and Support Agreement are conditioned upon our agreement not to waive or amend certain conditions to the consummation of the Exchange Offer set forth herein (including the execution of the Credit Agreement Amendment and the Minimum Tender Condition) without the prior written consent of the Supporting Parties in accordance with the terms of the Exchange and Support Agreement, subject to certain exceptions.

Extension or Amendment

Subject to applicable law, the Issuer expressly reserves the right, at its sole discretion, at any time and from time to time, and regardless of whether any events preventing satisfaction of the conditions to the Exchange Offer and Consent Solicitation shall have occurred or shall have been determined by the Issuer to have occurred, to extend the period during which the Exchange Offer and the Consent Solicitation is open by giving written notice of such extension to the Information and Exchange Agent and by making public disclosure by press release or other appropriate means of such extension to the extent required by law. During any extension and irrespective of any amendment to the Exchange Offer and the Consent Solicitation, all Old Notes previously tendered and not validly withdrawn will remain subject to the Exchange Offer and will, subject to the terms and conditions of the Exchange Offer, be accepted by the Issuer. See also “ —Announcements.”

We reserve the right, subject to applicable law, to amend the Exchange Offer and the Consent Solicitation at any time or to amend or modify the Minimum Tender Condition, Aggregate Early Participation Payment, the Total Exchange Consideration, the Exchange Consideration or any other terms applicable to the Old Notes. Any waiver, amendment or modification of the Exchange Offer and Consent Solicitation will apply to all Old Notes tendered pursuant to the Exchange Offer and Consent Solicitation. If we make a change that we determine to be material in any of the terms of the Exchange Offer or waive a condition of the Exchange Offer and Consent Solicitation that we determine to be material, we will give oral (to be confirmed in writing) or written notice of such amendment or such waiver to the Information and Exchange Agent and will disseminate additional Exchange Offer and consent documents and extend the Exchange Offer and Consent Solicitation and any withdrawal or revocation rights as we determine necessary and to the extent required by law. We may terminate the Exchange Offer and Consent Solicitation if any condition is not satisfied on or prior to the Expiration Time. There can be no assurance that we will exercise our right to extend, terminate or amend the Exchange Offer and Consent Solicitation.

Announcements

Any extension or amendment of the Exchange Offer and the Consent Solicitation will be followed promptly by announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled Early Tender Time, Consent Time, Withdrawal Deadline or Expiration Time, as applicable. Without limiting the manner in which the Issuer may choose to make such announcement, the Issuer will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate any such announcement other than by making a release to an appropriate news agency or another means of announcement that the Issuer deems appropriate. See also “—Extension or Amendment.”

Soliciting Broker Fee

We have agreed to pay a Soliciting Broker Fee equal to $2.50 for each $1,000 principal amount of Old Notes that are validly tendered and accepted for exchange pursuant to the Exchange Offer to soliciting retail brokers that are appropriately designated by their clients to receive this fee. No Soliciting Broker Fee will be paid if such Exchange Offer is not consummated. Soliciting Broker Fees will only be paid to retail brokers upon consummation of the Exchange Offer, and the Soliciting Broker Fees will be payable thereafter upon request by the soliciting retail brokers and presentation of such supporting documentation as we may reasonably request, including the Soliciting Broker Form, a copy of which may be obtained from the Information and Exchange Agent.

Certain Matters Relating to Compliance with Securities Law in Non-U.S. Jurisdictions

Countries outside the United States may have their own legal requirements that govern securities offerings made to persons resident in those countries and may impose requirements about the form, content and process of offers made to the general public. We have not to date taken any action under such non-U.S. regulations. Non-U.S. Holders should consult their advisors in considering whether they may participate in the Exchange Offer in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in the New Notes that may apply in their home countries or if the participation would result in a requirement for us to make any deliveries, filings or registrations. We and the Dealer Managers cannot provide any assurance about whether such limitations may exist. The Dealer Managers are only acting as dealer managers for the Exchange Offer in the United States and, if eligible, in Canada. In addition, in some non-U.S. jurisdictions there may be restrictions on the ability of a holder to transfer New Notes received in the Exchange Offer.

Notice to Prospective Investors in the European Economic Area and the United Kingdom

The New Notes are not intended to be offered, sold or otherwise made available to and are not being offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) not a qualified investor as defined Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the New Notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the New Notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation.

This Prospectus has been prepared on the basis that any offer of New Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This Prospectus is not a prospectus for the purposes of the Prospectus Regulation.

References to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or cause to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

ACCEPTANCE OF NOTES; ACCRUAL OF INTEREST

Acceptance of Old Notes

If the conditions to the Exchange Offer are satisfied, or if the Issuer waives all of the conditions that have not been satisfied, the Issuer will accept for exchange on the Settlement Date, after the Issuer receives an Agent’s Messages (as defined below) with respect to any and all of the Old Notes validly tendered (and not validly withdrawn), the Old Notes to be exchanged by notifying the Information and Exchange Agent of the Issuer’s acceptance, subject to the terms and conditions set forth in the Exchange Offer. The notice may be oral if the Issuer promptly confirms such notice in writing.

We expressly reserve our right, in our sole discretion, to delay acceptance for exchange of Old Notes tendered under the Exchange Offer (subject to Rule 14e-1(c) under the Exchange Act, which requires that Forum issue the offered consideration or return the Old Notes deposited pursuant to the Exchange Offer promptly after termination or withdrawal of the Exchange Offer), or to terminate the Exchange Offer and not accept any Old Notes not previously accepted, (1) if any of the conditions to the Exchange Offer shall not have been satisfied or properly waived by the Issuer or (2) in order to comply in whole or in part with any applicable law.

In all cases, the Settlement Consideration will be delivered only after timely receipt by the Information and Exchange Agent of (1) timely Book Entry Confirmation of the Old Notes into the Information and Exchange Agent’s account at DTC, and (2) an Agent’s Message. The Exchange Offer is scheduled to expire on the Expiration Time, unless extended by the Issuer, at its sole discretion.

For purposes of the Exchange Offer, we will have accepted validly tendered (and not validly withdrawn) Old Notes, if, as and when we give oral or written notice to the Information and Exchange Agent of our acceptance of the Old Notes for exchange pursuant to the Exchange Offer. In all cases, exchange of, and payment for, Old Notes pursuant to the Exchange Offer will be made by the deposit of any Settlement Consideration and, if applicable, the Early Participation Payment with the Information and Exchange Agent, which will act as your agent for the purposes of delivering New Notes to you. If, for any reason whatsoever, acceptance for exchange of any Old Notes tendered pursuant to the Exchange Offer is delayed or we extend the Exchange Offer, then, without prejudice to the Issuer’s rights set forth herein, we may instruct the Information and Exchange Agent to retain tendered Old Notes, and those Old Notes may not be withdrawn, subject to the limited circumstances described in “Withdrawal of Tenders” below.

The Old Notes may be tendered only in principal amounts equal to minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Old Notes must continue to hold Old Notes in the minimum authorized denomination of $2,000 principal amount.

Forum will pay or cause to be paid all transfer taxes with respect to the tender of any Old Notes and the issuance of New Notes.

Accrued Interest

On the Settlement Date, each Holder whose Old Notes are exchanged in the Exchange Offer will receive accrued and unpaid interest in cash on such Holder’s tendered Old Notes exchanged for New Notes up to but not including the Settlement Date but will not otherwise recover additional amounts in respect of accrued interest in such Old Notes.

Interest on the New Notes will accrue from (and including) the Settlement Date.

PROCEDURES FOR TENDERING NOTES AND DELIVERING CONSENTS

General

In order to participate in the Exchange Offer, you must validly tender your Old Notes to the Information and Exchange Agent as further described below. It is your responsibility to validly tender your Old Notes. The Issuer has the right to waive any defects. However, the Issuer is not required to waive defects and is not required to notify you of defects in your tender.

The tender of Old Notes pursuant to the Exchange Offer in accordance with the procedures described below will be deemed to constitute a delivery of a Consent to the Proposed Amendments and to the execution and delivery of the Supplemental Indenture. Holders of Old Notes who tender their Old Notes pursuant to the Exchange Offer are obligated to deliver their Consents to the Proposed Amendments and to the execution and delivery of the Supplemental Indenture. Holders of Old Notes may not deliver Consents without tendering their Old Notes pursuant to the Exchange Offer.

If you have any questions or need help in tendering your Old Notes, please contact the Information and Exchange Agent whose address and telephone number are listed on the back cover of this Prospectus.

Proper Tender of Old Notes

Except as set forth below with respect to ATOP procedures, for a Holder to validly tender Old Notes pursuant to the Exchange Offer, an Agent’s Message must be received by the Information and Exchange Agent at the address or facsimile number set forth on the back cover of this Prospectus at or prior to the Expiration Time (or the Consent Time or Early Tender Time, if the holder wishes to tender by the Consent Time or the Early Tender Time, as applicable), and, in the case of tendered Old Notes, the Old Notes must be transferred pursuant to the procedures for book-entry transfer described below and a Book-Entry Confirmation must be received by the Information and Exchange Agent at or prior to the Expiration Time (or the Consent Time or Early Tender Time, if the holder wishes to tender by the Consent Time or the Early Tender Time, as applicable).

In all cases, exchanges of Old Notes validly tendered and accepted pursuant to the Exchange Offer will be made only after timely receipt by the Information and Exchange Agent of (1) a Book-Entry Confirmation with respect to such Old Notes and (2) an Agent’s Message.

Tender of Old Notes Held in Physical Form

We do not believe any Old Notes exist in physical form. If you believe you hold Old Notes in physical form, please contact the Information and Exchange Agent regarding procedures for participating in the Exchange Offer.

Tendering Old Notes Held Through a Custodian

Any holder whose Old Notes are held by a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes should contact such custodial entity promptly and instruct such custodial entity to tender the Old Notes on such holder’s behalf.

Book-Entry Transfer

The Information and Exchange Agent has or will establish an account with respect to the Old Notes at DTC for purposes of the Exchange Offer, and any financial institution that is a participant in the DTC system and whose name appears on a security position listing as the record owner of the Old Notes may make book-entry delivery of Old Notes by causing DTC to transfer the Old Notes into the Information and Exchange Agent’s account at DTC in accordance with DTC’s procedure for transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Information and Exchange Agent’s account at DTC, an Agent’s Message with respect to the Old Notes must be transmitted to and received by the Information and Exchange Agent at or prior to the Expiration Time (or the Consent Time or Early Tender Time, if the holder wishes to tender by the Consent Time or the Early Tender Time, as applicable).

Tender of Old Notes Through ATOP

DTC participants may electronically transmit their acceptance of the Exchange Offer through ATOP, for which the transaction will be eligible. In accordance with ATOP procedures, DTC will then verify the acceptance of the Exchange Offer and send an Agent’s Message to the Information and Exchange Agent for its acceptance.

An “Agent’s Message” is a message transmitted by DTC, received by the Information and Exchange Agent and forming part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgement from you that you have received the Exchange Offer documents.

If a Holder of Old Notes transmits its acceptance through ATOP, delivery of such tendered Old Notes must be made to the Information and Exchange Agent pursuant to the book-entry delivery procedures set forth herein. Unless such holder delivers the Old Notes being tendered to the Information and Exchange Agent, the Issuer may, at its option, treat such tender as defective for purposes of delivery of acceptance for exchange. Delivery of documents to DTC does not constitute delivery to the Information and Exchange Agent. If you desire to tender your Old Notes on the day that the Consent Time, the Early Tender Time or the Expiration Time occurs, you must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such date. The Issuer will have the right, which may be waived, to reject the defective tender of Old Notes as invalid and ineffective.

We have not provided guaranteed delivery procedures in conjunction with the Exchange Offer or under any of the Exchange Offer documents or other Exchange Offer materials provided therewith. Holders must timely tender their Old Notes in accordance with the procedures set forth in the Exchange Offer documents.

There is no letter of transmittal for the Exchange Offer. Holders must tender Old Notes through DTC’s ATOP procedures.

Effect of Tender

Any tender by a Holder, and the Issuer’s subsequent acceptance of that tender, of Old Notes will constitute a binding agreement between that Holder and the Issuer upon the terms and subject to the conditions of the Exchange Offer described herein. The participation in the Exchange Offer by a tendering Holder of Old Notes will constitute the agreement by that Holder to deliver good and marketable title to the tendered Old Notes, free and clear of any and all liens, restrictions, charges, pledges, security interests, encumbrances or rights of any kind of third parties.

Representations, Warranties and Covenants of Holders of Old Notes

Upon a valid tender of Old Notes and transmission of an Agent’s Message to the Information and Exchange Agent, a Holder will, subject to that Holder’s ability to withdraw its tender and subject to the terms and conditions of the Exchange Offer, be deemed, among other things, to:

(1)

irrevocably sell, assign and transfer to or upon the Issuer’s order or the order of the Issuer’s nominee all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the Holder’s status as a holder of, all Old Notes tendered thereby, such that thereafter the Holder shall have no contractual or other rights or claims in law or equity against the Issuer or any fiduciary, trustee, fiscal agent or other person connected with the Old Notes arising under, from or in connection with those Old Notes, other than the Early Participation Payment and Settlement Consideration, as applicable, and accrued and unpaid interest as expressly provided in this Prospectus;

(2)

waive any and all rights with respect to the Old Notes tendered thereby, including, without limitation, any existing or past defaults and their consequences in respect of those Old Notes, other than the Early Participation Payment and Settlement Consideration, as applicable, and accrued and unpaid interest as expressly provided in this Prospectus; and

(3)

release and discharge the Issuer, the guarantors of the Old Notes and the Old Notes Trustee from any and all claims that the Holder may have, now or in the future, arising out of or related to the Old Notes tendered thereby, including, without limitation, any claims that the Holder is entitled to receive additional principal or interest payments with respect to the Old Notes tendered thereby, other than the Early Participation Payment and Settlement Consideration, as applicable, and accrued and unpaid interest as expressly provided in this Prospectus, or to participate in any redemption or defeasance of the Old Notes tendered thereby.

In addition, each Holder of Old Notes validly tendered in the Exchange Offer upon transmission of an Agent’s Message to the Information and Exchange Agent will be deemed to represent, warrant and agree that:

(1)	it has received this Prospectus as a Holder and has reviewed it;

(2)

it is the beneficial owner of, or a duly authorized representative of one or more beneficial owners of, the Old Notes tendered thereby, and it has full power and authority to tender such Old Notes and deliver the related Agent’s Message;

(3)

the Old Notes being tendered thereby were owned as of the date of tender, free and clear of any liens, restrictions, charges and encumbrances of any kind, and the Issuer will acquire good title to those Old Notes, free and clear of all liens, restrictions, charges and encumbrances of any kind, when the Issuer accepts the same;

(4)

it will not sell, pledge, hypothecate or otherwise encumber or transfer any Old Notes tendered thereby from the date of such tender, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

(5)

it is not a person to whom it is unlawful to make an invitation to tender pursuant to the Exchange Offer under applicable law, and it has observed (and will observe) the laws of all relevant jurisdictions in connection with its tender;

(6)

it will, upon request, execute and deliver any additional documents deemed by the Information and Exchange Agent or the Issuer to be necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered hereby;

(7)	the deemed representations, acknowledgements and agreements under the heading “Certain ERISA Considerations” in this Prospectus are true and correct and are made and confirmed in all respects;

(8)

in evaluating the Exchange Offer and in making its decision whether to participate in the Exchange Offer by tendering its Old Notes and transmitting an Agent’s Message to the Exchange Agent, it has made its own independent appraisal of the matters referred to in this Prospectus and in any related communications and it is not relying on any statement, representation or warranty, express or implied, made to it by us, the Information and Exchange Agent or the Dealer Managers, other than those contained in this Prospectus, as amended or supplemented through the Expiration Time; and

(9)

it hereby irrevocably constitutes and appoints the Information and Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Information and Exchange Agent also acts as the agent of the Issuer), with full powers of substitution and revocation (such power-of-attorney being deemed to be an irrevocable power coupled with an interest), to (i) present the Old Notes and all evidences of transfer and authenticity to, or transfer ownership of, the Old Notes on the account books maintained by Euroclear, Clearstream Luxembourg, or DTC to, or upon the order of, the Issuer, (ii) present the Old Notes for transfer of ownership on the books of the relevant security register and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of the Old Notes all in accordance with the terms of and conditions to the Exchange Offers as set forth in this Prospectus.

The representations, warranties and agreements of a Holder tendering Old Notes will be deemed to be repeated and reconfirmed on and as of the Consent Time, Early Tender Time, the Expiration Time and the Settlement Date, as applicable. All authority conferred or agreed to by a tender of Old Notes and transmission of an Agent’s Message to the Information and Exchange Agent shall not be affected by, and shall survive, the death or incapacity of the person making such tender and transmission, and every obligation of such person shall be binding upon such person’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

Notice to Canadian Holders

In order to participate in the Exchange Offer, holders of Old Notes located in Canada are required to complete, sign and submit to the Information and Exchange Agent a Canadian Certification Form. The New Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the New Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this Prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Determination of Validity

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tendered Old Notes pursuant to the procedures described above, and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by the Issuer at its sole discretion, which determination will be final and binding. The Issuer reserves the absolute right to reject any or all tenders of any Old Notes determined by the Issuer not to be in proper form, or if the acceptance of or exchange of such Old Notes may, in the opinion of the Issuer’s counsel, be unlawful. The Issuer also reserves the right to waive any conditions to the Exchange Offer that the Issuer is legally permitted to waive.

Your tender will not be deemed to have been properly made until all defects or irregularities in your tender have been cured or waived. None of the Issuer, the Information and Exchange Agent, the Old Notes Trustee, the New Notes Trustee or any other person or entity is under any duty to give notification of any defects or irregularities in any tender or withdrawal of any Old Notes or will incur any liability for failure to give any such notification.

PLEASE SEND ALL MATERIALS TO THE INFORMATION AND EXCHANGE AGENT AND NOT TO FORUM, THE OLD NOTES TRUSTEE, THE NEW NOTES TRUSTEE OR THE DEALER MANAGERS.

WITHDRAWAL OF TENDERS

Tenders of Old Notes may be validly withdrawn at any time at or prior to the Withdrawal Deadline. Tendered Old Notes may not be withdrawn subsequent to the Withdrawal Deadline except as described below. If, after the Withdrawal Deadline, the Issuer (i) reduces the principal amount of Old Notes subject to the Exchange Offer, (ii) reduces the Aggregate Early Participation Payment, the Total Exchange Consideration or the Exchange Consideration for the Old Notes or (iii) is otherwise required by law to permit withdrawals, then previously tendered Old Notes may be validly withdrawn within a reasonable period under the circumstances after the date that notice of such reduction or permitted withdrawal is first published or given or sent to Holders of the Old Notes by the Issuer.

In the event of a termination of the Exchange Offer prior to the Settlement Date, no Settlement Consideration will be delivered on the Settlement Date, and the Old Notes tendered pursuant to the Exchange Offer will be promptly returned to the tendering Holders.

Old Notes validly withdrawn may thereafter be retendered at any time at or prior to the Expiration Time by following the procedures described herein; provided, however, that if a Holder’s Old Notes are not properly retendered pursuant to the Exchange Offer at or prior to the Consent Time, such Holder will not receive the Total Exchange Consideration.

Subject to applicable regulations of the SEC, if, for any reason whatsoever, acceptance for exchange of, or exchange of, any Old Notes tendered pursuant to the Exchange Offer is delayed (whether before or after the Issuer’s acceptance for exchange of Old Notes) or the Issuer extends the Exchange Offer, the Issuer may instruct the Information and Exchange Agent to retain tendered Old Notes, and those Old Notes may not be withdrawn, except to the extent that you are entitled to the withdrawal and revocation rights set forth herein.

To be effective, a written or facsimile transmission notice of withdrawal of a tender or a properly transmitted “Request Message” through DTC’s ATOP system for a withdrawal of a tender must:

•	be received by the Information and Exchange Agent at one of the addresses specified on the back cover of this Prospectus at or prior to the Withdrawal Deadline;

•	specify the name of the holder of the Old Notes to be withdrawn;

•

contain the description of the Old Notes to be withdrawn, the number of the account at DTC from which the Old Notes were tendered, the name and number of the account at DTC to be credited with the Old Notes withdrawn and the aggregate principal amount represented by such Old Notes; and

•	be signed by the DTC participant tendering such Old Notes through ATOP in the same manner as the participant’s name is listed in the applicable Agent’s Message.

If the Old Notes to be withdrawn have been delivered or otherwise identified to the Information and Exchange Agent, a signed notice of withdrawal is effective immediately upon receipt by the Information and Exchange Agent of written or facsimile transmission of the notice of withdrawal (or receipt of a Request Message) even if physical release is not yet effected. A withdrawal of Old Notes can only be accomplished in accordance with the foregoing procedures.

If you withdraw Old Notes, you will have the right to retender them at or prior to the Expiration Time (or at or prior to the Consent Time or the Early Tender Time, if you wish to tender by the Consent Time or the Early Tender Time, as applicable) in accordance with the procedures described above for tendering Old Notes. If the Issuer amends or modifies the terms of the Exchange Offer or the information concerning the Exchange Offer in a manner determined by the Issuer to constitute a material change to Holders of Old Notes, the Issuer will disseminate additional Exchange Offer materials and extend the period of the Exchange Offer, including any withdrawal rights, to the extent required by law and as the Issuer determines necessary.

CONDITIONS OF THE EXCHANGE OFFER AND CONSENT SOLICITATION

The Exchange Offer and Consent Solicitation are subject to the satisfaction or waiver of the conditions as described below.

The consummation of the Exchange Offer and Consent Solicitation is conditioned on the General Conditions, the execution of the Credit Agreement Amendment permitting the Exchange Offer, the Minimum Tender Condition and the effectiveness of the registration statement of which this Prospectus forms a part (which may not be waived). Subject to the terms of the Exchange and Support Agreement, the Issuer has the right, subject to applicable law, to terminate, amend or extend the Exchange Offer and the Consent Solicitation at any time and for any reason, including if any of the conditions described herein are not satisfied. The Issuer also has the right to waive any condition precedent to the Exchange Offer and the Consent Solicitation at its sole and absolute discretion.

Notwithstanding any other provisions of the Exchange Offer, the Issuer will not be required to accept for exchange or to exchange Old Notes validly tendered (and not validly withdrawn) pursuant to the Exchange Offer, and may, at its sole discretion, terminate the Exchange Offer or delay or refrain from accepting for exchange or exchanging the Old Notes for any reason, including if the General Conditions shall not have been satisfied or waived.

The Exchange Offer cannot be consummated until the registration statement of which this Prospectus forms a part is declared effective by the Securities and Exchange Commission.

General Conditions

The “General Conditions” mean that none of the following shall occur:

•

there shall have been instituted or threatened or be pending any action, proceeding, application, claim, counterclaim or investigation (whether formal or informal) (or there shall have been any material adverse development to any action, application, claim, counterclaim or proceeding currently instituted, threatened or pending) before or by any court, governmental, regulatory or administrative agency or instrumentality, domestic or foreign, or by any other person, domestic or foreign, in connection with the Exchange Offer or Consent Solicitation that, in the Issuer’s sole judgment, either (a) is, or is reasonably likely to be, materially adverse to the business, operations, properties, condition (financial or otherwise), income, assets, liabilities or prospects of Forum, (b) would or might prohibit, prevent, restrict or delay consummation of the Exchange Offer or Consent Solicitation or (c) would materially impair the contemplated benefits of the Exchange Offer or Consent Solicitation to Forum or be material to Holders in deciding whether to accept the Exchange Offer or Consent Solicitation;

•

an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in the Issuer’s sole judgment, either (a) would or might prohibit, prevent, restrict or delay consummation of the Exchange Offer or Consent Solicitation or (b) is, or is reasonably likely to be, materially adverse to the business, operations, properties, condition (financial or otherwise), income, assets, liabilities or prospects of the Issuer;

•

there shall have occurred or be likely to occur any event or condition affecting the business or financial affairs of Forum that in Forum’s sole judgment, either (a) is, or is reasonably likely to be, materially adverse to its business, operations, properties, condition (financial or otherwise), income, assets, liabilities or prospects, (b) would or might prohibit, prevent, restrict or delay consummation of the Exchange Offer or Consent Solicitation, (c) would materially impair the contemplated benefits of the Exchange Offer or Consent Solicitation or (d) would result in a default under any material agreement of Forum;

•

the Old Notes Trustee shall have objected in any respect to or taken action that is reasonably likely to adversely affect the consummation of the Exchange Offer or the Consent Solicitation in any significant manner, or shall have taken any action that challenges the validity or effectiveness of the procedures used by us in the making of any offer for some or all of the Old Notes pursuant to the Exchange Offer;

•	there exists, in Forum’s sole judgment, any actual or threatened legal impediment to the acceptance for exchange of, or exchange of, the Old Notes; or

•

there has occurred (a) any general suspension of, or limitation on prices for, trading in securities in the United States securities or financial markets, (b) any significant adverse change in the market price for the Old Notes, (c) a material impairment in the trading market for debt securities, (d) a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States or other major financial markets, (e) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in the Issuer’s reasonable judgment, might affect the extension of credit by banks or other lending institutions, (f) a commencement of a war, armed hostilities, terrorist acts or other national or international calamity directly or indirectly involving the United States, (g) any epidemic, pandemic or disease outbreak (including the COVID-19 virus) or (h) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof.

In addition, our obligation to transfer any Total Exchange Consideration or Exchange Consideration is conditioned upon our acceptance of Old Notes for exchange.

In conjunction with the Exchange Offer, we are soliciting Consents for the Proposed Amendments. We must receive Consents by Holders representing a majority of the outstanding principal amount of the Old Notes to adopt the Proposed Amendments. Any Old Notes owned by the Issuer or any of its affiliates will be disregarded in determining whether holders of the required principal amount of Old Notes have consented to the Proposed Amendments. If the Requisite Consents are delivered, we, the guarantors and the Old Notes Trustee will enter into the Supplemental Indenture to give effect to the Proposed Amendments; provided, however, that the Proposed Amendments will not become operative until the Settlement Date. Holders of Old Notes may not tender Old Notes in the Exchange Offer without delivering the related Consents, and Holders of Old Notes may not deliver Consents without tendering the related Old Notes. Old Notes may not be withdrawn from the Exchange Offer and the related Consents may not be revoked from the Consent Solicitation after the Withdrawal Deadline, subject to applicable law. See “Proposed Amendments.”

In order to amend the Old Notes Indenture, the Requisite Consents must be received and we, the guarantors and the Old Notes Trustee must execute the Supplemental Indenture. We intend to cause the Information and Exchange Agent to deliver the Requisite Consents to the Old Notes Trustee promptly after they have been obtained. The Supplemental Indenture will be executed and delivered on or promptly following receipt of the Requisite Consents, but will not become operative until the Settlement Date. Only Holders of the Old Notes are entitled to deliver Consents. Pursuant to the Old Notes Indenture, the transfer of the Old Notes on the register for the New Notes will not have the effect of revoking any Consent previously given by the holder of those Old Notes and that Consent will remain valid by the person in whose name such Old Notes are then on the register for the New Notes.

These conditions are for our benefit and may be asserted by us or may be waived by us, including any action or inaction by us giving rise to any condition, in whole or in part at any time and from time to time, at our sole discretion. We may additionally terminate the Exchange Offer and the Consent Solicitation if any condition is not satisfied at or after the Expiration Time. Under the Exchange Offer, if any of these events occur, subject to the termination rights described above, we may (i) return Old Notes tendered thereunder to you, (ii) extend the Exchange Offer and retain all tendered Old Notes until the expiration of the extended Exchange Offer, or (iii) amend the Exchange Offer in any respect by giving oral or written notice of such amendment to the Information and Exchange Agent and making public disclosure of such amendment to the extent required by law.

We have not made a decision as to what circumstances would lead us to waive any such condition, and any such waiver would depend on circumstances prevailing at the time of such waiver. Although we have no present plans or arrangements to do so, we reserve the right to amend, at any time, the terms of any Exchange Offer. We will give Holders notice of such amendments as may be required by applicable law.

INFORMATION AND EXCHANGE AGENT; DEALER MANAGERS

Information and Exchange Agent

D.F. King & Co., Inc. has been appointed the information agent and the exchange agent for the Exchange Offer and Consent Solicitation. All correspondence in connection with the Exchange Offer should be sent or delivered by each Holder of Old Notes, or a beneficial owner’s custodian bank, depositary, broker, trust company or other nominee, to the Information and Exchange Agent at the address and telephone numbers set forth on the back cover of this Prospectus. Forum will pay the Information and Exchange Agent reasonable compensation for its services and will reimburse it for certain reasonable expenses in connection therewith. In connection with the Exchange Offer and the Consent Solicitation, the Company will also pay soliciting retail brokers a Soliciting Broker Fee and will pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the Holders of Old Notes and in handling or forwarding tenders of Old Notes and Consents by their customers. See “General Terms of the Exchange Offers and Consent Solicitations—Soliciting Broker Fees.”

Questions concerning tender procedures and requests for additional copies of this Prospectus should be directed to the Information and Exchange Agent at the address and telephone numbers set forth on the back cover of this Prospectus. Holders of Old Notes may also contact their custodian bank, depositary, broker, trust company or other nominee for assistance concerning the Exchange Offer.

Dealer Managers

In connection with the Exchange Offer and Consent Solicitation, the Issuer has retained BofA Securities, Inc., Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC to act as the dealer managers for the Exchange Offer and solicitation agents for the Consent Solicitation. The Issuer has agreed to pay the Dealer Managers customary fees and to reimburse the Dealer Managers for their reasonable out-of-pocket expenses and to indemnify them against certain liabilities, including liabilities under federal securities laws, and to contribute to payments that it may be required to make in respect thereof. Except for any Soliciting Broker Fee, no fees or commissions have been or will be paid by the Issuer to any broker or dealer, other than the Dealer Managers, in connection with the Exchange Offer. The customary mailing and handling expenses incurred by brokers, dealers, banks, depositories, trust companies and other nominees or custodians forwarding material to their customers will be paid by the Issuer. The obligations of the Dealer Managers to perform such function are subject to certain conditions.

The Dealer Managers and their affiliates have from time to time provided and are currently providing certain commercial banking, financial advisory and investment banking services to the Issuer and its subsidiaries and affiliates for which they have received customary fees. Each of the Dealer Managers was an initial purchaser in connection with the issuance of the Old Notes. An affiliate of Wells Fargo Securities, LLC is the trustee under the Old Notes Indenture. In addition, affiliates of the Dealer Managers are lenders under our Credit Agreement and will receive customary fees in connection with the Credit Agreement Amendment.

In the ordinary course of their business, the Dealer Managers or their affiliates may at any time hold long or short positions, and may trade for its own account or the accounts of customers, in debt or equity securities issued or guaranteed by the Issuer or its subsidiaries and affiliates, including the Old Notes and the New Notes and, to the extent that the Dealer Managers or their affiliates own Old Notes during the Exchange Offer, they may tender such Old Notes pursuant to the terms of the Exchange Offer. The Dealer Managers and their affiliates may from time to time in the future engage in future transactions with the Issuer and its subsidiaries and affiliates and provide services to them in the ordinary course of their respective businesses.

In connection with the Exchange Offer or otherwise, the Dealer Managers may purchase and sell the Old Notes and the New Notes in the open market to the extent permitted by applicable law. Affiliates of the Dealer Managers have a lending relationship with us, and certain of the Dealer Managers or their affiliates routinely hedge, or may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these Dealer Managers and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the New Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the New Notes offered hereby. Any of these transactions may have the effect of preventing or retarding a decline in the market prices of the Old Notes or the New Notes. Any such transactions may also cause the prices of the Old Notes or the New Notes to be higher than the prices that otherwise would exist in the open market in the absence of these transactions. The Dealer Managers may conduct these transactions in the over-the-counter market or otherwise. If the Dealer Managers commence any of these transactions, it may discontinue them at any time. The Dealer Managers are only acting as dealer managers for the Exchange Offer in the United States and, if eligible, in Canada.

DESCRIPTION OF THE NEW NOTES

Forum Energy Technologies, Inc. (the “Issuer”) will issue the 9.00% convertible senior secured notes due 2025 (the “Notes”) under an Indenture (the “Indenture”), to be dated as of the Issue Date, among the Issuer, the Guarantors and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Notes Collateral Agent”). The terms of the Notes include those set forth in (i) the Indenture, including those terms made part of the Indenture by reference to the Trust Indenture Act (the “TIA”), (ii) the Security Documents and (iii) the Intercreditor Agreement. You may obtain a copy of the Indenture, the Security Documents and the Intercreditor Agreement from the Issuer at its address set forth elsewhere in this Prospectus. In this “Description of the New Notes,” the term “Issuer” refers to Forum Energy Technologies, Inc. and not to any of its subsidiaries.

The following is a summary of the material terms and provisions of the Notes, the Indenture, the Security Documents and the Intercreditor Agreement. The following summary does not purport to be a complete description of the Notes, the Indenture, the Security Documents and the Intercreditor Agreement, and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Notes, the Indenture, the Security Documents and the Intercreditor Agreement. You can find definitions of certain terms used in this description under the heading “—Certain Definitions.”

The registered Holder of a Note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the Indenture.

Brief Description of the Notes and the Note Guarantees

The Notes

The Notes will be:

•	pari passu in right of payment with all existing and future senior Indebtedness of the Issuer, including all obligations under our Credit Agreement;

•

secured on a first priority basis by the Notes Priority Collateral and the Notes Separate Collateral owned by the Issuer and the Guarantors and on a second priority basis by the ABL Priority Collateral owned by the Issuer and the Guarantors, in each case, subject to Permitted Liens under the Indenture;

•

effectively senior to all unsecured Indebtedness of the Issuer to the extent of the value of the Collateral (after giving effect to the Liens securing our Credit Agreement and any other senior Lien on the Collateral);

•	senior in right of payment to any future subordinated Indebtedness of the Issuer; and

•	structurally subordinated to all obligations and other liabilities of any of our non-guarantor subsidiaries.

Substantially all of the personal property, subject to certain exceptions, of the Issuer and the Guarantors will be pledged to secure our obligations under the Notes and our obligations under our Credit Agreement, and certain real property interests will also be pledged to secure our obligations under the Notes. See “—Security” below.

The Note Guarantees

On the Issue Date, the Issuer’s obligations under the Notes and the Indenture will be jointly and severally guaranteed, on a senior basis, by each of the Issuer’s direct and indirect Domestic Subsidiaries that guarantees any Indebtedness of the Issuer under the Credit Agreement. After the Issue Date, the Notes will be unconditionally guaranteed by certain of the Issuer’s direct and indirect Domestic Subsidiaries (other than Excluded Subsidiaries). See “—Certain Covenants—Additional Guarantees.” Not all of the Issuer’s Domestic Subsidiaries will guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-Guarantor Subsidiaries, the non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer. For the three months ended March 31, 2020, the Issuer’s non-Guarantor Subsidiaries accounted for approximately 28.6% and 4.9% of the Issuer’s revenue and operating loss, respectively. As of March 31, 2020, the Issuer’s non-Guarantor Subsidiaries accounted for approximately 27.4% of the Issuer’s consolidated assets and approximately 13.6% of the Issuer’s consolidated liabilities.

Although the Indenture contains limitations on the amount of additional secured Indebtedness that the Issuer and the Subsidiaries may incur, under certain circumstances, the amount of this Indebtedness could be substantial. See “—Certain Covenants—Limitation on Additional Indebtedness” and “—Certain Covenants—Limitation on Liens.”

Each Note Guarantee of a Guarantor will be:

•	pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor, including all obligations under our Credit Agreement;

•

secured on a first priority basis by the Notes Priority Collateral and the Notes Separate Collateral owned by that Guarantor and on a second priority basis by the ABL Priority Collateral owned by that Guarantor, in each case, subject to Permitted Liens under the Indenture;

•

effectively senior to all unsecured Indebtedness of that Guarantor, to the extent of the value of the Collateral (after giving effect to the Liens securing our Credit Agreement and any other senior Liens on the Collateral); and

•	senior in right of payment to any future subordinated Indebtedness of that Guarantor.

The Note Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance or fraudulent transfer or unlawful financial assistance under applicable law. See “Risk Factors—Risks Related to the New Notes—Federal and state statutes allow courts, under specific circumstances, to void guarantees and the related security interests, and require debtholders to return payments received or prevent debtholders from receiving payments.”

The Note Guarantee of a Guarantor will be automatically released and discharged:

(1)    in connection with any sale, disposition or transfer of all or substantially all of the assets of that Guarantor (including by way of merger, amalgamation or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Subsidiary of the Issuer, if the sale, disposition or transfer does not violate the “Asset Sale” provisions of the Indenture;

(2)    in connection with any sale, exchange, disposition or transfer of all of the Equity Interests of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Subsidiary of the Issuer, if the sale, exchange, disposition or transfer does not violate the “Asset Sale” provisions of the Indenture;

(3)    [reserved];

(4)    [reserved];

(5)    upon legal or covenant defeasance or satisfaction and discharge of the Indenture as provided below under “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge”; or

(6)    upon a dissolution of such Guarantor that is permitted under the Indenture.

Principal, Maturity and Interest

The Notes will mature on August 4, 2025, provided that if more than $16.5 million in aggregate principal amount of Old Notes remain outstanding as of June 30, 2021, the Notes will mature on June 30, 2021. The Notes will bear interest at 9.00% per annum, payable semi-annually in arrears on April 1 and October 1 of each year, commencing on October 1, 2020, to Holders of record at the close of business on March 15 or September 15, as the case may be (whether or not a Business Day), immediately preceding the related interest payment date. Interest will be payable, at the election of the Issuer (made by delivering a notice to the Trustee prior to the record date for the next interest payment date), (i) entirely in cash (“Cash Interest”) or (ii) by paying 6.25% per annum as Cash Interest and 2.75% per annum by increasing the principal amount of the outstanding Notes or by issuing additional Notes (“PIK Interest Notes”) having a principal amount equal to the amount of interest so paid (“PIK Interest”). Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from and including the most recent date to which interest has been paid. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

Notwithstanding anything to the contrary, the payment of accrued interest in connection with any redemption or purchase of Notes, as described under “—Optional Redemption,” “—Change of Control” or “—Certain Covenants—Limitation on Asset Sales,” will be made solely in cash.

If a scheduled payment date falls on a day that is not a Business Day, the payment to be made on such payment date will be made on the next succeeding Business Day with the same force and effect as if made on such payment date, and no additional interest will accrue solely as a result of such delayed payment. Interest on overdue principal and interest will accrue at the applicable interest rate on the Notes.

The Notes will be issued in registered form, without coupons, and in denominations of $1.00 and integral multiples of $1.00 in excess thereof.

We may issue additional Notes having identical terms and conditions to the Notes offered hereby, except for issue date, issue price and first interest payment date, in an unlimited aggregate principal amount (the “Additional Notes”), subject to compliance with the covenant described under “—Certain Covenants—Limitation on Additional Indebtedness.” Any Additional Notes will be part of the same issue and will be treated as one class with the Notes, including for purposes of voting, redemptions and offers to purchase. For purposes of this “Description of the New Notes,” references to the Notes include Additional Notes, if any.

In connection with the payment of PIK Interest in respect of the Notes, the Issuer will, without the consent of the Holders (and without regard to any restrictions or limitations set forth under “—Certain Covenants—Limitation on Additional Indebtedness” and “—Certain Covenants—Limitation on Liens”), either increase the outstanding principal amount of the Notes or issue PIK Interest Notes under the Indenture having the same terms as the Notes (in each case, a “PIK Payment”).

Methods of Receiving Payments on the Notes

The Issuer will make payments in respect of global Notes by wire transfer of immediately available funds to the accounts specified by DTC or its Nominee. If a Holder of at least $1.0 million principal amount of certificated Notes has given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable payment date, the Issuer will make all payments on such Holder’s Notes by wire transfer of immediately available funds to the account in the City and State of New York specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the paying agent (the “Paying Agent”) and registrar (the “Registrar”) for the Notes in the City and State of New York unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. The Issuer has designated the Trustee to act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without prior notice to the Holders, and the Issuer and/or any Subsidiary may act as Paying Agent or Registrar.

At all times, PIK Interest on the Notes will be payable:

(i)    in respect of global Notes, by increasing the aggregate principal amount of the outstanding global Notes by an amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole dollar) as provided in writing by the Issuer to the Trustee; and

(ii)    in respect of certificated Notes, by issuing PIK Interest Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole dollar), and the Trustee will, at the written request of the Issuer, authenticate and deliver such PIK Interest Notes in certificated form for original issuance to the registered Holders on the relevant record date, as shown by the records of the register of Holders.

Following an increase in the principal amount of the outstanding global notes as a result of a PIK Payment, the global notes will bear interest on such increased principal amount from and after the interest payment date related to such PIK Payment. Any PIK Interest Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date. All Notes issued pursuant to a PIK Payment will be subject to the Indenture and will have the same terms as Notes issued on the Issue Date.

Optional Redemption

General

Subject to the rights of Holders described in “—Conversion Rights—Optional Conversion,” at any time or from time to time on or after August 4, 2022, the Issuer, at its option, may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, together with accrued and unpaid interest to, but not including, the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning August 4 of the years indicated:

Year	Optional redemption price
2022	104.500%
2023	102.500%
2024 and thereafter	100.000%

Redemption at Applicable Premium

Subject to the rights of Holders described in “—Conversion Rights—Optional Conversion,” the Notes may also be redeemed, in whole or in part, at any time or from time to time prior to August 4, 2022 at the option of the Issuer, at a redemption price equal to 100.0% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1)    1.0% of the principal amount of such Note; and

(2)    the excess, if any, of:

(a)    the present value at such redemption date of (i) the redemption price of such Note at August 4, 2022 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption—General”) plus (ii) all required interest payments (excluding accrued and unpaid interest to such redemption date) due on such Note through August 4, 2022, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)    the principal amount of such Note.

“Treasury Rate” means, as of any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to August 4, 2022; provided, however, that if the period from the redemption date to August 4, 2022 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to August 4, 2022 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

The Issuer will calculate the Treasury Rate and Applicable Premium and, prior to the redemption date, file an Officers’ Certificate with the Trustee setting forth the Treasury Rate and Applicable Premium and showing the calculation of each in reasonable detail.

Notwithstanding anything to the contrary herein, the Notes may not be redeemed or called for redemption, in whole or in part, at any time prior to the time that the Required Stockholder Approval shall have been obtained. The Issuer may acquire Notes by means other than a redemption, whether pursuant to a tender offer, open market purchase, negotiated transaction or otherwise, in accordance with applicable securities laws.

Selection and Notice of Redemption

In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, the Trustee will select the Notes for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national security exchange, on a pro rata basis or by lot (except that any Notes represented by a global Note will be redeemed by such method as the DTC may require); provided, however, that no Notes of a principal amount of $1.00 in original principal amount or less shall be redeemed in part.

Notice of redemption will be delivered to the Holders at least 30 days, but not more than 60 days, before the date of redemption, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notices of redemption shall be irrevocable and may not be conditional; provided, however, that notices of redemption may be subject to the sole condition that less than 100% in aggregate principal of all outstanding Notes are tendered in the related Optional Conversion Offer and, upon the settlement of any Optional Conversion Offer related to such notice of redemption, the Issuer shall be entitled to amend any notice of redemption to reduce the principal amount of Notes to be redeemed in proportion to the amount of Notes tendered in such Optional Conversion Offer. The notice of redemption with respect to a redemption described under “—Optional Redemption—Redemption at Applicable Premium” need not set forth the Applicable Premium but only the manner of calculation thereof. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the applicable date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent for the Notes funds in satisfaction of the applicable redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

Security

The obligations of the Issuer with respect to the Notes, the obligations of the Guarantors under their respective Note Guarantees, and the performance of all other obligations of the Issuer and the Guarantors under or relating to the Note Documents will be secured by the following, whether now owned or hereafter acquired or arising and wherever located (in each case, other than Excluded Property and subject to Permitted Liens), and in each case, subject to the rights of the ABL Facility Collateral Agent described in the Intercreditor Agreement and the ABL Security Documents: (i) a second-priority security interest in the ABL Priority Collateral, (ii) a first-priority security interest in all of the following assets of the Issuer and the Guarantors: (a) Intellectual Property; (b) all of the capital stock and other Equity Interests of each Subsidiary owned by the Issuer or a Guarantor and any other Investment Property; (c) Equipment; (d) Fixtures; (e) all Farm Products; (f) all cash and Cash Equivalents that are, and all Deposit Accounts and Securities Accounts that contain only, proceeds of the foregoing items (a) through (e); (g) to the extent related to, substituted or exchanged for, evidencing, supporting or arising from any of the items referred to in the preceding clauses (a) through (f), all General Intangibles, Chattel Paper, documents, letter of credit rights, Instruments and rights to payment evidenced thereby, Payment Intangibles, Supporting Obligations and Books and records, including customer lists; (h) to the extent attributed or pertaining to any Notes Priority Collateral, all Commercial Tort Claims; (i) all substitutions, replacements, accessions, products, or proceeds of any of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to, or destruction of, or other involuntary conversion and (j) all other assets or property of the Issuer or any Guarantor that are subject to a Note Lien that are not otherwise set forth in items (a) through (i) above or clause (iii) below to the extent that such items do not constitute ABL Priority Collateral (the items described in the foregoing clause (ii) being referred to as the “Notes Priority Collateral”) and (iii) a first-priority security interest in all of the Material Real Property of the Issuer and the Guarantors (the “Notes Separate Collateral,” and together with the ABL Priority Collateral and the Notes Priority Collateral, the “Collateral”). Notwithstanding anything else herein to the contrary, the Notes Priority Collateral shall not include any identifiable proceeds of any ABL Priority Collateral.

The following assets constitute “Excluded Property,” solely to the extent a Lien is not granted on the same to secure any obligations of the Issuer or any Guarantor under any Credit Facility (including the Credit Agreement):

(i)    voting Equity Interests of any CFC or FSHCO to the extent that such voting Equity Interests represent more than 65% of the outstanding voting Equity Interests of such CFC or FSHCO, in each case, to the extent that (i) such CFC or FSHCO is not organized in a Material Foreign Jurisdiction or (ii) the granting of a security interest with respect to such Equity Interests (x) would reasonably be expected to result in material and adverse tax consequences to the Issuer or any of its Subsidiaries or other material payments required under applicable local law by the Issuer or any of its Subsidiaries, or (y) would be prohibited by applicable law or otherwise would require the consent of Governmental Authorities;

(ii)    any rights or interest in any contract, agreement, lease, permit, license, charter or license agreement covering real or personal property of the Issuer or any Guarantor if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest in, pledge of, or charge, mortgage or lien upon such property is prohibited as a matter of law or under the terms of such contract, agreement, lease, permit, license, charter or license agreement (each of the foregoing, an “Excluded Contract”) (provided that (1) the foregoing exclusions of this clause (i) shall in no way be construed (x) to apply to the extent that any described prohibition or restriction is ineffective or unenforceable under Section 9-406, 9-407, 9-408, or 9-409 of the applicable Uniform Commercial Code or other applicable law or (y) to apply to the extent that any consent or waiver has been obtained by the Issuer or applicable Guarantor that would permit the Notes Collateral Agent’s security interest and lien to attach notwithstanding the prohibition or restriction on the pledge of such Excluded Contract and (2) the foregoing exclusions of clause (i) shall in no way be construed to limit, impair, or otherwise affect any of the Notes Collateral Agent’s or the other secured parties’ continuing security interests in and liens upon any rights or interests of the Issuer and any Guarantor in or to (x) monies due or to become due to the Issuer or such Guarantor under or in connection with any Excluded Contract or (y) any proceeds received by the Issuer or such Guarantor from the sale, license, lease, or other dispositions of any such Excluded Contract);

(iii)    any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law; provided that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral;

(iv)    the Equity Interests owned by the Issuer or any Guarantor in a joint venture to the extent (but only to the extent) (a) the organizational documents of such joint venture (to the extent such joint venture is not wholly-owned, directly or indirectly, by the Issuer) prohibits the granting of a Lien on such Equity Interests or (b) such Equity Interests of such joint venture are otherwise pledged as collateral to secure (to the extent permitted by the Indenture) (i) obligations to the other holders of the Equity Interests in such joint venture (other than a holder that is a Subsidiary of the Issuer) or (ii) Indebtedness of such joint venture that is non-recourse to the Issuer and the Guarantors or any of their respective assets and other property (each of the foregoing, “Excluded Equity Interests”); provided, however, that, if any of the foregoing conditions cease to be in effect for any reason, then the Equity Interest in such joint venture shall cease to be an Excluded Equity Interest and shall automatically be subject to the security interest granted to the Notes Collateral Agent and shall be considered Collateral; provided further, that any proceeds received by the Issuer or any Guarantor from the sale, transfer or other disposition of Excluded Equity Interests shall constitute Collateral unless any property constituting such proceeds are themselves subject to the exclusions set forth above;

(v)    any consent, or approval of any governmental authority to the extent (but only to the extent) that the Issuer or any Guarantor is prohibited from granting a security interest in, pledge of, or charge, mortgage or lien upon any such property by reason of (a) a negative pledge, anti-assignment provision or other contractual restriction or (b) applicable law to which the Issuer or such Guarantor or such property is subject (each of the foregoing, “Excluded Governmental Approvals”); provided, however, to the extent that (i) either of the prohibitions discussed in clause (a) and (b) above is ineffective or subsequently rendered ineffective or unenforceable under Sections 9-406, 9-407, 9-408 or 9-409 of the applicable Uniform Commercial Code or under any other applicable law or is otherwise no longer in effect or enforceable, or (ii) the Issuer or such Guarantor has obtained the consent of the applicable governmental authority to the creation of a lien and security interest in, such Excluded Governmental Approval, then such approval or consent shall cease to be an Excluded Governmental Approval and shall automatically be subject to the security interest granted to the Notes Collateral Agent and shall be considered Collateral; provided, further, that any proceeds received by the Issuer or any Guarantor from the sale, transfer or other disposition of Excluded Governmental Approvals shall constitute Collateral unless any property constituting such proceeds are themselves subject to the exclusions set forth above or otherwise constitute Excluded Property;

(vi)    any property and proceeds thereof (including insurance proceeds) of the Issuer or any Guarantor that at any time subject to a Lien securing Purchase Money Indebtedness (or Refinancing Indebtedness in respect thereof) or a Capitalized Lease Obligation to the extent (and only to the extent) that (a) the Indebtedness associated with such Lien is permitted under clauses (8), (11) or (15) of the definition of “Permitted Indebtedness,” and (b) the documents evidencing such Indebtedness or Capitalized Lease Obligations prohibit or restrict the granting of a Lien in such property (each of the foregoing, “Excluded PMSI Collateral”); provided, however, to the extent that either of the prohibitions discussed in clause (a) and (b) above is ineffective or subsequently rendered ineffective or unenforceable under Sections 9-406, 9-407, 9-408 or 9-409 of the applicable Uniform Commercial Code or under any other applicable law or is otherwise no longer in effect, then such property and proceeds thereof shall cease to be Excluded PMSI Collateral and shall automatically be subject to the lien and security interests granted to the Notes Collateral Agent and shall be considered Collateral; provided, further, that any proceeds received by the Issuer or any Guarantor from the sale, transfer or other disposition of Excluded PMSI Collateral shall constitute Collateral unless any property constituting such proceeds are themselves subject to the exclusions set forth above or otherwise constitute Excluded Property; and

(vii)    all leased Real Property (including all leases relating thereto) of the Issuer or any Guarantor and all insurance proceeds thereof.

The Liens on, and security interests in, the Collateral granted to the Notes Collateral Agent will be subject to the “Pledged ULC Share Limitation” set forth in the following paragraph.

Notwithstanding any provisions to the contrary contained in the Guaranty and Security Agreement, the Indenture or any of the other Note Documents or any other document or agreement among all or some of the parties to the Guaranty and Security Agreement, the Issuer and each Guarantor will be, as of the Issue Date, the sole registered and beneficial owner of all the shares and other Equity Interests which are shares in the capital stock or other Equity Interests of any unlimited company, unlimited liability company, or unlimited liability corporation or any similar entity existing under the laws of any province or territory of Canada (such entity, a “ULC”) and, where context permits, includes Proceeds of Collateral which are shares in the capital stock or other Equity Interests in such ULC (such shares, “ULC Shares”), if any, which form part of the Pledged Interests (as defined in the Guaranty and Security Agreement) (the “Pledged ULC Shares”), and will remain so until such time as such Pledged ULC Shares are fully and effectively transferred into the name of Notes Collateral Agent, any other secured party or any other Person on the books and records of the ULC which has issued such ULC Shares. Nothing in the Guaranty and Security Agreement, the Indenture or any other document or agreement delivered among all or some of the parties to the Guaranty and Security Agreement is intended or shall constitute the Notes Collateral Agent, any other secured party or any Person other than the Issuer or any Guarantor to be a member or shareholder of any ULC until such time as written notice is given to the Issuer or the applicable Guarantor and all further steps are taken so as to register the Notes Collateral Agent, such other secured party, or other Person as holder of all Pledged ULC Shares. The granting of the security interest pursuant to Guaranty and Security Agreement is not intended to make the Notes Collateral Agent, or any other secured party a successor to the Issuer or any Guarantor as a member or shareholder of any ULC, and neither the Notes Collateral Agent, nor any other secured party nor any of their respective successors and assigns under the Guaranty and Security Agreement shall be deemed to become a member or shareholder of any ULC by accepting Guaranty and Security Agreement or exercising any right granted therein unless and until such time, if any, when the Notes Collateral Agent, or other secured party or any successor or assign expressly becomes a registered member or shareholder of any ULC. Under the Guaranty and Security Agreement, the Issuer and each Guarantor shall be entitled to receive and retain for its own account any dividends or other distributions, if any, in respect of the Pledged ULC Shares, and shall have the right to vote such Pledged ULC Shares and to control the direction, management and policies of the ULC issuing such Pledged ULC Shares to the same extent as the Issuer or such Guarantor would if such Pledged ULC Shares were not pledged to the Notes Collateral Agent. To the extent any provision of the Guaranty and Security Agreement would have the effect of constituting the Notes Collateral Agent, or any other secured party to be a member or shareholder of the ULC prior to such time, such provision shall be severed from the Guaranty and Security Agreement and be ineffective with respect to the relevant Pledged ULC Shares without otherwise invalidating or rendering unenforceable the Guaranty and Security Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Pledged Interests other than Pledged ULC Shares. Notwithstanding anything to the contrary in the Guaranty and Security Agreement (except to the extent, if any, that the Notes Collateral Agent, or any other secured party or any of their respective successors or assigns expressly becomes a registered member or shareholder of any ULC after the Issue Date), neither the Notes Collateral Agent, nor any other secured party, nor any of their respective successors or assigns shall be deemed to have assumed or otherwise become liable for any debts or obligations of any ULC. Except upon the exercise by the Notes Collateral Agent or other Persons, of rights to sell or otherwise dispose of Pledged ULC Shares or other remedies following the occurrence and during the continuance of an Event of Default (as defined in the Guaranty and Security Agreement), neither the Issuer nor any Guarantor shall cause or permit, or enable any ULC in which it holds Pledged ULC Shares to cause or permit, the Notes Collateral Agent, or any other secured party to: (a) be registered as a member or shareholder of such ULC, (b) have any notation entered in its favor in the share register of such ULC, (c) be held out as a member or shareholder of such ULC, (d) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of the Notes Collateral Agent, or any other secured party holding a security interest in the Pledged ULC Shares, or (e) act as a member or shareholder of such ULC, or exercise any rights of a member or shareholder of such ULC, including the right to attend a meeting of such ULC or vote the shares of such ULC.

The Collateral will be pledged, subject to the Intercreditor Agreement, pursuant to the Guaranty and Security Agreement and other Security Documents by and among the Issuer, the Guarantors and the Notes Collateral Agent executed and delivered by the Issuer or the applicable Guarantor to the Notes Collateral Agent for the benefit of the Notes Collateral Agent, the Trustee and the Holders of the Notes; provided that (i) no control agreements with respect to any Deposit Accounts or Securities Accounts that constitute Notes Priority Collateral that exist on the Issue Date shall be required to be executed and delivered to the Notes Collateral Agent until the date that is 60 days after the Issue Date, (ii) no deeds of trust, trust deeds, mortgages or similar instruments with respect to Material Real Property in existence on the Issue Date shall be required to be executed, delivered to the Notes Collateral Agent or filed until the date that is 90 days after the Issue Date and (iii) no pledges of any Equity Interests of any CFC or FSHCO that are not then subject to a pledge pursuant to the Credit Agreement shall be required to be delivered until the date that is 60 days after the Issue Date.

So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions, including the terms and conditions of the Indenture and the Guaranty and Security Agreement, the Issuer and the Guarantors are entitled to exercise any voting and other consensual rights pertaining to all Equity Interests pledged pursuant to the Guaranty and Security Agreement and to remain in possession and retain exclusive control over the Collateral (other than as set forth in the Security Documents), to operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income thereon.

Upon the occurrence and during the continuance of an Event of Default following notice by the Notes Collateral Agent to the Issuer and the Guarantors, the Notes Collateral Agent will be permitted, subject to applicable law, to exercise remedies and sell the Collateral under the Security Documents at the written direction of the Holders of a majority of the Notes.

Subject to certain limitations and exceptions, the Indenture and the Security Documents require that the Issuer and the Guarantors grant to the Notes Collateral Agent, for the benefit of the Trustee and the Holders of the Notes, a first-priority lien (subject to Permitted Liens) on all property acquired after the Issue Date of the kinds described above as Notes Priority Collateral or Notes Separate Collateral (other than Excluded Property) and a second-priority Lien (subject to Permitted Liens) on property acquired after the Issue Date on property of the type covered by the definition of “ABL Priority Collateral” (other than Excluded Property). If the Issuer or any Guarantor creates any additional security interest upon any property or asset that would constitute Collateral to secure any ABL Obligations, it must concurrently grant (i) a first priority perfected security interest (subject to Permitted Liens) upon any such Notes Priority Collateral and (ii) a second priority perfected security interest (subject to Permitted Liens) upon any such ABL Priority Collateral, as security for the Note Obligations.

The proceeds from the sale of the Collateral may not be sufficient to satisfy the obligations owed to the Holders. By its nature some or all of the Collateral is and will be illiquid and may have no readily ascertainable market value. Accordingly, the Collateral may not be able to be sold in a short period of time, if salable. See “Risk Factors—Risks Related to the Collateral Securing the New Notes—It may be difficult to realize the value of the collateral securing the New Notes.”

The Issuer and the Guarantors are and will be able to incur additional Indebtedness in the future which could share in the Collateral. The amount of such additional Indebtedness will be limited by the covenant described under “—Certain Covenants—Limitation on Liens” and the covenant described under “—Certain Covenants—Limitation on Additional Indebtedness.” Under certain circumstances, the amount of any such additional Indebtedness could be significant.

After Acquired Property

Upon forming or acquiring any new direct or indirect Domestic Subsidiary that becomes or is required to become a Guarantor as set forth under “—Additional Guarantees,” the Issuer shall, at the Issuer’s expense:

•	within 45 days of such event, (A) cause such new Domestic Subsidiary to provide to the Notes Collateral Agent a joinder to the Guaranty and Security Agreement, in each case, together with such other Security Documents or supplements to the Security Documents, as well as appropriate financing statements, sufficient to grant the Notes Collateral Agent, for the benefit of the Holders, a first priority Lien on Notes Priority Collateral (other than Material Real Property) and a second priority Lien on ABL Priority Collateral, in each case, subject to Permitted Liens, in and to the assets of such newly formed or acquired Domestic Subsidiary and (B) provide to the Notes Collateral Agent an Opinion of Counsel with respect to the execution and delivery of the applicable documentation referred to above; provided that no Security Document delivered pursuant to clause (A) above shall be materially more burdensome upon the Issuer or its Subsidiaries than the Security Documents executed and delivered by the Issuer and the Guarantors in connection with the Issue Date, unless such Domestic Subsidiary is willing to agree or has agreed to such similar terms in the corresponding security document for the Credit Agreement.

•

within 90 days after such formation or acquisition, (A) cause such Domestic Subsidiary to duly execute and deliver to the Notes Collateral Agent deeds of trust, trust deeds, deeds to secure debt, or mortgages, as applicable, solely with respect to Material Real Property owned by such new Domestic Subsidiary sufficient to grant a first priority Lien to the Notes Collateral Agent, for the benefit of the Holders, on such Material Real Property, along with one or more Opinions of Counsel with respect to the execution, delivery and enforceability of the applicable documentation referred to in this clause (A) and (B) with respect to any Material Real Property described in clause (A), (i) deliver to the Notes Collateral Agent a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard determination, together with a notice executed by such Issue or Guarantor about special flood hazard area status, if applicable, in respect of such Material Real Property and (ii) if such Material Real Property is located in a special flood hazard area, evidence of flood insurance, and any title reports, surveys, and environmental assessment reports regarding such Material Real Property as may be in the possession of such entity; provided that no Security Document delivered pursuant to clause (A) above shall be materially more burdensome upon the Issuer or its Subsidiaries than the Security Documents executed and delivered by the Issuer and the Guarantors in connection with the Issue Date, unless such Domestic Subsidiary is willing to agree or has agreed to such similar terms in the corresponding security document for the Credit Agreement.

Upon the acquisition of any Material Real Property by the Issuer or any Guarantor, if such property shall not already be subject to a perfected first priority security interest (subject to Permitted Liens) in favor of the Notes Collateral Agent for the benefit of the Holders, then the Issuer shall, at the Issuer’s expense:

•

within 90 days after such acquisition, (A) cause the Issuer or applicable Guarantor to execute and deliver to the Notes Collateral Agent deeds of trust, trust deeds, deeds to secure debt, or mortgages, as applicable, solely with respect to Material Real Property owned by such entity sufficient to grant a first priority Lien to the Notes Collateral Agent, for the benefit of the Holders, on such Material Real Property, along with one or more Opinions of Counsel with respect to the execution, delivery and enforceability of the applicable documentation referred to in this clause (A) and (B) with respect to any Material Real Property described in clause (A), (i) deliver to the Notes Collateral Agent a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination, together with a notice executed by such Issue or Guarantor about special flood hazard area status, if applicable, in respect of such Material Real Property and (ii) if such Material Real Property is located in a special flood hazard area, evidence of flood insurance, and any title reports, surveys, and environmental assessment reports regarding such Material Real Property as may be in the possession of such entity; provided that no Security Document delivered pursuant to clause (A) above shall be materially more burdensome upon the Issuer or its Subsidiaries than the Security Documents executed and delivered by the Issuer and the Guarantors in connection with the Issue Date, unless such Domestic Subsidiary is willing to agree or has agreed to such similar terms in the corresponding security document for the Credit Agreement.

The Issuer will, and will cause each of the other Guarantors to, at any time upon the reasonable request of the Notes Collateral Agent (acting at the direction of Holders holding a majority in aggregate principal amount of the outstanding Notes), execute or deliver to the Notes Collateral Agent any and all financing statements, fixture filings, Security Documents, Opinions of Counsel, documents or instruments and take all other actions that the Notes Collateral Agent may reasonably request to create, perfect, continue perfected or to further perfect the Notes Collateral Agent’s Liens in all of the assets of each of the Issuer and the Guarantors that constitute Collateral to the extent contemplated by the Indenture or the Security Documents; provided that no Security Document, document or instrument delivered after the Issue Date shall be materially more burdensome upon the Issuer or its Subsidiaries than the Security Documents, documents and instruments executed and delivered by the Issuer and the Guarantors in connection with the Issue Date, so long as the corresponding Security Document for the Credit Agreement is similarly not materially more burdensome upon the Issuer or its Subsidiaries. To the extent that any Lien on any ABL Priority Collateral is perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the ABL Facility Collateral Agent, or of agents or bailees of the ABL Facility Collateral Agent, any requirement for perfection or control of such Collateral under the Indenture or the Security Documents shall be deemed to have been satisfied.

Intercreditor Agreement

The statements under this section are summaries of the material terms and provisions of the Intercreditor Agreement described below. They do not purport to be complete and are qualified in their entirety by reference to all the provisions in the Intercreditor Agreement.

The Notes Priority Collateral will serve as collateral to secure the Notes Obligations on a first-priority Lien basis and to secure the ABL Obligations on a second-priority Lien basis (in each case, subject to Permitted Liens) and the ABL Priority Collateral will serve as collateral to secure the ABL Obligations on a first-priority Lien basis and to secure the Note Obligations on a second-priority Lien basis (in each case, subject to Permitted Liens).

On the Issue Date, the Notes Collateral Agent, on behalf of the Holders of the Notes, will enter into an intercreditor agreement with the Issuer, the Guarantors, and the ABL Facility Collateral Agent, on behalf of lenders and other secured parties under the Credit Agreement (the “Intercreditor Agreement”). The Intercreditor Agreement governs the relationship of the Holders of the Notes (and the Notes Collateral Agent), on the one hand, and the secured parties under the Credit Agreement, on the other hand, with respect to the Notes Priority Collateral, the Notes Separate Collateral, the ABL Priority Collateral and certain other matters. Although the Holders of the Notes are not party to the Intercreditor Agreement, by their acceptance of the Notes such Holders agree to be bound thereby and the Holders of the Notes also specifically authorize the Notes Collateral Agent to enter into the Intercreditor Agreement on their behalf and to take all actions provided for under the terms of the Intercreditor Agreement and the Holders of the Notes (and the Notes Collateral Agent) will be bound by such actions. Pursuant to the terms of the Intercreditor Agreement, the Notes Collateral Agent (acting in accordance with the Notes Documents) will determine the time and method by which the security interests in the Notes Priority Collateral and the Note Separate Collateral will be enforced and the ABL Facility Collateral Agent will determine the time and method by which the security interests in the ABL Priority Collateral will be enforced.

The Intercreditor Agreement provides, in addition to other things, the following:

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Application of Proceeds and Turn-Over Provisions. Subject to the two ensuing paragraphs, whether or not any bankruptcy proceeding has been commenced by or against the Issuer or any Guarantor, the Senior Representative and the Junior Representative will agree that all Senior Collateral, and all proceeds thereof, received by either of them in connection with the collection, sale or disposition of Senior Collateral constituting an enforcement action shall be applied:

first, to the payment of costs and expenses (including reasonable attorneys’ fees and expenses and court costs) of the Senior Secured Parties in connection with such enforcement action,

second, to the payment of the Senior Obligations in accordance with the Senior Documents until the Senior Obligations Payment Date,

third, to the payment of the Junior Obligations in accordance with the Junior Documents until the Junior Obligations Payment Date, and fourth, the balance, if any, to the Issuer or any Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Notwithstanding anything to the contrary contained above or in the definition of ABL Priority Collateral or Notes Priority Collateral, in the event that proceeds of Collateral are received from (or are otherwise attributable to the value of) a sale or other disposition of Collateral that involves a combination of ABL Priority Collateral and Notes Priority Collateral where the respective values are not otherwise agreed among the parties, the portion of such proceeds that shall be allocated as proceeds of ABL Priority Collateral for purposes of the Intercreditor Agreement shall be an amount equal to the market value of such ABL Priority Collateral (except in the case of Accounts, credit card receivables, letter of credit rights, Supporting Obligations, Payment Intangibles, Chattel Paper, cash or securities in Deposit Accounts and Securities Accounts constituting ABL Priority Collateral, and any other ABL Priority Collateral where the face amount of such Collateral is readily determinable, which amounts shall be equal to the face amount of such Accounts, credit card receivables, letter of credit rights, Supporting Obligations, Payment Intangibles, Chattel Paper or such cash or securities). In addition, notwithstanding anything to the contrary contained above or in the definition of the ABL Priority Collateral or Notes Priority Collateral, to the extent proceeds of Collateral are proceeds received from (or are otherwise attributable to the value of) the sale or disposition of all or substantially all of the Equity Interests of any Subsidiary of the Issuer which is a Guarantor or all or substantially all of the assets of any such Subsidiary where the respective values are not otherwise agreed among the parties, such proceeds shall constitute (1) first, in an amount equal to the face amount of: Accounts, credit card receivables, letter of credit rights, Supporting Obligations, Payment Intangibles, Chattel Paper, cash or securities in Deposit Accounts and Securities Accounts constituting ABL Priority Collateral, and any other ABL Priority Collateral where the face amount of such Collateral is readily determinable, and the book value of all other ABL Priority Collateral owned by such Subsidiary at the time of such sale, ABL Priority Collateral and (2) second, to the extent in excess of the amounts described in preceding clause (1), Notes Priority Collateral.

The Notes Collateral Agent, on behalf of itself and the Holders of the Notes, shall agree in connection with the execution of the Intercreditor Agreement to the application, prior to the commencement of an enforcement action by the Notes Collateral Agent, of cash or other proceeds of ABL Priority Collateral deposited or held in the Issuer’s or its Subsidiaries’ accounts to the repayment of ABL Obligations, unless the ABL Facility Collateral Agent has actual knowledge that such cash or proceeds constitute Notes Priority Collateral or result from the sale or other disposition of Notes Priority Collateral or Notes Separate Collateral.

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Lien Priority. The Note Liens on (x) the Notes Priority Collateral will be senior and first in priority to any ABL Liens on the Notes Priority Collateral and (y) the ABL Priority Collateral will be junior and second in priority to any ABL Liens on the ABL Priority Collateral. The ABL Liens on (x) the ABL Priority Collateral will be senior and first in priority to any Note Liens on the ABL Priority Collateral and (y) the Notes Priority Collateral will be junior and second in priority to any Note Liens on the Notes Priority Collateral. Notwithstanding the date, manner or order of grant, attachment or perfection of any Junior Lien in respect of any Collateral or of any Senior Lien in respect of any Collateral and notwithstanding any provision of the UCC, any applicable law, any security document, any alleged or actual defect or deficiency in any of the foregoing or any other circumstance whatsoever, the Junior Representative on behalf of each Junior Secured Party, in respect of such Collateral will agree that any Senior Lien in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be and shall remain senior in all respects and prior to any Junior Lien in respect of which such agent has commenced an enforcement action. After the commencement and during the continuation of an enforcement action, the ABL Facility Collateral Agent and the Notes Collateral Agent shall cooperate in good faith to identify the proceeds of Collateral (it being agreed that after the commencement of an enforcement action, all identifiable Proceeds of Notes Priority Collateral shall constitute Notes Priority Collateral, and all identifiable Proceeds of ABL Priority Collateral shall constitute ABL Priority Collateral). The Security Documents will contain a legend referencing the Intercreditor Agreement and the relative lien priorities described therein.

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Prohibition on Challenging Liens and Obligations. In respect of any Collateral, the Junior Representative, on behalf of each Junior Secured Party, in respect of such Collateral will agree that it shall not, and will waive any right to: (a) contest, or support any other Person in contesting, in any proceeding (including any bankruptcy proceeding), the priority, perfection, validity or enforceability of any Senior Lien on such Collateral or the allowability of any Senior Obligations; or (b) demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or similar right which it may have in respect of such Collateral or the Senior Liens on such Collateral, except to the extent that such rights are expressly granted in the Intercreditor Agreement.

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Refinancings. The Intercreditor Agreement provides that (a) on or after the date that the ABL Obligations have been paid in cash in full, other than (i) Contingent Obligations and (ii) ABL Obligations under Specified Cash Management Agreements, Hedging Obligations and ABL Obligations in respect of letters of credit, in each case, as to which arrangements reasonably satisfactory to the applicable secured party have been made (the “ABL Obligations Payment Date”), the Issuer or the Guarantors enter into any refinancing or replacement of the Credit Agreement which refinancing or replacement is permitted by the Intercreditor Agreement and under the Indenture and the other Note Documents, then such ABL Obligations Payment Date shall automatically be deemed not to have occurred for all purposes of the Intercreditor Agreement, and the obligations under such replacement Credit Agreement and the related documents shall automatically be treated as ABL Obligations for all purposes of the Intercreditor Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth therein and (b) on or after the date that the Obligations under the Notes have been paid in cash in full other than Contingent Obligations (the “Note Obligations Payment Date”), the Issuer or the Guarantors enter into any refinancing or replacement of the Indenture and the other Note Documents, which refinancing or replacement is permitted by the Intercreditor Agreement and under the Credit Agreement, then such Note Obligations Payment Date shall automatically be deemed not to have occurred for all purposes of the Intercreditor Agreement, and the obligations under any new notes or refinancing facility in respect of the Notes and the related documents shall automatically be treated as Note Obligations for all purposes of the Intercreditor Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth therein.

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Amendments, Waivers and Modifications. In the event the Senior Representative enters into any amendment, waiver or consent in respect of any of the Senior Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Security Document (including any release of any Lien in favor of such Senior Secured Party) or changing in any manner the rights of any parties thereunder, in each case solely with respect to any Senior Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Junior Security Documents without the consent of or action by any Junior Secured Party (with all such amendments, waivers and modifications subject to the terms of the Intercreditor Agreement); provided that (1) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Junior Security Document, except to the extent that a release of such Lien is permitted by the other applicable provisions of the Intercreditor Agreement, (2) no such amendment, waiver or consent with respect to any provision applicable to the Junior Representative under the Junior Documents shall be made without the prior written consent of the Junior Representative, and (3) notice of such amendment, waiver or consent shall be given to the Junior Representative no later than 30 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

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Release of Liens. Upon any release, sale or disposition of Senior Collateral (i) permitted pursuant to the terms of the Senior Documents or with the consent of the Senior Secured Parties that results in the release of the Senior Lien on any Senior Collateral, or (ii) any sale or other disposition pursuant to any enforcement action by the Senior Representative (in each case, other than release of the Senior Lien due to the occurrence of the payment in cash in full of such Senior Obligations), the Junior Lien on such Senior Collateral (excluding any portion of the proceeds of such Senior Collateral remaining after the Senior Obligations Payment Date occurs) shall be automatically and unconditionally released to the same extent as the Senior Lien with no further consent or action of any Person. The Junior Representative shall, at the Issuer’s and the Guarantors’ expense, promptly execute and deliver such release documents and instruments and shall take such further actions as the Senior Representative shall request to evidence any release of the Junior Lien described in this paragraph. The Junior Representative will in the Intercreditor Agreement appoint the Senior Representative and any officer or duly authorized person of the Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Junior Representative and in the name of the Junior Representative or in the Senior Representative’s own name, from time to time, in the Senior Representative’s sole discretion, for the purposes of carrying out the terms of the applicable provision of the Intercreditor Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of such provision, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, will be irrevocable). Until the Senior Obligations Payment Date occurs, to the extent that the Senior Secured Parties have released any Lien on Senior Collateral and any such Lien is later reinstated, then the Junior Secured Parties shall be granted a Junior Lien on any such Senior Collateral.

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IP License. Until the ABL Obligations Payment Date, the Notes Collateral Agent will grant the ABL Facility Collateral Agent a non-exclusive worldwide license or right to use, to the maximum extent permitted by applicable law and to the extent of the Notes Collateral Agent’s interest therein, exercisable without payment of royalty or other compensation, to use any of the intellectual property incorporated in or relating to the ABL Priority Collateral and now or hereafter owned by, licensed to, or otherwise used by the Issuer or the Guarantors in order for the ABL Facility Collateral Agent and the other holders of ABL Obligations to collect, purchase, use, market, repossess, possess, store, assemble, manufacture, process, sell, transfer, distribute or otherwise dispose of any asset included in the ABL Priority Collateral in connection with the liquidation, disposition or realization upon the ABL Priority Collateral in accordance with the terms and conditions of the ABL Security Documents and the Credit Agreement. Nothing in the Intercreditor Agreement shall restrict the rights of the Notes Collateral Agent from selling, assigning or otherwise transferring any of the Issuer’s or the Guarantor’s intellectual property; provided, that the Notes Collateral Agent agrees that any sale, transfer or other disposition of any of the Issuer’s or the Guarantor’s intellectual property (whether by foreclosure or otherwise) will be subject to the ABL Facility Collateral Agent’s license rights as set forth in the Intercreditor Agreement.

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ABL Facility Collateral Agent’s Access and Use Rights. If the Notes Collateral Agent, or any agent or representative of the Notes Collateral Agent, or any receiver, shall, after the commencement of any enforcement action, obtain possession or physical control of any Notes Priority Collateral or Notes Separate Collateral (or sells or otherwise transfers any of the Notes Priority Collateral or Notes Separate Collateral to a third party purchaser or transferee without first obtaining possession or physical control), the Notes Collateral Agent shall promptly notify the ABL Facility Collateral Agent in writing of that fact, and the ABL Facility Collateral Agent shall, within three Business Days thereafter, notify the Notes Collateral Agent in writing as to whether the ABL Facility Collateral Agent desires to exercise access rights during the Access Period under the Intercreditor Agreement. In addition, if the ABL Facility Collateral Agent, or any agent or representative of the ABL Facility Collateral Agent, or any receiver, shall obtain possession or physical control of any of the Notes Priority Collateral or Notes Separate Collateral in connection with an enforcement action, then the ABL Facility Collateral Agent shall promptly notify the Notes Collateral Agent that the ABL Facility Collateral Agent is exercising its access rights during the Access Period under the Intercreditor Agreement under either circumstance. Upon delivery of such notice by the ABL Facility Collateral Agent to the Notes Collateral Agent, the parties shall confer in good faith to coordinate with respect to the ABL Facility Collateral Agent’s exercise of such access rights during the Access Period, with such access rights to apply to any Notes Priority Collateral and/or Notes Separate Collateral access to which is reasonably necessary to enable the ABL Facility Collateral Agent to complete or continue performance under contracts with the Issuer or any Guarantor, collect Accounts, convert ABL Priority Collateral consisting of raw materials and work-in-process into saleable finished goods and/or to transport such ABL Priority Collateral to a point where such conversion can occur, to otherwise prepare ABL Priority Collateral for sale and/or to remove, arrange or effect the sale of ABL Priority Collateral. The Notes Collateral Agent shall not foreclose or otherwise sell, remove or dispose of any of the Notes Priority Collateral or Notes Separate Collateral during the Access Period with respect to such Collateral if such Collateral is reasonably necessary to enable the ABL Facility Collateral Agent to convert, transport or arrange to sell the ABL Priority Collateral as described above unless the purchaser or transferee of such Collateral agrees to be bound by the provisions governing the Access Period for the ABL Facility Collateral Agent in writing. “Access Period” means, with respect to any Notes Priority Collateral and/or Notes Separate Collateral, the period, following the commencement of any enforcement action, which begins on the earlier of (a) the day on which the ABL Facility Collateral Agent provides the Notes Collateral Agent with the written notice of its election to request access to or use of such Notes Priority Collateral and/or Notes Separate Collateral pursuant to the Intercreditor Agreement and (b) the day on which the ABL Facility Collateral Agent receives written notice from the Notes Collateral Agent that it has obtained possession or control of such Notes Priority Collateral and/or Notes Separate Collateral or has, through the exercise of remedies or otherwise, sold or otherwise transferred such Notes Priority Collateral to any third party purchaser or transferee, and ends on the earliest of (i) the day which is 180 days after such date (the “Initial Access Date”) plus such number of days, if any, after the Initial Access Date that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to associated ABL Priority Collateral, (ii) the date on which all or substantially all of the ABL Priority Collateral associated with such Notes Priority Collateral and/or Notes Separate Collateral is sold, collected or liquidated, (iii) the ABL Obligations Payment Date and (iv) the date on which the default which resulted in such enforcement action has been cured to the satisfaction of the ABL Facility Collateral Agent and Notes Collateral Agent (acting at the direction of Holders in accordance with the Indenture) or waived in writing. Consistent with the definition of “Access Period” in the Intercreditor Agreement, access rights will apply to differing items of Notes Priority Collateral and/or Notes Separate Collateral at differing times, in which case, a differing Access Period will apply to each such item of Notes Priority Collateral or Notes Separate Collateral. During any pertinent Access Period, the ABL Facility Collateral Agent and its agents, representatives and designees shall have a non-exclusive right to have access to, and a rent-free and royalty-free right to use, the relevant Notes Priority Collateral and/or Notes Separate Collateral for the purposes described above.

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Exercise of Remedies. Until the Senior Obligations Payment Date has occurred, whether or not a bankruptcy proceeding has been commenced by or against the Issuer or any Guarantor, the Senior Secured Parties shall have the exclusive right to take and continue any enforcement action (including the right to credit bid their debt) with respect to the Senior Collateral, without any consultation with or consent of any Junior Secured Party; provided that notwithstanding the limitations set forth above, any Junior Secured Party may (A) file a proof of claim or statement of interest with respect to the Junior Obligations owed to it in any bankruptcy proceeding commenced by or against the Issuer or any Guarantor, (B) take any action (not adverse to the priority status of the Liens on the Senior Collateral securing the Senior Obligations, or the rights of the Senior Representative or any other Senior Secured Parties to undertake enforcement actions with respect to all or a material portion of the Senior Collateral) in order to create, perfect, preserve or protect (but not enforce) its Lien in and to the Collateral, (C) file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Junior Secured Parties, including any claims secured by the Collateral, if any, (D) vote on any plan of reorganization or similar dispositive restructuring plan and make any filings and motions that are, in each case, not inconsistent with the provisions of the Intercreditor Agreement, (E) join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Senior Collateral initiated by the Senior Representative to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay or otherwise interfere with an enforcement action by the Senior Representative (it being understood that neither the Junior Representative nor any Junior Secured Party shall be entitled to receive any proceeds thereof unless otherwise expressly permitted in the Intercreditor Agreement), (F) subject to the Intercreditor Agreement, file any pleadings, objections, motions or agreements that assert rights or interests available to unsecured creditors of the grantors arising under either any insolvency proceeding or applicable non-bankruptcy law, in each case not inconsistent with or prohibited by the terms of the Intercreditor Agreement, (G) make a cash bid on all or any portion of the Senior Collateral in any foreclosure proceeding or action, (H) credit bid on all or any portion of the Senior Collateral; provided that the Senior Obligations Payment Date occurs prior to or in connection with any such credit bid, and (I) engage consultants, valuation firms, investment bankers, and perform or engage third parties to perform audits, examinations and appraisals of the Senior Collateral for the sole purpose of valuing the Senior Collateral and not for the purpose of marketing or conducting a disposition of such Senior Collateral, in each case in accordance with the Junior Security Documents.

•	Certain Matters in Connection with Liquidation and Insolvency Proceedings.

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Until the Senior Obligations Payment Date has occurred, the Junior Representative will agree on behalf of itself and the other Junior Secured Parties that no Junior Secured Party shall, in or in connection with any bankruptcy proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Senior Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the Senior Representative (including the validity, allowability, and enforceability thereof) or any other Senior Secured Party in respect of any Senior Collateral or the value of any claims of such parties under Section 506(a) or Section 506(b) of the Bankruptcy Code or otherwise, except as expressly permitted in the Intercreditor Agreement.

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If the Issuer or any Guarantor becomes subject to any bankruptcy proceeding at any time prior to the ABL Obligations Payment Date, and if the ABL Facility Collateral Agent or the holders of the ABL Obligations desire to consent (or not object) to the use of ABL Priority Collateral constituting cash collateral under the Bankruptcy Code or to provide financing to the Issuer or any Guarantor under the Bankruptcy Code or to consent (or not object) to the provision of such financing to the Issuer or any Guarantor by any third party secured by all or a portion of the ABL Priority Collateral (any such financing, “ABL DIP Financing”), then the Notes Collateral Agent will agree, on behalf of itself and the Holders, that each Holder (1) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such ABL DIP Financing on the grounds of a failure to provide “adequate protection” for the Notes Collateral Agent’s Lien on the Collateral to secure the obligations under the Notes or on any other grounds (and, except as provided in the applicable provision of the Intercreditor Agreement, will not request any adequate protection solely as a result of such ABL DIP Financing) and (2) will subordinate (and will be deemed under the Intercreditor Agreement to have subordinated) the Liens securing the obligations under the Notes on any ABL Priority Collateral (i) to the Liens on any ABL Priority Collateral securing such ABL DIP Financing (and such subordination will not alter in any manner the terms of the Intercreditor Agreement), (ii) to any adequate protection Lien on any ABL Priority Collateral provided to the holders of the ABL Obligations and (iii) to any “carve-out” from any ABL Priority Collateral for professional fees and customary fees and expenses agreed to by the ABL Facility Collateral Agent or the holders of the ABL Obligations and approved by the bankruptcy court, so long as (1) the Notes Collateral Agent retains its Lien on the Notes Priority Collateral and the Notes Separate Collateral to secure the obligations under the Notes (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code and any Lien on the Notes Priority Collateral or Notes Separate Collateral securing such ABL DIP Financing is junior and subordinate to the Lien of the Notes Collateral Agent on the Notes Priority Collateral and the Notes Separate Collateral, (2) all Liens on ABL Priority Collateral securing any such ABL DIP Financing shall be senior to or on a parity with the Liens of the ABL Facility Collateral Agent and the holders of the ABL Obligations securing the ABL Obligations on ABL Priority Collateral, (3) the proposed cash collateral use or ABL DIP Financing does not compel the Issuer or any Guarantor to seek confirmation of or approval for any specific plan of reorganization or other plan of similar effect under the Bankruptcy Code or otherwise, (4) the ABL DIP Financing is otherwise not in violation of the terms of the Intercreditor Agreement and (5) if the ABL Facility Collateral Agent receives a replacement or adequate protection Lien on post-petition assets of the debtor with respect to the ABL Obligations, and such replacement or adequate protection Lien is on any of the Notes Priority Collateral or Notes Separate Collateral, (x) such replacement or adequate protection Lien on such post-petition assets which are part of the Notes Priority Collateral or Notes Separate Collateral (and assets and property that would constitute Notes Priority Collateral or Notes Separate Collateral but for the effect of Section 552 of the Bankruptcy Code) (the “Notes Post-Petition Assets”) is junior and subordinate to the Lien in favor of the Notes Collateral Agent on the Notes Priority Collateral and the Notes Separate Collateral and (y) the Notes Collateral Agent also receives a replacement or adequate protection Lien on such Notes Post-Petition Assets of the debtor to secure the obligations under the Notes that is senior to the Lien in favor of the ABL Facility Collateral Agent on the Notes Priority Collateral or Notes Separate Collateral. Nothing contained in the Intercreditor Agreement shall be deemed to be a consent by the Holders to any adequate protection payments to any holder of the ABL Obligations using Notes Priority Collateral and the Notes Separate Collateral (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code). The Intercreditor Agreement contains a corresponding provision (i) restricting the ABL Facility Collateral Agent and the holders of the ABL Obligations’ ability to object to the use of Notes Priority Collateral constituting cash collateral under the Bankruptcy Code or to the provision of financing to the Issuer or any Guarantor under the Bankruptcy Code or to the granting of consent (or not objecting) to the provision of such financing to the Issuer or any Guarantor by any third party secured by all or a portion of the Notes Priority Collateral or Notes Separate Collateral that has been consented (or not objected) to by the Notes Collateral Agent and (ii) subordinating (and being deemed under the Intercreditor Agreement to have subordinated) the Liens securing the ABL Obligations on any Notes Priority Collateral to the liens securing such debtor-in-possession financing. All Liens granted to the Notes Collateral Agent or the ABL Facility Collateral Agent in any bankruptcy proceeding, whether as adequate protection, in connection with any debtor-in-possession financing (as the case may be) or otherwise, are intended to be and shall be deemed to be subject to the Lien priority and the other terms and conditions of the Intercreditor Agreement.

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The Junior Representative, on behalf of itself and the Junior Secured Parties, will agree that, prior to the Senior Obligations Payment Date, none of them shall contest (or support any other Person contesting) (i) any request by the Senior Representative or any Senior Secured Party for adequate protection of its interest in the Senior Collateral (unless in contravention of the debtor-in-possession financing provisions of the Intercreditor Agreement, as applicable), or (ii) any objection by the Senior Representative or any Senior Secured Party to any motion, relief, action, or proceeding based on a claim by the Senior Representative or any Senior Secured Party that its interests in the Senior Collateral (unless in contravention of the debtor-in-possession financing provisions of the Intercreditor Agreement, as applicable) are not adequately protected (or any other similar request under any law applicable to a bankruptcy proceeding), so long as any Liens granted to the Senior Representative as adequate protection of its interests are subject to the Lien priority and the other terms and conditions of the Intercreditor Agreement. The Senior Representative, on behalf of itself and the Senior Secured Parties, will agree that none of them shall contest (or support any other Person contesting) any request by the Junior Representative, on behalf of itself and the Junior Secured Parties, for adequate protection of its interest in the Junior Collateral in the form of an additional or replacement Lien thereon; provided that (i) an adequate protection Lien shall also have been granted in favor of the Senior

Secured Parties in respect of such Collateral and (ii) the Lien in favor of the Junior Secured Parties on such Collateral shall be subordinated to the Liens thereon securing and providing adequate protection for the Senior Obligations in accordance with the Lien priority set forth in the Intercreditor Agreement.

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Neither the Junior Representative nor any other Junior Secured Party shall, in a bankruptcy proceeding or otherwise, oppose any sale or disposition of any Senior Collateral that is supported by the Senior Secured Parties, and the Junior Representative and each other Junior Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any Senior Collateral supported by the Senior Secured Parties and to have released their Liens on such assets to the extent such assets constitute Junior Collateral; provided that (a) the Liens of the Senior Secured Parties on such assets shall also have been released, (b) the proceeds of such sale or disposition are applied in accordance with the terms of the Intercreditor Agreement, (c) such sale or disposition is conducted in accordance with applicable law, (d) nothing shall impair the rights of the Junior Secured Parties (i) under Section 363(k) of the Bankruptcy Code (so long as the rights of the Junior Secured Parties to offset their claim against the purchase price of any Senior Collateral shall only be permitted to the extent the net cash proceeds of any bid by the Junior Secured Parties for such Senior Collateral is sufficient to cause the payment in full in cash of the Senior Obligations) or (ii) to raise any objection which may be raised by an unsecured creditor so long as it is not inconsistent with the terms of the Intercreditor Agreement, and (e) this provision shall not apply to any case of a sale or disposition of Real Property or Equity Interests constituting Notes Priority Collateral or Notes Separate Collateral unless the ABL Facility Collateral Agent has received 10 days’ notice or such lesser time as approved by a bankruptcy court prior to consummation of any such sale.

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Until the ABL Obligations Payment Date, the Notes Collateral Agent will agree, on behalf of itself and the Holders of the Notes, that none of them will seek (or support any other Person in seeking) relief from the automatic stay or from any other stay in any bankruptcy proceeding or take any action in derogation thereof, in each case in respect of any ABL Priority Collateral, without the prior written consent of the ABL Facility Collateral Agent. Until the Note Obligations Payment Date, the ABL Facility Collateral Agent will agree, on behalf of itself and the holders of the ABL Obligations, that none of them will seek (or support any other Person in seeking) relief from the automatic stay or from any other stay in any bankruptcy proceeding or take any action in derogation thereof, in each case in respect of any Notes Priority Collateral, without the prior written consent of the Notes Collateral Agent. In addition, neither the Notes Collateral Agent nor the ABL Facility Collateral Agent shall seek any relief from the automatic stay with respect to any Collateral without providing 30 days’ prior written notice to the other, unless otherwise agreed by both the ABL Facility Collateral Agent and the Notes Collateral Agent.

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If any Senior Secured Party is required in any bankruptcy proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of the Issuer or any Guarantor, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off, recoupment, or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Obligations Payment Date shall be deemed not to have occurred. If the Intercreditor Agreement shall have been terminated prior to such Recovery, the Intercreditor Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties thereto. The Junior Secured Parties will agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with the Intercreditor Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in the Intercreditor Agreement.

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Each holder of the ABL Obligations and the Notes Obligations will acknowledge and agree in the Intercreditor Agreement that (i) the grants of Liens pursuant to the security documents related to the Credit Agreement and the Security Documents related to the Notes constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Obligations under the Notes are fundamentally different from the ABL Obligations and should be separately classified in any plan of reorganization or similar dispositive restructuring plan proposed, confirmed, or adopted in a bankruptcy proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the holders of the ABL Obligations and the claims of the Holders of the Note Obligations in respect of the Collateral constitute claims in the same class (rather than separate classes of secured claims subject to the Lien priority set forth in the Intercreditor Agreement), then the holders of the ABL Obligations and the Holders of the Note Obligations will acknowledge and agree in the Intercreditor Agreement that all distributions from the Collateral shall be made as if there were separate classes of ABL Obligation claims and Obligations under the Notes claims against the Issuer and the Guarantors (with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or the Notes Priority Collateral, as the case may be, is sufficient (for this purpose ignoring all claims held by the other secured parties), the holders of the ABL Obligations or the Holders of the Note Obligations, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, and expenses that is available from each pool of Senior Collateral for each of the holders of the ABL Obligations and the Holders of the Note Obligations, respectively, before any distribution is made in respect of the claims held by the other secured parties from such pool of Senior Collateral, with the other secured parties acknowledging and agreeing in the Intercreditor Agreement to turn over to the respective other secured parties amounts otherwise received or receivable by them from such pool of Senior Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries).

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Purchase Option. Upon the occurrence of the earliest to occur of: (a) a bankruptcy proceeding; (b) the acceleration of the maturity of the ABL Obligations by the ABL Facility Collateral Agent as a result of an event of default under the Credit Agreement; or (c) a payment default under the Credit Agreement that has not been cured or waived within a period of time set forth in the Intercreditor Agreement after the occurrence of such payment default and continuing for a period of time set forth in the Intercreditor Agreement thereafter, all or a portion of the Holders of the Note Obligations, acting as a single group, shall have the option at any time upon five Business Days’ prior written notice to the ABL Facility Collateral Agent, to purchase all, but not less than all, of the ABL Obligations from the holders of the ABL Obligations. Such notice from such holders of the Note Obligations to the ABL Facility Collateral Agent shall be irrevocable.

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Additional Indebtedness. Under the terms of the Intercreditor Agreement, the aggregate amount of the obligations secured on a first-priority basis by the ABL Priority Collateral may, subject to the limitations set forth in the Indenture, be increased. See “—Agreements with Respect to Bankruptcy or Insolvency Proceedings.” All or a portion of the obligations secured on a first-priority basis by the ABL Priority Collateral consists, or may consist, of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased, reduced or repaid and subsequently re-borrowed and such obligations may, subject to the limitations set forth in the Indenture, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the subordination of the Liens held by the holders of ABL Obligations or the provisions of the Intercreditor Agreement defining the relative rights of the parties thereto. The lien priorities provided for in the Intercreditor Agreement shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, replacement, renewal, restatement or refinancing of either the obligations secured on a first-priority basis by the ABL Priority Collateral or the obligations secured on a first-priority basis by the Notes Priority Collateral or Notes Separate Collateral.

Use of Collateral

Unless an Event of Default shall have occurred and be continuing, subject to the terms of the Indenture and the Guaranty and Security Agreement, the Issuer and the Guarantors have the right to remain in possession and retain exclusive control of the Collateral, to freely operate the Collateral, to collect, invest and dispose of any income thereon and to effect transactions permitted under “—Certain Covenants—Limitation on Asset Sales” or under “—Certain Covenants—Limitation on Mergers, Consolidations, Etc.”

Release of Collateral

Subject to applicable law, the Indenture and the Security Documents provide that the Liens on the Collateral securing the Notes and the Note Guarantees will automatically and without the need for any further action by any Person be released:

(1)    in whole or in part, as applicable, as to all or any portion of the property subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances in accordance with the terms of the Indenture as provided under “—Certain Covenants—Limitation on Asset Sales”;

(2)    in whole upon:

(a)    payment in full of the principal of, together with the Applicable Premium (if any) and accrued and unpaid interest, if any, on the Notes and all other Obligations under the Indenture, the Note Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with the Applicable Premium, if any, and accrued and unpaid interest, if any, are paid;

(b)    satisfaction and discharge of the Indenture as set forth below under “—Satisfaction and Discharge”; or

(c)    a legal defeasance or covenant defeasance of the Indenture as set forth below under “—Legal Defeasance and Covenant Defeasance”;

(3)    in part, as to any property that (a) is sold, transferred or otherwise disposed of by the Issuer or any Guarantor (other than to the Issuer or another Guarantor) in a transaction not prohibited by the Indenture at the time of such sale, transfer or disposition, including, without limitation, as a result of a transaction of the type permitted under “—Certain Covenants—Limitation on Asset Sales” or under “—Certain Covenants—Limitation on Mergers, Consolidations, Etc.” or (b) is owned or at any time acquired by a Guarantor that has been released from its Note Guarantee in accordance with the Indenture, concurrently with the release of such Note Guarantee;

(4)    as to property that constitutes (i) less than all or substantially all of the Collateral securing the Notes, with the consent of the Holders of at least a majority of the aggregate principal amount of Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes), and (ii) all or substantially all of the Collateral securing the Notes, with the consent of the Holders of at least 66 2/3% of the aggregate principal amount of Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes); and

(5)    in part, in accordance with the applicable provisions of the Security Documents, the Indenture and the Intercreditor Agreement.

Certain Bankruptcy Limitations

The right of the Notes Collateral Agent to take possession and dispose of the Collateral following an Event of Default is likely to be significantly impaired (or at a minimum delayed) by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Issuer or the Guarantors prior to the Notes Collateral Agent having taken possession and disposed of the Collateral. Under the Bankruptcy Code, a secured creditor is generally prohibited, absent bankruptcy court approval following notice and a hearing (which approval may not be given under the circumstances), from taking its security from a debtor in a bankruptcy case, or from disposing of security previously taken from such debtor. Moreover, the Bankruptcy Code permits the debtor in certain circumstances to continue to retain and to use collateral owned as of the date of the bankruptcy filing (and the proceeds, products, offspring, rents or profits of such collateral) even though the debtor is in default under the applicable debt instruments; provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict whether or when payments under the notes could be made (or the length of any delay, if made) following the commencement of a bankruptcy case, whether or when the Notes Collateral Agent could repossess or dispose of the Collateral, the value of the Collateral as of the date of the commencement of a bankruptcy case, or whether or to what extent Holders would be compensated for any delay in payment or loss of value of the Collateral.

Furthermore, in the event a bankruptcy court determines the value of the Collateral is not sufficient to repay all amounts due on the Notes (after taking into account the first-priority ABL Liens on the ABL Priority Collateral securing the ABL Obligations), the Holders of the Notes would generally hold secured claims to the extent of the value of the Collateral, and would hold unsecured claims with respect to any shortfall. Applicable Federal bankruptcy laws do not permit the payment and/or accrual of post-petition interest during a debtor’s bankruptcy case unless the claims are oversecured or the debtor is solvent at the time of reorganization. The potential consequences of a finding of under-collateralization would include, among other things, a lack of entitlement on the part of the notes to receive post-petition interest and a lack of entitlement on the part of the unsecured portion of the notes to receive “adequate protection” under the Bankruptcy Code. In addition, if the Issuer or the Guarantors were to become the subject of a bankruptcy case, the bankruptcy court, among other things, may avoid certain prepetition transfers made by the entity that is the subject of the bankruptcy filing, including, without limitation, transfers held to be preferences or fraudulent conveyances.

Change of Control

Upon the occurrence of any Change of Control, unless the Issuer has previously or concurrently exercised its right to redeem all of the Notes as described under “—Optional Redemption,” each Holder will have the right, except as provided below, to require that the Issuer purchase all or any portion (equal to $1.00 or an integral multiple of $1.00 in excess thereof) of that Holder’s Notes for a cash price (the “Change of Control Purchase Price”) equal to 101.0% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon to the date of purchase.

Not later than 30 days following any Change of Control, the Issuer will deliver, or cause to be delivered, to the Holders, with a copy to the Trustee, a notice:

(1)    describing the transaction or transactions that constitute the Change of Control;

(2)    offering to purchase, pursuant to the procedures required by the Indenture and described in the notice (a “Change of Control Offer”), on a date specified in the notice, which shall be a Business Day not earlier than 30 days, nor later than 60 days, from the date the notice is delivered (the “Change of Control Payment Date”), and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer prior to 5:00 p.m. New York time on the second Business Day preceding the Change of Control Payment Date; and

(3)    describing the procedures, as determined by the Issuer, consistent with the Indenture, that Holders must follow to accept the Change of Control Offer.

On or before the Change of Control Payment Date, the Issuer will, to the extent lawful, deposit with the Paying Agent an amount equal to the Change of Control Purchase Price in respect of the Notes or portions of Notes properly tendered.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)    accept for payment all Notes or portions of Notes (of $1.00 or integral multiples of $1.00 in excess thereof) properly tendered pursuant to the Change of Control Offer; and

(2)    deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The Paying Agent will promptly deliver to each Holder who has so tendered Notes the Change of Control Purchase Price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes so tendered, if any; provided that each such new Note will be in a principal amount of $1.00 or integral multiples of $1.00 in excess thereof.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid on the relevant interest payment date to the Person in whose name a Note is registered at the close of business on such record date.

A Change of Control Offer will be required to remain open for at least 20 Business Days or for such longer period as is required by law. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

If a Change of Control Offer is made, there can be no assurance that the Issuer will have available funds sufficient to pay for all or any of the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. See “Risk Factors—Risks Related to the New Notes—We may be unable to repurchase the New Notes in the event of a change of control as required by the New Notes Indenture.” In addition, in the event of a Change of Control the Issuer may not be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness which may prohibit the offer. If the Issuer fails to repurchase all of the Notes tendered for purchase upon a Change of Control, such failure will constitute an Event of Default. In addition, the occurrence of certain of the events which would constitute a Change of Control may constitute an event of default under the Credit Agreement and may constitute an event of default under other existing or future Indebtedness. Moreover, the exercise by the Holders of their right to require the Issuer to purchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of the repurchase on the Issuer. Finally, the Issuer’s ability to pay cash to the Holders upon a Change of Control may be limited by its then existing financial resources.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable to the transaction giving rise to the Change of Control. The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Issuer and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Issuer and the initial purchasers. The Issuer does not have the present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuer could decide to do so in the future. Subject to the limitations discussed below, the Issuer could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise effect the Issuer’s capital structure or credit ratings. Restrictions on the Issuer’s ability to incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Limitation on Additional Indebtedness” and “—Certain Covenants—Limitation on Liens.” Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders to require that the Issuer purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer or (ii) in connection with or in contemplation of any publicly announced Change of Control, the Issuer has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Purchase Price and has purchased all Notes properly tendered in accordance with the terms of the Alternate Offer.

If Holders of not less than 90.0% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer or Alternate Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer will have the right, upon not less than 30 days’ nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer or Alternate Offer, as applicable, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Purchase Price or Alternate Offer price, as applicable, plus, to the extent not included in the Change of Control Purchase Price or Alternate Offer price, as applicable, accrued and unpaid interest, if any, to the date of redemption.

With respect to any disposition of assets, the phrase “all or substantially all” as used in the Indenture (including as set forth under the definition of “Change of Control” and “—Certain Covenants—Limitation on Mergers, Consolidations, Etc.” below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Notes and the Indenture) and is subject to judicial interpretation. Accordingly, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer and the Subsidiaries, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Issuer to purchase Notes.

In connection with the purchase of Notes pursuant to a Change of Control Offer, the Issuer will (i) comply with all applicable securities legislation in the United States, including, without limitation, the tender offer rules under the Exchange Act that may then be applicable and (ii) file a Schedule TO or any other required schedules under the Exchange Act; in each case, so as to permit the rights and obligations under this section to be exercised in the time and in the manner specified in this section. To the extent that the provisions of any applicable securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue of such compliance.

The provisions under the Indenture relating to the Issuer’s obligation to make a Change of Control Offer may be waived, modified or terminated with the written consent of the Holders of a majority in principal amount of the Notes then outstanding. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Conversion Rights

Optional Conversion

Pursuant to the procedures set forth in this section and in the Indenture, (i) on the second scheduled Trading Day prior to the date of any redemption as described under “—Optional Redemption,” each Holder shall have the right, at such Holder’s option, to convert the Applicable Percentage of such Holder’s Notes that have been called for redemption (or a portion thereof if the portion to be converted is $1.00 in principal amount or an integral multiple thereof) into Common Stock and (ii) on the second scheduled Trading Day prior to the maturity date of the Notes, each Holder shall have the right, at such Holder’s option, to convert the Applicable Percentage of such Holder’s outstanding Notes (or a portion thereof if the portion to be converted is $1.00 in principal amount or an integral multiple thereof) into Common Stock (any conversion pursuant to clause (i) or clause (ii) of this paragraph, an “Optional Conversion” and the date of any such conversion, an “Optional Conversion Date”); in each case, at a conversion rate (subject to adjustment as described below, the “Conversion Rate”) of 740.7407 shares of Common Stock per $1,000 principal amount of Notes (equal to an initial Conversion Price of $1.35 per share of Common Stock).

At least 30 days prior to any Optional Conversion Date, the Issuer will deliver, or cause to be delivered, to the Holders, with a copy to the Trustee and the Conversion Agent (if other than the Trustee), a notice (an “Optional Conversion Notice”):

(1)    offering to exchange, pursuant to the procedures required by the Indenture and described in the Optional Conversion Notice (an “Optional Conversion Offer”), on the Optional Conversion Date, all Notes properly tendered by any Holder pursuant to such Optional Conversion Offer prior to 5:00 p.m. New York time on the second scheduled Trading Day immediately preceding the Optional Conversion Date for:

(a)    in the case of an Optional Conversion in connection with a redemption,

(i)    in respect of the Applicable Percentage of the principal amount of any such tendered Notes that were called for redemption, a number of shares of Common Stock per $1,000 principal amount of such Notes equal to the Conversion Rate then in effect (plus cash in lieu of fractional shares);

(ii)    an amount of cash equal to the redemption price of (A) the principal amount of any such tendered Notes that were called for redemption, minus (B) the principal amount of Notes for which Common Stock shall be issued pursuant to clause (a)(i) above;

(iii)    new Notes equal in principal amount to any such tendered Notes that were not called for redemption; and

(iv)    an amount of cash equal to accrued and unpaid interest on such tendered Notes that were called for redemption to, but not including, the date of redemption; provided, that if the redemption date occurs on or after an interest record date but on or prior to the related interest payment date, then accrued and unpaid interest through the related interest payment date, if any, shall not be paid in connection with the Optional Conversion but shall be paid to the Person in whose name such Note was registered at the close of business on such record date; and

(b)    in the case of an Optional Conversion at the maturity of the Notes,

(i)    in respect of the Applicable Percentage of the principal amount of such tendered Notes, a number of shares of Common Stock per $1,000 principal amount of such Notes equal to the Conversion Rate then in effect (plus cash in lieu of fractional shares);

(ii)    an amount of cash equal to (A) the principal amount of such tendered Notes, minus (B) the principal amount of Notes for which Common Stock shall be issued pursuant to clause (b)(i) above; and

(iii)    to the extent no interest payment will be made on such tendered Notes on the maturity date of the Notes, an amount of cash equal to accrued and unpaid interest to, but not including, the maturity date of the Notes;

(2)    describing the procedures, as determined by the Issuer, consistent with the Indenture and the applicable procedures of DTC, that Holders must follow to accept the Optional Conversion Offer; and

(3)    stating that interest shall cease to accrue on any Notes that are called for redemption on the applicable Optional Conversion Date.

For purposes of this section, in determining (i) whether the Issuer is required to make an Optional Conversion Offer or (ii) the portion of any tendered Notes that have been called for redemption, a pro rata portion of all outstanding Notes (based on the aggregate principal amount of Notes for which the Issuer has delivered a notice of redemption) shall be deemed to have been called for redemption.

On or before the Optional Conversion Date, the Issuer will deposit with the Paying Agent an amount equal to the cash consideration to be paid in respect of the Notes or portions of Notes properly tendered.

On the Optional Conversion Date, the Issuer will:

(1)    accept for exchange all Notes or portions of Notes (of $1.00 or integral multiples of $1.00 in excess thereof) properly tendered pursuant to the Optional Conversion Offer;

(2)    deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being exchanged by the Issuer; and

(3)    deliver to each Holder who has so tendered Notes, through the Issuer’s transfer agent, a number of shares of Common Stock calculated as set forth in the Optional Conversion Notice.

The Paying Agent will promptly deliver to each Holder who has so tendered Notes an amount of cash calculated as set forth in the Optional Conversion Notice and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note in a principal amount calculated as set forth in the Optional Conversion Notice; provided that each such new Note will be in a principal amount of $1.00 or integral multiples of $1.00 in excess thereof.

An Optional Conversion Offer will be required to remain open for at least 20 Business Days or for such longer period as is required by law.

In connection with the exchange of Notes pursuant to an Optional Conversion Offer, the Issuer will (i) comply with all applicable securities legislation in the United States, including, without limitation, the tender offer rules under the Exchange Act that may then be applicable and (ii) file a Schedule TO or any other required schedules under the Exchange Act; in each case, so as to permit the rights and obligations under this section to be exercised in the time and in the manner specified in this section. To the extent that the provisions of any applicable securities laws or regulations conflict with the “Optional Conversion” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Optional Conversion” provisions of the Indenture by virtue of such compliance.

The Issuer will not issue fractional shares of Common Stock upon an Optional Conversion. Instead, the Issuer will pay the cash value of such fractional shares based upon the closing sale price of the Common Stock on the Trading Day immediately preceding the Optional Conversion Date as set forth in clauses (1)(a)(i) and (1)(b)(i) of the second paragraph of this section.

Mandatory Conversion

Subject to the satisfaction of the Equity Conditions, the Issuer shall convert (a “Mandatory Conversion”) a principal amount of Notes equal to the Applicable Percentage of the aggregate principal amount of Notes then outstanding, on a pro rata basis among all outstanding Notes, into a number of shares of Common Stock per $1,000 principal amount of Notes to be converted equal to the Conversion Rate then in effect (plus cash in lieu of fractional shares) if the average of the Daily VWAPs of the Common Stock for any 20 consecutive Trading Day period exceeds or is equal to the Threshold Price then in effect (a “Mandatory Conversion Event”). Upon the occurrence of a Mandatory Conversion Event, the Issuer shall deliver a notice (a “Mandatory Conversion Notice”) to the Holders, the Trustee and the Conversion Agent (if other than the Trustee) not later than the open of business on the second Business Day following such Mandatory Conversion Event, which notice shall specify the date on which the Mandatory Conversion shall occur, which date shall not be later than the second Business Day following delivery of such Mandatory Conversion Notice (the “Mandatory Conversion Date”).

Notwithstanding the foregoing, a Mandatory Conversion shall not occur if, as evidenced by an Officers’ Certificate delivered to the Trustee and the Conversion Agent (if other than the Trustee) on the Mandatory Conversion Date, all of the conditions listed below (the “Equity Conditions”) are not satisfied on each day during the period (x) commencing on, and including, the date of the Mandatory Conversion Notice and (y) ending on, and including, the Mandatory Conversion Date. The Equity Conditions are as follows:

(a) either (i) all shares of Common Stock issuable upon conversion of the Notes and held by a non-Affiliate of the Issuer shall be eligible for resale without the need for registration under any applicable federal or state securities laws or (ii) a shelf registration statement registering the resale of the shares of Common Stock issuable upon conversion of the Notes has been filed by the Issuer and been declared effective by the SEC or is automatically effective and is available for use, and the Issuer expects such shelf registration statement to remain effective and available for use from the Mandatory Conversion Date until thirty days following the Mandatory Conversion Date;

(b) the Common Stock to be delivered on such conversion is listed or traded on The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market, or any of their respective successors (each, an “Eligible Market”) and shall not then be suspended from trading on such Eligible Market;

(c) at or prior to the Mandatory Conversion Date, for any Notes validly surrendered for Optional Conversion on or prior to the date of the Mandatory Conversion Notice, the Issuer shall have delivered the number of shares of Common Stock and paid the amount of cash, if any, due upon conversion of such Notes to the applicable Holders; and

(d) no Event of Default shall have occurred and be continuing.

The Issuer will not issue fractional shares of Common Stock upon a Mandatory Conversion. Instead, the Issuer will pay the cash value of such fractional shares based upon the closing sale price of the Common Stock on the Trading Day immediately preceding the Mandatory Conversion Date.

Interest shall cease to accrue on any Notes that are converted on the Mandatory Conversion Date.

In connection with a Mandatory Conversion, the Issuer shall deliver to the Holder of the Notes, through the Issuer’s transfer agent, a number of shares of Common Stock per $1,000 of principal amount of Notes being converted equal to the Conversion Rate in effect on the applicable Mandatory Conversion Date (plus cash in lieu of fractional shares). Accrued and unpaid interest to, but not including, the Mandatory Conversion Date with respect to Notes that are converted will be payable in cash on the settlement date of the conversion; provided that if a Mandatory Conversion Date for any Notes that are converted occurs during the period from the close of business on the record date for any interest payment to the open of business on the immediately following interest payment date, then (i) accrued and unpaid interest, if any, on such Notes will not be payable in cash on the settlement date of such conversion, (ii) the Issuer shall reduce the number of shares of Common Stock otherwise deliverable to the Holder of such Notes as a result of such conversion by a number of shares of Common Stock equal in value to the amount of interest that would have accrued on such Notes for the period commencing on such Mandatory Conversion Date to (but not including) the immediately following interest payment date if such Notes had not been converted and remained outstanding during such period (the value of a share of Common Stock for purposes of determining such number of shares of Common Stock to be equal to the average of the Daily VWAPs of the Common Stock for the 20 consecutive Trading Day period ending on the date on which the applicable Mandatory Conversion Event occurs), and (iii) the full amount of interest payable with respect to such Notes (assuming that such Notes remained outstanding to such interest payment date) will be payable in full in cash on such interest payment date to the Holder in whose name such Notes are registered at the close of business on such record date. Settlement shall occur on the second Business Day immediately following the applicable Mandatory Conversion Date.

General

The Trustee will initially act as conversion agent with respect to the Notes (the “Conversion Agent”). Neither the Trustee nor the Conversion Agent (if other than the Trustee) shall have any duty to determine or verify the Issuer’s determination of whether any of the conditions to conversion have been satisfied.

The Issuer shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of the Common Stock upon the conversion of a Note. However, such Holder shall pay any such tax or duty that is due because such shares are issued in a name other than such Holder’s name. The Conversion Agent may refuse to deliver a certificate representing the Common Stock to be issued in a name other than such Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duty which will be due because such shares are to be issued in a name other than such Holder’s name.

The converting holder shall also provide or cause to be provided to the Trustee and the Conversion Agent (if other than the Trustee) all information necessary to allow the Trustee and the Conversion Agent (if other than the Trustee) to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee and the Conversion Agent (if other than the Trustee) may rely on information provided to it and shall have no responsibility whatsoever to verify or ensure the accuracy of such information.

Adjustments to Conversion Rate

The Conversion Rate will be adjusted as described below, except that the Issuer will not make any adjustments to the Conversion Rate if Holders participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described below without having to convert their Notes as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(1)    If the Issuer exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Issuer effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1 =	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or effective date, as applicable;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date (before giving effect to any such dividend, distribution, share split or share combination), as applicable; and

OS1 =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors of the Issuer or a committee thereof determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(2) If the Issuer distributes to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholder rights plan) entitling them, for a period of not more than 60 calendar days after the announcement date of such distribution, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the last reported sale prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y

where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X =	the total number of shares of Common Stock distributable pursuant to such rights, options or warrants; and

Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of the Common Stock over the 10 consecutive trading day period ending on, and including, the Trading Day immediately preceding the date of announcement of the distribution of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such distribution had not occurred.

For the purpose of this clause (2), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the last reported sales prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement of the distribution of such rights, options or warrants, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration received by the Issuer for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Issuer in good faith.

(3) If the Issuer distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Issuer or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:

•	dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (1) or clause (2) above;

•	except as otherwise described below, rights issued pursuant to any stockholder rights plan of the Issuer then in effect;

•

distributions of Reference Property issued in exchange for, or upon conversion of, the Common Stock as described under “—Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales of Assets”;

•	dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply; and

•	Spin-Offs as to which the provisions set forth below in this clause (3) shall apply;

then the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 – FMV

where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0 =	the average of the Daily VWAPs of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =	the fair market value (as determined by the Issuer in good faith) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, in respect of the Applicable Percentage of each $1,000 principal amount of Notes held by such Holder, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of the Issuer’s Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire the Issuer’s Capital Stock or other securities that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar Equity Interests, of or relating to a subsidiary or other business unit of the Issuer, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where,

CR0 =	the Conversion Rate in effect immediately prior to the end of the Valuation Period (as defined below);

CR1 =	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0 =	the average of the Daily VWAPs of the Capital Stock or similar Equity Interests distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Daily VWAP as if references therein to the Common Stock were to such Capital Stock or similar Equity Interests) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0 =	the average of the Daily VWAPs of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph will occur at the close of business on the last trading day of the Valuation Period; provided that if the relevant Conversion Date occurs during the Valuation Period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, but excluding, such Conversion Date in determining the Conversion Rate. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors of the Issuer or a committee thereof determines not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

(4) If the Issuer makes any cash dividend or distribution to all or substantially all holders of the Common Stock, the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 – C

where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1 =	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0 =	the Daily VWAP of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =	the amount in cash per share of Common Stock the Issuer distributes to all or substantially all holders of the Common Stock.

Any increase made under this clause (4) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors of the Issuer or a committee thereof determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for the Applicable Percentage of each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of the Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such cash dividend or distribution.

(5) If the Issuer or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock that is subject to the then applicable tender offer rules under the Exchange Act (other than any odd lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Daily VWAPs of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0 =	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1 =	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC =	the aggregate value of all cash and any other consideration (as determined by the Issuer in good faith) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1 =	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1 =	the average of the Daily VWAPs of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under the preceding paragraph will occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding such expiration date of such tender or exchange offer to, but excluding, such Conversion Date in determining the Conversion Rate.

If the Issuer is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer described in clause (5) above but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Conversion Rate will be readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been made.

Notwithstanding the foregoing, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date as described above, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of shares of Common Stock as of the related Conversion Date based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment relating to such Ex-Dividend Date will not be made for such converting Holder. Instead, such Holder will be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Except as stated herein, the Issuer will not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.

Subject to applicable exchange listing rules, the Issuer is permitted to increase the Conversion Rate of the Notes by any amount for a period of at least 20 Business Days if the Issuer determines that such increase would be in its best interest. Subject to applicable exchange listing rules, the Issuer may also (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A Holder may, in some circumstances, including a distribution of cash dividends to holders of shares of Common Stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the Conversion Rate. See “Material U.S. Federal Income Tax Considerations.”

If the Issuer has a rights plan in effect upon conversion of the Notes into Common Stock, Holders will receive, in addition to any shares of Common Stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of Common Stock or the rights have become exercisable in accordance with the provisions of the applicable rights plan, the Conversion Rate will be adjusted at the time of separation or upon the occurrence of such triggering event as if the Issuer distributed to all or substantially all holders of Common Stock, shares of the Issuer’s Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Notwithstanding any of the foregoing, the Conversion Rate will not be adjusted:

•	upon the issuance of shares of Common Stock at a price below the Conversion Price or otherwise, other than any such issuance described in clause (1), (2) or (3) above;

•

upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Issuer’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

•

upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit or incentive plan or program of or assumed by the Issuer or any of its Subsidiaries;

•

upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the Notes were first issued;

•	for a third-party tender offer by any party other than a tender offer by one or more of the Issuer’s subsidiaries as described in clause (5) above;

•

upon the repurchase of any shares of Common Stock pursuant to an open market share purchase program or other buy-back transaction, including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives, or other buy-back transaction, that is not a tender offer or exchange offer of the kind described under clause (5) above;

•	solely for a change in the par value of the Common Stock; or

•	for accrued and unpaid interest, if any.

Adjustments to the Conversion Rate will be calculated to the nearest 1/10,000th of a share.

If an adjustment to the Conversion Rate otherwise required by the provisions described above would result in a change of less than 1% to the Conversion Rate, then, notwithstanding the foregoing, the Issuer may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earlier to occur of the following: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the Conversion Rate and (ii) on the Conversion Date for any Notes.

If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (other than cash and/or cash equivalents) of a Person other than the Issuer or the successor or purchasing entity, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders as the Issuer shall reasonably consider necessary by reason of the foregoing.

Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales of Assets

In the event of:

(a)    any reclassification, recapitalization or change of the Common Stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination);

(b)    a consolidation, merger, binding share exchange or combination involving the Issuer; or

(c)    a sale or conveyance to another person or entity of all or substantially all of the Issuer’s property or assets;

in which holders of Common Stock would be entitled to receive stock, other securities, other property, assets or cash for their Common Stock (any such event, a “Merger Event”), the Applicable Percentage of each $1,000 in principal amount of the Notes will, from and after the effective time of such Merger Event, in lieu of being convertible into Common Stock, be convertible into the same kind, type and proportions of consideration that a holder of a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to such Merger Event would have received in such Merger Event (“Reference Property”) and, prior to or at the effective time of such Merger Event, the Issuer or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture providing for such change in the right to convert the Notes.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then:

(a)    the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election; and

(b)    the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (a) attributable to one share of Common Stock.

The Issuer shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

The supplemental indenture referred above shall, in the good faith judgment of the Issuer as evidenced by an Officers’ Certificate, (i) provide for adjustments to the Conversion Rate and the Threshold Price that shall be as nearly equivalent as may be practicable to the adjustments to the Conversion Rate and the Threshold Price provided for in the Indenture and for the delivery of cash by the Issuer in lieu of fractional securities or property that would otherwise be deliverable to Holders upon conversion as part of the Reference Property, with such amount of cash determined by the Issuer in a manner as nearly equivalent as may be practicable to that used by the Issuer to determine the Daily VWAP of the Common Stock and (ii) provide that after the Merger Event, the Mandatory Conversion Event (and related calculations) shall be determined with reference to the trading value of the Reference Property as determined in good faith by the Issuer in a manner as nearly equivalent as may be practicable to that used by the Issuer to determine the Daily VWAP of the Common Stock.

The Issuer shall not become a party to any Merger Event unless its terms are consistent with this section “—Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales of Assets.”

Notice of Certain Transactions

In the event that:

(a)    the Issuer or any of its Subsidiaries takes any action that would require an adjustment in the Conversion Rate;

(b)    the Issuer takes any action that would require a supplemental indenture pursuant to the provisions of “—Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales of Assets;” or

(c)    there is a dissolution or liquidation of the Issuer,

the Issuer shall promptly mail to the Holders at the addresses appearing on the Registrar’s books and the Trustee a written notice stating the proposed record date and effective date of the transaction referred to in clause (a), (b) or (c) above.

Issuer to Reserve, Provide and List Common Stock

The Issuer shall at all times reserve out of its authorized but unissued and unreserved shares of Common Stock or shares of Common Stock held in its treasury a sufficient number of shares of Common Stock to permit the conversion, in accordance with the terms of the Indenture, of the Applicable Percentage of all of the Notes outstanding (assuming that such Notes are converted after the last interest payment date prior to the scheduled maturity date of the Notes).

All shares of Common Stock issued upon conversion of the Notes shall be duly and validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any tax, lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder of such Notes or the Person to whom such shares of Common Stock will be delivered).

The Issuer shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes and, if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system, the Issuer shall list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Applicable Percentage of the Notes.

Certain Covenants

Covenant Termination

Following the first date that the Notes have a Moody’s rating of Baa3 or higher or an S&P rating of BBB- or higher (each, an “Investment Grade Rating”) and no Default or Event of Default has occurred and is then continuing, then upon delivery by the Issuer to the Trustee of an Officers’ Certificate to the foregoing effect, the Issuer and the Subsidiaries will no longer be subject to the following covenants:

(1)    “—Certain Covenants—Limitation on Additional Indebtedness”;

(2)    “—Certain Covenants—Limitation on Restricted Payments”;

(3)    “—Certain Covenants—Limitation on Dividend and Other Restrictions Affecting Subsidiaries”;

(4)    “—Certain Covenants—Limitation on Transactions with Affiliates”;

(5)    “—Certain Covenants—Limitation on Asset Sales”; and

(6)    clause (3) of the covenant described under “—Certain Covenants—Limitation on Mergers, Consolidations, Etc.”

Neither the Trustee nor the Notes Collateral Agent shall have any obligation to monitor the ratings of the Notes or the occurrence or date of the termination of the foregoing covenants and may rely conclusively on the Officers’ Certificates referred to above. Neither the Trustee nor the Notes Collateral Agent shall have any obligation to notify the Holders of the occurrence or date of the termination of the foregoing covenants, but the Trustee may provide a copy of such Officers’ Certificates to any Holder upon request.

Limitation on Additional Indebtedness

The Issuer will not, and will not permit any Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness); provided that the Issuer or any Guarantor may incur additional Indebtedness (including Acquired Indebtedness), in each case, if, after giving effect thereto on a pro forma basis (including giving pro forma effect to the application of the proceeds thereof), the Issuer’s Fixed Charge Coverage Ratio would be at least 2.00 to 1.00 (the “Coverage Ratio Exception”).

Notwithstanding the above, each of the following incurrences of Indebtedness shall be permitted (the “Permitted Indebtedness”):

(1)    Indebtedness of the Issuer or any Subsidiary under one or more Credit Facilities in an aggregate principal amount at any time outstanding, including the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), not to exceed (a) in the case of the Issuer, any Guarantor or any non-Guarantor Canadian Subsidiary, $300.0 million (no more than $30.0 million of which may be incurred by non-Guarantor Canadian Subsidiaries); and (b) in the case of any other non-Guarantor Subsidiary, $20.0 million;

(2)    (i) the Notes issued on the Issue Date, (ii) Additional Notes issued after the Issue Date in an aggregate principal amount not to exceed the aggregate principal amount of Old Notes outstanding on the Issue Date after giving effect to the issuance of the Notes and the use of proceeds therefrom in accordance with the Prospectus; provided, that such Additional Notes are issued solely to refinance such Old Notes after the Issue Date in accordance with the penultimate paragraph of the covenant described under the caption “—Limitation on Restricted Payments,” (iii) any PIK Interest Notes issued from time to time to pay PIK Interest in accordance with the terms of the Indenture and any increase in the principal amount of Notes from time to time to pay PIK Interest in accordance with the terms of the Indenture, and (iv) the Note Guarantees with respect to the foregoing;

(3)    Indebtedness of the Issuer and its Subsidiaries to the extent outstanding on the Issue Date after giving effect to the Exchange Offer and the cancellation of the Old Notes purchased thereunder (other than Indebtedness referred to in clauses (1), (2), (6) and (16) of this paragraph);

(4)    (a) the guarantee by the Issuer or any Guarantor of Indebtedness of the Issuer or any Guarantor that was permitted to be incurred by another provision of this covenant, (b) the guarantee by any non-Guarantor Subsidiary of Indebtedness of the Issuer or any Subsidiary that was permitted to be incurred by another provision of this covenant, or (c) any guarantee by the Issuer or any Guarantor of Indebtedness of any non-Guarantor Subsidiary incurred pursuant to sub-clause (1)(b) of this paragraph;

(5)    Indebtedness under Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Subsidiary in the ordinary course of business and not for the purpose of speculation; provided that, in the case of Hedging Obligations relating to interest rates, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(6)    Indebtedness of the Issuer owed to and held by a Subsidiary and Indebtedness of any Subsidiary owed to and held by the Issuer or any other Subsidiary; provided, however, that

(a)    if the Issuer is the obligor on Indebtedness and a Subsidiary that is not a Guarantor is the obligee, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

(b)    if a Guarantor is the obligor on such Indebtedness and a Subsidiary that is not a Guarantor is the obligee, such Indebtedness is subordinated in right of payment to the Note Guarantee of such Guarantor; and

(c)

(i)    any subsequent issuance or transfer of Equity Interests or any other event which results in any such Indebtedness being held by a Person other than the Issuer or any other Subsidiary; and

(ii)    any sale or other transfer of any such Indebtedness to a Person other than the Issuer or any other Subsidiary shall be deemed, in each case of this clause (c), to constitute an incurrence of such Indebtedness not permitted by this clause (6);

(7)    Indebtedness in respect of workers’ compensation claims, bank guarantees, warehouse receipt or similar facilities, property, casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations or completion, performance, bid performance, appeal or surety bonds, in each case, in the ordinary course of business, including guarantees or obligations with respect to letters of credit supporting such workers’ compensation claims, bank guarantees, warehouse receipt or similar facilities, property, casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations or completion, performance, bid performance, appeal or surety bonds;

(8)    Purchase Money Indebtedness incurred by the Issuer or any Subsidiary after the Issue Date in an aggregate principal amount, taken together with Refinancing Indebtedness in respect thereof, not to exceed at any time outstanding the greater of (A) $10.0 million and (B) to the extent that after giving effect to any incurrence of Indebtedness pursuant to this clause (8) on a pro forma basis, the Total Leverage Ratio of the Issuer and its Subsidiaries immediately following such incurrence is no greater than 3.00 to 1.00, $25.0 million;

(9)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

(10)    Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(11)    Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or with respect to Indebtedness incurred pursuant to clause (2), (3) or (8) above, this clause (11), or clause (15) below;

(12)    unsecured indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Issuer or any Subsidiary or Equity Interests of a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition; provided that (a) any amount of such obligations included on the face of the balance sheet of the Issuer or any Subsidiary shall not be permitted under this clause (12) (contingent obligations referred to on the face of a balance sheet or in a footnote thereto and not otherwise quantified and reflected on the balance sheet will not be deemed “included on the face of the balance sheet” for purposes of the foregoing) and (b) in the case of a disposition, the maximum aggregate liability in respect of all such obligations outstanding under this clause (12) shall at no time exceed the gross proceeds actually received by the Issuer and the Subsidiaries in connection with such disposition;

(13)    additional Indebtedness of the Issuer or any Subsidiary that is a Guarantor in an aggregate principal amount which, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause (13) and then outstanding, will not exceed $25.0 million;

(14)    Indebtedness in respect of Specified Cash Management Agreements entered into in the ordinary course of business;

(15)    Indebtedness of Persons incurred and outstanding on the date on which such Person was acquired by the Issuer or any Subsidiary, or merged or consolidated with or into the Issuer or any Subsidiary (other than Indebtedness incurred in connection with, or in contemplation of, such acquisition, merger or consolidation); provided, that at the time such Person or assets is/are acquired by the Issuer or a Subsidiary, or merged or consolidated with the Issuer of any Subsidiary and after giving pro forma effect to the incurrence of such Indebtedness pursuant to this clause (15) and any other related Indebtedness, either (i) the Issuer would have been able to incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or (ii) the Fixed Charge Coverage Ratio of the Issuer and its Subsidiaries would be greater than or equal to such Fixed Charge Coverage Ratio immediately prior to such acquisition, merger or consolidation; and

(16)    (i) Old Notes in an aggregate principal amount not to exceed the aggregate principal amount of Old Notes outstanding on the Issue Date after giving effect to the Exchange Offer and the cancellation of the Old Notes purchased thereunder; provided, that no additional Old Notes shall be issued or incurred following the Issue Date; (ii) Permitted Old Notes Refinancing Indebtedness and (iii) any Indebtedness incurred to redeem, refinance, replace, defease, discharge, refund or otherwise retire for value Permitted Old Notes Refinancing Indebtedness, provided that any Indebtedness incurred pursuant to this clause (iii) must conform to the definition of Permitted Old Notes Refinancing Indebtedness, with each reference to Old Notes contained therein deemed to be a reference to any then outstanding Permitted Old Notes Refinancing Indebtedness.

The Issuer will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Indebtedness) (x) that is contractually subordinated in right of payment to any other Indebtedness of the Issuer or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; or (y) that is secured by a Lien on the Collateral on a subordinated or junior basis to any other Indebtedness and on a senior basis to the Notes or the Note Guarantee of such Guarantor (including, without limitation, any Indebtedness subject to a so called “one and a half lien” or similar lien structure).

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (16)

above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described (except that all Indebtedness outstanding under the Credit Agreement at any and all times shall be deemed to have been incurred under clause (1) above and may not be reclassified) and may later reclassify any item of Indebtedness described in clauses (1) through (16) above (provided that at the time of reclassification it meets the criteria in such category or categories). In addition, for purposes of determining any particular amount of Indebtedness under this covenant, (i) guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness; and (ii) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an incurrence of Indebtedness of this covenant; provided, in each such case, that the amount thereof is included in Consolidated Interest Expense of the Issuer as accrued.

For the purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the U.S. dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the earlier of the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that, if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on Restricted Payments

The Issuer will not, and will not permit any Subsidiary to, directly or indirectly, make any Restricted Payment, except:

(1)    the payment of any dividend or redemption payment or the making of any distribution within 60 days after the date of declaration thereof if, on the date of declaration, the dividend, redemption or distribution payment, as the case may be, would have complied with the provisions of the Indenture;

(2)    any Restricted Payment made in exchange for, or out of the proceeds of, the substantially concurrent issuance and sale of Qualified Equity Interests;

(3)    the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer or any Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under the “Limitation on Additional Indebtedness” covenant and the other terms of the Indenture;

(4)    the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer or any Subsidiary (a) at a purchase price not greater than 101.0% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control in accordance with provisions similar to the covenant described under “—Change of Control” or (b) at a purchase price not greater than 100.0% of the principal amount thereof in accordance with provisions similar to the covenant described under “—Limitation on Asset Sales”; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuer has made the Change of Control Offer or Net Proceeds Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Net Proceeds Offer;

(5)    so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the redemption, repurchase or other acquisition or retirement for value of Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), either (x) upon any such individual’s death, disability, retirement, severance or termination of employment or service or (y) pursuant to any equity subscription agreement, stock option agreement, stockholders’ agreement or similar agreement; provided, in any case, that the aggregate cash consideration paid for all such redemptions, repurchases or other acquisitions or retirements shall not exceed (A) $5.0 million during any calendar year plus (B) the amount of any net cash proceeds received by or contributed to the Issuer from the issuance and sale after the Issue Date of Qualified Equity Interests to its officers, directors or employees that have not been applied to the payment of Restricted Payments pursuant to this clause (5), plus (C) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (5); and provided further that cancellation of Indebtedness owing to the Issuer from members of management of the Issuer or any Subsidiary in connection with a repurchase of Equity Interests of the Issuer will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(6)    (a) repurchases, redemptions or other acquisitions or retirements for value of Equity Interests of the Issuer deemed to occur upon the exercise of stock options, warrants, rights to acquire Equity Interests of the Issuer or other convertible securities to the extent such Equity Interests of the Issuer represent a portion of the exercise or exchange price thereof and (b) any repurchase, redemptions or other acquisitions or retirements for value of Equity Interests of the Issuer made in lieu of withholding taxes in connection with any exercise or exchange of stock options, warrants or similar rights;

(7)    dividends or distributions on Disqualified Equity Interests of the Issuer or any Subsidiary or on any Preferred Stock of any Subsidiary, in each case issued in compliance with the covenant “—Limitation on Additional Indebtedness” to the extent such dividends or distributions are included in the definition of Consolidated Interest Expense;

(8)    cash payments in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Equity Interests of the Issuer or a Subsidiary;

(9)    payments or distributions to dissenting stockholders pursuant to applicable law in connection with a merger, consolidation or transfer of assets that complies with the provisions described under the caption “—Limitation on Mergers, Consolidations, Etc.”;

(10)    cash distributions by the Issuer to the holders of Equity Interests of the Issuer in accordance with a distribution reinvestment plan or dividend reinvestment plan to the extent such payments are applied to the purchase of Equity Interests directly from the Issuer;

(11)    payment of other Restricted Payments from time to time in an aggregate amount since the Issue Date not to exceed $10.0 million;

(12)    payment of other Restricted Payments from time to time in an aggregate amount since the Issue Date not to exceed $15.0 million so long as, immediately after giving effect to any Restricted Payment made pursuant to this clause (12) on a pro forma basis, the Total Leverage Ratio of the Issuer and its Subsidiaries immediately following such Restricted Payment is no greater than 3.00 to 1.00; or

(13)    Restricted Payments made pursuant to the immediately succeeding paragraph.

The Issuer will not, and will not permit any Subsidiary to, directly or indirectly, after the Issue Date, make any principal payment on, purchase, redemption, defeasance, prepayment or other acquisition or retirement for value in or any other payment in respect of the then-outstanding principal amount (or any default judgement in respect of such principal amount) of the Old Notes (including, without limitation, any payment of principal at maturity, or upon any mandatory prepayment, of the Old Notes but excluding any regularly scheduled interest payments), except for any such payments made:

(1)    in an aggregate amount after the Issue Date not exceeding $16.5 million;

(2)    out of the proceeds of Additional Notes issued after the Issue Date pursuant to clause (2) of the second paragraph of “—Certain Covenants—Limitation on Additional Indebtedness” or Permitted Old Notes Refinancing Indebtedness;

(3)    out of the proceeds of any substantially concurrent issuance and sale of Qualified Equity Interests; or

(4)    any combination of the foregoing clauses (1), (2) and (3);

provided, that in the event of any payment made pursuant to clauses (1) through (4) above, such payment shall be made for a purchase price not to exceed par plus accrued and unpaid interest.

For the purposes of determining compliance with any U.S. dollar-denominated restriction on Restricted Payments denominated in a foreign currency, the U.S. dollar-equivalent amount of such Restricted Payment shall be calculated based on the relevant currency exchange rate in effect on the date that such Restricted Payment was made. The amount of any Restricted Payment (other than cash) will be the Fair Market Value on the date of the Restricted Payment (or, in the case of a dividend, on the date of declaration) of the assets or securities proposed to be transferred or issued by the Issuer or such Subsidiary, as the case may be, pursuant to the Restricted Payment.

Limitation on Dividend and Other Restrictions Affecting Subsidiaries

The Issuer will not, and will not permit any Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Subsidiary to:

(a)    pay dividends or make any other distributions on or in respect of its Equity Interests to the Issuer or any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Capital Stock shall not be deemed a restriction on the ability to make distributions on Equity Interests);

(b)    make loans or advances, or pay any Indebtedness or other obligation owed, to the Issuer or any other Subsidiary (it being understood that the subordination of loans or advances made to the Issuer or any Subsidiary to other Indebtedness or obligations incurred by the Issuer or any Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(c)    transfer any of its property or assets to the Issuer or any other Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (a) or (b) above);

except for, in each case:

(1)    encumbrances or restrictions existing under agreements existing on the Issue Date (including, without limitation, the Credit Agreement and the Old Notes) as in effect on that date;

(2)    encumbrances or restrictions existing under the Indenture, the Notes, the Security Documents and the Note Guarantees;

(3)    any instrument governing Acquired Indebtedness or Equity Interests of a Person acquired by the Issuer or any of its Subsidiaries, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(4)    any agreement or other instrument of a Person acquired by the Issuer or any of its Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired (including after acquired property);

(5)    any amendment, restatement, modification, renewal, increases, supplement, refunding, replacement or refinancing of an agreement referred to in clauses (1), (2), (3), (4), (5), or (10); provided, however, that such amendments, restatements, modifications, renewals, increases, supplements, refunding, replacements or refinancing are, in the good faith judgment of the Issuer, not materially more restrictive, taken as a whole, than the encumbrances and restrictions contained in the agreements referred to in such clauses on the Issue Date or the date such Subsidiary became a Subsidiary or was merged into a Subsidiary, whichever is applicable;

(6)    encumbrances or restrictions existing under or by reason of applicable law, regulation or order;

(7)    non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

(8)    in the case of clause (c) above, Liens permitted to be incurred under the provisions of the covenant described under “—Limitation on Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(9)    restrictions imposed under any agreement to sell Equity Interests or assets, as permitted under the Indenture, to any Person pending the closing of such sale;

(10)    any other agreement governing Indebtedness or other obligations entered into after the Issue Date that either (A) contains encumbrances and restrictions that in the good faith judgment of the Issuer are not materially more restrictive, taken as a whole, with respect to any Subsidiary than those in effect on the Issue Date with respect to that Subsidiary pursuant to agreements in effect on the Issue Date or those contained in the Indenture, the Notes, the Security Documents and the Note Guarantees or (B) any such encumbrance or restriction contained in agreements or instruments governing such Indebtedness that is customary and does not prohibit (except upon a default or an event of default thereunder) the payment of dividends in an amount sufficient, as determined by the Issuer in good faith, to make scheduled payments of cash interest and principal on the Notes when due;

(11)    customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements, shareholder agreements and other similar agreements entered into in the ordinary course of business that restrict the disposition or distribution of ownership interests in or assets of such partnership, limited liability company, joint venture, corporation or similar Person;

(12)    Purchase Money Indebtedness and any Refinancing Indebtedness in respect thereof incurred in compliance with the covenant described under “—Limitation on Additional Indebtedness” that imposes restrictions of the nature described in clause (c) above on the assets acquired;

(13)    restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business;

(14)    [reserved];

(15)    with respect to any Foreign Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was incurred if either (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (B) the Issuer determines that any such encumbrance or restriction will not materially affect the Issuer’s ability to make principal or interest payments on the Notes, as determined in good faith by the Board of Directors of the Issuer, whose determination shall be conclusive; and

(16)    supermajority voting requirements existing under corporate charters, by-laws, stockholders agreements and similar documents and agreements.

Limitation on Transactions with Affiliates

The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless:

(1)    the terms of such Affiliate Transaction are not materially less favorable to the Issuer or such Subsidiary, as the case may be, than those that could reasonably be expected to have been obtained in a comparable transaction at the time of such transaction in arm’s length dealings with a Person who is not such an Affiliate, or if in the good faith judgment of the Issuer’s Board of Directors no comparable transaction is available with which to compare such Affiliate Transaction, or are otherwise fair to the Issuer or such Subsidiary from a financial point of view;

(2)    the Issuer delivers to the Trustee, with respect to any Affiliate Transaction involving aggregate value in excess of $10.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above and which sets forth and authenticates a resolution that has been adopted by the Independent Directors approving such Affiliate Transaction; and

(3)    the Issuer delivers to the Trustee, in addition to the requirements of clause (2) above, with respect to any Affiliate Transaction involving aggregate value in excess of $30.0 million, an opinion as to the fairness to the Issuer or such Subsidiary of such Affiliate Transaction;

The foregoing restrictions shall not apply to:

(1)    transactions to the extent between or among (a) the Issuer and one or more Subsidiaries or (b) Subsidiaries;

(2)    reasonable director, trustee, officer and employee compensation (including bonuses) and other benefits (including pursuant to any employment agreement or any retirement, health, stock option or other benefit plan), payments or loans (or cancellation of loans) to employees of the Issuer and indemnification arrangements in each case, as determined in good faith by the Issuer’s Board of Directors or senior management;

(3)    Permitted Investments (other than those made under clause (1) of such definition) or Restricted Payments which are made in accordance with the covenant described under “—Limitation on Restricted Payments”;

(4)    any agreement in effect on the Issue Date or as thereafter amended or replaced in any manner that, taken as a whole, is not materially less advantageous to the Issuer than such agreement as it was in effect on the Issue Date;

(5)    any transaction with a Person which would constitute an Affiliate of the Issuer solely because the Issuer or a Subsidiary owns an equity interest in or otherwise controls such Person;

(6)    transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture; provided that, in the reasonable determination of the Board of Directors of the Issuer or the senior management of the Issuer, such transactions are on terms not materially less favorable to the Issuer or the relevant Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Issuer;

(7)    the issuance or sale of any Qualified Equity Interests of the Issuer and the granting of registration and other customary rights in connection therewith to, or the receipt of capital contributions from, Affiliates of the Issuer;

(8)    any transaction where the only consideration paid by the Issuer or the relevant Subsidiary is Qualified Equity Interests of the Issuer;

(9)    transactions between the Issuer or any Subsidiary and any Person, a director of which is also a director of the Issuer or any direct or indirect parent company of the Issuer, and such director is the sole cause for such Person to be deemed an Affiliate of the Issuer or any Subsidiary; provided, however, that such director shall abstain from voting as a director of the Issuer or such direct or indirect parent company, as the case may be, on any matter involving such other Person; and

(10)    the entering into of a tax sharing agreement, or payments pursuant thereto, between the Issuer and/or one or more Subsidiaries, on the one hand, and any other Person with which the Issuer or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Issuer or such Subsidiaries are part of a consolidated group for tax purposes to be used by such Person to pay taxes, and which payments by the Issuer and the Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis.

Limitation on Liens

The Issuer shall not, and shall not permit any Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (other than Permitted Liens) upon any of their property or assets (including Equity Interests of any Subsidiary), whether owned at the Issue Date or thereafter acquired. In addition, if the Issuer or any Guarantor, directly or indirectly, shall create, incur or suffer to exist any Lien securing obligations under the Credit Agreement or any other first-priority Lien on ABL Priority Collateral (other than any cash collateral pledged to secure any letter of credit obligations thereunder), the Issuer or such Guarantor, as the case may be, must concurrently grant at least a second-priority Lien, subject to Permitted Liens, upon such property as security for the Notes and the Note Guarantees.

Limitation on Asset Sales

The Issuer will not, and will not permit any Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1)    the Issuer or such Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Sale) of the Equity Interests or assets subject to such Asset Sale; and

(2)    (x) at least 75.0% of the total consideration from such Asset Sale is in the form of cash or Cash Equivalents or (y) the Fair Market Value of all forms of consideration other than cash or Cash Equivalents received for all Asset Sales since the Issue Date does not exceed in the aggregate $5.0 million.

For purposes of clause (2) above and for no other purpose, the following shall be deemed to be cash:

(a)    the amount (without duplication) of any liabilities (as shown on the Issuer’s or such Subsidiary’s most recent balance sheet) (other than Subordinated Indebtedness (excluding any Indebtedness that is deemed Subordinated Indebtedness pursuant to clauses (y) or (z) of the definition thereof to the extent that such Indebtedness may be repaid pursuant to clause (3) of the fifth paragraph of this section from the Net Cash Proceeds of such Asset Sale) or intercompany Indebtedness) of the Issuer or such Subsidiary that is expressly assumed by the transferee of any such assets pursuant to a written agreement that releases the Issuer or such Subsidiary from further liability therefor;

(b)    the amount of any securities, notes or other obligations received from such transferee that are within 180 days after such Asset Sale converted by the Issuer or such Subsidiary into cash (to the extent of the cash actually so received);

(c)    any assets or Equity Interests of the kind referred to in clause (4) of the fifth paragraph of this covenant; and

(d)    accounts receivable of a business retained by the Issuer or any Subsidiary, as the case may be, following the sale of such business; provided that such accounts receivable (i) are not past due more than 60 days and (ii) do not have a payment date greater than 90 days from the date of the invoices creating such accounts receivable.

In the case of any Asset Sale pursuant to a condemnation, seizure, appropriation or similar taking, including by deed in lieu of condemnation, or any actual or constructive total loss or an agreed or compromised total loss, such Asset Sale shall not be required to satisfy the requirements of clauses (1) and (2) above.

If at any time any non-cash consideration received by the Issuer or any Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

If the Issuer or any Subsidiary engages in an Asset Sale, the Issuer or such Subsidiary may, no later than 365 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to:

(1)    to the extent such Net Available Proceeds constitute proceeds from the sale of ABL Priority Collateral, to repay Indebtedness under the Credit Agreement secured by such ABL Priority Collateral or the Notes;

(2)    to the extent such Net Available Proceeds constitute proceeds from the sale of Collateral, to repay the Notes;

(3)    to the extent such Net Available Proceeds do not constitute proceeds from the sale of Collateral, (i) to repay, repurchase, redeem, defease or otherwise retire any Indebtedness secured by a Lien on the assets or Equity Interests subject to such Asset Sale, or (ii) to repay the Notes; or

(4)    (A) make any capital expenditure or otherwise invest all or any part of the Net Available Proceeds thereof in the purchase of assets (other than securities and excluding working capital or current assets for the avoidance of doubt) to be used by the Issuer or any Subsidiary in a Permitted Business, (B) acquire Qualified Equity Interests held by a Person other than the Issuer or any of its Subsidiaries in a Person that is a Subsidiary or in a Person engaged in a Permitted Business that shall become a Subsidiary immediately upon the consummation of such acquisition, so long as, immediately after giving effect to the application of such Net Available Proceeds pursuant to this clause (4)(B) on a pro forma basis, either (i) the Issuer would have been able to incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or (ii) the Fixed Charge Coverage Ratio of the Issuer and its Subsidiaries would be greater than or equal to such Fixed Charge Coverage Ratio immediately prior to such acquisition; or (C) a combination of (A) and (B) (subject to the limitation set forth in such clause (B)); provided that the requirements of this clause (4) will be deemed to be satisfied with respect to any Asset Sale if the Issuer or any Subsidiary enters into an agreement committing to make the acquisition, investment or expenditure referred to above within 365 days after the receipt of such Net Available Proceeds with the good faith expectation that such Net Available Proceeds will be applied to satisfy such commitment in accordance with such agreement within 180 days after such 365-day period, and if such Net Available Proceeds are not so applied within such 180-day period, then such Net Available Proceeds will constitute Excess Proceeds (as defined below).

The amount of Net Available Proceeds not applied or invested as provided in clauses (1) through (4) of the preceding paragraph will constitute “Excess Proceeds.”

On the 366th day after an Asset Sale (or, at the Issuer’s option, an earlier date), if the aggregate amount of Excess Proceeds equals or exceeds $25.0 million, the Issuer will be required to make an offer to purchase or redeem (a “Net Proceeds Offer”) from all Holders the maximum principal amount of Notes to which the Net Proceeds Offer applies that may be purchased or redeemed out of the Excess Proceeds, at an offer price in cash in an amount equal to 100.0% of the principal amount of the Notes plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture in denominations of $1.00 or integral multiples of $1.00 in excess thereof.

To the extent that the aggregate principal amount of Notes so validly tendered pursuant to a Net Proceeds Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds, or a portion thereof, for any purposes not otherwise prohibited by the provisions of the Indenture. If the aggregate principal amount of Notes so validly tendered pursuant to a Net Proceeds Offer exceeds the amount of Excess Proceeds, the Issuer shall select the Notes to be purchased on a pro rata basis on the basis of the aggregate outstanding principal amount of Notes. Upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

The Net Proceeds Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Net Proceeds Offer Period”). No later than five Business Days after the termination of the Net Proceeds Offer Period (the “Net Proceeds Purchase Date”), the Issuer will purchase the principal amount of Notes required to be purchased pursuant to this covenant (the “Net Proceeds Offer Amount”) or, if less than the Net Proceeds Offer Amount has been so validly tendered, all Notes validly tendered in response to the Net Proceeds Offer.

If the Net Proceeds Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Net Proceeds Offer.

Pending the final application of any Net Available Proceeds pursuant to this covenant, the holder of such Net Available Proceeds may apply such Net Available Proceeds temporarily to reduce Indebtedness outstanding under a revolving Credit Facility or otherwise invest such Net Available Proceeds in any manner not prohibited by the Indenture.

On or before the Net Proceeds Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Net Proceeds Offer Amount of Notes or portions of Notes so validly tendered and not properly withdrawn pursuant to the Net Proceeds Offer, or if less than the Net Proceeds Offer Amount has been validly tendered and not properly withdrawn, all Notes so validly tendered and not properly withdrawn, in each case in denominations of $1.00 and integral multiples of $1.00 in excess thereof. The Issuer or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Net Proceeds Offer Period) mail or deliver to each tendering Holder and the Issuer will mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes so validly tendered and not properly withdrawn by such Holder and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon delivery of an Officers’ Certificate from the Issuer, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $1.00 or an integral multiple of $1.00 in excess thereof. Any Note not so accepted will be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Net Proceeds Offer as soon as practicable after the Net Proceeds Purchase Date.

Notwithstanding the foregoing, the sale, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, will be governed by the provisions of the Indenture described under the caption “—Change of Control” and/or the provisions described under the caption “—Limitation on Mergers, Consolidations, Etc.” and not by the provisions of the Asset Sale covenant.

In connection with the purchase of Notes pursuant to a Net Proceeds Offer, the Issuer will (i) comply with all applicable securities legislation in the United States, including, without limitation, the tender offer rules under the Exchange Act that may then be applicable and (ii) file a Schedule TO or any other required schedules under the Exchange Act; in each case, so as to permit the rights and obligations under this section to be exercised in the time and in the manner specified in this section. To the extent that the provisions of any applicable securities laws or regulations conflict with the “Limitation on Asset Sales” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Limitation on Asset Sales” provisions of the Indenture by virtue of such compliance.

Limitation on Mergers, Consolidations, Etc.

The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, consolidate, or merge with or into another Person (whether or not the Issuer is the surviving Person), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer and its Subsidiaries (taken as a whole) to any Person unless:

(1)    either:

(a)    the Issuer will be the surviving or continuing Person; or

(b)    the Person (if other than the Issuer) formed by or surviving or continuing from such consolidation or merger or to which such sale, lease, transfer, conveyance or other disposition or assignment shall be made (collectively, the “Successor”) is a corporation, limited liability company or limited partnership organized and existing under the laws of the United States or of any State of the United States or the District of Columbia, and the Successor expressly assumes, by agreements in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Issuer under the Notes, the Security Documents and the Indenture; provided that, if the Successor is not a corporation, a Subsidiary that is a corporation expressly assumes as co-obligor all of the obligations of the Issuer under the Indenture, the Security Documents and the Notes pursuant to a supplemental indenture to the Indenture executed and delivered to the Trustee;

(2)    immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing;

(3)    immediately after giving pro forma effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, either (i) the Issuer or its Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception or (ii) the Fixed Charge Coverage Ratio of the Issuer or its Successor, as the case may be, and its Subsidiaries would be greater than or equal to such Fixed Charge Coverage Ratio immediately prior to such merger or consolidation;

(4)    the Successor causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to the Successor;

(5)    the Collateral owned by or transferred to the Successor shall (a) continue to constitute Collateral under the Indenture and the Security Documents, (b) be subject to the Lien in favor of the Notes Collateral Agent for the benefit of the Trustee and the Holders of the Notes, and (c) not be subject to any Lien other than Permitted Liens;

(6)    the property and assets of the Person which is merged or consolidated with or into the Successor, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the Successor shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indenture; and

(7)    the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel to the effect that such merger, consolidation or transfer and such agreement and/or supplemental indenture (if any) comply with the Indenture and the Security Documents.

For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

Except in circumstances under which the Indenture provides for the release of the Note Guarantee of a Guarantor as described under the caption “—Note Guarantees,” no Guarantor will, and the Issuer will not permit any Guarantor to, directly or indirectly, in a single transaction or a series of related transactions, consolidate or merge with or into another Person (whether or not the Guarantor is the surviving Person), unless either:

(1)

(a)    (i) such Guarantor will be the surviving or continuing Person; or (ii) the Person (if other than such Guarantor) formed by or surviving any such consolidation or merger is the Issuer or another Guarantor or assumes, by agreements in form and substance reasonably satisfactory to the Trustee and Notes Collateral Agent, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor and the Indenture and the Security Documents;

(b)    immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

(c)    immediately after giving pro forma effect to such transaction and the assumption of the obligations as set forth in clause (1)(a) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, either (i) the Issuer would have been able to incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or (ii) the Fixed Charge Coverage Ratio of the Issuer and its Subsidiaries would be greater than or equal to such Fixed Charge Coverage Ratio immediately prior to such acquisition, merger or consolidation; and

(d)    the Issuer shall have delivered to the Trustee and Notes Collateral Agent an Officers’ Certificate and an Opinion of Counsel, each stating that such merger or consolidation and such agreements and/or supplemental indenture (if any) comply with the Indenture and the Security Documents; or

(2)        the transaction is made in compliance with the covenant described under “—Limitation on Asset Sales.”

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Issuer, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

Upon any consolidation or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Guarantee, as applicable, the surviving entity formed by such consolidation or merger or into which the Issuer or such Guarantor is merged or the Person to which the sale, conveyance, lease, transfer, disposition or assignment is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under the Indenture, the Notes, the Security Documents and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, the Indenture, the Security Documents and its Guarantee, if applicable.

Notwithstanding the foregoing, (i) subject to the third paragraph of this covenant, any Subsidiary may consolidate or merge with or into or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to the Issuer or another Subsidiary and (ii) the Issuer or any Guarantor may consolidate or merge with or into or convey, transfer or lease, in one transaction or a series of transactions, all or part of its properties and assets to the Issuer or another Guarantor or merge with a Subsidiary of the Issuer solely for the purpose of reincorporating the Issuer or Guarantor in a State of the United States or the District of Columbia, as long as the amount of Indebtedness of the Issuer or such Guarantor and its Subsidiaries is not increased thereby.

Additional Guarantees

The Issuer shall cause any direct or indirect Domestic Subsidiary, other than an Excluded Subsidiary, formed or acquired by the Issuer, within 30 days of such formation or acquisition, to execute and deliver to the Trustee a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Domestic Subsidiary shall become a Guarantor with respect to the Notes, upon the terms and subject to the release provisions and other limitations described under “—Brief Description of the Notes and the Note Guarantees—The Note Guarantees”; provided that, in each case, recovery from any Guarantor that is a FSHCO will be limited to 65% of the voting Equity Interests in any CFCs and FSCHOs owned by such Guarantor (and 100% of any other Equity Interest in any such entities along with all other assets of such Guarantor that is a FSHCO) to the extent that such voting Equity Interests of such CFC or FSHCO would otherwise constitute Excluded Property.

Calculations in Respect of the Notes

Except as otherwise provided above, the Issuer will be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the sales prices of the Common Stock, the Daily VWAPs, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Issuer will make all these calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders of Notes. The Issuer will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely conclusively upon the accuracy of the Issuer’s calculations without independent verification. The Trustee will forward the Issuer’s calculations to any Holder of Notes upon the request of that Holder. In no event shall the Trustee, Registrar, Paying Agent or Conversion Agent have any responsibility for any calculations called for under the Notes. Neither the Trustee nor the Conversion Agent shall have any responsibility or obligation to determine when and if any Notes may be converted at any time or to notify the Issuer, DTC or any Holder of Notes if the Notes have become convertible.

Reports

Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer will furnish to the Trustee and the Holders of Notes, or, to the extent permitted by the SEC, file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system) within the time periods specified in the SEC’s rules and regulations:

(1)    all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such reports; and

(2)    all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports.

The Issuer and the Guarantors have agreed that, for so long as any Notes remain outstanding, the Issuer will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Delivery of such reports to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Issuer’s, any Guarantor’s or any other person’s compliance with any of the covenants under the Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s, any Guarantor’s or any other person’s compliance with this covenant or to determine whether such reports have been posted on any website or filed with the SEC through EDGAR (or any successor system).

Events of Default

Each of the following is an “Event of Default”:

(1)    failure to pay interest on any of the Notes when the same becomes due and payable and the continuance of any such failure for 30 days;

(2)    failure to pay principal of or premium, if any, on any of the Notes when it becomes due and payable, whether at Stated Maturity, upon redemption, required purchase, acceleration or otherwise;

(3)    failure by the Issuer to comply with its obligation to convert any of the Notes in accordance with the terms of the Indenture and such failure continues for three Business Days;

(4)    failure by the Issuer or any of its Subsidiaries to comply with any of their respective agreements or covenants described above under “—Certain Covenants—Limitation on Mergers, Consolidations, Etc.,” or failure by the Issuer to comply in respect of its obligations to make a Change of Control Offer as described under “—Change of Control,” an Optional Conversion Offer as described under “—Conversion Rights—Optional Conversion” or a Net Proceeds Offer as described under “—Limitation on Asset Sales”;

(5)    (a) except with respect to the covenant described under the heading “—Certain Covenants—Reports” or as described in clause (1), (2), (3) or (4) above, failure by the Issuer or any Subsidiary to comply with any other covenant or agreement contained in the Indenture or the Security Documents and continuance of this failure for 60 days after notice of the failure has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25.0% of the aggregate principal amount of the Notes then outstanding, or (b) failure by the Issuer for 75 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25.0% of the aggregate principal amount of the Notes then outstanding to comply with the covenant described under the heading “—Certain Covenants—Reports”;

(6)    default by the Issuer or any Subsidiary under any mortgage, indenture or other instrument or agreement under which there is issued or by which there is secured or evidenced Indebtedness for borrowed money by the Issuer or any Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

(a)    is caused by a failure to pay at its Stated Maturity principal on such Indebtedness within the applicable express grace period and any extensions thereof, or

(b)    results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness with respect to which an event described in clause (a) or (b) has occurred and is continuing, aggregates $50.0 million or more;

(7)    one or more judgments (to the extent not covered by insurance) for the payment of money in an aggregate amount in excess of $50.0 million shall be rendered against the Issuer, any of its Significant Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed;

(8)    certain events of bankruptcy affecting the Issuer or any Significant Subsidiary of the Issuer or group of Subsidiaries of the Issuer that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Subsidiaries), would constitute a Significant Subsidiary;

(9)    any Note Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under the Note Guarantee of such Guarantor (other than by reason of release of such Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee);

(10)    any (x) Security Document governing a security interest with respect to any Collateral having a Fair Market Value in excess of $15.0 million or (y) material obligation under the Security Documents of the

Issuer or any of the Issuer’s Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken together as of the latest audited consolidated financial statements for the Issuer and its Subsidiaries would constitute a Significant Subsidiary, ceases to be in full force and effect (except as contemplated by the terms of the Indenture and except for the failure of any security interest with respect to the Collateral to remain in full force and effect, which is governed by clause (11) below) or is declared null and void in a judicial proceeding; provided that if any such failure to be in full force and effect is susceptible to cure, no Event of Default shall arise with respect thereto until 60 days after any Officer of the Issuer or any Subsidiary becomes aware of such failure, and such failure has not been cured during such time period;

(11)    with respect to any Collateral having a Fair Market Value in excess of $15.0 million, individually or in the aggregate, (A) the failure of the security interest with respect to such Collateral under the Security Documents, at any time, to be an enforceable and perfected security interest for any reason other than in accordance with their terms and the terms of the Indenture and other than the satisfaction in full of all obligations under the Indenture and discharge of the Indenture, if such failure continues for 60 days, (B) a judicial declaration that the security interest with respect to such Collateral created under the Security Documents or under the Indenture is invalid or unenforceable, if such Default continues for 60 days or (C) the assertion by the Issuer or any Guarantor, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable;

(12)    the Issuer or any Subsidiary that is a Significant Subsidiary or group of Subsidiaries that taken together as of the latest audited consolidated financial statements of the Issuer and its Subsidiaries would constitute a Significant Subsidiary, denies or disaffirms its obligations under the Indenture or any Security Document and the Issuer fails to cause such Subsidiary or Subsidiaries, as the case may be, to rescind such denials or disaffirmations within 60 days; or

(13)    the Required Stockholder Approval is not obtained by June 30, 2021.

If an Event of Default (other than an Event of Default specified in clause (8) or clause (13) above with respect to the Issuer), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25.0% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare (an “acceleration declaration”) all amounts owing under the Notes to be due and payable. Upon such acceleration declaration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall become due and payable immediately; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (8) or clause (13) above occurs with respect to the Issuer, all outstanding Notes shall become due and payable without any further action or notice to the extent permitted by applicable law.

If the Notes are accelerated or otherwise become due prior to their maturity date as a result of an Event of Default or by operation of law or a Premium Event occurs, the principal of, accrued and unpaid interest and premium on the Notes subject to such Premium Event shall be due and payable. If the Notes are accelerated or otherwise become due prior to their maturity date, in each case, as a result of an Event of Default or by operation of law or any Premium Event occurs prior to August 4, 2024, the amount of principal of, accrued and unpaid interest and premium on the Notes that becomes due and payable shall equal the redemption price applicable with respect to an optional redemption of the Notes, in effect on the date of such acceleration, Premium Event or the date on which the Notes otherwise become due as if such acceleration or other circumstance causing the notes to become due were an optional redemption of the notes accelerated or becoming due (the “Redemption Premium”). In any such case, the Redemption Premium shall constitute part of the Notes Obligations, and constitutes liquidated damages, not unmatured interest or a penalty, as the actual amount of damages to the holders as a result of the relevant Premium Event would be impracticable and extremely difficult to ascertain. Accordingly, the Redemption Premium is provided by mutual agreement of the Issuer and the Guarantors and the holders of the Notes as a reasonable estimation and calculation of such actual lost profits and other actual damages of such holders. Without limiting the generality of the foregoing, it is understood and agreed that upon the occurrence of any Premium Event, the Redemption Premium shall be automatically and immediately due and payable as though any Notes subject to a Premium Event were voluntarily prepaid as of such date and shall constitute part of the Note Obligations secured by the Collateral. The Redemption Premium shall also be automatically and immediately due and payable if the Notes are satisfied or released by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other means. THE ISSUER AND THE GUARANTORS HEREBY EXPRESSLY WAIVE (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR OTHER LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING REDEMPTION PREMIUM IN CONNECTION WITH ANY SUCH EVENTS, ANY RESCISSION OF SUCH ACCELERATION OR THE COMMENCEMENT OF ANY BANKRUPTCY OR INSOLVENCY EVENT. The Issuer and the Guarantors expressly agree (to the fullest extent it and they may lawfully do so) that with respect to the Redemption Premium payable under the terms of the Indenture: (i) the Redemption Premium is reasonable and is the product of an arm’s length transaction between sophisticated business parties, ably represented by counsel; (ii) the Redemption Premium shall be payable notwithstanding the then-prevailing market rates at the time payment is made; (iii) there has been a course of conduct between the holders of the Notes and the Issuer and the Guarantors giving specific consideration in this transaction for such agreement to pay the Redemption Premium; and (iv) the Issuer and the Guarantors shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Issuer and the Guarantors expressly acknowledge that their agreement to pay the Redemption Premium as herein described is a material inducement to the holders of the Notes to purchase the Notes.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except an Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to the rights of such other Holders) and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

(1)    the Holder gives the Trustee written notice of a continuing Event of Default;

(2)    the Holder or Holders of at least 25.0% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)    such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)    during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right will not be impaired or affected without the consent of the Holder.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Notes.

The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, within 30 days after any Officer of the Issuer becomes aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto. The Issuer will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Notes and all obligations of any Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”). Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire obligations represented by the Notes, the Security Documents and the Note Guarantees, and the Indenture shall cease to be of further effect as to all outstanding Notes and the Note Guarantees, except as to:

(1)    rights of Holders of outstanding Notes to receive payments in respect of the principal of and interest on such Notes when such payments are due from the trust funds referred to below,

(2)    the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(3)    the rights, powers, trust, duties, and immunities of the Trustee or the Notes Collateral Agent, and the obligations of the Issuer and the Guarantors in connection therewith, and

(4)    the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to the provisions of the Indenture described above under “—Change of Control” and under “—Certain Covenants” (other than the covenant described under “—Certain Covenants—Limitation on Mergers, Consolidations, Etc.,” except to the extent described below) and the limitation imposed by clause (3) under “—Certain Covenants—Limitation on Mergers, Consolidations, Etc.” and the Security Documents (such release and termination being referred to as “Covenant Defeasance”), and thereafter any omission to comply with such obligations or provisions will not constitute a Default or Event of Default. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)    the Issuer must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants selected by the Issuer and delivered to the Trustee, to pay the principal of and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be,

(2)    in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(a)    the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

(b)    since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3)    in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4)    no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings),

(5)    the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than the Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound,

(6)    the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(7)    the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel to the effect that the conditions precedent provided for in clauses (1) through (6) have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the Issuer’s obligations and the obligations of the Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled and the rights, protections and immunities of the Trustee) as to all outstanding Notes when either:

(1)    all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2)

(a)    all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to the provisions described under “—Optional Redemption,” and, in any case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants selected by the Issuer and delivered to the Trustee to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation (provided that if such redemption is made as provided under “—Optional Redemption—Redemption at Applicable Premium,” (x) the amount of cash in U.S. dollars, non-callable government securities, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit and (y) the depositor must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Applicable Premium as determined by such date),

(b)    the Issuer has paid all other sums payable by it under the Indenture, and

(c)    the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

In addition, the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge of the Indenture have been complied with.

Transfer and Exchange

A Holder will be able to register the transfer or exchange of Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

The Notes will be issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes (except as required by applicable tax laws).

Amendment, Supplement and Waiver

Except as otherwise provided in the next two succeeding paragraphs, the Indenture, the Note Guarantees, the Notes or any Security Document may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture, the Notes or the Note Guarantees may be waived with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding.

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)    reduce, or change the maturity of, the principal of any Note;

(2)    reduce the rate of or extend the time for payment of interest on any Note;

(3)    reduce any premium payable upon redemption of the Notes or change the date on which any Notes are subject to redemption (other than the notice provisions) or waive any payment with respect to the redemption of the Notes; provided, however, that solely for the avoidance of doubt, and without any other implication, any purchase, exchange or repurchase of Notes (including pursuant to the covenants described above under the captions “—Change of Control,” “—Conversion Rights—Optional Conversion” and “—Certain Covenants—Limitation on Asset Sales”) shall not be deemed a redemption of the Notes;

(4)    make any Note payable in money or currency other than that stated in the Notes;

(5)    make any change in the Notes, the Indenture, the Note Guarantees, the Intercreditor Agreement or the other Security Documents (i) modifying the application of proceeds of the Collateral in a manner that would adversely affect the rights of Holders hereunder or thereunder, (ii) that would adversely alter the priority and/or the security interest of the Notes Collateral Agent on behalf of any Holders in the Collateral (including with respect to any other Notes) or (iii) that would subordinate, in right of payment, any Notes or the Note Guarantees of the Guarantors to any other Indebtedness of the Issuer or such Guarantors, including any other Notes;

(6)    reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

(7)    waive a default in the payment of principal of or premium or interest on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration);

(8)    impair the rights of Holders to receive payments of principal of or interest or Additional Interest, if any, on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes;

(9)    release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except as permitted by the Indenture;

(10)    make any change in these amendment and waiver provisions; or

(11)    modify the obligations of the Issuer to make an offer to purchase upon a Change of Control or from the Excess Proceeds of an Asset Sale if such modification was made after the occurrence of the applicable Change of Control or Asset Sale and prior to the closing of the related offer to purchase, if any, being made.

In addition, any amendment to, or waiver of, the provisions of the Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes.

Notwithstanding the foregoing, the Issuer, the Trustee and the Notes Collateral Agent may amend the Indenture, the Note Guarantees, the Notes or any Security Document without the consent of any Holder:

(1)    to cure any ambiguity, defect or inconsistency;

(2)    to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)    to provide for the assumption of the Issuer’s or a Guarantor’s obligations to the Holders in the case of a merger, consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, or sale, lease, transfer, conveyance or other disposition or assignment in accordance with “—Certain Covenants—Limitation on Mergers, Consolidations, Etc.”;

(4)    to add any Note Guarantee or to effect the release of any Guarantor from any of its obligations under its Note Guarantee and under the Security Documents or the provisions of the Indenture (to the extent in accordance with the Indenture);

(5)    to make any change that would provide any additional rights or benefits to the Holders or does not materially adversely affect the rights of any Holder;

(6)    to comply with any requirement of the SEC in connection with qualifying the Indenture under the TIA or maintaining such qualification thereafter;

(7)    to secure the Notes or any Note Guarantees or any other obligation under the Indenture;

(8)    to evidence and provide for the acceptance of appointment by a successor Trustee or Notes Collateral Agent;

(9)    (a) to conform the text of the Indenture, the Security Documents or the Notes to any provision of the Description of the New Notes contained in the Prospectus, to the extent that such provision in such Description of the New Notes was intended to be a substantially verbatim recitation of a provision of the

Indenture, the Note Guarantees, the Security Documents or the Notes, as evidenced by an Officers’ Certificate of the Issuer and (b) to conform the text of the Indenture, the Security Documents or the Notes or any other such documents (in recordable form) as may be necessary or advisable to confirm the relative priorities of the Senior Documents and the Junior Documents as such priorities are contemplated by and set forth in the Intercreditor Agreement;

(10)    to provide for the issuance of Additional Notes or PIK Interest Notes in accordance with the Indenture;

(11)    to provide for the release of Collateral from the Liens of the Indenture and the Security Documents when permitted or required by the Security Documents, the Intercreditor Agreement or the Indenture;

(12)    to make, complete, or confirm any grant of Liens on Collateral permitted or required by the Indenture, the Security Documents or the Notes;

(13)    with respect to the Security Documents in accordance with the terms thereunder or as provided in the Intercreditor Agreement;

(14)    in connection with any Merger Event, to provide that the Notes are convertible into Reference Property and make such related changes to the terms of the Notes to the extent expressly required by the provisions of the Indenture described in “—Optional Conversion—Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales of Assets;”

(15)    to add additional secured parties to the Intercreditor Agreement to the extent the Liens securing obligations held by such parties, and the incurrence of Indebtedness with respect thereto, are permitted by the Indenture; or

(16)    to provide for the succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplement or other modification from time to time in accordance with the terms of the Indenture and the applicable Security Documents.

The consent of the Holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.

The Holders of the Notes also will be deemed to have consented for purposes of the Indenture, the Security Documents and the Intercreditor Agreement to the execution and delivery by the Trustee and the Notes Collateral Agent of an Acceptable Junior Lien Intercreditor Agreement to the extent the Liens securing obligations held by such parties, and the incurrence of Indebtedness with respect thereto, are permitted by the Indenture.

After an amendment under the Indenture becomes effective, the Issuer is required to deliver to Holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, will not impair or effect the validity of the amendment.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, or stockholder of the Issuer or any Guarantor will have any liability for any indebtedness, obligations or liabilities of the Issuer under the Notes or the Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

Concerning the Trustee

The Trustee has been appointed by the Issuer as Registrar, Paying Agent and Conversion Agent with regard to the Notes and as the Notes Collateral Agent under the Indenture, the Security Documents and the Intercreditor

Agreement. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue, or resign.

The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

Governing Law

The Indenture, the Notes and the Note Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

“ABL DIP Financing” has the meaning assigned to it under “—Intercreditor Agreement—Certain Matters in Connection with Liquidation and Insolvency Proceedings.”

“ABL Facility Collateral Agent” means the agent under the Credit Agreement, which, on the Issue Date, was Wells Fargo Bank, National Association, or if the Credit Agreement is no longer outstanding, the “Successor ABL Facility Collateral Agent.”

“ABL Liens” means all Liens in favor of the ABL Facility Collateral Agent on Collateral securing the ABL Obligations.

“ABL Obligations” means (i) the Indebtedness and other Obligations under the Credit Agreement and related loan documents incurred under clause (1) of the second paragraph under “—Certain Covenants—Limitation on Additional Indebtedness,” including any interest, fees, expenses or indemnification obligations related thereto and (ii) obligations under secured Specified Cash Management Agreements or secured Hedging Obligations owed to an agent, an arranger or a lender or an affiliate of an agent, an arranger or a lender under the Credit Agreement (or who was such a person at the time of the incurrence thereof).

“ABL Obligations Payment Date” has the meaning assigned to it under “—Intercreditor Agreement—Refinancings.”

“ABL Priority Collateral” is generally defined in the Intercreditor Agreement as all of the following assets (whether now owned or hereafter acquired or arising and wherever located) of the Issuer or any Guarantor, to the extent constituting Collateral:

(a)    all Accounts, credit card receivables and all amounts payable in respect of the sale, lease, assignment, license or other disposition of Inventory or services rendered or to be rendered (collectively, the “Receivables”) (in each case, excluding Accounts and credit card receivables arising solely from the sale, lease, license, assignment or other disposition of Notes Priority Collateral or Notes Separate Collateral);

(b)    all Inventory;

(c)    all cash, Cash Equivalents, Deposit Accounts and Securities Accounts which are or into which any proceeds of (i) Receivables, (ii) Inventory, (iii) “Loans” (or analogous concept) under and as defined in the Credit Agreement, (iv) settlement payments, refunds and other netting arrangements under or resulting from the settlement, termination or other similar transactions under “Bank Products” (or analogous concept) under and as defined in the Credit Agreement, and (v) other ABL Priority Collateral are deposited (including any cash and other funds or other property held in or on deposit therein);

(d)    to the extent related to, substituted or exchanged for, evidencing, supporting or arising from any of the items referred to in the preceding clauses (a)-(c), all General Intangibles, Chattel Paper, documents, letter of credit rights, Instruments and rights to payment evidenced thereby, Payment Intangibles, Supporting Obligations and Books and records, including customer lists;

(e)    to the extent attributed or pertaining to any ABL Priority Collateral, all Commercial Tort Claims;

(f)    business interruption proceeds; and

(g)    all substitutions, replacements, accessions, products, or proceeds of any of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to, or destruction of, or other involuntary conversion (including claims in respect of condemnation or expropriation) of any kind or nature of any or all of the foregoing;

provided, that ABL Priority Collateral shall not include any identifiable proceeds of any Notes Priority Collateral.

Proceeds of Excluded Property that would otherwise constitute ABL Priority Collateral if such assets were Collateral shall be deemed ABL Priority Collateral to the extent such proceeds are not also Excluded Property.

“ABL Real Property Collateral Consent Date” means the earlier of (a) the date on which the ABL Facility Collateral Agent, at the direction of the requisite “Lenders” under the Credit Agreement, approves the addition of Real Property as collateral for the ABL Obligations and (b) the date on which any Lien on Real Property is granted to the ABL Facility Collateral Agent, on behalf of the secured parties under the Credit Agreement, by order of any court during any insolvency proceeding or otherwise; provided further that, in each case, the ABL Facility Collateral Agent will provide written notice of the same to the Notes Collateral Agent, together with reasonable documentary evidence of such direction and approval.

“ABL Security Documents” means one or more security agreements, pledges, mortgages, deeds of trust, pledge agreements, collateral assignments, trust deeds, control agreements or other security documents or instruments evidencing, creating, perfecting or purporting to evidence, create or perfect any security interests in favor of the ABL Facility Collateral Agent to secure the ABL Obligations under, or pursuant to, the Credit Agreement.

“Acceptable Junior Lien Intercreditor Agreement” means a customary intercreditor agreement among the Notes Collateral Agent, the Trustee, the ABL Facility Collateral Agent (to the extent the ABL Liens remain outstanding), and the other parties from time to time party thereto, which shall provide for rights in favor of the Notes Collateral Agent, and Trustee on behalf of the Holders, as favorable (or more favorable), in all material respects, as the Intercreditor Agreement provides vis-à -vis the ABL Facility Collateral Agent (and related secured parties) with respect to the Notes Priority Collateral and Notes Separate Collateral, as certified by the Issuer in good faith, and is otherwise in form and substance acceptable to the Notes Collateral Agent and Trustee.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries (including, for the avoidance of doubt, Indebtedness incurred in the ordinary course of such Person’s business to acquire assets used or useful in its business) existing at the time such Person becomes a Subsidiary and (2) with respect to the Issuer or any Subsidiary, any Indebtedness of a Person (including, for the avoidance of doubt, Indebtedness incurred in the ordinary course of such Person’s business to acquire assets used or useful in its business), other than the Issuer or a Subsidiary, existing at the time such Person is merged with or into the Issuer or a Subsidiary, or Indebtedness expressly assumed by the Issuer or any Subsidiary in connection with the acquisition of an asset or assets from another Person.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Transaction” has the meaning assigned to it under “—Certain Covenants—Limitation on Transactions with Affiliates.”

“Alternate Offer” has the meaning assigned to it under “—Change of Control.”

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.

“Applicable Percentage” means, as of any date of determination, an amount, expressed as a percentage, determined by:

(1)    prior to the date the Required Stockholder Approval has been obtained, dividing (a) the product of (i) a number of shares of Common Stock equal to the Conversion Cap times (ii) the then applicable Conversion Price, by (b) the aggregate principal amount of Notes outstanding on the date of determination; provided, however, that in no case shall the Applicable Percentage determined pursuant to this clause (1) exceed the percentage determined pursuant to clause (2) of this definition; and

(2)    on and after the date the Required Stockholder Approval has been obtained, dividing (a) the sum of $150,000,000 plus the principal amount of all PIK Payments made since the Issue Date less (i) the principal amount of all Notes that have previously been converted pursuant to a Mandatory Conversion and (ii) an amount equal to the Applicable Percentage (as in effect on the date of any notice of redemption, repurchase, acquisition or other cancellation of any Notes described in this clause (ii)) of any Notes called for redemption (without regard to whether any Optional Conversion is effected), repurchased or otherwise acquired or cancelled by the Issuer prior to the date of determination, by (b) the aggregate principal amount of Notes outstanding on the date of determination;

provided, however, that if on any date the Applicable Percentage as calculated pursuant to clause (2) of this definition equals zero, then thereafter the Applicable Percentage shall be zero and no more conversions may be effected under the Indenture, including, for the avoidance of doubt, in respect of any PIK Payments made after such date.

“Applicable Premium” has the meaning set forth under “—Optional Redemption—Redemption at Applicable Premium.”

“asset” means any asset or property, including, without limitation, Equity Interests.

“Asset Acquisition” means:

(1)    an Investment by the Issuer or any Subsidiary of the Issuer in any other Person if, as a result of such Investment, such Person shall become a Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Subsidiary of the Issuer, or

(2)    the acquisition by the Issuer or any Subsidiary of the Issuer of all or substantially all of the assets of any other Person (other than a Subsidiary of the Issuer) or any division or line of business of any such other Person (other than in the ordinary course of business).

“Asset Sale” means:

(a)    any sale, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Subsidiary to any Person other than the Issuer or any Guarantor (including by means of a sale and leaseback transaction or a merger or consolidation), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Subsidiaries other than in the ordinary course of business; or

(b)    any issuance of Equity Interests of a Subsidiary (other than Preferred Stock of Subsidiaries issued in compliance with the covenant described under “—Certain Covenants—Limitation on Additional Indebtedness”) to any Person other than the Issuer or any Guarantor in one transaction or a series of related transactions (the actions described in these clauses (a) and (b), collectively, for purposes of this definition, a “transfer”).

For purposes of this definition, the term “Asset Sale” shall not include:

(1)    (i) transfers of cash or Cash Equivalents; and (ii) transfers in respect of ongoing operations consistent with past practice from the Issuer or a Guarantor to a Subsidiary that is not a Guarantor;

(2)    transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the covenants described under “—Change of Control” or “—Certain Covenants—Limitation on Mergers, Consolidations, Etc.”;

(3)    Permitted Investments and Restricted Payments permitted under the covenant described under “—Certain Covenants—Limitation on Restricted Payments”;

(4)    the creation of or realization on any Permitted Lien and any disposition of assets resulting from the enforcement or foreclosure of any such Permitted Lien;

(5)    transfers of damaged, worn-out or obsolete equipment or assets that, in the Issuer’s reasonable judgment, are no longer used or useful in the business of the Issuer or its Subsidiaries;

(6)    sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other Intellectual Property, and licenses, leases or subleases of other assets, of the Issuer or any Subsidiary to the extent not materially interfering with the business of the Issuer and the Subsidiaries;

(7)    a disposition of inventory in the ordinary course of business;

(8)    a disposition of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring and similar arrangements;

(9)    the trade or exchange by the Issuer or any Subsidiary of any asset for any other asset or assets that are used in a Permitted Business; provided that, (a) the Fair Market Value of the asset or assets received by the Issuer or any Subsidiary in such trade or exchange (including any cash or Cash Equivalents) is at least equal to the Fair Market Value (as determined in good faith by the Board of Directors or an executive officer of the Issuer or of such Subsidiary with responsibility for such transaction, which determination shall be conclusive evidence of compliance with this provision) of the asset or assets disposed of by the Issuer or any Subsidiary pursuant to such trade or exchange; and (b) if any cash or Cash Equivalents are used in such trade or exchange to achieve an exchange of equivalent value, that the amount of such cash and/or Cash Equivalents received shall be deemed proceeds of an “Asset Sale,” subject to clause (11) below;

(10)    dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between joint venture parties set forth in, joint venture agreements or any similar binding arrangements;

(11)    the disposition of assets received in settlement of debts accrued in the ordinary course of business;

(12)    the surrender or waiver in the ordinary course of business of contract rights or the settlement, release or surrender of contractual, non-contractual or other claims of any kind; and

(13)    any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $7.5 million per occurrence.

“Bankruptcy Code” means Title 11, United States Bankruptcy Code of 1978, as amended.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person and (ii) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of “Change of Control,” any duly authorized committee of such body.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in Houston, Texas or the State of New York are authorized or required by law to close.

“Canadian Subsidiary” means any Subsidiary of the Issuer that is an entity existing under the laws of any province or territory of Canada.

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP. Notwithstanding the foregoing, any lease that would have been classified as an operating lease pursuant to U.S. generally accepted accounting principles as in effect on December 31, 2018 shall be deemed not to be a Capitalized Lease.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP, excluding liabilities resulting from a change in GAAP subsequent to the date of the Indenture, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Cash Equivalents” means:

(1)    marketable obligations issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of such government is pledged in support thereof), maturing within one year of the date of acquisition thereof;

(2)    demand and time deposits and certificates of deposit of any lender under any Credit Facility or any Eligible Bank organized under the laws of the United States, any state thereof or the District of Columbia or a U.S. branch of any other Eligible Bank maturing within one year of the date of acquisition thereof;

(3)    commercial paper issued by any Person incorporated in the United States rated at least A1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s or an equivalent rating by a nationally recognized rating agency if both S&P and Moody’s cease publishing ratings of commercial paper issuers generally, and in each case maturing not more than one year after the date of acquisition thereof;

(4)    repurchase obligations with a term of not more than one year for underlying securities of the types described in clause (1) above entered into with any Eligible Bank and maturing not more than one year after such time;

(5)    securities issued and fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority thereof, rated at least A by Moody’s or S&P and having maturities of not more than one year from the date of acquisition;

(6)    investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (5) above;

(7)    demand deposit accounts maintained in the ordinary course of business; and

(8)    in the case of any Subsidiary of the Issuer organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which such Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1) through (7) above.

“Cash Interest” has the meaning set forth under “—Principal, Maturity and Interest.”

“CFC” means a controlled foreign corporation (as that term is defined in the IRC) in which the Issuer or any Guarantor is a “United States shareholder” within the meaning of Section 951(b) of the IRC.

“Change of Control” means the occurrence of any of the following events:

(1)    the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder, unless such occurrence is followed by a Rating Upgrade within five Business Days of the consummation of such transaction;

(2)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder, is or becomes the beneficial owner of (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), or controls, directly or indirectly, Voting Stock representing more than 50.0% of the voting power of the total outstanding Voting Stock of the Issuer on a fully diluted basis, unless such occurrence is followed by a Rating Upgrade within five Business Days thereof, in each case, other than (i) as a result of a merger or consolidation as a result of which the Issuer’s Voting Stock outstanding immediately prior to the transaction (other than any Voting Stock of the Issuer that is owned by any Person with which the Issuer will merge or consolidate or any such Person’s Affiliates) is changed into or exchanged for, in addition to any other consideration, Voting Stock of the successor entity or any parent thereof that represents immediately after such transaction at least a majority of the aggregate voting power of the Voting Stock of such successor entity or any parent thereof, or (ii) in connection with any transaction under which at least 90% of the consideration to be paid by the Issuer, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction consists of shares of Common Stock that are listed or quoted on any U.S. national or regional securities exchange or will be so listed or quoted when issued or exchanged in connection with such merger or consolidation; provided, that in the case of a transaction described in this clause (ii), after giving pro forma effect to such transaction, either (i) the Issuer would have been able to incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or (ii) the Fixed Charge Coverage Ratio of the Issuer and its Subsidiaries would be greater than or equal to such Fixed Charge Coverage Ratio immediately prior to such transaction; and

(3)    the adoption by the stockholders of the Issuer of a Plan of Liquidation.

For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Change of Control Offer” has the meaning assigned to it under “—Change of Control.”

“Change of Control Payment Date” has the meaning assigned to it under “—Change of Control.”

“Change of Control Purchase Price” has the meaning assigned to it under “—Change of Control.”

“Collateral” has the meaning set forth under “—Security.”

“Common Stock” means the common stock, par value $0.01, of the Issuer.

“Consolidated Amortization Expense” for any period means the amortization expense of the relevant Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow” for any period means, with respect to any specified Person and its Subsidiaries, without duplication, the sum of the amounts for such period of: (1) Consolidated Net Income, plus (2) in each case only to the extent deducted in determining Consolidated Net Income, (a) Consolidated Income Tax Expense, (b) Consolidated Amortization Expense, (c) Consolidated Depreciation Expense, (d) Consolidated Interest Expense, and (e) all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, minus (3) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period (excluding any non-cash items to the extent they represent the reversal of an accrual of a reserve for a potential cash item that reduced Consolidated Cash Flow in any prior period); and (4) excluding any nonrecurring or unusual gain or income (or nonrecurring or unusual loss or expense), together with any related provision for taxes on any such nonrecurring or unusual gain or income (or the tax effect of any such nonrecurring or unusual loss or expense), realized by such Person or any Subsidiary during such period.

“Consolidated Depreciation Expense” for any period means the depreciation expense of the relevant Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Free Cash Flow” for any period means, with respect to any specified Person and its Subsidiaries, without duplication, the sum of the amounts for such period of (x) Consolidated Cash Flow minus (y) (i) all federal, state, provincial and local income Taxes required to be paid during such period and (ii) Unfinanced Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the relevant Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the relevant Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including, without duplication:

(1)    imputed interest on Capitalized Lease Obligations;

(2)    commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings;

(3)    the net costs associated with Hedging Obligations related to interest rates;

(4)    amortization of debt issuance costs, debt discount or premium and other financing fees and expenses;

(5)    the interest portion of any deferred payment obligations;

(6)    all other non-cash interest expense;

(7)    capitalized interest;

(8)    all dividend payments on any series of Disqualified Equity Interests of the Issuer or any of its Subsidiaries or any Preferred Stock of any Subsidiary (other than dividends on Equity Interests payable solely in Qualified Equity Interests of the Issuer or to the Issuer or a Subsidiary of the Issuer);

(9)    all interest payable with respect to discontinued operations; and

(10)    all interest on any Indebtedness described in clause (7) or (8) of the definition of Indebtedness.

“Consolidated Net Income” for any period means the net income (or loss) of such Person and its Subsidiaries, in each case for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded in calculating such net income (or loss), to the extent otherwise included therein, without duplication:

(1)    the net income (or loss) of any Person (other than a Subsidiary) in which any Person other than the Issuer and the Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any of its Subsidiaries during such period;

(2)    except to the extent includible in the net income (or loss) of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Subsidiary or is merged into or consolidated with the Issuer or any Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Subsidiary;

(3)    the net income of any Subsidiary other than a Guarantor during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, unless such restriction with respect to the payment of dividends has been legally waived;

(4)    gains or losses attributable to discontinued operations;

(5)    any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Subsidiary or (b) any Asset Sale by the Issuer or any Subsidiary;

(6)    gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(7)    unrealized gains and losses with respect to Hedging Obligations;

(8)    the cumulative effect of any change in accounting principles or policies;

(9)    extraordinary gains and losses and the related tax effect;

(10)    non-cash charges or expenses with respect to the grant of stock options, restricted stock or other equity compensation awards; and

(11)    goodwill write-downs or other non-cash impairments of assets.

“Contingent Obligations” means at any time any indemnification or other similar contingent obligations which are not then due and owing at the time of determination.

“Conversion Agent” has the meaning set forth under “—Conversion Rights—General.”

“Conversion Cap” means the maximum number of shares of Common Stock that may be issued in connection with any conversion of Notes (or portion thereof) without the approval of the stockholders of the Issuer under the applicable listing standards of The New York Stock Exchange.

“Conversion Date” means the date of any Optional Conversion or Mandatory Conversion.

“Conversion Price” means as of any time, $1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” has the meaning set forth under “—Conversion Rights—Optional Conversion.”

“Covenant Defeasance” has the meaning assigned to it under “—Legal Defeasance and Covenant Defeasance.”

“Coverage Ratio Exception” has the meaning set forth in the proviso in the first paragraph of the covenant described under “—Certain Covenants—Limitation on Additional Indebtedness.”

“Credit Agreement” means the Third Amended and Restated Credit Agreement dated as of October 30, 2017, by and among, inter alia, the Issuer, as a borrower, the other borrowers party thereto from time to time, Wells Fargo Bank, National Association, as agent, and the several lenders and other agents party thereto, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as such agreement or facility may be further amended (including any amendment or restatement thereof), supplemented or otherwise modified from time to time, including any agreement or indenture exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring, whether in the bank or debt capital markets (or combination thereof) (including increasing the amount of available borrowings thereunder or adding or removing Subsidiaries as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or facility or any successor or replacement agreement or facility.

“Credit Facilities” means one or more debt facilities or indentures (which may be outstanding at the same time and including, without limitation, the Credit Agreement) providing for revolving credit loans, debt securities, term loans, receivables financing or letters of credit and, in each case, as such agreements may be amended, refinanced, restated, refunded or otherwise restructured, in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) with respect to all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender, group of lenders or institutional lenders or investors.

“Daily VWAP” means for any Trading Day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “FET<equity>AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day, determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Issuer). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the primary trading session trading hours.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable (in each case, at the option of the holder thereof), is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the Stated Maturity of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to repurchase or redeem such Equity Interests upon the occurrence of a change in control or an Asset Sale occurring prior to the 91st day after the Stated Maturity of the Notes shall not constitute Disqualified Equity Interests if the change of control or asset sale provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under “—Change of Control” and “—Certain Covenants—Limitation on Asset Sales,” respectively, and such Equity Interests specifically provide that the Issuer will not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions described under “—Change of Control” and “—Certain Covenants—Limitation on Asset Sales,” respectively.

“dollars,” “U.S. dollars” or “$” shall mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary of the Issuer or any Guarantor that is not a Foreign Subsidiary.

“Eligible Bank” shall mean any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, capital and surplus aggregating in excess of $250.0 million (or in the equivalent thereof in a foreign currency as of the date of determination) and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization.

“Eligible Market” has the meaning set forth under “—Conversion Rights–Mandatory Conversion.”

“Equity Conditions” has the meaning set forth under “—Conversion Rights–Mandatory Conversion.”

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including Capital Stock, Preferred Stock, limited liability company interests, trust units and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding from all of the foregoing any debt securities convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.

“Event of Default” has the meaning assigned to it under “—Events of Default.”

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Issuer or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Offer” means the offer to exchange the Issuer’s 6.250% Senior Notes due 2021 for the Notes and cash pursuant to the Prospectus.

“Excluded Contract” has the meaning assigned to it under “—Security.”

“Excluded Equity Interests” has the meaning assigned to it under “—Security.”

“Excluded Governmental Approvals” has the meaning assigned to it under “—Security.”

“Excluded PMSI Collateral” has the meaning assigned to it under “—Security.”

“Excluded Property” has the meaning assigned to it under “—Security.”

“Excluded Subsidiary” means (a) any Subsidiary that is not a Material Subsidiary, (b) any Domestic Subsidiary that is a direct or indirect subsidiary of a Foreign Subsidiary that is a CFC and (c) any Subsidiary that is not a Wholly-Owned Subsidiary that is expressly prohibited from guaranteeing the Notes by its organizational documents (which prohibition is not created for purposes of making use of this clause), including any applicable equityholder agreement.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such asset) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction as such price is determined in good faith by management of the Issuer.

“Fixed Charges” means, with respect to any period and with respect to the relevant Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Consolidated Interest Expense paid during such period, (b) scheduled principal payments in respect of Indebtedness that are required to be paid during such period, and (c) all Restricted Payments paid in cash during such period.

“Fixed Charge Coverage Ratio” means, on any date of determination, with respect to any Person, the ratio of (x) Consolidated Free Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements prepared on a consolidated basis in accordance with GAAP are available (or should be available pursuant to “Certain Covenants—Reports” to avoid the occurrence of an event described in clause (2) of the definition of Default) (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio (the “Transaction Date”) to (y) Fixed Charges for

the Four-Quarter Period. For purposes of this definition, Consolidated Free Cash Flow and Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)    the incurrence of any Indebtedness or the issuance of any Disqualified Equity Interests of the Issuer or Disqualified Equity Interests or Preferred Stock of any Subsidiary (and the application of the proceeds thereof) and any repayment, repurchase or redemption of other Indebtedness or other Disqualified Equity Interests or Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, repurchase, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2)    any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Subsidiary (including any Person who becomes a Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Free Cash Flow (including any pro forma expense and cost reductions that have occurred or are reasonably expected to occur within the next 12 months)) in each case occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period; provided, that such pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Issuer whether or not such pro forma adjustments would be permitted under SEC rules or guidelines.

In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Fixed Charge Coverage Ratio:

(1)    interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2)    if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3)    notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Foreign Subsidiary” means any Subsidiary not organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“Foreign Subsidiary Holding Company” or “FSHCO” means any direct or indirect Domestic Subsidiary substantially all of the assets of which consist, directly or indirectly, of Equity Interests in one or more CFCs.

“Funded Indebtedness” means, as of any time of determination, all Indebtedness for borrowed money or letters of credit of the Issuer and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, including, in any event, but without duplication, Indebtedness under any Credit Facilities, and the amount of Capitalized Lease Obligations of the Issuer and its Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantors” means each Domestic Subsidiary of the Issuer on the Issue Date that is a party to the Indenture for purposes of providing a Note Guarantee, and each other Person that is required to, or at the election of the Issuer, does become a Guarantor by the terms of the Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee in accordance with the terms of the Indenture.

“Guaranty and Security Agreement” means a guaranty and security agreement, dated as of the Issue Date, among the Notes Collateral Agent, for its benefit and for the benefit of the Trustee and the Holders, the Issuer and the Guarantors granting, among other things, a Lien on the Collateral, subject to Permitted Liens, as amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.

“Hedging Obligations” of any Person means the obligations of such Person under option, swap, cap, collar, forward purchase or similar agreements or arrangements intended to manage exposure to interest rates or currency exchange rates or commodity prices (including, without limitation, for purposes of this definition, rates for electrical power used in the ordinary course of business), either generally or under specific contingencies.

“Holder” means any registered holder, from time to time, of the Notes.

“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Issuer shall be deemed to have been incurred by such Subsidiary at the time it becomes a Subsidiary of the Issuer and (2) neither the accrual of interest nor the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(1)    all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2)    all obligations of such Person evidenced by bonds, debentures, bankers’ acceptances, notes or other similar instruments;

(3)    all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty and similar credit transactions;

(4)    all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except deferred compensation, trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services and not overdue by more than 180 days unless subject to a bona fide dispute;

(5)    the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person or, with respect to any Subsidiary that is not a Guarantor, any Preferred Stock;

(6)    all Capitalized Lease Obligations of such Person;

(7)    all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8)    all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;

(9)    to the extent not otherwise included in this definition, net Hedging Obligations of such Person; and

(10)    all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

“Independent Director” means a director of the Issuer who is independent with respect to the transaction at issue.

“Initial Access Date” has the meaning assigned to it under “—Intercreditor Agreement—ABL Facility Collateral Agent’s Access and Use Rights.”

“Intellectual Property” means all patents, patent applications, trademarks, trade names, service marks, copyrights, technology, trade secrets, proprietary information, domain names, know-how and processes necessary for the conduct of the Issuer’s or any Subsidiary’s business.

“Intercreditor Agreement” has the meaning assigned to it under “—Intercreditor Agreement.”

“Investment Grade Rating” has the meaning assigned to it under “—Certain Covenants—Covenant Termination.”

“Investments” of any Person means:

(1)    all direct or indirect investments by such Person in any other Person (including Affiliates) in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2)    all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof); and

(3)    all other items that would be classified as investments in another Person on a balance sheet of such Person prepared in accordance with GAAP.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. If the Issuer or any Subsidiary sells or otherwise disposes of any Equity Interests of any Subsidiary, or any Subsidiary

issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Subsidiary retained. Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Issuer shall be deemed not to be Investments.

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

“Issue Date” means the first date on which the Notes are originally issued under the Indenture.

“Issuer” means Forum Energy Technologies, Inc., a Delaware corporation, and any successor Person resulting from any transaction permitted by the covenant described under “—Certain Covenants—Limitation on Mergers, Consolidations, Etc.”

“Junior Collateral” means with respect to any Junior Representative or other holder of Junior Obligations, any Collateral on which it has a Junior Lien.

“Junior Documents” means (a) with respect to the ABL Priority Collateral, the Indenture and the other documents governing the Note Obligations and (b) with respect to the Notes Priority Collateral, the Credit Agreement and the other documents governing the ABL Obligations.

“Junior Liens” means (a) with respect to any ABL Priority Collateral, all Liens securing or purporting to secure the Note Obligations, and (b) with respect to any Notes Priority Collateral, all Liens securing or purporting to secure the ABL Obligations.

“Junior Obligations” means (a) with respect to any ABL Priority Collateral, all Note Obligations and (b) with respect to any Notes Priority Collateral, all ABL Obligations.

“Junior Obligations Payment Date” means (a) as it relates to the Notes Priority Collateral, the ABL Obligations Payment Date and (b) as it relates to the ABL Priority Collateral, the Note Obligations Payment Date.

“Junior Representative” means (a) with respect to any ABL Priority Collateral, the Notes Collateral Agent and (b) with respect to any Notes Priority Collateral, the ABL Facility Collateral Agent.

“Junior Secured Parties” means (a) with respect to the ABL Priority Collateral, the Notes Collateral Agent, the Trustee and the Holders and (b) with respect to the Notes Priority Collateral, the ABL Facility Collateral Agent and the secured parties under the Credit Agreement.

“Junior Security Documents” means, (a) with respect to the ABL Priority Collateral, the Security Documents and (b) with respect to the Notes Priority Collateral, the ABL Security Documents.

“Legal Defeasance” has the meaning assigned to it under “—Legal Defeasance and Covenant Defeasance.”

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

“Mandatory Conversion” has the meaning set forth under “—Conversion Rights—Mandatory Conversion.”

“Mandatory Conversion Date” has the meaning set forth under “—Conversion Rights—Mandatory Conversion.”

“Mandatory Conversion Event” has the meaning set forth under “—Conversion Rights—Mandatory Conversion.”

“Material Foreign Jurisdiction” means foreign jurisdiction in which Foreign Subsidiaries are organized that collectively (a) own at least 5.00% of the consolidated total assets of the Issuer and its Subsidiaries or (b) generate at least 5.00% of the consolidated revenues of the Issuer and its Subsidiaries.

“Material Real Property” means Real Property owned in fee in the United States by the Issuer or any Guarantor, in each case, with a fair market value of $5,000,000 (as determined by the Issuer in good faith) or more, as determined (A) with respect to any Real Property owned by the Issuer or any Guarantor on the Issue Date, as of the Issue Date, and (B) with respect to any Real Property acquired by the Issuer or any Guarantor after the Issue Date, as of the date of such acquisition.

“Material Subsidiary” means each Subsidiary that (a) owns at least 2.50% of the consolidated total assets of the Issuer and its Subsidiaries, (b) generates at least 2.50% of the consolidated revenues of the Issuer and its Subsidiaries, (c) is the owner of Equity Interests of any Material Subsidiary, or (d) any group of Subsidiaries that each would not have been a Material Subsidiary under clauses (a), (b), or (c) but that, taken together, had revenues or total assets in excess of 5.00% of the consolidated revenues or total assets, as applicable, of the Issuer and its Subsidiaries.

“Merger Event” has the meaning set forth under “—Conversion Rights—Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales of Assets.”

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents received by the Issuer or any of its Subsidiaries from such Asset Sale, net of:

(1)    brokerage commissions and other fees and expenses (including fees, discounts and expenses of legal counsel, accountants and investment banks, consultants and placement agents) of such Asset Sale;

(2)    provisions for taxes payable (including any withholding or other taxes paid or reasonably estimated to be payable in connection with the transfer to the Issuer of such proceeds from any Subsidiary that received such proceeds) as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3)    amounts required to be paid to any Person (other than the Issuer or any Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(4)    payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(5)    appropriate amounts to be provided by the Issuer or any Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Issuer or any Subsidiary, as the case may be, after such Asset Sale, including pensions and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Net Proceeds Offer” has the meaning assigned to it under “—Certain Covenants—Limitation on Asset Sales.”

“Net Proceeds Offer Amount” has the meaning assigned to it under “—Certain Covenants—Limitation on Asset Sales.”

“Net Proceeds Offer Period” has the meaning assigned to it under “—Certain Covenants—Limitation on Asset Sales.”

“Net Proceeds Offer Purchase Date” has the meaning assigned to it under “—Certain Covenants—Limitation on Asset Sales.”

“Note Documents” means the Indenture, the Notes, the Note Guarantees and the Security Documents.

“Note Guarantee” means, individually, any guarantee of payment of the Notes by a Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such guarantees.

“Note Liens” means all Liens in favor of the Notes Collateral Agent, for the benefit of itself and the Holders, on Collateral securing the Note Obligations.

“Note Obligations” means the Indebtedness incurred and Obligations (including any Applicable Premium) under the Indenture, the Notes, and the other Note Documents.

“Note Obligations Payment Date” has the meaning assigned to it under “—Intercreditor Agreement—Refinancings.”

“Notes” means the notes issued under the Indenture that are exchanged pursuant to the Exchange Offer, any Additional Notes and any PIK Interest Notes.

“Notes Collateral Agent” has the meaning set forth in the introductory paragraph of this Description of the New Notes.

“Notes Post-Petition Assets” has the meaning assigned to it under “—Intercreditor Agreement—Certain Matters in Connection with Liquidation and Insolvency Proceedings.”

“Notes Priority Collateral” means the portion of the Collateral as to which the Notes and the Note Guarantees have a first priority security interest (subject to any Permitted Liens) as described under “—Security.”

“Notes Separate Collateral” means all Material Real Property; provided that any and all Notes Separate Collateral shall become Notes Priority Collateral for all purposes upon the occurrence of the ABL Real Property Collateral Consent Date.

“Obligation” means any principal, interest, Applicable Premium, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means any of the following of the Issuer or any Guarantor: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Officers’ Certificate” means a certificate signed by two Officers.

“Old Notes” means the 6.250% Senior Notes due 2021 issued under that certain Indenture, dated as of October 2, 2013, by and among the Issuer, the guarantors party thereto and Wells Fargo Bank, National Association.

“Opinion of Counsel” means a written opinion from legal counsel acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Optional Conversion” has the meaning set forth under “—Conversion Rights–Optional Conversion.”

“Optional Conversion Date” has the meaning set forth under “—Conversion Rights–Optional Conversion.”

“Optional Conversion Notice” has the meaning set forth under “—Conversion Rights–Optional Conversion.”

“Optional Conversion Offer” has the meaning set forth under “—Conversion Rights–Optional Conversion.”

“Paying Agent” has the meaning set forth under “—Methods of Receiving Payments on the Notes.”

“Permitted Business” means the businesses engaged in by the Issuer and its Subsidiaries on the Issue Date as described in the Prospectus and businesses that are reasonably related, incidental or ancillary thereto or reasonable extensions thereof.

“Permitted Holder” means (i) SCF-V, L.P., SCF-VI, L.P., SCF-VII, L.P., SCF 2012A, L.P. and SCF 2012B, L.P. and (ii) any other investment fund or vehicle managed or controlled by any of the foregoing and in each case their respective controlling Affiliates.

“Permitted Indebtedness” has the meaning set forth in the second paragraph of the covenant described under “—Certain Covenants—Limitation on Additional Indebtedness.”

“Permitted Investment” means:

(1)    (a) Investments by the Issuer or any Subsidiary in any Guarantor; (b) Investments by the Issuer or any Guarantor in any Subsidiary (i) in respect of ongoing operations consistent with past practice or (ii) that, when taken together with all other Investments made pursuant to this clause (1)(b)(ii) since the Issue Date and then outstanding, do not exceed the greater of (A) $10.0 million and (B) to the extent that after giving effect to any Investment made pursuant to this clause (1)(b)(ii) on a pro forma basis, the Total Leverage Ratio of the Issuer and its Subsidiaries immediately following such Investment is no greater than 3.00 to 1.00, $25.0 million; (c) Investments by any non-Guarantor Subsidiary in any other non-Guarantor Subsidiary; and (d) Investments by the Issuer or any Subsidiary in any Person that will become a Guarantor immediately after such Investment or that will merge or consolidate into the Issuer or any Guarantor and any Investment held by any such Person at such time that was not incurred in contemplation of such acquisition, merger or consolidation, so long as, immediately after giving effect to any Investment made pursuant to this clause (1)(d) on a pro forma basis, either (i) the Issuer would have been able to incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or (ii) the Fixed Charge Coverage Ratio of the Issuer and its Subsidiaries would be greater than or equal to such Fixed Charge Coverage Ratio immediately prior to such acquisition, merger or consolidation;

(2)    Investments in the Issuer by any Subsidiary;

(3)    loans and advances to directors, employees and officers of the Issuer and its Subsidiaries (i) in the ordinary course of business (including payroll, travel and entertainment related advances) (other than any loans or advances to any director or executive officer (or equivalent thereof) that would be in violation of Section 402 of the Sarbanes Oxley Act) and (ii) to purchase Equity Interests of the Issuer not in excess of $2.5 million in the aggregate outstanding at any one time;

(4)    Hedging Obligations entered into in the ordinary course of business for bona fide hedging purposes of the Issuer or any Subsidiary not for the purpose of speculation;

(5)    Investments in cash and Cash Equivalents;

(6)    receivables owing to the Issuer or any Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Subsidiary deems reasonable under the circumstances;

(7)    Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or received in compromise or resolution of litigation, arbitration or other disputes with such parties;

(8)    Investments made by the Issuer or any Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under “—Certain Covenants—Limitation on Asset Sales”;

(9)    lease, utility and other similar deposits in the ordinary course of business;

(10)    stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Subsidiary or in satisfaction of judgments;

(11)    Permitted Joint Venture Investments made by the Issuer or any of its Subsidiaries, in an aggregate amount (measured on the date each such Investment was made and without giving effect to subsequent changes in value) that, when taken together with all other Investments made pursuant to this clause (11) and then outstanding, do not exceed the greater of (i) $25.0 million and (ii) to the extent that after giving effect to any Investment made pursuant to this clause (11) on a pro forma basis, the Total Leverage Ratio of the Issuer and its Subsidiaries immediately following such Investment is no greater than the Total Leverage Ratio of the Issuer and its Subsidiaries immediately prior to such Investment, $50.0 million;

(12)    guarantees of Indebtedness of the Issuer or any of its Subsidiaries permitted in accordance with “—Certain Covenants—Limitation on Additional Indebtedness”;

(13)    repurchases of, or other Investments in, the Notes;

(14)    advances or extensions of credit in the nature of accounts receivable arising from the sale or lease of goods or services, the leasing of equipment or the licensing of property in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Issuer or the applicable Subsidiary deems reasonable under the circumstances;

(15)    Investments made pursuant to commitments in effect on the Issue Date;

(16)    Investments the payment for which consists of Equity Interests (exclusive of Disqualified Equity Interests) of the Issuer;

(17)    other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) that, when taken together with all other Investments made pursuant to this clause (17) since the Issue Date and then outstanding, do not exceed the greater of (i) $10.0 million and (ii) to the extent that after giving effect to any Investment made pursuant to this clause (17) on a pro forma basis, the Total Leverage Ratio of the Issuer and its Subsidiaries immediately following such Investment is no greater than 3.00 to 1.00, $25.0 million;

(18)    performance guarantees of any trade or non-financial operating contract (other than such contract that itself constitutes Indebtedness) in the ordinary course of business; and

(19)    any Investments in or in respect of (i) Jiangyin Eastern Valve Co., a limited liability company established under the laws of the People’s Republic of China in Zhouzhuang, Jiangyin, Jiangsu Province with registration No. 004281; (ii) Jiangyin Valve Company, a limited liability company established under the laws of the People’s Republic of China in Zhouzhuang, Jiangyin, Jiangsu Province with registration No. 3202811100237 or (iii) any successor entity to either of the foregoing.

In determining whether any Investment is a Permitted Investment, the Issuer may allocate or reallocate all or any portion of an Investment among the clauses of this definition and any of the provisions of the covenant described under the caption “—Certain Covenants—Limitation on Restricted Payments.”

“Permitted Joint Venture Investment” means, with respect to an Investment by any specified Person, an Investment by such specified Person in any other Person engaged in a Permitted Business (a) in which the Person has significant involvement in the day to day operations and management or veto power over significant management decisions or board or management committee representation and (b) of which at least 20.0% of the outstanding Equity Interests of such other Person is at the time owned directly or indirectly by the specified Person.

“Permitted Liens” means the following types of Liens:

(1)    Liens securing Indebtedness and other Obligations of the Issuer or any Subsidiary permitted to be incurred by the Issuer or such Subsidiary pursuant to clause (1) of the second paragraph of “—Certain Covenants—Limitation on Additional Indebtedness”; provided, that any such Liens on Collateral, to the extent securing Indebtedness of the Issuer or a Guarantor, shall be subject to the Intercreditor Agreement and, with respect to any such Liens on any Notes Priority Collateral or Notes Separate Collateral, shall not have priority equal or senior to the Lien securing the Notes thereon;

(2)    Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Issuer or its Subsidiaries, as the case may be, in conformity with GAAP;

(3)    Liens in respect of property of the Issuer or any Subsidiary imposed by law or contract, which were not incurred or created to secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and which do not in the aggregate materially detract from the value of the property of the Issuer or its Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Issuer and its Subsidiaries, taken as a whole;

(4)    pledges or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance, road transportation and other types of social security regulations;

(5)    Liens (i) incurred in the ordinary course of business to secure the performance of tenders, bids, trade contracts, stay and customs bonds, leases, statutory obligations, surety and appeal bonds, statutory bonds, government contracts, performance and return money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (ii) incurred in the ordinary course of business to secure liability for premiums to insurance carriers;

(6)    Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(7)    Liens arising out of judgments or awards not resulting in a Default or an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(8)    easements, rights of way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness and (ii) in the aggregate materially interfering with the conduct of the business of the Issuer and its Subsidiaries and not materially impairing the use of such Real Property in such business;

(9)    Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(10)    Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Subsidiary, including rights of offset and setoff;

(11)    bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Issuer or any Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements;

(12)    any interest or title of a lessor under any lease entered into by the Issuer or any Subsidiary in accordance with the Indenture;

(13)     the filing of UCC financing statements solely as a precautionary measure in connection with operating leases, consignments of goods or transfers of accounts, in each case to the extent not securing performance of a payment or other obligation;

(14)    Liens securing Indebtedness and other obligations incurred and then outstanding pursuant to clause (2) of the second paragraph of “—Certain Covenants—Limitation on Additional Indebtedness;”

(15)     Liens securing Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Subsidiary not for the purpose of speculation;

(16)    Liens securing Specified Cash Management Agreements entered into in the ordinary course of business;

(17)    Liens in favor of the Issuer or a Guarantor;

(18)    Liens arising pursuant to Purchase Money Indebtedness; provided that (i) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100.0% of the cost of the property being acquired or leased at the time of the incurrence of such Indebtedness and (ii) any such Liens attach only to the property being financed pursuant to such Purchase Money Indebtedness (plus improvements, accessions, proceeds, replacements or dividends or distributions in respect thereof) and do not encumber any other property of the Issuer or any Subsidiary;

(19)    Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided that such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or being acquired or merged into the Issuer or a Subsidiary of the Issuer and the Liens do not extend to assets not subject to such Lien at the time of acquisition (plus improvements, accessions, proceeds, replacements or dividends or distributions in respect thereof);

(20)    Liens on property of a Person existing at the time such Person is acquired or amalgamated or merged with or into or consolidated with the Issuer or any Subsidiary (and not created in anticipation or contemplation thereof); provided that such Liens do not extend to property not subject to such Liens at the time of acquisition (plus improvements, accessions, proceeds, replacements or dividends or distributions in respect thereof);

(21)    Liens on and pledges of the Equity Interests of any joint venture owned by the Issuer or any Subsidiary of the Issuer to the extent securing Indebtedness of such joint venture;

(22)    Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under the covenant described under the caption “—Certain Covenants—Limitation on Additional Indebtedness”;

(23)    licenses of Intellectual Property granted by the Issuer or any Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Issuer or such Subsidiary;

(24)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuer or any Subsidiary in the ordinary course of business;

(25)    Liens in favor of the Trustee as provided for in the Indenture on money or property held or collected by the Trustee in its capacity as Trustee;

(26)    Liens on assets of any Foreign Subsidiary to secure Indebtedness with respect to obligations of such Foreign Subsidiary in an amount not exceeding $20.0 million at any time outstanding which Indebtedness is permitted by the Indenture;

(27)    Liens existing on the Issue Date (other than Liens securing the Credit Facilities);

(28)    other Liens on assets that do not constitute Collateral securing the Notes with respect to obligations which do not in the aggregate exceed at any time outstanding $10.0 million;

(29)    any Lien renewing, extending, refinancing or refunding a Lien permitted by clauses (14), (18), (19), (20) and (27) above, this clause (29), and clauses (30) and (31) below; provided that (a) such Liens do not extend to any additional assets (other than improvements, accessions, proceeds, replacements or dividends or distributions in respect thereof), (b) the amount of such Indebtedness is not increased except as necessary to pay premiums or expenses incurred in connection with such refinancing and (c) the new Lien shall have no greater priority relative to the Note Obligations than the Lien securing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and to the extent the Lien securing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged was subject to the Intercreditor Agreement or an Acceptable Junior Lien Intercreditor Agreement, the new Lien shall be subject to the Intercreditor Agreement or an Acceptable Junior Lien Intercreditor Agreement, as applicable;

(30)    Liens on the Collateral securing Indebtedness and any related guarantees on a junior priority basis to the Liens on the Collateral securing the Notes; provided, that such Liens shall be subject to an Acceptable Junior Lien Intercreditor Agreement; and

(31)    Liens to secure Permitted Old Notes Refinancing Indebtedness.

“Permitted Old Notes Refinancing Indebtedness” means Indebtedness of the Issuer or a Subsidiary incurred in exchange for, or the proceeds of which are used to redeem, refinance, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, the Old Notes; provided that:

(1)    the aggregate principal amount of the Permitted Old Notes Refinancing Indebtedness does not exceed the principal amount of the Old Notes being refinanced plus the amount of accrued and unpaid interest on such Old Notes and reasonable expenses incurred in connection with the incurrence of such Old Notes;

(2)     (i) the obligors of the Permitted Old Notes Refinancing Indebtedness do not include any Person other than the Issuer and the Guarantors; and (ii) the Permitted Old Notes Refinancing Indebtedness shall be either unsecured or secured solely by the Collateral on a junior priority basis to the Liens on the Collateral securing the Notes pursuant to an Acceptable Junior Lien Intercreditor Agreement;

(3)    the Permitted Old Notes Refinancing Indebtedness (x) has a Stated Maturity no earlier than 91 days after the maturity date of the Notes and (y) does not have any amortization or other requirement to purchase, redeem, retire, defease or otherwise make any payment in respect of the principal thereof, other than at scheduled maturity thereof or any mandatory prepayment requirements which are no more favorable to the holders thereof than the requirements under the Indenture to make a Change of Control Offer or a Net Proceeds Offer as described in “—Change of Control,” or “—Certain Covenants—Limitation on Asset Sales”;

(4)    the agreements and instruments governing such Permitted Old Notes Refinancing Indebtedness shall not (i) contain any affirmative or negative covenants (including any financial maintenance covenant) or events of default that are, taken as a whole, materially more restrictive than those set forth in the Indenture; or (ii) provide for cash interest or other cash payments at a rate per annum in excess of the cash interest payable in respect of the Notes; and

(5)    the proceeds of the Permitted Old Notes Refinancing Indebtedness shall be used (x) within three months in the case of a partial refinancing and (y) within 45 days, in the case of a full refinancing, of the incurrence thereof to redeem, refinance, replace, defease, discharge, refund or otherwise retire for value the Old Notes.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, mutual fund trust, unincorporated organization or government or other agency or political subdivision thereof or other legal entity of any kind.

“PIK Interest” has the meaning set forth under “—Principal, Maturity and Interest.”

“PIK Interest Notes” has the meaning set forth under “—Principal, Maturity and Interest.”

“PIK Payment” has the meaning set forth under “—Principal, Maturity and Interest.”

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

“Pledged ULC Shares” has the meaning assigned to it under “—Security.”

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other Equity Interests (however designated) of such Person whether now outstanding or issued after the Issue Date that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“Premium Event” means (a) any redemption of the Notes or other voluntary payment of all, or any part, of the principal balance of any Notes whether before or after (i) the occurrence of a Default or an Event of Default or (ii) the commencement of any proceeding under any debtor relief law, and notwithstanding any acceleration (for any reason) of the Notes; (b) the acceleration of all of the Notes for any reason, including, but not limited to, acceleration following or pursuant to an Event of Default, including as a result of the commencement of a proceeding under any debtor relief law; (c) the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Notes in any proceeding under any debtor relief law, foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any proceeding under any debtor relief law to the holders (whether directly or indirectly, including through the Trustee or Notes Collateral Agent or any other distribution agent), in full or partial satisfaction of the Notes; and (d) the termination of the Indenture for any reason (other than as a result of the payment in full in cash of the Note Obligations at stated maturity of the Notes).

If a Premium Event occurs under clause (b), (c) or (d) above, the entire outstanding shall be deemed to be subject to the Premium Event on the date on which such Premium Event occurs.

“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

“Prospectus” means the Prospectus, dated             , 2020, relating to the offer of the Notes.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (except in the case of Capitalized Lease Obligations) the amount of such Indebtedness shall not exceed such purchase price or cost.

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Issuer.

“Rating Agencies” means Moody’s and S&P.

“Rating Category” means:

(1)    with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

(2)    with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

“Rating Upgrade” means an increase in the rating of the Notes by either Moody’s or S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories) from the rating of the Notes on the date of the applicable occurrence referred to in clauses (i) or (ii) of the definition of “Change of Control”. In determining whether the rating of the Notes has increased by one or more gradations, gradations within Rating Categories, namely + or—for S&P, and 1, 2, and 3 for Moody’s, will be taken into account; for example, in the case of S&P, a rating increase either from BB to BB+ or B+ to BB- will constitute an increase of one gradation.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments, appurtenances and improvements relating thereto.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors of the Issuer, by statute, by contract or otherwise).

“Redemption Premium” has the meaning set forth under “—Events of Default.”

“Reference Property” has the meaning set forth under “—Conversion Rights—Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales of Assets.”

“refinance” means to refinance, repay, prepay, replace, renew or refund.

“Refinancing Indebtedness” means Indebtedness of the Issuer or a Subsidiary incurred in exchange for, or the proceeds of which are used to redeem, refinance, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, any Indebtedness of the Issuer or any Subsidiary (the “Refinanced Indebtedness”); provided that:

(1)    the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premium paid to the holders of the Refinanced Indebtedness and reasonable expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

(2)    the obligors of the Refinancing Indebtedness do not include any Person that is not an obligor of the Refinanced Indebtedness;

(3)    (x) if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness; (y) if the Refinanced Indebtedness is unsecured, then the Refinancing Indebtedness shall be unsecured; and (z) if the Refinanced Indebtedness is secured, then such Refinancing Indebtedness shall not be secured by Liens on any additional assets (other than improvements, accessions, proceeds, replacements or dividends or distributions in respect thereof) as compared to the Refinanced Indebtedness and the new Lien securing such Refinancing Indebtedness shall have no greater priority relative to the Note Obligations than the Lien securing the Refinanced Indebtedness;

(4)    the Refinancing Indebtedness has a Stated Maturity either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) no earlier than 91 days after the maturity date of the Notes;

(5)    the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

(6)    the proceeds of the Refinancing Indebtedness shall be used substantially concurrently with the incurrence thereof to redeem, refinance, replace, defease, discharge, refund or otherwise retire for value the

Refinanced Indebtedness, unless the Refinanced Indebtedness is not then due and is not redeemable or prepayable at the option of the obligor thereof or is redeemable or prepayable only with notice, in which case such proceeds shall be held until the Refinanced Indebtedness becomes due or redeemable or prepayable or such notice period lapses and then shall be used to refinance the Refinanced Indebtedness; provided that in any event the Refinanced Indebtedness shall be redeemed, refinanced, replaced, defeased, discharged, refunded or otherwise retired for value within three months of the incurrence of the Refinancing Indebtedness.

“Registrar” has the meaning set forth under “—Methods of Receiving Payments on the Notes.”

“Relevant Stock Exchange” means The New York Stock Exchange or, if the Common Stock (or other security for which a Daily VWAP must be determined) is not then listed on The New York Stock Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed.

“Required Stockholder Approval” means the approval by holders of a majority of the shares of Common Stock represented at a special or annual meeting of stockholders and entitled to vote on the issuance of the maximum number of shares of Common Stock that would be issued upon conversion of the Applicable Percentage of all outstanding Notes.

“Restricted Payment” means any of the following:

(1)    the declaration or payment of any dividend or any other distribution (whether made in cash, securities or other property) on or in respect of Equity Interests of the Issuer or any Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer or any Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Subsidiaries but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) in the case of Subsidiaries, dividends or distributions payable to the Issuer or to a Subsidiary (and if such Subsidiary is not a Wholly- Owned Subsidiary, to its other holders of its Equity Interests on a pro rata basis);

(2)    the purchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by Persons other than the Issuer or a Subsidiary (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer);

(3)    any Investment other than a Permitted Investment; or

(4)    any principal payment on, purchase, redemption, defeasance, prepayment, decrease or other acquisition or retirement for value prior to any scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness (other than any such payment made within one year of any such scheduled maturity or scheduled repayment or sinking fund payment and other than any Subordinated Indebtedness owed to and held by the Issuer or any Subsidiary permitted under clause (6) of the definition of “Permitted Indebtedness”).

“S&P” means S&P Global Ratings and any successor to its rating agency business.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Documents” means the Guaranty and Security Agreement, any mortgages, the Intercreditor Agreement, the Acceptable Junior Lien Intercreditor Agreement, and all of the security agreements, pledges, account control agreements, intellectual property security agreements, collateral assignments, mortgages, deeds of trust, trust deeds or other instruments evidencing or creating or purporting to create any security interests in favor of the Notes Collateral Agent for its benefit and for the benefit of the Trustee and the Holders, in all or any portion of the Collateral, in each case as amended, modified, restated, supplemented or replaced from time to time.

“Senior Collateral” means with respect to any Senior Representative or other holder of Senior Obligations, any Collateral on which it has a Senior Lien.

“Senior Documents” means (a) with respect to the ABL Priority Collateral, the Credit Agreement and the other documents governing the ABL Obligations and (b) with respect to the Notes Priority Collateral, the Indenture and the other documents governing the Note Obligations.

“Senior Liens” means (a) with respect to the ABL Priority Collateral, all Liens securing the ABL Obligations and (b) with respect to the Notes Priority Collateral, all Liens securing the Note Obligations.

“Senior Obligations” means (a) with respect to any ABL Priority Collateral, all ABL Obligations and (b) with respect to any Notes Priority Collateral, all Note Obligations.

“Senior Obligations Payment Date” means (a) as it relates to the ABL Priority Collateral, the ABL Obligations Payment Date and (b) as it relates to the Notes Priority Collateral, the Note Obligations Payment Date.

“Senior Representative” means (a) with respect to any ABL Priority Collateral, the ABL Facility Collateral Agent and (b) with respect to any Notes Priority Collateral, the Notes Collateral Agent.

“Senior Secured Parties” means (a) with respect to the ABL Priority Collateral, the ABL Facility Collateral Agent and the secured parties under the Credit Agreement and (b) with respect to the Notes Priority Collateral, the Notes Collateral Agent, the Trustee and the Holders.

“Senior Security Documents” means, (a) with respect to the ABL Priority Collateral, the ABL Security Documents and (b) with respect to the Notes Priority Collateral, the Security Documents.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act as such Regulation was in effect on the Issue Date.

“Specified Cash Management Agreements” means any agreement providing for treasury, depositary, purchasing card or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions between the Issuer or any Subsidiary and any lender.

“Spin-Off” has the meaning set forth under “—Conversion Rights—Adjustments to Conversion Rate.”

“Stated Maturity” means, with respect to any Indebtedness, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Subsidiary that is (x) expressly subordinated in right of payment to the Notes or the Note Guarantees, respectively, (y) secured by the Collateral on a junior basis to the Lien on the Collateral securing the Note Obligations or (z) unsecured.

“Subsidiary” means, with respect to any Person:

(1)    any corporation, limited liability company, association, trust or other business entity of which more than 50.0% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2)    any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“Successor” has the meaning assigned to it under “—Certain Covenants—Limitation on Mergers, Consolidations, Etc.”

“Successor ABL Facility Collateral Agent” means, in the event that the Credit Agreement is no longer outstanding, the “ABL Facility Collateral Agent” (or other collateral agent, representative or trustee) designated pursuant to the terms of the documentation relating to the ABL Obligations.

“Threshold Price” means, initially $1.50. The Threshold Price is subject to adjustment in inverse proportion to the adjustments to the Conversion Rate as described in “—Conversion Rights—Adjustments to Conversion Rate.”

“TIA” has the meaning set forth in the introductory paragraph of this Description of the New Notes.

“Total Leverage Ratio” means, on any date of determination, with respect to any Person, the ratio of (x) the amount of consolidated Funded Indebtedness of such Person and its Subsidiaries as of such date, to (y) the Consolidated Cash Flow during the Four-Quarter Period ending on or prior to the date of the transaction giving rise to the need to calculate the Total Leverage Ratio. For purposes of this definition, Funded Indebtedness and Consolidated Cash Flow shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)    the incurrence of any Indebtedness or the issuance of any Disqualified Equity Interests of the Issuer or Disqualified Equity Interests or Preferred Stock of any Subsidiary (and the application of the proceeds thereof) and any repayment, repurchase or redemption of other Indebtedness or other Disqualified Equity Interests or Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the date of the transaction giving rise to the need to calculate the Total Leverage Ratio, as if such incurrence, repayment, repurchase, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2)    any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Subsidiary (including any Person who becomes a Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions that have occurred or are reasonably expected to occur within the next 12 months)) in each case occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the date of the transaction giving rise to the need to calculate the Total Leverage Ratio, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period; provided, that such pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Issuer whether or not such pro forma adjustments would be permitted under SEC rules or guidelines.

“Trading Day” means a day on which:

(1)    trading in the Common Stock (or other security for which a Daily VWAP must be determined) generally occurs on the Relevant Stock Exchange or, if the Common Stock (or such other security) is not then listed on the Relevant Stock Exchange, on the principal other market on which the Common Stock (or such other security) is then traded; and (2) a Daily VWAP for the Common Stock (or other security for which a Daily VWAP must be determined) is available on such securities exchange or market; provided that if the Common Stock (or other security for which a Daily VWAP must be determined) is not so listed or traded, “Trading Day” means a business day.

“Treasury Rate” has the meaning set forth under “—Optional Redemption—Redemption at Applicable Premium.”

“Trustee” has the meaning set forth in the introductory paragraph of this Description of the New Notes.

“ULC Shares” has the meaning assigned to it under “—Security.”

“Unfinanced Capital Expenditures” means capital expenditures (a) not financed with the proceeds of any incurrence of Indebtedness (other than the incurrence of any loans under the Credit Agreement), the proceeds of any sale or issuance of Equity Interests or equity contributions, the proceeds of any asset sale (other than the sale of inventory in the ordinary course of business) or any insurance proceeds, and (b) that are not reimbursed by a third person (excluding the Issuer or any Guarantor or any of their Affiliates) in the period such expenditures are made pursuant to a written agreement.

“United States” or “U.S.” means the United States of America.

“U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Valuation Period” has the meaning set forth under “—Conversion Rights—Adjustments to Conversion Rate.”

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at Stated Maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then-outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” means a Subsidiary, all of the Equity Interests of which (other than directors’ qualifying shares) are owned by the Issuer or another Wholly-Owned Subsidiary.

Terms Defined in the UCC

The following capitalized terms used but not otherwise defined herein have the meanings given to them in the UCC: “Accounts,” “Chattel Paper,” “Commercial Tort Claims,” “Deposit Account,” “Equipment,” “Farm Products,” “Fixture,” “General Intangible,” “Goods,” “Instruments,” “Inventory,” “Investment Property,” “Payment Intangibles,” “Proceeds,” “Securities Accounts,” and “Supporting Obligation.”

BOOK-ENTRY, DELIVERY AND FORM

The New Notes will be issued in registered, global form in denominations of integral multiples of $1.00, including any PIK Payments, which may be made by issuing PIK Interest Notes in denominations of integral multiples of $1.00 (the “Global Notes”). The Global Notes will be deposited upon issuance with the New Notes Trustee, as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for New Notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes (as defined below). In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Initially, the New Notes Trustee will act as paying agent, registrar and conversion agent. The New Notes may be presented for registration of transfer and exchange at the offices of the registrar.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

We expect that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary (“participants”) and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by a settlement agent and ownership of beneficial interests in the Global Notes will be limited to participants or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

So long as DTC or its nominee is the registered owner or holder of the New Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the New Notes represented by such Global Notes for all purposes under the New Notes Indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the New Notes Indenture with respect to the New Notes.

Payments of the principal of, and premium (if any) and interest (including additional interest, if any) on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the New Notes Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

We expect that DTC or its nominee, upon receipt of any payment of principal of, and premium (if any) and interest (including additional interest, if any) on the Global Notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same-day funds, and transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of New Notes (including the presentation of New Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of New Notes as to which such participant or participants has or have given such direction.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York banking law, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity, corporate and municipal debt issues that participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to indirect participants such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in Global Notes among participants in DTC, Clearstream and Euroclear, they are under no obligation to perform those procedures, and may discontinue or change those procedures at any time. None of the Issuer, the Guarantors, the New Notes Trustee, the Dealer Managers or any of their respective agents will have any responsibility for the performance by DTC, Clearstream, Euroclear or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for certificated New Notes in fully registered form without interest coupons in denominations of integral multiples of $1.00 (“Certificated Notes”) only in the following limited circumstances:

•

DTC (1) notifies us that it is unwilling or unable to continue as depositary for the applicable Global Notes or (2) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary within 90 days,

•

there shall have occurred and be continuing an event of default with respect to the New Notes under the New Notes Indenture and DTC shall have requested the issuance of Certificated Notes, or we at any time determine not to have the New Notes represented by the Global Notes.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the New Notes will be limited to such extent.

Same-Day Settlement and Payment

The New Notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such New Notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

DESCRIPTION OF COMMON STOCK

Our authorized capital stock consists of 296,000,000 shares of common stock, par value $0.01 per share, and 3,700,000 shares of preferred stock, par value $0.01 per share. As of March 31, 2020, we had 111,367,707 shares of common stock and no shares of preferred stock outstanding. The following describes our common stock, preferred stock, third amended and restated certificate of incorporation (the “Certificate of Incorporation”) and second amended and restated bylaws (the “Bylaws”). This description is a summary only. We encourage you to read the complete text of our Certificate of Incorporation and Bylaws, which we have filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Except as provided by law or in a preferred stock designation, holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Because holders of our common stock have the exclusive right to vote for the election of directors and do not have cumulative voting rights, the holders of a majority of the shares of our common stock can elect all of the members of the board of directors standing for election, subject to the rights, powers and preferences of any outstanding series of preferred stock. Subject to the rights and preferences of any preferred stock that we may issue in the future, the holders of our common stock are entitled to receive:

•	dividends as may be declared by our board of directors; and

•	all of our assets available for distribution to holders of our common stock in liquidation, pro rata, based on the number of shares held.

There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

Subject to the provisions of our Certificate of Incorporation and legal limitations, our board of directors will have the authority, without further vote or action by our stockholders:

•	to issue up to 3,700,000 shares of preferred stock in one or more series; and

•

to fix the rights, preferences, privileges and restrictions of our preferred stock, including provisions related to dividends, conversion, voting, redemption, liquidation and the number of shares constituting the series or the designation of that series, which may be superior to those of our common stock.

The issuance of shares of preferred stock by our board of directors as described above may adversely affect the rights of the holders of our common stock. For example, preferred stock may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of our common stock. The issuance of shares of preferred stock may discourage third-party bids for our common stock or may otherwise adversely affect the market price of our common stock. In addition, preferred stock may enable our board of directors to make it more difficult or to discourage attempts to obtain control of us through a hostile tender offer, proxy contest, merger or otherwise, or to make changes in our management.

In connection with the adoption of our Rights Plan (as defined and described below), our Board of Directors adopted resolutions creating a series of 296,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock. See “—Rights Plan.”

Anti-takeover effects of provisions of our Certificate of Incorporation, our Bylaws and Delaware law

Some provisions of Delaware law, our Certificate of Incorporation and our Bylaws could make certain change of control transactions more difficult, including acquisitions of us by means of a tender offer, a proxy contest or otherwise, as well as removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Opt out of Section 203 of the Delaware General Corporation Law

In our Certificate of Incorporation, we have elected not to be subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”) regulating corporate takeovers until the date on which the SCF group (as defined below) is no longer the holder of at least 15% of our outstanding common stock. On and after such date, we will be subject to the provisions of Section 203 of the DGCL. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after the date the interested stockholder attained that status, the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Certificate of Incorporation and Bylaws

Among other things, our Certificate of Incorporation and Bylaws:

•

establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting to the extent they do not comply with the requirements in these advance notice procedures;

•

provide our board of directors the ability to authorize the issuance of undesignated preferred stock. This makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•

provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock;

•	provide that our Certificate of Incorporation and Bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock;

•

provide that special meetings of our stockholders may only be called by the board of directors, the chief executive officer, the president, the secretary, the chairman of the board or by stockholders holding a majority of the outstanding shares entitled to vote generally in the election of directors;

•

provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors who may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors;

•	provide that a member of our board of directors may only be removed for cause and only by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock; and

•

provide that we renounce any interest in the business opportunities of the SCF group or any of their officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than our directors that are presented business opportunities in their capacity as our directors) and that they have no obligation to offer us those opportunities.

Renouncement of Business Opportunities

SCF-V, L.P., SCF-VI, L.P. and SCF-VII, L.P. (collectively, “SCF”) have investments in other oilfield service companies that may compete with us, and SCF and its affiliates, other than us, may invest in such other companies in the future. SCF, its other affiliates and its portfolio companies are referred to as the “SCF group.” Our Certificate of Incorporation provides that, until we have had no directors that are directors or officers affiliated with SCF (each, an “SCF Nominee”) for a continuous period of one year, we renounce any interest in any business opportunity in which any member of the SCF group participates or desires or seeks to participate in and that involves any aspect of the energy equipment or services business or industry, other than:

•

any business opportunity that is brought to the attention of an SCF Nominee solely in such person’s capacity as our director or officer and with respect to which no other member of the SCF group independently receives notice or otherwise identifies such opportunity; or

•	any business opportunity that is identified by the SCF group solely through the disclosure of information by or on behalf of us.

In addition, L.E. Simmons & Associates, Incorporated (“LESA”), the ultimate general partner of SCF, has an internal policy that discourages it from investing in two or more portfolio companies with substantially overlapping industry segments and geographic areas. However, LESA’s internal policy does not restrict the management or operation of its other individual portfolio companies from competing with us. Pursuant to LESA’s policy, LESA may allocate any potential opportunities to the existing portfolio company where LESA determines, in its discretion, such opportunities are the most logical strategic and operational fit. Thus, members of the SCF group, which includes any SCF Nominees, may pursue opportunities in the oilfield services industry for their own account or present such opportunities to us or one of SCF’s other portfolio companies. Our Certificate of Incorporation provides that the SCF group, which includes any SCF Nominees, has no obligation to offer such opportunities to us, even if the failure to provide such opportunity would have a competitive impact on us. We are not prohibited from pursuing any business opportunity with respect to which we have renounced any interest.

Our Certificate of Incorporation further provides that any amendment to or adoption of any provision inconsistent with the Certificate of Incorporation’s provisions governing the renouncement of business opportunities must be approved by the holders of at least 80% of the voting power of the outstanding stock of the corporation entitled to vote thereon.

Amendment of the Bylaws

Our board of directors may amend or repeal the Bylaws and adopt new bylaws by the affirmative vote of a majority of the whole board of directors. The stockholders may amend or repeal the Bylaws and adopt new bylaws by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock at any annual meeting or special meeting for which notice of the proposed amendment, repeal or adoption was contained in the notice for such special meeting.

Limitation of Liability and Indemnification of Officers and Directors

Our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by Delaware law, for liability:

•	for any breach of the duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

•	for unlawful payment of a dividend or unlawful stock purchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above. We have entered into indemnification agreements with each of our other current directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Market Information

Our common stock is listed on the New York Stock Exchange under the symbol “FET.”

Rights Plan

On April 29, 2020, our board of directors declared a dividend of one right (“Right”) for each outstanding share of the Company’s common stock. to stockholders of record at the close of business on May 11, 2020. Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share (a “Fractional Share”) of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), at a purchase price of $2.64 per Fractional Share, subject to adjustment (the “Purchase Price”). The description and terms of the Rights are set forth in a Rights Agreement dated as of April 29, 2020 as it may from time to time be supplemented or amended (the “Rights Agreement”) between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent.

Initially, the Rights will be attached to all outstanding shares of common stock, and no separate certificates for the Rights (“Rights Certificates”) will be distributed. The Rights will separate from the common stock and a “Distribution Date” will occur, with certain exceptions, upon the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 10% (or 20% in the case of a “13G Investor,” as defined in the Rights Agreement) or more of the outstanding shares of common stock (the date of the announcement being the “Stock Acquisition Date”), or (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person’s becoming an Acquiring Person. In certain circumstances, the Distribution Date may be deferred by the board of directors. Certain inadvertent acquisitions will not result in a person’s becoming an Acquiring Person if the person promptly divests itself of sufficient common stock. If at the time of the adoption of the Rights Agreement, any person or group of affiliated or associated persons is the beneficial owner of 10% (or 20% in the case of a 13G Investor) or more of the outstanding shares of common stock, such person shall not become an Acquiring Person unless and until certain increases in such person’s beneficial ownership occur or are deemed to occur. Until the Distribution Date, (a) the Rights will be evidenced by the common stock certificates (together with a copy of the Summary of Rights attached as an exhibit to the Rights Agreement (the “Summary of Rights”) or bearing the notation referred to below) and will be transferred with and only with such common stock certificates, (b) new common stock certificates issued after May 11, 2020, will contain a notation incorporating the Rights Agreement by reference and (c) the surrender for transfer of any certificate for common stock (with or without a copy of the Summary of Rights) will also constitute the transfer of the Rights associated with the common stock represented by such certificate. If any common stock is held in book-entry accounts through a direct registration service of the Company’s transfer agent, the associated Rights will be evidenced and transferred as set forth in the Rights Agreement.

The definition of “Acquiring Person” contained in the Rights Agreement contains several exemptions, including an exemption for SCF-V, L.P., SCF-VI, L.P., SCF-VII, L.P., SCF 2021A, L.P., L.E. Simmons & Associates, Incorporated and their associates and affiliates (“SCF Partners”). SCF Partners, which currently are the beneficial owners of approximately 16% of the outstanding common stock, are exempted under the Rights Agreement until becoming the beneficial owner of 20% of the outstanding common stock.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on April 28, 2021, unless earlier redeemed or exchanged by the Company as described below.

Certain synthetic interests in securities created by derivative positions-whether or not such interests are considered to be ownership of the underlying common stock or are reportable for purposes of Regulation 13D of the Exchange Act are treated as beneficial ownership of the number of shares of common stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of common stock are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Agreement are excepted from such imputed beneficial ownership.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of common stock as of the close of business on the Distribution Date and, from and after the Distribution Date, the separate Rights Certificates alone will represent the Rights. All shares of common stock issued prior to the Distribution Date will be issued with Rights. Shares of common stock issued after the Distribution Date in connection with certain employee benefit plans or upon conversion of certain securities will be issued with Rights. Except as otherwise determined by the board of directors, no other shares of common stock issued after the Distribution Date will be issued with Rights. If the Company elects to distribute any Rights by crediting book-entry accounts, such Rights will be credits to the book-entry accounts, separate Rights Certificates will not be issued with respect to such Rights, and any legend may be placed on the relevant direct registration transaction advice instead of on a Rights Certificate.

In the event (a “Flip-In Event”) that a person becomes an Acquiring Person (except pursuant to a tender or exchange offer for all outstanding shares of common stock at a price and on terms that a majority of the directors of the Company who are not, and are not representatives, nominees, affiliates or associates of, an Acquiring Person or the person making the offer determines to be fair to and otherwise in the best interests of the Company and its stockholders (a “Permitted Offer”)), each holder of a Right will thereafter have the right to receive, upon exercise of such Right, a number of shares of common stock (or, in certain circumstances, cash, property or other securities of the Company) having a Current Market Price (as defined in the Rights Agreement) equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of any Triggering Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by or transferred to an Acquiring Person (or by certain related parties) will be null and void in the circumstances set forth in the Rights Agreement. However, Rights are not exercisable following the occurrence of any Flip-In Event until such time as the Rights are no longer redeemable by the Company as set forth below.

In the event (a “Flip-Over Event”) that, at any time from and after the time an Acquiring Person becomes such, (i) the Company is acquired in a merger or other business combination transaction (other than certain mergers that follow a Permitted Offer), or (ii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights that are voided as set forth above) shall thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a Current Market Price equal to two times the exercise price of the Right. Flip-In Events and Flip-Over Events are collectively referred to as “Triggering Events.”

The number of outstanding Rights associated with a share of common stock, or the number of Fractional Shares of Preferred Stock issuable upon exercise of a Right and the Purchase Price, are subject to adjustment in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock occurring prior to the Distribution Date. The Purchase Price payable, and the number of Fractional Shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of certain transactions affecting the Preferred Stock.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Preferred Stock that are not integral multiples of a Fractional Share are required to be issued upon exercise of Rights and, in lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

At any time until ten days following the first date of public announcement of the occurrence of a Flip-In Event, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right, payable, at the option of the Company, in cash, shares of common stock or such other consideration as the board of directors may determine. Immediately upon the effectiveness of the action of the board of directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 redemption price.

At any time after the occurrence of a Flip-In Event and prior to a person’s becoming the beneficial owner of 50% or more of the shares of common stock then outstanding or the occurrence of a Flip-Over Event, the Company may exchange the Rights (other than Rights owned by an Acquiring Person or an affiliate or an associate of an Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one share of common stock, and/or other equity securities deemed to have the same value as one share of common stock, per Right, subject to adjustment.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights should not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for common stock (or other consideration) of the Company or for the common stock of the acquiring company as set forth above or are exchanged as provided in the preceding paragraph.

Any of the provisions of the Rights Agreement may be amended by the board of directors as long as the Rights are redeemable. Thereafter, the provisions of the Rights Agreement may be amended by the board of directors in order to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to lengthen the time period governing redemption shall be made at such time as the Rights are not redeemable.

In connection with the Rights Agreement, the Company filed a Certificate of Designations with respect to the Series A Junior Participating Preferred Stock setting forth the terms of the Preferred Stock issuable upon exercise of the Rights.

A copy of the Rights Agreement has been filed with the SEC as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 30, 2020. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

The Rights will have certain anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire the Company without the approval of the Company’s board of directors. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire the Company even if such acquisition may be favorable to the interests of the Company’s stockholders. Because the Company’s board of directors can redeem the Rights, amend the Rights Agreement or approve a Permitted Offer, the Rights should not interfere with a merger or other business combination approved by the board of directors of the Company.

As provided by the Exchange and Support Agreement, we intend to enter into the Rights Plan Amendment to the Rights Agreement pursuant to which neither the Supporting Holders nor any of their affiliates will be subject to the Rights Agreement as an Acquiring Person (as defined therein) so long as such Supporting Holder, together with its affiliates, does not become the beneficial owner of 20% or more of the shares of the Company’s outstanding common stock, calculated as set forth in the Rights Plan Amendment, or does not take action resulting in a 13D Event (as defined in the Rights Plan Amendment), as further described and subject to the terms set forth in the Rights Plan Amendment. Additionally, the Rights Plan Amendment provides that no Holder of the New Notes will be subject to the Rights Agreement as an Acquiring Person if such Holder becomes the beneficial owner of 20% or more of the shares of the Company’s outstanding common stock, but notwithstanding their beneficial ownership would otherwise be entitled to file a Schedule 13G, such Holder delivers to the Company a 13G Certification (as defined in the Rights Plan Amendment).

DESCRIPTION OF OTHER INDEBTEDNESS

We summarize below the principal terms of the agreements that govern our current long term indebtedness. This summary is not a complete description of all of the terms of the agreements.

Credit Agreement

Our Credit Agreement, as amended and restated on October 30, 2017 and as further amended on February 3, 2020, and which will be further amended substantially concurrently with the consummation of the Exchange Offer, among other things, provides revolving credit commitments of $300.0 million (with a sublimit of up to $45.0 million available for the issuance of letters of credit for the account of the Company and certain of our domestic subsidiaries) (the “U.S. Line”), of which up to $30.0 million is available to certain of our Canadian subsidiaries for loans in U.S. or Canadian dollars (with a sublimit of up to $3.0 million available for the issuance of letters of credit for the account of our Canadian subsidiaries) (the “Canadian Line”). Lender commitments under the Credit Agreement, subject to certain limitations, may be increased by an additional $100.0 million. The Credit Agreement matures in July 2021, but if the maturity of the Old Notes is extended to a date on or after January 31, 2023, or if the Old Notes are refinanced or replaced, the final maturity of the Credit Agreement will automatically extend to October 30, 2022.

Availability under the Credit Agreement is subject to a borrowing base calculated by reference to eligible accounts receivable in the U.S., Canada and certain other jurisdictions (subject to a cap) and eligible inventory in the U.S. and Canada. Our borrowing capacity under the Credit Agreement could be reduced or eliminated, depending on future fluctuations in our balances of receivables and inventory. As of March 31, 2020, our total borrowing base was $234.0 million, of which $55.0 million was drawn and $26.4 million was used to secure outstanding letters of credit, resulting in remaining availability of $152.6 million.

Borrowings under the U.S. Line bear interest at a rate equal to, at our option, either (a) the LIBOR rate or (b) a base rate determined by reference to the highest of (i) the rate of interest per annum determined from time to time by Wells Fargo as its prime rate in effect at its principal office in San Francisco, (ii) the federal funds rate plus 0.50% per annum and (iii) the one-month adjusted LIBOR plus 1.00% per annum, in each case plus an applicable margin. Borrowings under the Canadian Line bear interest at a rate equal to, at the option of our Canadian entity Forum Canada ULC, either (a) the CDOR rate or (b) a base rate determined by reference to the highest of (i) the prime rate for Canadian dollar commercial loans made in Canada as reported from time to time by Thomson Reuters and (ii) the CDOR rate plus 1.00%, in each case plus an applicable margin. The applicable margin for LIBOR and CDOR loans will initially range from 1.75% to 2.25%, depending upon average excess availability under the Credit Agreement. After the first quarter ending in which our total net leverage ratio is less than or equal to 4.00:1.00, the applicable margin for LIBOR and CDOR loans will range from 1.50% to 2.00%, depending upon average excess availability under the Credit Agreement. The weighted average interest rate under the Credit Agreement was approximately 2.70% for the three months ended March 31, 2020.

The Credit Agreement also provides for a commitment fee in the amount of (a) 0.375% per annum on the unused portion of commitments if average usage of the Credit Agreement is greater than 50% and (b) 0.500% per annum on the unused portion of commitments if average usage of the Credit Agreement is less than or equal to 50%. After the first quarter ending in which our total net leverage ratio is less than or equal to 4.00:1.00, the commitment fees will range from 0.25% to 0.375%, depending upon average usage of the Credit Agreement.

Subject to customary exceptions, all obligations under the Credit Agreement are guaranteed, jointly and severally, by each wholly-owned U.S. subsidiary of the Company and, in the case of the Canadian Line, each wholly-owned Canadian subsidiary of the Company, and are secured by substantially all assets of each such entity and the Company.

The Credit Agreement contains various covenants that, among other things, limit our ability (none of which are absolute) to incur additional indebtedness or issue certain preferred shares, grant certain liens, make certain loans and investments, pay dividends, make distributions or make other restricted payments, enter into mergers or acquisitions unless certain conditions are satisfied, change our lines of business, prepay certain indebtedness, enter into certain affiliate transactions or engage in certain asset dispositions.

If excess availability under the Credit Agreement falls below the greater of 10.0% of the line cap and $20.0 million, we will be required to maintain a fixed charge coverage ratio of at least 1.00:1.00 as of the end of each fiscal quarter until excess availability under the Credit Agreement exceeds such thresholds for at least 60 consecutive days.

If an event of default exists under the Credit Agreement, lenders holding greater than 50% of the aggregate outstanding loans and letter of credit obligations and unfunded commitments have the right to accelerate the maturity of the obligations outstanding under the Credit Agreement and exercise other rights and remedies. Obligations outstanding under the Credit Agreement, however, will be automatically accelerated upon an event of default arising from a bankruptcy or insolvency event. Each of the following constitutes an event of default under the Credit Agreement:

•	failure to pay any principal when due or any interest, fees or other amount within certain grace periods;

•	representations and warranties in the Credit Agreement or other loan documents prove to be untrue in any material respect;

•	failure to perform or otherwise comply with the covenants in the Credit Agreement or other loan documents, subject, in certain instances, to grace periods;

•

failure of the loan documents to create a valid and perfected security interest with respect to (a) collateral whose value is included in calculating the borrowing base having a fair market value in excess of $2.2 million or (b) other collateral having a fair market value in excess of $25 million;

•

the obligations of any guarantor under any guarantee of the indebtedness under the Credit Agreement are materially limited or terminated by operation of law or any guarantor repudiates or purports to repudiate any such guaranty;

•

default by us or our subsidiaries in the payment of any other indebtedness with an aggregate amount in excess of $25 million (i) at final maturity thereof or (ii) beyond any applicable grace period therefor resulting in the right, irrespective of whether exercised, to accelerate such indebtedness;

•	bankruptcy or insolvency events involving us or our subsidiaries;

•

the entry, and failure to pay, of one or more adverse judgments in excess of $25 million (except to the extent fully covered by an insurance policy pursuant to which the insurer has not denied coverage), upon which enforcement proceedings are commenced or that are not discharged, satisfied, vacated or bonded pending appeal;

•	the occurrence of a Change of Control (as defined in the Credit Agreement);

•	the invalidity or unenforceability of the Credit Agreement or any other loan document; and

•	the occurrence of certain ERISA events.

In connection with the Exchange Offer, we are entering into the Credit Agreement Amendment to permit the Exchange Offer. Among other changes, we are amending certain terms to implement an early maturity date to the extent the New Notes are subject to early maturity as a result of the relevant threshold of outstanding Old Notes, increase the applicable margin and commitment fee, reduce the maximum facility amount to $250.0 million, alter the trigger for testing of the fixed charge coverage ratio and add a cash sweep in excess of a threshold amount to be applied to repayment of any outstanding loans thereunder in exchange for our ability to incur additional secured indebtedness.

Old Notes

In October 2013, we issued $300.0 million of 6.25% senior unsecured notes due 2021 at par, and in November 2013, we issued an additional $100.0 million aggregate principal amount of the Old Notes at a price of 103.25% of par, plus accrued interest from October 2, 2013. The Old Notes bear interest at a rate of 6.25% per annum, payable on April 1 and October 1 of each year, and mature on October 1, 2021. Net proceeds from the issuance of approximately $394.0 million, after deducting initial purchasers’ discounts and offering expenses and excluding accrued interest paid by the purchasers, were used for the repayment of the then-outstanding term loan balance and a portion of the principal balance outstanding under the Credit Agreement.

The terms of the Old Notes are governed by the Old Notes Indenture. The Old Notes are senior unsecured obligations, and are guaranteed on a senior unsecured basis by our subsidiaries that guarantee the Credit Agreement and rank junior to, among other indebtedness, the Credit Agreement to the extent of the value of the collateral securing the Credit Agreement. The Old Notes contain customary covenants including some limitations and restrictions on our ability to pay dividends on, purchase or redeem our common stock; redeem or prepay our subordinated debt; make certain investments; incur or guarantee additional indebtedness or issue certain types of equity securities; create certain liens; sell assets, including equity interests in our subsidiaries; restrict dividends or other payments of our subsidiaries; consolidate, merge or transfer all or substantially all of our assets; and engage in transactions with affiliates. Many of these restrictions will terminate if the Old Notes become rated investment grade. The Old Notes Indenture also contains customary events of default, including nonpayment, breach of covenants in the Old Notes Indenture, payment defaults or acceleration of other indebtedness, failure to pay certain judgments and certain events of bankruptcy and insolvency. We are required to offer to repurchase the Old Notes in connection with specified change in control events or with excess proceeds of asset sales not applied for permitted purposes.

On May 13, 2020, the Company completed a tender offer in which it repurchased an aggregate principal amount of $58,255,000 of Old Notes.

We may currently redeem the Old Notes at a redemption price of 100.000% of their principal amount plus accrued and unpaid interest and additional interest.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following discussion is a general summary of material U.S. federal income tax considerations relevant to the holders of Old Notes of exchanging Old Notes for New Notes pursuant to the Exchange Offer, the Consent Solicitation, owning and disposing (including upon a conversion into Conversion Stock, as defined below) of any New Notes received in the Exchange Offer, and owning and disposing of common stock into which such New Notes are convertible (“Conversion Stock”). The following discussion does not purport to be a complete analysis of all the potential tax considerations relating to the transactions described herein. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations promulgated thereunder, published administrative rulings of the U.S. Internal Revenue Service (the “IRS”), judicial authority, and all other applicable authority, all as in effect as of the date hereof, any of which may subsequently be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. Except as otherwise noted, this summary deals only with Old Notes, New Notes and Conversion Stock held as a “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment) and assumes that the New Notes will be treated as debt for U.S. federal income tax purposes. This discussion does not address tax consequences relevant to holders who acquire shares of our common stock other than as a result of a conversion of New Notes. This discussion does not address state, local, estate, gift or non-U.S. or non-income tax consequences or any income tax treaty. In addition, this summary does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•	banks, and other thrifts, real estate investment trusts, regulated investment companies, insurance companies, or other financial institutions;

•	persons subject to the alternative minimum tax;

•	dealers in securities or currencies;

•	traders in securities, commodities or currencies, brokers and investors that elect to use a mark-to-market method of accounting for their securities holdings;

•	certain former citizens or long-term residents of the United States;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•

investors in pass-through entities that are subject to special treatment, retirement plans and other tax-deferred accounts, tax-exempt organizations, S corporations, partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities;

•

U.S. persons who hold Old Notes, New Notes or Conversion Stock through a bank, financial institution or other entity, or a branch or office thereof, that is located, organized or resident outside the United States;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons who hold the Old Notes, New Notes or Conversion Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or any other risk reduction strategy;

•

holders subject to special tax accounting rules as a result of any item of gross income being taken into account in an applicable financial statement, former citizens or residents of the United States subject to Section 877 of the Code, and taxpayers subject to the alternative minimum tax; or

•	persons deemed to sell the New Notes or Conversion Stock under the constructive sale provisions of the Code.

No rulings have been sought or are expected to be sought from the IRS with respect to any of the U.S. federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. As a result, no assurance can be given that the IRS will agree with the tax characterizations and the tax consequences described below.

WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE EXCHANGE OFFER, CONSENT SOLICITATION, AND THE OWNERSHIP AND DISPOSITION OF THE NEW NOTES AND CONVERSION STOCK IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

For purposes of the following discussion, a “U.S. Holder” means a beneficial owner of the Old Notes, New Notes or Conversion Stock that for U.S. federal income tax purposes is (a) an individual citizen or resident (as defined in Section 7701(b) of the Code) of the United States, (b) a corporation or any other entity treated as a corporation for U.S. federal income tax purposes created or organized under the laws of the United States or any political subdivision thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (d) in general, a trust that (i) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons as described in Section 7701(a)(30) of the Code or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. A “Non-U.S. Holder” is any beneficial owner of the Old Notes, New Notes or Conversion Stock (other than a partnership or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the Old Notes, New Notes or Conversion Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. A holder of the Old Notes, New Notes or Conversion Stock that is a partnership and partners in such partnership should consult their individual tax advisors about the U.S. federal income tax consequences of the Exchange Offer and owning and disposing of New Notes or Conversion Stock.

Tax Consequences to Non-Exchanging Holders

The U.S. federal income tax consequences to a holder of the adoption of the Proposed Amendments will depend upon whether such adoption results in a “significant modification” of the Old Notes, and thus a deemed exchange of the Old Notes for “new” notes for U.S. federal income tax purposes. Under applicable U.S. Treasury regulations, the modification of a debt instrument generally is a significant modification if, based on the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” A modification of a debt instrument will not result in a deemed exchange unless such modification is a significant modification. The applicable U.S. Treasury regulations provide that a modification of a debt instrument that adds, deletes or alters “customary accounting or financial covenants” is not a significant modification, but do not define “customary accounting or financial covenants.”

Although the issue is not free from doubt, the Company intends to take the position that the Proposed Amendments, taken together, are not “economically significant” and, consequently, the adoption of the Proposed Amendments will not cause a significant modification to the terms of the Old Notes for U.S. federal income tax purposes and thus will not cause a deemed exchange of the Old Notes. In particular, this position is based on, among other factors, the Company’s assessment that certain of the Proposed Amendments should be treated as a modification of a customary accounting or financial covenant under the applicable U.S. Treasury regulations. Assuming that the adoption of the Proposed Amendments does not cause a deemed exchange, then (i) a holder would not recognize any gain or loss, for U.S. federal income tax purposes, as a result of such adoption, regardless of whether the holder is a consenting holder, and (ii) a holder would have the same adjusted tax basis, accrued market discount (if any), and holding period with respect to its Old Notes that such holder had immediately before the adoption of the Proposed Amendments.

Although, as discussed above, the Company intends to take the position that the adoption of the Proposed Amendments will not cause a deemed exchange of the Old Notes, there can be no assurance that the IRS or a court would agree with such conclusion. If there were to be a deemed exchange, the U.S. federal income tax consequences are complex, and could include recognition of taxable gain or loss to holders. You should consult your tax advisors as to the specific U.S. federal, state, local, and non-U.S. tax consequences of a deemed exchange upon the adoption of the Proposed Amendments.

Treatment of the Consent Payment and Early Participation Payment

Although it is not free from doubt, we intend to treat any Consent Payment or Early Participation Payment received by an exchanging holder as part of the consideration received in the Exchange Offer and not as a separate fee, and the remainder of this discussion assumes that such treatment is correct. If this position were challenged, a U.S. Holder may be treated as receiving a separate fee taxable as ordinary income and a Non-U.S. Holder may be subject to a 30% U.S. federal withholding tax in respect of the Consent Payment and Early Participation Payment. You are urged to consult your tax advisors with respect to the U.S. federal income tax treatment of the Consent Payment and Early Participation Payment.

U.S. Holders

Tax Consequences to Exchanging U.S. Holders

Exchange of Old Notes for New Notes

The Company intends to treat an exchange of Old Notes for New Notes pursuant to the Exchange Offer as a disposition of such Old Notes for U.S. federal income tax purposes. A U.S. Holder that participates in the Exchange Offer will recognize gain or loss on the Exchange Offer unless it is treated as a “recapitalization” for U.S. federal income tax purposes. The Exchange Offer will be treated as a recapitalization if the Old Notes and the New Notes are each treated as “securities” under the relevant provisions of the Code. However, neither the Code nor the U.S. Treasury regulations defines the term “security.” Whether the Old Notes or the New Notes qualify as “securities” depends on the terms and conditions of, and other facts and circumstances relating to, the Old Notes and the New Notes, and upon the application of principles enumerated in numerous judicial decisions. Most authorities have held that the term to maturity of a debt instrument is one of the most significant factors in determining whether it is a “security” for these purposes. In this regard, debt instruments with a term of ten years or more generally have qualified as securities, whereas debt instruments with a term of less than five years generally have not qualified as securities. Although the matter is not free from doubt because of the absence of authority that is directly on point, given that the term to maturity of the Old Notes and the New Notes is more than five years and based on the other terms of the New Notes, we intend to take the position that the Exchange Offer qualifies as a recapitalization for U.S. federal income tax purposes. However, our position is not binding on the IRS, which could challenge the determination. If such challenge were successful, the tax consequences would vary significantly from those discussed herein, as discussed below.

Subject to the discussion below under “—Market Discount” below, and assuming that the Exchange Offer is treated as a “recapitalization,” a participating U.S. Holder generally would recognize gain (but not loss) in an amount equal to the lesser of the Holder’s gain and the amount of any cash received in the Exchange Offer (other than any cash received in respect of accrued interest on the Old Notes, which will be taxed as ordinary interest income to the extent not previously included in income). A U.S. Holder will have an aggregate tax basis in the New Notes received equal to such holder’s adjusted tax basis in the Old Notes exchanged therefor, minus the amount of any cash received (other than any cash received in respect of accrued interest on the Old Notes), plus the amount of any gain recognized, and a holding period in the New Notes that will include the period of time during which the U.S. Holder held the Old Notes.

However, if the Exchange Offer fails to qualify as a recapitalization, a U.S. Holder would generally recognize gain or loss equal to the difference, if any, between the amount realized on the Exchange Offer and the U.S. Holder’s adjusted tax basis in the Old Notes. The amount realized would be equal to the issue price (determined as described below under “Ownership and Disposition of the New Notes and Conversion Stock—Issue Price”) of the New Notes received plus any cash received (other than any cash received in respect of accrued interest on the Old Notes, which will be taxed as ordinary interest income to the extent not previously included in income). A U.S. Holder’s holding period for the New Notes received in the Exchange Offer would commence on the date immediately following the date of the Exchange Offer, and the U.S. Holder’s initial tax basis in the New Notes received would be the issue price of the New Notes (determined as described below under “Ownership and Disposition of the New Notes and Conversion Stock—Issue Price”).

Except to the extent of any accrued market discount on an Old Note (which would be taxable as ordinary income), any gain or loss recognized in a recapitalization or a fully taxable exchange would be capital gain or loss, and would be long term capital gain or loss if at the time of the Exchange Offer the U.S. Holder has a holding period in such Old Note of more than one year.    Long-term capital gains of non-corporate U.S. Holders (including individuals) are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations under the Code.

Market Discount.

If a U.S. Holder’s tax basis in an Old Note was less than its adjusted issue price by more than a de minimis amount at purchase, it holds such Old Note with “market discount.” In such case, if the U.S. Holder exchanges the Old Note for New Notes in a “recapitalization” as described above, the consequences to the U.S. Holder are uncertain and will depend on, among other things, the issue price of the New Notes and such U.S. Holder’s basis in the Old Notes exchanged therefor. However, provided that the holder’s initial tax basis in a New Note is less than the issue price of such New Note, any accrued market discount not recognized in the Exchange Offer should carry over as accrued market discount to such New Note. U.S. Holders that acquired their Old Notes other than at original issuance should consult their tax advisors regarding the application of the market discount rules as a result of the Exchange Offer to their particular circumstances.

Ownership and Disposition of the New Notes and Conversion Stock

Contingent Payments. There are circumstances in which we might be required or choose to make payments on the New Notes that would increase the yield of or change the timing of payments under such New Notes, for instance, as described under “Description of the New Notes—Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales of Assets”, “Description of the New Notes—Optional Redemption”, and “Description of the New Notes—Conversion Rights.” We intend to take the position that the possibility of such payments does not result in the New Notes being treated as contingent payment debt instruments under the applicable U.S. Treasury regulations. Our position is based on our determination that, as of the date of the issuance of the New Notes, the possibility that we might be required or choose to make payments on the New Notes that would increase the yield of or change the timing of payments is a remote or incidental contingency within the meaning of applicable U.S. Treasury regulations.

Our position that the New Notes are not contingent payment debt instruments is binding on a U.S. Holder unless such U.S. Holder explicitly discloses to the IRS on its tax return that it is taking a different position. Our position is not binding on the IRS. If the IRS takes a contrary position, a U.S. Holder of New Notes may be required to accrue interest income based upon a “comparable yield” (as defined in the U.S. Treasury regulations) determined at the time of issuance of the New Notes, which may be at a rate in excess of the stated interest with adjustments to such accruals when any contingent payments are made that differ from the payments based on the comparable yield. In addition, all or a portion of the income or gain on the sale, exchange, retirement or other taxable disposition of the New Notes (including a conversion into Conversion Stock) generally would be treated as ordinary income rather than as capital gain. You should consult your tax advisor regarding the tax consequences if the New Notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the New Notes are not treated as contingent payment debt instruments.

Issue Price. The issue price of the New Notes issued in this Exchange Offer will depend on whether the New Notes or the Old Notes are “traded on an established securities market.” Subject to certain exceptions, a debt instrument generally will be treated as traded on an established market if, at any time during the 31-day period ending 15 days after the issue date, (1) there is a sales price for the debt instrument, (2) there are one or more firm quotes for the debt instrument or (3) there are one or more indicative quotes for the debt instrument. From the information currently available, we believe and the remainder of this discussion assumes that the Old Notes are, and the New Notes will be, considered traded on an established securities market under the rules discussed above. However, we cannot predict with certainty whether the New Notes will be traded on an established securities market. If the New Notes issued in this Exchange Offer are not, but the Old Notes are, traded on an established securities market, then the issue price of such New Notes would equal the trading price of the Old Notes at the time of the consummation of the Exchange Offer less any cash consideration paid in the Exchange Offer. If the New Notes issued in this Exchange Offer are traded on an established securities market, then the issue price of such New Notes would equal the trading price of the New Notes at the time of consummation of the Exchange Offer.

Original Issue Discount. The New Notes will be treated as issued with “original issue discount” (“OID”) if the stated redemption price at maturity of the New Notes exceeds its issue price by more than the statutorily defined “de minimis amount”. The “stated redemption price at maturity” of a New Note is the total of all payments provided by the New Note that are not payments of “qualified stated interest.” Generally, an interest payment on a debt instrument is “qualified stated interest” if it is one of a series of stated interest payments on such debt instrument that are unconditionally payable at least annually at a single fixed rate applied to the outstanding principal amount of the debt instrument. Because we have the ability to elect to pay a portion of the interest on the New Notes in the form of PIK Interest, such portion of the interest on the New Notes is not qualified stated interest and the New Notes are therefore expected to be issued with OID. Accordingly, a U.S. Holder (regardless of such U.S. Holder’s regular method of accounting) generally will be required to include in gross income (as ordinary income) any OID as it accrues on a constant yield to maturity basis, before the U.S. Holder’s receipt of cash payments attributable to this income. The amount of OID includible in gross income for a taxable year will be the sum of the daily portions of OID with respect to the New Notes for each day during that taxable year on which the U.S. Holder holds the New Notes. The daily portion of OID is determined by allocating to each day of an accrual period (generally, the period between interest payments or compounding dates) a pro rata portion of the OID allocable to such accrual period. The amount of OID that will accrue during an accrual period is the product of the “adjusted issue price” of a New Note at the beginning of the accrual period multiplied by the “yield to maturity” of the New Note less the amount of any qualified stated interest allocable to such accrual period. The “adjusted issue price” of a New Note at the beginning of an accrual period will equal its issue price, increased by the aggregate amount of OID that has accrued on the New Note in all prior accrual periods, and decreased by any payments made during all prior accrual periods of amounts included in the stated redemption price at maturity of the New Note. The amount of OID allocable to the final accrual period is the difference between the stated principal amount of the New Notes and the adjusted issue price of the New Notes at the beginning of the final accrual period. The “yield to maturity” is the discount rate that, when applied to all payments under the New Notes as of its issue date, results in a present value equal to the issue price of the New Notes.

Under these rules, a U.S. Holder of the New Notes generally will be required to include in income increasingly greater amounts of OID in successive accrual periods. A U.S. Holder may irrevocably elect, subject to certain limitations, to treat all interest on the New Notes as OID and calculate the amount includible in gross income under the method described above. The election is to be made for the taxable year in which the U.S. Holder acquired the New Notes and may not be revoked without the consent of the IRS.

The rules regarding OID are complex. Accordingly, you should consult your own tax advisors regarding the application of the OID rules and the election described above.

Stated Interest on the New Notes. Stated interest on the New Notes (other than in the form of PIK Interest), if any, will generally be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Treatment of Additional Notes. Under the terms of the New Notes, a portion of the interest on such notes may be paid by increasing the principal amount of the outstanding New Notes or by issuing additional New Notes. Any additional New Note issued in respect of an interest payment on a New Note likely will be aggregated with and treated as part of the New Note with respect to which it was issued. Thus, the initial adjusted issue price of an additional New Note issued in respect of a New Note likely will be determined by allocating the adjusted issue price, at the time of distribution, of the underlying New Note between the additional New Note and the underlying New Note in proportion to their respective principal amounts. A portion of the basis of such New Note will be allocated to such additional New Note and OID on such additional New Note will accrue in the same manner as described above in the case of such New Note. The holding period for any additional New Note with respect to an original New Note likely will be identical to the holding period for the original New Note.

Market Discount. If a U.S. Holder is treated as owning a New Note with “market discount” (see “Exchange of Old Notes for New Notes —Market Discount”), the U.S. Holder generally will be required to treat any gain on the sale or other taxable disposition of a New Note as ordinary income to the extent of the market discount accrued on the New Note at the time of the payment or disposition (including any unrecognized accrued market discount carrying over from the Old Notes) unless the U.S. Holder has previously elected to include the market discount in income as it accrues. If a U.S. Holder disposes of a New Note with respect to which there is market discount in one of certain nontaxable transactions, accrued market discount will be includible as ordinary income as if the U.S. Holder had sold the New Note in a taxable transaction at its then fair market value. In addition, a U.S. Holder may be required to defer, until the maturity of the New Note or its earlier disposition (including in one of certain nontaxable transactions), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry the New Note.

Acquisition Premium. If a U.S. Holder’s adjusted tax basis in a New Note received in the Exchange Offer is greater than the adjusted issue price of the New Note but less than or equal to the stated redemption price at maturity of the New Note, such Holder will be considered to have acquired the New Note at an acquisition premium. Under the acquisition premium rules, the amount of any OID that such Holder must include in gross income with respect to such New Note for any taxable year will be reduced by the portion of acquisition premium properly allocable to that taxable year.

Amortizable Bond Premium. If a U.S. Holder’s tax basis in a New Note received in the Exchange Offer exceeds the stated redemption price at maturity of the New Note, the U.S. Holder will be considered to have acquired the New Note with amortizable bond premium, in an amount equal to such excess. A U.S. Holder may elect to amortize this bond premium, using a constant-yield method, over the remaining term of the New Note; provided that, because the Company has the right to call the New Notes at a premium, a holder’s amortization deduction may be deferred and/or limited. A U.S. Holder generally may use the amortizable bond premium allocable to an accrual period to offset stated interest otherwise required to be included in income with respect to the New Note in that accrual period. In addition, a U.S. Holder will not be required to include any OID in income with respect to the New Note. An election to amortize bond premium applies to all taxable debt obligations then owned or thereafter acquired and may be revoked only with the consent of the IRS.

Sale, Exchange, Retirement or Other Taxable Disposition of New Notes. Upon the sale, exchange, retirement or other taxable disposition of a New Note, a U.S. Holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, retirement or other taxable disposition and the U.S. Holder’s adjusted tax basis in the New Note. For these purposes, the amount realized does not include any amount attributable to accrued stated interest, which is treated as described above. A U.S. Holder’s adjusted tax basis in a New Note will equal the holder’s initial tax basis in the New Note, increased by the amounts of any market discount and OID that the U.S. Holder previously included in income with respect to the New Note and reduced by any amortizable bond premium previously amortized. Except to the extent any gain recognized is treated as ordinary income under the market discount rules, gain or loss recognized on the sale, exchange, retirement or other taxable disposition of a New Note will generally be capital gain or loss and will be long term capital gain or loss if at the time of sale, exchange, retirement or other taxable disposition the U.S. Holder’s holding period for the New Note is more than one year. Long-term capital gains of non-corporate U.S. Holders (including individuals) are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations under the Code.

Conversion of Applicable Percentage of New Notes Solely into Conversion Stock. A U.S. Holder may be entitled to receive Conversion Stock (plus cash in lieu of any fractional share of Conversion Stock) in exchange for a U.S. Holder’s New Notes in connection with a mandatory conversion. We have taken the position that the New Notes are securities for U.S. federal income tax purposes. In such a case, a U.S. Holder who receives only Conversion Stock upon the conversion of such Holder’s Applicable Percentage of New Notes, as described under “Description of the New Notes—Conversion Rights,” will be treated as engaging in a recapitalization and generally will not recognize any gain or loss, except to the extent of cash (i) received in lieu of a fractional share of Conversion Stock and (ii) with respect to accrued interest, which likely will be taxable as interest income, as discussed above, to the extent not previously included in income by the U.S. Holder. A U.S. Holder’s tax basis in the Conversion Stock received upon such a conversion of New Notes will equal the tax basis of the New Notes that were converted (excluding the portion of the tax basis that is allocable to a fractional share). A U.S. Holder’s holding period for Conversion Stock will include the U.S. Holder’s holding period for the New Notes that were converted.

The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share will be equal to the difference between the amount of cash the U.S. Holder receives in respect of the fractional share and the portion of the U.S. Holder’s tax basis in the New Notes that is allocable to the fractional share. Any gain recognized on conversion generally will be capital gain and will be long-term capital gain if, at the time of the conversion, the U.S. Holder’s holding period in the New Notes was more than one year. Long-term capital gains of non-corporate U.S. Holders (including individuals) are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations under the Code.

Conversion of New Notes into a Combination of Cash and Conversion Stock. Under certain circumstances, a U.S. Holder may be entitled to receive a combination of cash and Conversion Stock in exchange for a U.S. Holder’s New Notes, including in connection with an optional conversion upon a redemption or a mandatory conversion that occurs during the period from the close of business on the record date for any interest payment to before the open of business on the immediately following interest payment date, as described under “Description of the New Notes—Conversion Rights.” If a combination of cash and Conversion Stock is received in exchange for a U.S. Holder’s New Notes upon conversion, the U.S. federal income tax treatment of a U.S. Holder is uncertain. U.S. Holders should consult their own tax advisors regarding the consequences of such a conversion. It is possible that the conversion may be treated as a recapitalization or as a taxable exchange in part as discussed below.

We have taken the position that the New Notes are securities for U.S. federal income tax purposes and, as a result, we intend to treat such conversion as a recapitalization on any applicable tax returns. In this case, gain, but not loss, will be realized in an amount equal to the excess of the fair market value of the Conversion Stock and cash received (other than amounts attributable to accrued interest, which likely will be taxable as interest income, as discussed above, to the extent not previously included in income by the U.S. Holder) over the U.S. Holder’s adjusted tax basis in the New Note, but such gain will only be recognized to the extent of such cash received (excluding cash attributable to accrued interest or received in lieu of a fractional share).

The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share will be equal to the difference between the amount of cash a U.S. Holder receives in respect of the fractional share and the portion of the U.S. Holder’s adjusted tax basis in the New Note that is allocable to the fractional share. Any gain recognized on conversion generally will be capital gain and will be long-term capital gain if, at the time of the conversion, the New Note has been held for more than one year. Long-term capital gains of non-corporate U.S. Holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

The tax basis in the Conversion Stock received upon a conversion will equal the tax basis of the New Note that was converted (excluding the portion of the tax basis that is allocable to any fractional share), reduced by the amount of any cash received (other than cash received in lieu of a fractional share and cash attributable to accrued interest), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share). A U.S. Holder’s holding period for the Conversion Stock will include the period during which the U.S. Holder held the New Notes that were converted.

If the conversion of the New Notes into cash and Conversion Stock is treated as a taxable exchange in part, the cash payment received by a U.S. Holder generally could be treated as proceeds from the sale of a portion of the New Notes and taxed in the manner described under “—Sale, Exchange, Retirement, or Other Taxable Disposition of New Notes” above (or, in the case of cash received in lieu of a fractional share, taxed as a disposition of a fractional share). In this case, the Conversion Stock received by the U.S. Holder should be treated for U.S. federal income tax purposes as having been received upon a conversion of the New Notes, which generally would not be taxable to the U.S. Holder, and the holding period for such Conversion Stock would include the period during which the U.S. Holder held the New Notes. Nonrecognition treatment, however, would not apply to any cash received in respect of amounts attributable to accrued but unpaid interest, which likely will be taxable as ordinary interest income to the extent not previously included in income. For purposes of determining the U.S. Holder’s taxable gain in respect of the cash received, the adjusted tax basis in the New Notes generally would be allocated pro rata among the New Notes exchanged for Conversion Stock and the New Notes exchanged for cash (including any cash received in lieu of a fractional share), each in accordance with their fair market values.

Any gain or loss recognized under the foregoing rules (except to the extent attributable to accrued but unpaid interest) generally will be long-term capital gain or loss if a U.S. Holder’s holding period in the New Notes is more than one year at the time of disposition. Long-term capital gains of individuals currently are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

In connection with an optional conversion, a U.S. Holder will receive new notes (with the same terms as the New Notes) equal in principal amount to any New Notes tendered in connection with such optional conversion but that were not called for redemption. For U.S. federal income tax purposes, we intend to take the position that a U.S. Holder will not be treated as exchanging its New Notes so tendered, but will instead be treated as continuing to hold its New Notes.

Constructive Distributions. The conversion rate of the New Notes may be adjusted in certain circumstances. Under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution. Certain adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that have the effect of preventing the dilution of the interest of the U.S. Holders of the New Notes, however, will generally not be considered to result in a deemed distribution. Certain of the possible conversion rate adjustments provided in the New Notes (including, without limitation, upon the payments of cash dividends to holders of common stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a U.S. Holder may be deemed to have received a distribution even though it has not received any cash or property as a result of such adjustments. Any deemed distribution will be taxable as a dividend, return of capital, or capital gain in accordance with the description below under “—Distributions on Conversion Stock.”

In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases a U.S. Holder’s proportionate interest could be treated as a deemed distribution. It is not entirely clear whether a constructive dividend deemed paid would be eligible for the preferential rates of U.S. federal income tax applicable to certain dividends paid to non-corporate beneficial owners. It is also not clear whether corporate beneficial owners would be entitled to claim the dividends received deduction with respect to any such constructive dividends.

U.S. Treasury regulations addressing the amount and timing of deemed distributions and certain obligations of withholding agents and filing and notice obligations of issuers with respect to deemed distributions generally provide that: (i) the amount of a deemed distribution is the excess of the fair market value of the option element (after the conversion rate adjustment) of the New Note immediately after the conversion rate adjustment over the fair market value of the option element without the conversion rate adjustment, (ii) the deemed distribution occurs at the earlier of the date the conversion rate adjustment occurs under the terms of a New Note and the date of the actual distribution of cash or property that results in the deemed distribution and (iii) issuers are required to report the amount of any deemed distributions on their websites or to the IRS and all relevant holders of the securities (including those that would otherwise be exempt from the reporting). You are urged to consult your tax advisors regarding the potential effects of these U.S. Treasury regulations on the New Notes.

Distributions on Conversion Stock. Distributions, if any, made on the Conversion Stock generally will be included in a U.S. Holder’s income as ordinary dividend income to the extent of our current or accumulated earnings and profits. For non-corporate U.S. Holders (including individuals), such dividends currently are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. Holder’s tax basis in the Conversion Stock and thereafter as capital gain from the sale or exchange of such Conversion Stock. For corporate U.S. Holders, dividends received may be eligible for a dividends-received deduction, subject to applicable limitations.

Sale, Exchange or Other Taxable Disposition of Conversion Stock. Upon the sale, exchange or other taxable disposition of the Conversion Stock (including certain redemptions), a U.S. Holder generally will recognize capital gain or loss equal to the difference between (a) the amount of cash and the fair market value of any property received upon such taxable disposition and (b) the U.S. Holder’s tax basis in the Conversion Stock. Such capital gain or loss will be long-term capital gain or loss if a U.S. Holder’s holding period in the Conversion Stock is more than one year at the time of the taxable disposition. Long-term capital gains of non-corporate U.S. Holders (including individuals) currently are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations under the Code.

Backup Withholding and Information Reporting. Information reporting requirements generally will apply to payments of interest on the New Notes and dividends on Conversion Stock and to the proceeds of a sale of New Notes or Conversion Stock unless a U.S. Holder is an exempt recipient, such as a corporation and, if required, the U.S. Holder certifies to that status. Backup withholding will apply to those payments if the U.S. Holder fails to provide its correct taxpayer identification number and certification of exempt status, or fails to report in full interest and dividend income. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against U.S. federal income tax liability, provided the required information is timely furnished to the IRS. You should consult your tax advisors regarding the application of backup withholding in their particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

Tax Consequences to Exchanging Non-U.S. Holders

The following discussion applies only to Non-U.S. Holders, and assumes that no item of income, gain, deduction or loss derived by the Non-U.S. Holder in respect of any Old Note, New Note or Conversion Stock at any time is effectively connected with the conduct of a U.S. trade or business. Non-U.S. Holders engaged in the conduct of a U.S. trade or business should consult their tax advisors about the U.S. federal income tax and branch profits tax consequences of exchanging Old Notes for New Notes pursuant to the Exchange Offer, the Consent

Solicitation, owning and disposing (including upon a conversion into Conversion Stock) of any New Notes received in the Exchange Offer, and owning and disposing of Conversion Stock.

The following discussion also assumes that any Non-U.S. Holder who is an individual has not been present in the United States for 183 days or more in the taxable year of disposition of the New Notes or Conversion Stock. If you are a nonresident alien individual who has been present in the United States for 183 days or more in the taxable year of disposition of the New Notes or Conversion Stock, you should consult your tax advisor regarding the U.S. federal income tax consequences relating to the matters discussed herein.

Exchange of Old Notes for New Notes

Subject to the discussions below regarding “FATCA” and “—Backup Withholding and Information Reporting,” a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain recognized in connection with the Exchange Offer, except with respect to any portion of the consideration received in the Exchange Offer in respect of accrued and unpaid interest on the Old Notes (which generally will be subject to tax in the same manner as described below for interest on the New Notes in “—Interest and OID”).

Ownership of the New Notes

Interest and OID. Subject to the discussions below regarding “FATCA” and “—Backup Withholding and Information Reporting,” payments of interest (including OID and amounts treated as interest) or OID in respect of the New Notes or the Old Notes to a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax, provided that:

•	the Non-U.S. Holder does not actually or constructively own 10% or more of our voting stock;

•	the Non-U.S. Holder is not a “controlled foreign corporation” that is, directly or indirectly, related to us through stock ownership;

•	the Non-U.S. Holder is not a bank that is receiving the interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

the Non-U.S. Holder, or each securities clearing organization, bank, or other financial institution that holds the New Notes on behalf of such Non-U.S. Holder in the ordinary course of its trade or business in the chain between the Non-U.S. Holder and the applicable withholding agent, complies with applicable identification requirements (generally by providing a properly completed and duly executed IRS Form W-8BEN or W-8BEN-E (or suitable successor or substitute form)) to establish that the holder is a Non-U.S. Holder.

If the requirements described above are not satisfied, a 30% withholding tax will apply to the gross amount of interest (including OID and amounts treated as interest) on the New Notes that is paid to a Non-U.S. Holder, unless an applicable income tax treaty reduces or eliminates such tax, and the Non-U.S. Holder claims the benefit of that treaty by providing a properly completed and duly executed IRS Form W-8BEN or W-8BEN-E (or suitable successor or substitute form) establishing qualification for benefits under the treaty.

Dividends and Constructive Distributions. Any dividends paid to a Non-U.S. Holder with respect to the Conversion Stock (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion rate of the New Notes including, without limitation, for cash dividends paid to holders of our common stock, see “Constructive Distributions” above) will be subject to a 30% withholding tax (or lower applicable income tax treaty rate). Because any constructive dividend deemed received by a Non-U.S. Holder will not give rise to any cash from which any applicable withholding tax could be satisfied, it is possible that this tax would be offset against any amount owed to the Non-U.S. Holder, including, but not limited to, interest payments, cash or Conversion Stock, dividends or sales proceeds subsequently paid or credited to the Non-U.S. Holder.

A Non-U.S. Holder of Conversion Stock who wishes to claim the benefit of an applicable treaty rate must provide the withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or suitable successor or substitute form), claiming an exemption from or reduction in withholding under the applicable income tax treaty. Non-U.S. Holders eligible for a reduced rate of withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange, Redemption, or other Disposition of New Notes or Conversion Stock. Subject to the discussions below regarding “FATCA” and “—Backup Withholding and Information Reporting,” any gain recognized on the sale, exchange, redemption or other disposition of New Notes or Conversion Stock, as well as upon the conversion of New Notes into Conversion Stock, will not be subject to U.S. federal income tax except to the extent such amount is treated as interest, which would be treated as described above under “— Interest and OID”, unless we are or have been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes during the shorter of the Non-U.S. Holder’s holding period and the five-year period ending on the date of such sale, exchange, redemption or other disposition.

A corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not presently, and have not been within the preceding five year period, a USRPHC for U.S. federal income tax purposes, although no assurances can be given that the IRS will not take a contrary position. You should consult your tax advisor regarding the U.S. federal income tax consequences relating to the sale, exchange, redemption or other disposition of New Notes or Conversion Stock in the event that we are a USRPHC.

Backup Withholding and Information Reporting. The amount of interest and dividends paid (including dividends deemed paid) and the amount of tax, if any, withheld with respect to those payments will be reported to the Non-U.S. Holder and the IRS. Copies of the information returns reporting such interest and dividend payments and any applicable withholding tax may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides, under the provisions of an applicable income tax treaty.

In general, a Non-U.S. Holder will not be subject to backup withholding with respect to payments of interest or dividends, provided that the withholding agent does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person, as defined under the Code, and has received the statement described above in the fourth bullet point under “ —Interest and OID.” In addition, information returns will not be filed with the IRS in connection with the payment of proceeds from a sale or other disposition of the New Notes or Conversion Stock unless paid within the United States or through certain U.S.-related payors.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

Provisions commonly referred to as “FATCA” impose withholding of 30% on certain types of “withholdable payments” (as defined in the Code) made to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities (whether any such foreign financial institution or other entity is the beneficial owner or an intermediary) unless various U.S. information reporting, due diligence and other requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden).

While withholdable payments would have originally included payments of gross proceeds from the sale or other disposition of a note, proposed U.S. Treasury regulations provide that such payments of gross proceeds (other than amounts treated as interest) do not constitute withholdable payments. Taxpayers may rely generally on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued.

THE PRECEDING SUMMARY IS SOLELY FOR GENERAL INFORMATION ONLY, AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE. THIS SUMMARY DOES NOT ADDRESS ALL THE TAX CONSEQUENCES THAT MAY BE IMPORTANT TO A PARTICULAR HOLDER IN LIGHT OF THE HOLDER’S INVOLVEMENT WITH THE ISSUER OR OTHER CIRCUMSTANCES. ACCORDINGLY, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS ON THE U.S. FEDERAL, STATE AND LOCAL, AND FOREIGN TAX CONSIDERATIONS RELEVANT TO YOU.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, (b) plans, including individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-US, or other laws, rules or regulations that are substantially similar to Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”) and (c) entities whose underlying assets are considered to include “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101 (as modified by Section 3(42) of ERISA) or any applicable Similar Law of any such plan, account or arrangement described in (a) or (b) above (each of the foregoing described in clauses (a), (b) and (c) referred to as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who (i) exercises any discretionary authority or control over (a) the administration of an ERISA Plan or (b) the management or disposition of the assets of an ERISA Plan, or (ii) who renders investment advice for a fee or other compensation (direct or indirect) to an ERISA Plan, is generally considered to be a fiduciary of such ERISA Plan. Non-U.S. Plans, U.S. governmental plans and certain U.S. church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code (as discussed below), may nevertheless be subject to Similar Laws. Fiduciaries of such Plans should determine the suitability of the New Notes for such Plan and the need for, and the availability, if necessary, of any exemptive relief under any such laws or regulations.

In considering whether to invest a portion of the assets of any Plan in the New Notes, a fiduciary (taking into account the facts and circumstances of the Plan) should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. A fiduciary can be personally liable for losses incurred by a Plan resulting from a breach of fiduciary duties and can be subject to other adverse consequences.

Each Plan should consider the fact that none of the Issuer, any Guarantor or any of their respective affiliates (collectively, the “Transaction Parties”) is acting, or will act, as a fiduciary to any Plan with respect to the decision to acquire New Notes and is not undertaking to provide any advice or recommendation, including, without limitation, in a fiduciary capacity, with respect to such decision. The decision to acquire New Notes must be made solely by each prospective Plan purchaser on an arm’s length basis.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 3(14) of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and/or the Code. Plans that are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code may be subject to similar provisions under applicable Similar Laws.

The acquisition and/or holding of New Notes by an ERISA Plan with respect to which any Transaction Party is considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. Included among these exemptions are Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions between a Plan and non-fiduciary service providers to the Plan. In addition, the US Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to provide exemptive relief for direct or indirect prohibited transactions resulting from the acquisition and holding of New Notes. These class exemptions include, without limitation, PTCE 84-14, as amended, respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting insurance company pooled separate accounts, PTCE 91-38, respecting bank-maintained collective investment funds, PTCE 95-60, respecting life insurance company general accounts and PTCE 96-23, respecting transactions determined by in-house asset managers. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of ERISA Plans considering acquiring and/or holding the New Notes in reliance on these or any other exemption should carefully review such exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Accordingly, each holder that exchanges Old Notes for New Notes and each subsequent purchaser or transferee of a New Note that is or may become a Plan is responsible for determining that its purchase and holding of such note will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

Representation

By acceptance of a New Note, each holder that exchanges Old Notes for New Notes and subsequent transferee of a New Note (or any interest therein) will be deemed to have represented, warranted and covenanted that either (i) no portion of the assets used by such holder or transferee to acquire or hold New Notes (or any interest therein) constitutes assets of any Plan or (ii) (a) the acquisition and holding of the New Notes by such holder or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Law, and (b) none of the Issuer, the Dealer Managers, the Information and Exchange Agent, the Old Notes Trustee, the New Notes Trustee or the Notes Collateral Agent or any affiliate of any of them is acting, or will act, as a fiduciary, or providing any investment or other advice, to such purchaser or transferee with respect to the decision to acquire or hold the New Notes.

This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date of this Prospectus. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, administrative regulations, rulings or administrative pronouncements will not significantly modify the requirements summarized above. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release.

THE PRECEDING DISCUSSION IS ONLY A SUMMARY OF CERTAIN ERISA IMPLICATIONS OF AN INVESTMENT IN THE NEW NOTES AND DOES NOT PURPORT TO BE COMPLETE. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN LEGAL, TAX, FINANCIAL AND OTHER ADVISORS PRIOR TO EXCHANGING THE OLD NOTES FOR NEW NOTES OR OTHERWISE INVESTING IN THE NEW NOTES TO REVIEW REGARDING THE SUITABILITY OF THE EXCHANGE OR OTHER ACQUISITION OF THE NEW NOTES IN LIGHT OF SUCH INVESTOR’S PARTICULAR CIRCUMSTANCES.

PROPOSED AMENDMENTS

We are proposing to amend a number of provisions of the Old Notes Indenture. Pursuant to the terms of the Old Notes Indenture, we must receive Consents of Holders representing at least a majority in aggregate principal amount of the Old Notes outstanding to amend the Old Notes Indenture. Any Old Notes owned by the Issuer or any of its affiliates will be disregarded in determining whether holders of the required principal amount of Old Notes have consented to the Proposed Amendments.

This section sets forth a brief description of the Proposed Amendments. The summary is qualified in its entirety by reference to the full and complete provisions contained in the Old Notes Indenture and the proposed Supplemental Indenture, which is filed as an exhibit to the registration statement of which this Prospectus forms a part.

If the Proposed Amendments become operative, the following sections of the Old Notes Indenture would be eliminated:

Provision Deleted	Indenture Section	Effect of Amendment
Provision of Financial Information	§4.3	The elimination of the “Provision of Financial Information” covenant would terminate the contractual obligation of the Company to deliver quarterly, annual and current reports to the Holders of the Old Notes.
Stay, Extension and Usury Laws	§4.6	The elimination of the “Stay, Extension and Usury Laws” covenant would terminate the contractual obligation of the Company to refrain from claiming or taking the benefit or advantage of, any stay, extension or usury law that may affect the covenants or the performance of the Old Notes Indenture.
Limitation on Restricted Payments	§4.7	The elimination of the “Limitations on Restricted Payments” covenant would terminate the contractual restrictions on the ability of the Company and restricted subsidiaries to make certain restricted payments, such as dividends.
Limitation on Dividends and Other Restrictions Affecting Restricted Subsidiaries	§4.8	The elimination of the “Limitation on Dividends and Other Restrictions Affecting Restricted Subsidiaries” covenant would terminate the contractual obligation of the Company and restricted subsidiaries to not create or assume consensual restrictions on the ability of restricted subsidiaries to pay dividends or make distributions to, pay interest on indebtedness owed to, make loans to or transfer property to, the Company or another restricted subsidiary.
Limitation on Additional Indebtedness	§4.9	The elimination of the “Limitation on Additional Indebtedness” covenant would terminate the restrictions on the ability of the Company and restricted subsidiaries to incur additional indebtedness.

Limitation on Asset Sales	§4.10	The elimination of the “Limitation on Asset Sales” covenant would terminate certain contractual requirements with respect to asset sales, including that the consideration received be equal to fair market value and that at least 75% of the consideration received from asset sales be in the form of cash, and would eliminate the obligation of the Company to use certain proceeds from asset sales to invest in its business, repay indebtedness, and/or repurchase a portion of the Old Notes.
Limitation on Transactions with Affiliates	§4.11	The elimination of the “Limitation on Transactions with Affiliates” covenant would permit transactions with affiliates without regard to the terms of such transactions.
Limitation on Liens	§4.12	The elimination of the “Limitation on Liens” covenant would terminate the contractual obligation of the Company and restricted subsidiaries to not create or assume any liens on assets except permitted liens.
Offer to Purchase upon Change of Control	§4.13	The elimination of the “Offer to Purchase Upon Change of Control” covenant would terminate the contractual obligation of the Company to offer to repurchase the Old Notes upon the occurrence of a Change of Control.
Additional Guarantees	§4.15	The elimination of the “Additional Guarantees” covenant would terminate the contractual obligation of the Company cause additional restricted subsidiaries to provide guarantees in respect of the Old Notes.
Limitation on Designation of Unrestricted Subsidiaries	§4.16	The elimination of the “Limitation on Designation of Unrestricted Subsidiaries” covenant would eliminate certain restrictions on the Company’s ability to designate unrestricted subsidiaries.
Consolidation, Merger, Conveyance, Transfer or Lease	§5.1(a)(2)-(4) and (b)(1)(B), (b)(1)(C) and (b)(2)	The amendment of the “Consolidation, Merger, Conveyance, Transfer or Lease” covenant would terminate certain requirements in connection with mergers or transfers of all or substantially all assets of the Company.
Events of Default	§6.1(3)-(8)	The amendment of the “Events of Default” section would remove all enumerated Events of Default permitting acceleration other than Events of Default relating to the failure to make interest, principal or premium payments on the Old Notes.

The Proposed Amendments would make certain other changes to the Old Notes Indenture and the Old Notes of a technical or conforming nature, including, without limitation, to the extent applicable, deleting definitions of terms that are used only in the provisions described above and removal of any references to any of the deleted provisions described above.

The Proposed Amendments constitute a single proposal and tendering and consenting Holders must consent to the Proposed Amendments as an entirety and may not consent selectively with respect to either the Proposed Amendments or specific items or parts thereof.

If you tender any of your Old Notes in the Exchange Offer, you will, by the act of tendering, be consenting to the Proposed Amendments.

In order to amend the Old Notes Indenture, the Requisite Consents must be received and we, the subsidiary guarantors and the Old Notes Trustee must execute the Supplemental Indenture. We intend to cause the Information and Exchange Agent to deliver the Requisite Consents to the Old Notes Trustee promptly after they have been obtained. The Supplemental Indenture will be executed and delivered on or promptly following receipt of the Requisite Consents, but will not become operative until the Settlement Date.

Regardless of whether the Proposed Amendments become operative, the Old Notes that are not exchanged will remain outstanding in accordance with all other terms of the Old Notes and the Old Notes Indenture. The changes included in the Proposed Amendments will not alter our obligation to pay the principal or interest on the Old Notes or alter the stated interest rate, maturity date or redemption provisions. If the Requisite Consents are obtained and the Supplemental Indenture becomes effective, non-consenting Holders will be bound by the Proposed Amendments once they become operative, which will occur when the Old Notes tendered are accepted for payment.

Assuming the Proposed Amendments become effective and operative, we will not be subject to certain restrictive covenants currently in the Old Notes Indenture. As a result, any Old Notes not tendered by Holders in the Exchange Offer would no longer be entitled to the benefit of substantially all of the restrictive covenants, defaults and certain other provisions presently contained in the Old Notes Indenture.

Consequences of Failure to Participate in the Exchange Offer

If you do not tender your Old Notes in the Exchange Offer and the Proposed Amendments become operative, you will be bound by the amendments even if you did not consent to them. See “Risk Factors—Risks to Holders of Old Notes Not Tendered for Exchange.”

LEGAL MATTERS

Certain legal matters with respect to the New Notes and the shares of our common stock issuable upon conversion of the New Notes offered in the Exchange Offer will be passed upon for the Issuer by Kirkland & Ellis LLP, Houston, TX. The Dealer Managers have been represented by Gibson, Dunn & Crutcher LLP.

EXPERTS

The financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of Forum Energy Technologies, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements as of December 31, 2018 and for each of the two years in the period ended December 31, 2018 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We file reports, proxy statements and other information with the SEC. The SEC maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. You may also access any document we file with the SEC through the Investors section of our website, which is located at www.f-e-t.com. Information on our website is not incorporated by reference into this Prospectus.

We are incorporating by reference information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the Settlement Date, except that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020;

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•

The information included in our definitive proxy statement on Schedule 14A filed on April 2, 2020, to the extent incorporated by reference in Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•

Our Current Reports on Form 8-K filed with the SEC on February  5, 2020, February  25, 2020, March  12, 2020, April  30, 2020, May  5, 2020, May  14, 2020, June  10, 2020, July 1, 2020, July 6, 2020 and July 14, 2020; and

•

Any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, on or after the date of the initial registration statement of which this Prospectus forms a part and prior to effectiveness of such registration statement, and after the date of this Prospectus but before the termination of the Exchange Offer and Consent Solicitation hereunder.

All documents incorporated by reference in this Prospectus may also be obtained from the Information and Exchange Agent. The address and telephone number of the Information and Exchange Agent are listed on the back cover page of this Prospectus.

As a Holder of the Old Notes, you can also obtain from us, without charge, copies of any document incorporated by reference in this Prospectus by requesting such materials in writing or by telephone from us at the following address:

Forum Energy Technologies, Inc.,

10344 Sam Houston Park Drive

Houston, TX 77064, Suite 300

Phone: 281-949-2500

Attn: Legal Department

Any required documents should be sent or delivered by each holder of Old Notes or such holder’s broker, dealer, commercial bank, trust company or other nominee to the Information and Exchange Agent at its address or facsimile number set forth below. Questions and requests for assistance or for additional copies of the Exchange Offer documents may be directed to the Information and Exchange Agent at its telephone number and mailing and delivery address listed below. You may also contact your broker, dealer commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

The Information and Exchange Agent for the Exchange Offer and Consent Solicitation is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Email: forum@dfking.com

Banks and Brokers call: (212) 269-5550

Toll free: (866) 864-7961

By facsimile:

(For Eligible Institutions only)

(212) 709-3328

Confirmation: (212) 269-5552

By Mail:	By Overnight Courier:	By Hand:
D.F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, New York 10005 Attn: Andrew Beck	D.F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, New York 10005 Attn: Andrew Beck	D.F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, New York 10005 Attn: Andrew Beck

The Sole Lead Dealer Manager for the Exchange Offer and Consent Solicitation is:

BofA Securities
620 S. Tryon Street, 20th Floor Charlotte, North Carolina 28255 Attention: Debt Advisory E-mail: debt_advisory@bofa.com Collect: (980) 388-3646
Co-Dealer Managers
Wells Fargo Securities	Citigroup	J.P. Morgan

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

The registrant is a Delaware corporation. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred. The indemnification permitted under the DGCL is not exclusive, and a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute.

The registrant’s third amended and restated certificate of incorporation and second amended and restated by-laws provide for indemnification of its directors and officers to the fullest extent currently permitted by the DGCL. The registrant also has indemnification agreements with its directors and officers. In addition, the registrant maintains liability insurance for its directors and officers.

Item 21. Exhibits and Financial Statement Schedules

Number	Description

3.1**	Third Amended and Restated Certificate of Incorporation of Forum Energy Technologies, Inc. dated March 28, 2011 (incorporated herein by reference to Exhibit 3.2 to Amendment No. 5 to the Registration Statement, filed on March 29, 2012) (File No. 333-180676).

3.2**	Second Amended and Restated Bylaws of Forum Energy Technologies, Inc. dated April 17, 2012 (incorporated herein by reference to Exhibit 3.1 on the Company’s Current Report on Form 8-K, filed on April 17, 2012) (File No. 1-35504).

4.1**	Form of Indenture to be entered into between Forum Energy Technologies, Inc. and U.S. Bank National Association, as Trustee.

4.2**	Form of Supplemental Indenture to be entered into between Forum Energy Technologies, Inc. and Wells Fargo, National Association, as Trustee.

4.3**	Form of Global Note for 9.00% Convertible Senior Secured Notes due 2025 (included in Exhibit 4.1).

5.1**	Opinion of Kirkland & Ellis LLP.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3**	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (included in the signature page of the initial filing of this Form S-4).

25.1**	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee.

*	Filed herewith.
**	Previously filed.

Item 22. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act), that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 20th day of July, 2020.

FORUM ENERGY TECHNOLOGIES, INC.

By:	/s/ C. Christopher Gaut
C. Christopher Gaut
President, Chief Executive Officer and Chairman of the Board

FET HOLDINGS, LLC
FORUM ENERGY SERVICES, INC.
FORUM GLOBAL HOLDINGS, LLC
FORUM GLOBAL TUBING LLC
FORUM US, INC.
FORUM INTERNATIONAL HOLDINGS, INC.
FORUM GLOBAL TUBING LP
HOUSTON GLOBAL HEAT TRANSFER LLC
GLOBAL TUBING, LLC

By:	/s/ John C. Ivascu
John C. Ivascu
Authorized Signatory

GLOBAL FLOWS TECHNOLOGIES, INC.
Z EXPLORATIONS, INC.
Z RESOURCES, INC.
ZY-TECH GLOBAL INDUSTRIES, INC.

By:	/s/ Steve Pounds
Steve Pounds
President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	July 20, 2020
C. Christopher Gaut

/s/ D. Lyle Williams	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 20, 2020
D. Lyle Williams

*	Corporate Controller (Principal Accounting Officer)	July 20, 2020
John McElroy

*	Director	July 20, 2020
Evelyn M. Angelle

*	Director	July 20, 2020
David C. Baldwin

*	Director	July 20, 2020
John A. Carrig

*	Director	July 20, 2020
Michael McShane

*	Director	July 20, 2020
Louis A. Raspino

*	Director	July 20, 2020
John Schmitz

*	Director	July 20, 2020
Andrew L. Waite

*	By:	/s/ John C. Ivascu
John C. Ivascu
Attorney in-Fact